Exhibit 10.1

EXECUTION COPY

GLOBAL SENIOR CREDIT AGREEMENT

Dated as of August 15, 2013

among

DIGITAL REALTY TRUST, L.P.,

as Operating Partnership,

THE OTHER INITIAL BORROWERS NAMED HEREIN AND

THE ADDITIONAL BORROWERS PARTY HERETO,

as Borrowers,

DIGITAL REALTY TRUST, INC.,

as Parent Guarantor,

THE ADDITIONAL GUARANTORS PARTY HERETO,

as Additional Guarantors,

THE INITIAL LENDERS, ISSUING BANKS AND

SWING LINE BANKS NAMED HEREIN,

as Initial Lenders, Issuing Banks and Swing Line Banks

CITIBANK, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A., AND

JPMORGAN CHASE BANK, N.A.

as Syndication Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CITIGROUP GLOBAL MARKETS INC. AND

J.P. MORGAN SECURITIES LLC

as Joint Lead Arrangers and Joint Book Running Managers,

BARCLAYS BANK PLC, CREDIT SUISSE AG, DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA, MORGAN STANLEY BANK, N.A., ROYAL BANK OF CANADA,

SUMITOMO MITSUI BANKING CORPORATION, U.S. BANK NATIONAL ASSOCIATION, A NATIONAL

BANKING ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents,

and

COMPASS BANK, HSBC BANK USA, N.A., LLOYDS TSB BANK PLC, SUNTRUST BANK,

THE BANK OF NOVA SCOTIA, THE ROYAL BANK OF SCOTLAND PLC

AND UNION BANK, N.A.

as Senior Managing Agents

T A B L E    O F    C O N T E N T S

i

ii

SECTION 9.13.	Governing Law	150
SECTION 9.14.	Judgment Currency	150
SECTION 9.15.	Substitution of Currency; Changes in Market Practices	150
SECTION 9.16.	No Fiduciary Duties	151
SECTION 9.17.	Removal of Borrowers	151

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Approved Reallocation Lenders
Schedule III	-	Mandatory Cost Formula
Schedule IV	-	Existing Letters of Credit
Schedule V	-	Deemed Qualifying Ground Leases
Schedule 2.03(h)	-	Mexican Letter of Credit Issuance Procedures
Schedule 4.01(n)	-	Surviving Debt

EXHIBITS

Exhibit A-1	-	Form of Note
Exhibit A-2	-	Form of Pagaré
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Guaranty Supplement
Exhibit D	-	Form of Assignment and Acceptance
Exhibit E	-	Form of Unencumbered Assets Certificate
Exhibit F	-	Form of Notice of Competitive Bid Borrowing
Exhibit G	-	Form of Supplemental Addendum
Exhibit H	-	Form of Borrower Accession Agreement

iii

GLOBAL SENIOR CREDIT AGREEMENT

GLOBAL SENIOR CREDIT AGREEMENT dated as of August 15, 2013 (this “Agreement”) among DIGITAL REALTY TRUST, L.P., a Maryland limited partnership (the “Operating Partnership”), DIGITAL REALTY DATAFIRM, LLC, a Delaware limited liability company (the “Initial Australia Borrower 1” ), DIGITAL REALTY DATAFIRM 2, LLC, a Delaware limited liability company (the “Initial Australia Borrower 2” ), DIGITAL LUXEMBOURG II S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 11, Boulevard du Prince Henri, L – 1724 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 110.214 and with a share capital of EUR1,600,500 (the “Initial Luxembourg Borrower 1”), DIGITAL LUXEMBOURG III S.À R.L., a Luxembourg private limited liability company (Société à responsabilité limitée), having its registered office at 11, Boulevard du Prince Henri, L – 1724 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under the number B 141.552 and with a share capital of £25,823 (the “Initial Luxembourg Borrower 2”), DIGITAL SINGAPORE JURONG EAST PTE. LTD., a Singapore private limited company (the “Initial Singapore Borrower 1”), DIGITAL REALTY (BLANCHARDSTOWN) LIMITED, an Ireland private company limited by shares (the “Initial Irish Borrower 1”), DIGITAL HK JV HOLDING LIMITED, a British Virgin Islands limited company (the “Initial Singapore Borrower 2”), DIGITAL NETHERLANDS VIII B.V., a private company with limited liability (besloten vennootschap met beperkete aansprakelijkheid), incorporated under Dutch law, having its official seat (statutaire zetel) in Amsterdam, the Netherlands and having its principal place of business at Fred. Roeskestrat 123 1HG (1076 EE), Amsterdam, the Netherlands, registered with the trade register of the chamber of commerce under number 34288144 (the “Initial Dutch Borrower 1”), DIGITAL DEER PARK 2, LLC, a Delaware limited liability company (the “Initial Australia Borrower 3”), DIGITAL STOUT HOLDING, LLC, a Delaware limited liability company (the “Initial Multicurrency Borrower 1”), DIGITAL MACQUARIE PARK, LLC, a Delaware limited liability company (the “Initial Australia Borrower 4”), DIGITAL GOUGH, LLC, a Delaware limited liability company (the “Initial Multicurrency Borrower 2”), DIGITAL NETHERLANDS IV B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, having its official seat (Statutaire zetel) in Amsterdam, the Netherlands and having its principal place of business at Fred. Roeskestraat 123 1HG (1076 EE), Amsterdam, the Netherlands, registered with the trade register of the chamber of commerce under number 34253919 (the “Initial Dutch Borrower 2”), DIGITAL NETHERLANDS I, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, having its official seat (statutaire zetel) in Amsterdam, the Netherlands and having its principal place of business at Fred. Roeskestraat 123 1HG (1076 EE), Amsterdam, the Netherlands, registered with the trade register of the chamber of commerce under number 34253919 (the “Initial Dutch Borrower 3”), DIGITAL JAPAN LLC, a Delaware limited liability company (the “Initial Multicurrency Borrower 3”), DIGITAL OSAKA 1 TMK, a Japanese tokutei mokuteki kaisha (the “Initial Yen Borrower 1”) and DIGITAL AUSTRALIA FINCO PTY LTD., an Australian proprietary limited company (the “Initial Australia Borrower 5”; and collectively with the Operating Partnership, the Initial Australia Borrower 1, the Initial Australia Borrower 2, the Initial Luxembourg Borrower 1, the Initial Luxembourg Borrower 2, the Initial Singapore Borrower 1, the Initial Irish Borrower 1, the Initial Singapore Borrower 2, the Initial Dutch Borrower 1, the Initial Australia Borrower 3, the Initial Multicurrency Borrower 1, the Initial Australia Borrower 4, the Initial Multicurrency Borrower 2, the Initial Dutch Borrower 2, the Initial Dutch Borrower 3, the Initial Multicurrency Borrower 3 and the Initial Yen Borrower 1 and any Additional Borrowers (as defined below), the “Borrowers” and each individually a “Borrower”), DIGITAL REALTY TRUST, INC., a Maryland corporation (the “Parent Guarantor”), any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 5.01(j) (the Additional Guarantors, together with the Operating Partnership and the Parent Guarantor, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), each Issuing Bank and Swing Line Bank (as such capitalized terms are hereinafter defined), CITIBANK, N.A. (“Citibank”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lender Parties (as hereinafter defined), BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as syndication agents, MERRILL LYNCH,

PIERCE, FENNER & SMITH INCORPORATED (“MLPFS”), CITIGROUP GLOBAL MARKETS INC. (“CGMI”) and J.P. MORGAN SECURITIES LLC (“JPMorgan Securities”), as joint lead arrangers and joint book running managers (the “Arrangers”), BARCLAYS BANK PLC, CREDIT SUISSE AG, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, MORGAN STANLEY BANK, N.A., ROYAL BANK OF CANADA, SUMITOMO MITSUI BANKING CORPORATION, U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION, as co documentation agents, and COMPASS BANK, HSBC BANK USA, N.A., LLOYDS TSB BANK PLC, SUNTRUST BANK, THE BANK OF NOVA SCOTIA, THE ROYAL BANK OF SCOTLAND PLC AND UNION BANK, N.A., as senior managing agents.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceding Lender” has the meaning specified in Section 2.18(d).

“Accepting Lenders” has the meaning specified in Section 9.01(c).

“Accrued Amounts” has the meaning specified in Section 2.11(a).

“Additional Borrower” means any Person that becomes a Borrower pursuant to Section 5.01(p).

“Additional Guarantor” has the meaning specified in Section 5.01(j).

“Adjusted EBITDA” means an amount equal to the EBITDA for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, less an amount equal to the Capital Expenditure Reserve for all Assets; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during such four-fiscal quarter period, Adjusted EBITDA will be adjusted (a) in the case of an acquisition, by adding thereto an amount equal to the acquired Asset’s actual EBITDA (computed as if such Asset was owned by the Parent Guarantor or one of its Subsidiaries for the entire four-fiscal quarter period) generated during the portion of such four-fiscal quarter period that such Asset was not owned by the Parent Guarantor or such Subsidiary and (b) in the case of a disposition, by subtracting therefrom an amount equal to the actual EBITDA generated by the Asset so disposed of during such four-fiscal quarter period.

“Adjusted Net Operating Income” means, with respect to any Asset, (a) the product of (i) four (4) times (ii) (A) Net Operating Income attributable to such Asset less (B) the amount, if any, by which (1) 2% of all rental income (other than tenant reimbursements) from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, exceeds (2) all management fees payable in respect of such Asset for such fiscal period less (b) the Capital Expenditure Reserve for such Asset; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during any fiscal quarter, Adjusted Net Operating Income will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) four (4) times (B) the acquired Asset’s actual Net Operating Income (computed as if such Asset was owned by the Parent Guarantor or one of its Subsidiaries for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Asset was not owned by the Parent Guarantor or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to (A) four (4) times (B) the actual Net Operating Income generated by the Asset so disposed of during such fiscal quarter.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means (a) in the case of Advances under the U.S. Dollar Revolving Credit Tranche, the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 1615 Brett Road, Ops III, New Castle, Delaware 19720, ABA No. 021000089, Account No. 36852248, Account Name: Agency/Medium Term Finance, Reference: Digital Realty, Attention: Global Loans/Agency or such other account as the Administrative Agent shall specify in writing to the Lender Parties, and (b) in the case of Advances under the Australian Dollar Revolving Credit Tranche, the Singapore Dollar Revolving Credit Tranche, the Multicurrency Revolving Credit Tranche, the Yen Revolving Credit Tranche, the Mexican Revolving Credit Tranche or any Supplemental Tranche, the account of the Administrative Agent designated in writing from time to time by the Administrative Agent to the Borrowers and the Lender Parties for such purpose or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

“Advance” means a Revolving Credit Advance, a Swing Line Advance, a Competitive Bid Advance or a Letter of Credit Advance.

“Affected Lender” has the meaning specified in Section 2.10(f).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agent’s Spot Rate of Exchange” means, in relation to any amount denominated in any currency, and unless expressly provided otherwise, (a) the rate as determined by OANDA Corporation and made available on its website at www.oanda.com/currency/converter/ or (b) if customary in the relevant interbank market, the bid rate that appears on the Reuter’s (Page AFX= or Screen ECB37, as applicable) screen page for cross currency rates, in each case with respect to such currency on the date specified below in the definition of Equivalent, provided that if such service or screen page ceases to be available, the Administrative Agent shall use such other service or page quoting cross currency rates as the Administrative Agent determines in its reasonable discretion, provided further that clause (b) shall not apply to any currency of any Advances under the Multicurrency Revolving Credit Tranche.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge

Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party”, and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

“Allowed Unconsolidated Affiliate Earnings” means distributions (excluding extraordinary or non-recurring distributions) received in cash from Unconsolidated Affiliates.

“Applicable Lender” has the meaning specified in Section 2.03(c).

“Applicable Lender Party” means, with respect to (a) the U.S. Dollar Revolving Credit Tranche, a U.S. Dollar Lender Party, (b) the Multicurrency Revolving Credit Tranche, a Multicurrency Lender Party, (c) the Australian Dollar Revolving Credit Tranche, an Australian Lender Party, (d) the Singapore Dollar Revolving Credit Tranche, a Singapore Lender Party, (e) the Yen Revolving Credit Tranche, a Yen Lender Party, (f) the Mexican Peso Revolving Credit Tranche, a Mexican Lender Party, and (f) any Supplemental Tranche, the Lenders that hold a Supplemental Tranche Commitment with respect to such Supplemental Tranche.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s (a) Domestic Lending Office in the case of a Base Rate Advance, (b) Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance under the U.S. Dollar Revolving Credit Tranche or the Multicurrency Revolving Credit Tranche, (c) SGD Lending Office in the case of Singapore Dollar Revolving Credit Advances, (d) AUD Lending Office in the case of Australian Dollar Revolving Credit Advances, (e) MXN Lending Office in the case of the Mexican Peso Revolving Credit Advances, (f) JPY Lending Office in the case of the Yen Revolving Credit Advances, and (g) lending office set forth in the applicable Supplemental Addendum with respect to any Supplemental Tranche Advances. Further, in the case of a Competitive Bid Advance, the office of the Lender Party notified by such Lender Party to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance shall constitute such Lender Party’s Applicable Lending Office for such purpose.

“Applicable Margin” means, at any date of determination, a percentage per annum determined by reference to the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Margin for Base Rate Advances	Applicable Margin for Floating Rate Advances	Applicable Margin for Facility Fee
I	A-/A3 or better	0.00%	0.90%	0.15%
II	BBB+/Baa1	0.00%	1.00%	0.15%
III	BBB/Baa2	0.10%	1.10%	0.20%
IV	BBB-/Baa3	0.30%	1.30%	0.30%
V	Lower than BBB-/Baa3	0.70%	1.70%	0.35%

The Applicable Margin for any Interest Period for all Advances comprising part of the same Borrowing shall be determined by reference to the Debt Rating in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level III on the Closing Date, (b) no change in the Applicable Margin resulting from the Debt Rating shall be effective until three Business Days after the earlier to occur of (i) the date on which the Administrative Agent receives the certificate described in Section 5.03(k) and (ii) the Administrative Agent’s actual knowledge of an applicable change in the Debt Rating.

“Applicable Pro Rata Share” means, (a) in the case of a U.S. Dollar Revolving Lender, such Lender’s U.S. Dollar Revolving Credit Pro Rata Share, (b) in the case of a Multicurrency Revolving Lender, such Lenders’ Multicurrency Revolving Credit Pro Rata Share, (c) in the case of a Singapore Dollar Revolving Lender, such Lender’s Singapore Dollar Revolving Credit Pro Rata Share, (d) in the case of an Australian Dollar Revolving Lender, such Lenders’ Australian Dollar Revolving Credit Pro Rata Share, (e) in the case of a Yen Revolving Lender, such Lender’s Yen Revolving Credit Pro Rata Share, (f) in the case of a Mexican Peso Revolving Lender, such Lenders’ Mexican Peso Revolving Credit Pro Rata Share and (g) in the case of a Lender under the Supplemental Tranche, such Lender’s Supplemental Tranche Pro Rata Share.

“Applicable Screen Rate” means CDOR, the EURIBO Rate or the Eurocurrency Rate, as the context may require.

“Apportioned Commitment Increase” has the meaning specified in Section 2.18(a).

“Approved Reallocation Lender” means each Lender set forth on Schedule II hereto that, subject to any requirements specified in Schedule II, has agreed in writing in its sole discretion to participate in Reallocations of its Unused Revolving Credit Commitments in accordance with Section 2.19 without the requirement of providing a separate approval for each Reallocation. The Administrative Agent may update Schedule II from time to time upon the addition of any Approved Reallocation Lender and the Administrative Agent shall provide the updated Schedule II to the Borrowers and the Lenders.

“Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Asset Value” means, at any date of determination, (a) in the case of any Technology Asset, the Capitalized Value of such Asset; provided, however, that the Asset Value of each Technology Asset (other than a former Development Asset or Redevelopment Asset) shall be limited, during the first 12 months following the date of acquisition thereof, to the greater of (i) the acquisition price thereof or (ii) the Capitalized Value thereof, provided further that an upward adjustment shall be made to the Asset Value of any Technology Asset (in the reasonable discretion of the Administrative Agent) as new Tenancy Leases are entered into in respect of such Asset in the ordinary course of business, (b) in the case of any Development Asset or Redevelopment Asset, the book value of such Asset determined in accordance with GAAP (but determined without giving effect to any depreciation), (c) in the case of any Unconsolidated Affiliate Asset that, but for such Asset being owned by an Unconsolidated Affiliate, would qualify as a Technology Asset under the definition thereof, the JV Pro Rata Share of the Capitalized Value of such Asset; provided, however, that the Asset Value of such Unconsolidated Affiliate Asset shall be limited, during the first 12 months following the date of acquisition thereof, to the JV Pro Rata Share of the greater of (i) the acquisition price thereof or (ii) the Capitalized Value thereof, provided further that an upward adjustment shall be made to Asset Value of any Unconsolidated Affiliate Asset described in this clause (c) (in the reasonable discretion of the Administrative Agent) as new leases, subleases, real estate licenses, occupancy agreements and rights of use are entered into in respect of such Asset in the ordinary course of business and (d) in the case of any Unconsolidated Affiliate Asset not described in clause (c) above, the JV Pro Rata Share of the book value of such Unconsolidated Affiliate Asset determined in accordance with GAAP (but determined without giving effect to any depreciation) of such Unconsolidated Affiliate Asset.

“Assets” means Technology Assets, Development Assets, Redevelopment Assets and Unconsolidated Affiliate Assets.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto.

“AUD Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “AUD Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“Auditor’s Determination” has the meaning specified in Section 7.09(f).

“Australia Borrowers” means the Operating Partnership, the Initial Australia Borrower 1, the Initial Australia Borrower 2, the Initial Australia Borrower 3, the Initial Australia Borrower 4, the Initial Australia Borrower 5 and each Additional Borrower that is designated as a Borrower with respect to the Australian Dollar Revolving Credit Tranche, the Australian Swing Line Facility or the Australian Letter of Credit Facility.

“Australian Committed Currencies” means Australian Dollars, Dollars, Sterling and Euros.

“Australian Dollar Revolving Credit Advance” has the meaning specified in Section 2.01(a)(iii).

“Australian Dollar Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Australian Dollar Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Australian Dollar Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“Australian Dollar Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ Australian Dollar Revolving Credit Commitments at such time.

“Australian Dollar Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Australian Dollar Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the Australian Dollar Revolving Credit Tranche at such time) and the denominator of which is the Australian Dollar Revolving Credit Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to the Australian Dollar Revolving Credit Tranche at such time).

“Australian Dollar Revolving Lender” means any Person that is a Lender hereunder in respect of the Australian Dollar Revolving Credit Tranche in its capacity as a Lender in respect of such Tranche.

“Australian Dollars” and the “A$” sign each means lawful currency of Australia.

“Australian Issuing Bank” means Citibank, N.A., Sydney Branch (or any Affiliate thereof), Bank of America, N.A. (or any Affiliate thereof), JPMorgan Chase Bank, N.A. (or any Affiliate thereof) and any other Lender approved as an Australian Issuing Bank by the Administrative Agent and the Operating Partnership and any Eligible Assignee to which an Australian Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Australian Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Australian Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such initial Australian Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have an Australian Letter of Credit Commitment.

“Australian Lender Party” means any Australian Dollar Revolving Lender, the Swing Line Bank under the Australian Swing Line Facility or an Australian Issuing Bank.

“Australian Letter of Credit Commitment” means, with respect to any Australian Issuing Bank at any time, the amount set forth opposite such Australian Issuing Bank’s name on Schedule I hereto under the caption “Australian Letter of Credit Commitment” or, if such Australian Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Australian Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Australian Issuing Bank’s “Australian Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.19.

“Australian Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Australian Issuing Banks’ Letter of Credit Commitments at such time, and (b) A$25,000,000 (or the Equivalent thereof in any other Australian Committed Currency), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Australian Letter of Credit Facility shall be a Subfacility of the Australian Dollar Revolving Credit Tranche.

“Australian Letters of Credit” has the meaning specified in Section 2.01(b).

“Australian Swing Line Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Swing Line Commitments relating to the Australian Dollar denominated Swing Line Facility at such time, and (b) A$25,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Australian Swing Line Facility shall be a Subfacility of the Australian Dollar Revolving Credit Tranche.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), and shall be deemed where applicable hereunder to include the Equivalent in the Primary Currency relating to the applicable Tranche of any such amount denominated in a Committed Foreign Currency.

“Banamex” means Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex.

“Bank Guarantees” means bank guaranties, bank bonds or comparable instruments issued or to be issued pursuant to any Letter of Credit Facility (other than the U.S. Dollar Letter of Credit Facility) by an Issuing Bank or Affiliate thereof in form and substance satisfactory to the issuer thereof.

“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate, (b)  1/2 of 1% per annum above the Federal Funds Rate and (c) the one-month Eurocurrency Rate for Dollars plus 1% per annum.

“Base Rate Advance” means (a) an Advance under the U.S. Dollar Revolving Credit Tranche advanced as a Base Rate Advance hereunder or Converted into a Base Rate Advance hereunder, (b) an Advance under the U.S. Dollar Swing Line Facility or (c) a Letter of Credit Advance under the U.S. Dollar Letter of Credit Facility that, in each case, bears interest as provided in Section 2.07(a)(i).

“BBR” means (a) for a period relating to an Australian Dollar Revolving Credit Advance, (i) the average mid rate displayed at or about 10.30 A.M. (Sydney time) on the Quotation Day on the Reuters screen BBSY page for a term equivalent to the period or (ii) if (A) for any reason that rate is not displayed for a term equivalent to that period or (B) the basis on which that rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of this Agreement, then BBR will be the rate reasonably determined by the Administrative Agent to be the arithmetic mean of the bid and ask rates for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the period, and (b) for any Swing Line Advance in Australian Dollars, (i) the rate quoted to the Administrative Agent by Citibank N.A., Sydney Branch, as the rate in the Australian interbank market as of 12:00 P.M. (Sydney time) on the day of such Swing Line Advance or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Australian interbank market as of 12:00 P.M. (Sydney time) on the day of such Swing Line Advance. Rates under clause (a) above will be expressed as a yield percent per annum to maturity and, if necessary, will be rounded up to the nearest fourth decimal place.

“Bond Issuance” means any offering or issuance of any Bonds (other than any additional Bonds issued pursuant to the Note Documents).

“Bonds” means bonds, notes, loan stock, debentures and comparable debt instruments that evidence debt obligations of a Person.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower Accession Agreement” means the Borrower Accession Agreement, between the Administrative Agent and an Additional Borrower relating to such Additional Borrower which is to become a Borrower hereunder at any time on or after the Effective Date, the form of which is attached hereto as Exhibit H.

“Borrower’s Account” means such account as any Borrower shall specify in writing to the Administrative Agent. Notwithstanding the foregoing, each Borrower Account relating to Swing Line Advances in (A) Singapore Dollars shall be maintained at Citibank N.A., Singapore Branch, or another financial institution in Singapore and (B) Australian Dollars shall be maintained at Citibank N.A., Sydney Branch, or another financial institution in Australia.

“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders, a Swing Line Borrowing or a Competitive Bid Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to (a) any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open), (b) any Australian Dollar Revolving Credit Advances, on which dealings are carried on in the Australian interbank market and banks are open for business in Sydney, Melbourne, Hong Kong and in the country of issue of the currency of such Australian Dollar Revolving Credit Advance, (c) any Singapore Dollar Revolving Credit Advances, on which dealings are carried on in the Singapore interbank market and banks are open for business in Singapore, Hong Kong and in the country of issue of the currency of such Singapore Dollar Revolving Credit Advance, (d) any Mexican Peso Revolving Credit Advances, on which commercial banks are open for business in Mexico City, (e) any Yen Revolving Credit Advances, on which commercial banks are open for business in Tokyo or (f) any Advances denominated in any Supplemental Currency, on which dealing are carried on in the Relevant Interbank Market of the jurisdiction that issues such Supplemental Currency; provided, however, that (i) as used in the definition of Eurocurrency Rate, “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and on which dealings are carried on in the London interbank market, and (ii) as used in the definition of EURIBO Rate, “Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open for settlement of payments in Euro.

“Calculation Date” means (a) each date on which a Letter of Credit or Bank Guarantee is issued under the Multicurrency Letter of Credit Facility with a stated amount denominated in a currency other than Dollars in connection with Letters of Credit or Bank Guarantees issued under the Multicurrency Letter of Credit Facility, (b) if requested by the Administrative Agent, the last Business Day of each calendar quarter and (c) if a Default or an Event of Default shall have occurred and be continuing, such additional dates as the Administrative Agent shall specify.

“Canadian Dollars” and the “CDN$” sign each means lawful currency of Canada.

“Capital Expenditure Reserve” means (a) with respect to any Asset on any date of determination when calculating compliance with the maximum Unsecured Debt exposure and minimum Unencumbered Assets Debt Service Coverage Ratio financial covenants, the product of (A) $0.25 times (B) the total number of net rentable square feet within such Asset and (b) at all other times, zero.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Value” means (a) in the case of any Data Center Asset, the Adjusted Net Operating Income of such Asset divided by 8.0%, and (b) in the case of any Other Asset, the Adjusted Net Operating Income of such Asset divided by 7.5%.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in the currency of the obligation that is to be cash collateralized, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the applicable Issuing Bank and the applicable Swing Line Bank. “Cash Collateralization” shall have a corresponding meaning.

“Cash Equivalents” means any of the following, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens) and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States, (b) readily marketable direct obligations of any state of the United States or any political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, the highest rating obtainable from either Moody’s or S&P, (c) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers’ acceptances (foreign or domestic) in Sterling, Canadian Dollars, Swiss Francs, Euros, Hong Kong Dollars, Dollars, Singapore Dollars, Yen, Australian Dollars or Mexican Pesos that are issued by a bank: (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (II) if a United States domestic bank, which is a member of the Federal Deposit Insurance Corporation, (d) commercial paper (foreign and domestic) in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (e) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (f) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (e) foregoing.

“CDOR” means, in relation to any Revolving Credit Advance in Canadian Dollars, the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1% per annum, if such average is not such a multiple) applicable to bankers’ acceptances for a term equivalent to the Interest Period of such Revolving Credit Advance appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:15 A.M. (Toronto time), on the Quotation Day, or if such date is not a Business Day, then on the immediately preceding Business Day or, if for any reason such rate does not appear on the Reuters Screen CDOR Page as contemplated, then CDOR on any date shall be calculated as the rate of interest reasonably determined by the Administrative Agent as the rate quoted quoted as of 10:15 A.M. (Toronto time) on such day to leading banks on the basis of the discount amount at which such banks are then offering to purchase Canadian Dollar denominated bankers’ acceptances that have a comparable aggregate face amount to the principal amount of such Revolving Credit Advance in Canadian Dollars and the same term to maturity as the term of the Interest Period for such Revolving Credit Advance in Canadian Dollars, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that for the purposes of this definition, if CDOR is not available for the applicable Interest Period but is available for other Interest Periods with respect to any such Floating Rate Advance, then the rate shall be the Interpolated Screen Rate.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CGMI” has the meaning specified in the recital of parties to this Agreement.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent Guarantor; or (b) during any consecutive twelve month period commencing on or after the date hereof, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the Parent Guarantor stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office, except for any such change resulting from (x) death or disability of any such member, (y) satisfaction of any requirement for the majority of the members of the Board of Directors of the Parent Guarantor to qualify under applicable law as independent directors, or (z) the replacement of any member of the Board of Directors who is an officer or employee of the Parent Guarantor with any other officer or employee of the Parent Guarantor or any of its Affiliates; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or (d) the Parent Guarantor ceases to be the general partner of the Operating Partnership; or (e) the Parent Guarantor ceases to be the legal and beneficial owner of all of the general partnership interests of the Operating Partnership.

“Citibank” has the meaning specified in the recital of parties to this Agreement.

“Closing Date” means the date of this Agreement.

“Commitment” means a U.S. Dollar Revolving Credit Commitment, a Multicurrency Revolving Credit Commitment, a Singapore Dollar Revolving Credit Commitment, an Australian Dollar Revolving Credit Commitment, a Mexican Peso Revolving Credit Commitment, a Yen Revolving Credit Commitment, a Swing Line Commitment, a Letter of Credit Commitment or a Supplemental Tranche Commitment.

“Commitment Date” has the meaning specified in Section 2.18(b).

“Commitment Increase” has the meaning specified in Section 2.18(a).

“Commitment Minimum” means (a) $5,000,000 in the case of the U.S. Dollar Revolving Credit Tranche, (b) $5,000,000 in the case of the Multicurrency Revolving Credit Tranche, (c) A$5,000,000 in the case of the Australian Dollar Revolving Credit Tranche, (d) S$5,000,000 in the case of the Singapore Dollar Revolving Credit Tranche, (e) ¥500,000,000 in the case of the Yen Revolving Credit Tranche, (f) Ps$50,000,000 in the case of a Mexican Peso Revolving Credit Tranche and (g) the Equivalent of $5,000,000 in the case of any Supplemental Tranche.

“Committed Foreign Currencies” means Sterling, Swiss Francs, Australian Dollars, Singapore Dollars, Hong Kong Dollars, Yen, Canadian Dollars, Euros, Mexican Pesos and each Supplemental Currency.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 9.02(b).

“Competitive Bid” means an offer by a Lender to make a Competitive Bid Advance pursuant to Section 2.02(c).

“Competitive Bid Advance” means an Advance made by a Lender in its discretion pursuant to Section 2.02(c).

“Competitive Bid Borrowing” means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.02(c).

“Competitive Bid Reduction” has the meaning specified in Section 2.01(a).

“Confidential Information” means information that any Loan Party furnishes to the Administrative Agent or any Lender Party in writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of Section 9.10 or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Loan Parties or the Administrative Agent or any other Lender Party and not in violation of any confidentiality agreement with respect to such information that is actually known to Administrative Agent or such Lender Party.

“Consent Request Date” has the meaning specified in Section 9.01(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Debt” means Debt of the Parent Guarantor and its Subsidiaries plus the JV Pro Rata Share of Debt of Unconsolidated Affiliates that, in each case, is included as a liability on the Consolidated balance sheet of the Parent Guarantor in accordance with GAAP, minus the lesser of (a) the portion of such Debt scheduled to mature within 24 months after the calculation of Consolidated Debt or (b) unrestricted cash and Cash Equivalents on hand of the Parent Guarantor and its Subsidiaries.

“Consolidated Secured Debt” means Secured Debt of the Parent Guarantor and its Subsidiaries that is included as a liability on the Consolidated balance sheet of the Parent Guarantor in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation (and without duplication), (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith, all as recorded on the balance sheet or on the footnotes to the most recent financial statements of such Person in accordance with GAAP.

“Controlled Joint Venture” means any (a) Unconsolidated Affiliate in which the Parent Guarantor or any of its Subsidiaries (i) holds a majority of Equity Interests and (ii) after giving effect to all buy/sell provisions contained in the applicable constituent documents of such Unconsolidated Affiliate, controls all material decisions of such Unconsolidated Affiliate, including without limitation the financing, refinancing and disposition of the assets of such Unconsolidated Affiliate, or (b) Subsidiary of the Operating Partnership that is not a Wholly-Owned Subsidiary.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

“Cross-stream Guaranty” has the meaning specified in Section 7.09(f).

“Data Center Asset” means any Real Property (other than any Unconsolidated Affiliate Asset) that operates or is intended to operate primarily as a telecommunications infrastructure building or an information technology infrastructure building.

“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days or that are subject to a Good Faith Contest, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (but excluding for the avoidance of doubt (i) regular quarterly dividends and (ii) special year-end dividends made in connection with maintaining the Parent Guarantor’s status as a REIT) in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person with respect to Debt and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that (A) in the case of the Parent Guarantor and its Subsidiaries “Debt” shall also include, without duplication, the JV Pro Rata Share of Debt for each Unconsolidated Affiliate and (B) for purposes of computing the Leverage Ratio, “Debt” shall be deemed to exclude redeemable Preferred Interests issued as trust preferred securities by the Parent Guarantor and the Borrowers to the extent the same are by their terms subordinated to the Facility and not redeemable until after the Termination Date, as of the date of such computation.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person; provided, however, that in the case of the Parent Guarantor and its Subsidiaries “Debt for Borrowed Money” shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Unconsolidated Affiliate; and provided further, however, that as used in the definition of “Fixed Charge Coverage Ratio”, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, the term “Debt for Borrowed Money” (a) shall include, in the case of an acquisition, an amount equal to the Debt for Borrowed Money directly relating to such Asset existing immediately following such acquisition (computed as if such indebtedness in respect of such Asset was in existence for the Parent Guarantor or such Subsidiary for the entire four-fiscal quarter period), and (b) shall exclude, in the case of a disposition, an amount equal to the actual Debt for Borrowed Money to which such Asset was subject to the extent such Debt for Borrowed Money was repaid or otherwise terminated upon the disposition of such Asset during such four-fiscal quarter period.

“Debt Rating” means, as of any date, the rating that has been most recently assigned by either S&P, Fitch or Moody’s, as the case may be, to the long-term senior unsecured non-credit enhanced debt of the Parent Guarantor or, if applicable, to the “implied rating” of the Parent Guarantor’s long-term senior unsecured credit enhanced debt. For purposes of the foregoing, (a) if any rating established by S&P, Fitch or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change and (b) if S&P, Fitch or Moody’s shall change the basis on which ratings are established, each reference to the Parent Guarantor’s Debt Rating announced by S&P, Fitch or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P, Fitch or Moody’s, as the case may be. For the purposes of determining the Applicable Margin, (i) if the Parent Guarantor has three ratings and such ratings are split, then, if the difference between the highest and lowest is one level apart, it will be the highest of the three, provided that if the difference is more than one level, the average rating of the two highest will be used (or, if such average rating is not a recognized category, then the second highest rating will be used), (ii) if the Parent Guarantor has only two ratings, it will be the higher of the two, provided that if the ratings are more than one level apart, the average rating will be used (or, if such average rating is not a recognized category, then the higher rating will be used), and (iii) if the Parent Guarantor has only one rating assigned by either S&P or Moody’s, then the Debt Rating shall be such credit rating.

“Decreasing Tranche” has the meaning specified in Section 2.19(a).

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.21(b), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”) unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (ii) any Lender that has notified the Administrative Agent, the Borrowers, any Issuing Bank or any Swing Line Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) any Lender that has, for three or more Business Days after written request of the Administrative Agent or any Borrower, failed to confirm in writing to the Administrative Agent and the applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the applicable Borrower’s receipt of such written confirmation), or (iv) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.21(a) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon notification of such determination by the Administrative Agent to the Borrowers, the Issuing Banks, the Swing Line Banks and the Lenders.

“Development Asset” means Real Property acquired for development into a Technology Asset that, in accordance with GAAP, would be classified as a development property on a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries. For the avoidance of any doubt, Development Assets shall not constitute Technology Assets.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“EBITDA” means, for any period, without duplication, (a) the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items and the non-cash component of non-recurring items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, in each case of the Parent Guarantor and its Subsidiaries determined on a Consolidated basis and in accordance with GAAP for such period, and (vi) to the extent such amounts were deducted in calculating net income (or net loss), (A) losses from extraordinary, non-recurring and unusual items (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (B) expenses and losses associated with Hedging Agreements and (C) expenses and losses resulting from fluctuations in foreign exchange rates, plus (b) Allowed Unconsolidated Affiliate Earnings, plus (c) with respect to each Unconsolidated Affiliate, the JV Pro Rata Share of the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense of such Unconsolidated Affiliate, and (vi) to the extent such amounts were deducted in calculating net income (or net loss) with respect to such Unconsolidated Affiliate, (A) losses from extraordinary, non-recurring and unusual items (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (B) expenses and losses associated with Hedging Agreements and (C) expenses and losses resulting from fluctuations in foreign exchange rates, in each case determined on a consolidated basis and in accordance with GAAP for such period.

“ECP” means an eligible contract participant as defined in the Commodity Exchange Act.

“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.

“Eligible Assignee” means (a) with respect to each Tranche, (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender and (iii) any other Person (other than an individual) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Operating Partnership, each such approval not to be unreasonably withheld or delayed, and (b) with respect to each Letter of Credit Facility, a Person that is approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Operating Partnership, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equivalent” in Dollars of any currency other than Dollars on any date means the equivalent in Dollars of such other currency determined at the Agent’s Spot Rate of Exchange on the date falling two Business Days prior to the date of conversion or notional conversion, as the case may be. “Equivalent” in any currency (other than Dollars) of any other currency (including Dollars) means the equivalent in such other currency determined at the Agent’s Spot Rate of Exchange on the date falling two Business Days prior to the date of conversion or notional conversion, as the case may be; provided, however, that with respect to Swing Line Advances, the equivalent amount shall be determined at the Agent’s Spot Rate of Exchange on the date of the applicable Swing Line Borrowing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver pursuant to Section 412(c) of the Internal Revenue Code or Section 303 of ERISA with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) with respect to any Plan, the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA resulting in a partial withdrawal by any Loan Party or any ERISA Affiliate from such Plan; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Single Employer Plan requiring the provision of security to such Single Employer Plan pursuant to Section 206(g)(5) of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“EURIBO Rate” means, for any Interest Period, the rate appearing on Reuters Screen EURIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, in each case providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euro) at 11:00 A.M., (London time), two Business Days before the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period, provided that for the purposes of this definition, if the EURIBO Rate is not available for the applicable Interest Period but is available for other Interest Periods with respect to any such Floating Rate Advance, then the rate shall be the Interpolated Screen Rate.

“Euro” and “€” each means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU Legislation.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“Eurocurrency Rate” means, for any Interest Period for (a) any Swing Line Advance in Euros or Sterling, (i) the LIBOR Screen Rate as of 11:00 A.M. (London time) on the day of such Swing Line Advance or (ii) if no LIBOR Screen Rate is available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the London interbank market as of 11:00 A.M. (London time) on the day of such Swing Line Advance and (b) all Eurocurrency Rate Advances (excluding Swing Line Advances) comprising part of the same Borrowing or Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (i)(A) in the case of any Competitive Bid Advance or any Revolving Credit Advance denominated in Dollars or any Committed Foreign Currency (other than Euro, Australian Dollars, Singapore Dollars, Hong Kong Dollars, Mexican Pesos or Canadian Dollars), the LIBOR Screen Rate at 11:00 A.M. (London time) (x) two Business Days before the first day of such Interest Period in the case of Dollars or any such Committed Foreign Currency (other than Sterling) and (y) on the first day of such Interest Period in the case of Sterling for, in each case, a period equal to such Interest Period or (B) in the case of any Revolving Credit Advance denominated in Euro, the EURIBO Rate by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period; provided, however, that with respect to Eurocurrency Rate Advances described in this clause (b) under the Australian Dollar Revolving Credit Tranche, the Singapore Dollar Revolving Credit Tranche, and the Multicurrency Revolving Credit Tranche, the Eurocurrency Rate shall be determined without dividing the amount in clause (i) by the amount in clause (ii) (i.e., without reference to the Eurocurrency Rate Reserve Percentage), provided that for the purposes of this definition, if no LIBOR Screen Rate is available for the applicable Interest Period but a LIBOR Screen Rate is available for other Interest Periods with respect to any such Floating Rate Advance, then the rate shall be the Interpolated Screen Rate.

“Eurocurrency Rate Advance” means each Advance denominated in Dollars or a Committed Foreign Currency that bears interest as provided in Section 2.07(a)(ii), each Competitive Bid Advance that is a Floating Rate Advance and each Swing Line Advance in Euros or Sterling.

“Eurocurrency Rate Reserve Percentage” means, for any Interest Period for all Eurocurrency Rate Advances under the U.S. Dollar Revolving Credit Tranche comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such

Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” has the meaning specified in Section 2.12(a).

“Existing Debt” means Debt for Borrowed Money of each Loan Party and its Subsidiaries outstanding immediately before the Effective Date.

“Existing Letters of Credit” means the letters of credit and bank guarantees listed on Schedule IV hereto issued under the Existing Revolving Credit Agreement.

“Existing Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of November 3, 2011, by and among the Operating Partnership, Citibank, N.A., as administrative agent, the financial institutions party thereto, Bank of America, N.A., as the syndication agent, and CGMI and MLPFS, as the arrangers.

“Extension Date” has the meaning specified in Section 2.16.

“Extension Request” has the meaning specified in Section 2.16.

“Facility” means, collectively, all of the Tranches, including all Subfacilities thereof.

“Facility Exposure” means (a) with respect to each Tranche and each Subfacility, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances relating to such Tranche or Subfacility, as applicable, and (i) in the case of a Tranche, the Available Amount under all outstanding Letters of Credit relating to the Subfacility that forms a part of such Tranche and (ii) in the case of a Letter of Credit Facility, the Available Amount under all outstanding Letters of Credit relating to such Letter of Credit Facility, and (b) with respect to the Facility, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances and the Available Amount under all outstanding Letters of Credit.

“Facility Fee” has the meaning specified in Section 2.08(a).

“FATCA” has the meaning specified in Section 2.12(a).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter dated as of June 20, 2013 among the Operating Partnership, MLPFS, Bank of America, N.A., CGMI, JPMorgan Securities and JPMorgan Chase Bank, N.A., as the same may be amended from time to time.

“Fiscal Year” means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Fitch” means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and any successor thereto.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Adjusted EBITDA to (b) the sum of (i) interest (including capitalized interest) payable in cash on all Debt for Borrowed Money plus (ii) scheduled amortization of principal amounts of all Debt for Borrowed Money payable (not including balloon maturity amounts) plus (iii) all cash dividends payable on any Preferred Interests (which, for the avoidance of doubt, shall include Preferred Interests structured as trust preferred securities), but excluding redemption payments or charges in connection with the redemption of Preferred Interests, in each case, of or by the Parent Guarantor and its Subsidiaries for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, determined on a Consolidated basis for such period.

“Fixed Rate Advance” has the meaning specified in Section 2.02(c).

“Floating Rate” means with respect to (a) Floating Rate Advances in Australian Dollars, BBR, (b) Floating Rate Advances in Singapore Dollars, SOR, (c) Floating Rate Advances in Hong Kong Dollars, HIBOR, (d) Floating Rate Advances in Mexican Pesos, TIIE Rate, (e) Floating Rate Advances in Canadian Dollars, CDOR, (f) Floating Rate Advances in Dollars or any Committed Foreign Currency other than Australian Dollars, Singapore Dollars, Hong Kong Dollars, Mexican Pesos, Canadian Dollars or Supplemental Currency, the Eurocurrency Rate, (g) Competitive Bid Advances (other than Fixed Rate Advances), the Eurocurrency Rate, and (h) Floating Rate Advances in a Supplemental Currency, the applicable Screen Rate, except to the extent otherwise provided in a Supplemental Addendum.

“Floating Rate Advance” means each Revolving Credit Advance that is not a Base Rate Advance and each Competitive Bid Advance that is not a Fixed Rate Advance.

“Foreign Lender” has the meaning specified in Section 2.12(e).

“Foreign Subsidiary” means any Subsidiary of the Parent Guarantor (a) that is not incorporated or organized under the laws of any State of the United States or the District of Columbia, or (b) the principal assets, if any, of which are not located in the United States or are Equity Interests in a Subsidiary described in clause (a) or (b) of this definition.

“French Guarantor” has the meaning specified in Section 7.09(e)(i).

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Funding Deadline” means (a) 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Advances under the U.S. Dollar Revolving Credit Tranche, (b) 3:00 P.M. (London time) on the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Multicurrency Revolving Credit Tranche denominated in Sterling or Canadian Dollars, (c) 9:00 A.M. (London time) on the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Multicurrency Revolving Credit Tranche denominated in Swiss Francs, (d) 4:00 P.M. (London time) on the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Multicurrency Revolving Credit Tranche denominated in Dollars, (e) 2:00 P.M. (London time) on the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Multicurrency Revolving Credit Tranche denominated in Euros, (f) 3:00 P.M.

(London time) on the Business Day prior to the date of such Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances under the Multicurrency Revolving Credit Tranche denominated in Yen, (g) 12:00 P.M. (Singapore time) on the date of such Borrowing in the case of a Borrowing consisting of Advances under the Singapore Dollar Revolving Credit Tranche, (h) 12:00 P.M. (Sydney time) on the date of such Borrowing in the case of a Borrowing consisting of Advances under the Australian Dollar Revolving Credit Tranche, (i) 1:00 P.M. (Mexico City time) on the date of such Borrowing in the case of a Borrowing consisting of Advances under the Mexican Peso Revolving Credit Tranche, (j) 11:00 A.M. (Tokyo time) on the date of such Borrowing in the case of a Borrowing consisting of Advances under the Yen Revolving Credit Tranche and (k) the deadline set forth in the Supplemental Addendum with respect to Advances denominated in any Supplemental Currency.

“Funds From Operations” means net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and extraordinary and unusual items, plus depreciation and amortization, and after adjustments for Unconsolidated Affiliates. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

“GAAP” has the meaning specified in Section 1.03.

“German GmbH Guarantor” has the meaning specified in Section 7.09(f).

“GmbHG” has the meaning specified in Section 7.09(f).

“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.

“Guaranteed Hedge Agreement” means any Hedge Agreement not prohibited under Article V that is entered into by and between any Loan Party and any Hedge Bank.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantors” has the meaning specified in the recital of parties to this Agreement; provided, however, that for so long as a TMK is prohibited under the TMK Law from guaranteeing the obligations of another Person, a TMK shall not be a Guarantor.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j).

“Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit C hereto and otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, friable or damaged asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Guaranteed Hedge Agreement; provided, however, that so long as any Lender Party is a Defaulting Lender, such Lender Party will not be a Hedge Bank with respect to any Guaranteed Hedge Agreement entered into while such Lender Party was a Defaulting Lender.

“HGB” has the meaning specified in Section 7.09(f).

“HIBOR” means, in relation to any Revolving Credit Advance in Hong Kong Dollars, (a) the Hong Kong Screen Rate or (b) if the Hong Kong Screen Rate is not available for Hong Kong Dollars for the Interest Period of the applicable Advance, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Hong Kong interbank market, in each case as of 11:00 A.M. Hong Kong time on the Quotation Day for the offering of deposits in Hong Kong Dollars for a period comparable to the applicable Interest Period.

“Hong Kong Dollars” and the “H$” sign each means lawful currency of Hong Kong.

“Hong Kong Screen Rate” means the display designated as the HKABHIBOR Screen on the Reuters system or such other page as may replace such page on that system for the purpose of displaying offered rates for Hong Kong Dollar deposits.

“Increase Agent Notice Deadline” means (a) 11:00 A.M. (New York City time) where the U.S. Dollar Revolving Credit Tranche is the increasing Tranche, (b) 11:00 A.M. (London time) where the Multicurrency Revolving Credit Tranche is the increasing Tranche, (c) 11:00 A.M. (Sydney time) where the Australian Dollar Revolving Credit Tranche is the increasing Tranche, (d) 11:00 A.M. (Singapore time) where the Singapore Dollar Revolving Credit Tranche is the increasing Tranche, (e) 11:00 A.M. (Mexico City time) where the Mexican Peso Revolving Credit Tranche is the increasing Tranche, (f) 11:00 A.M. (Tokyo time) where the Yen Revolving Credit Tranche is the increasing Tranche, and (g) the time set forth in the applicable Supplemental Addendum where any Supplemental Tranche is the increasing Tranche.

“Increase Date” has the meaning specified in Section 2.18(a).

“Increase Funding Deadline” means (a) 3:00 P.M. (New York City time) on the Increase Date where the U.S. Dollar Revolving Credit Tranche is the increasing Tranche, (b) 3:00 P.M. (London time) on the Increase Date where the Multicurrency Revolving Credit Tranche is the increasing Tranche and the applicable Advances are denominated in Sterling, (c) 3:00 P.M. (London time) on the Increase Date where the Multicurrency Revolving Credit Tranche is the increasing Tranche and the applicable Advances are denominated in Canadian Dollars, (d) 9:00 A.M. (London time) on the Increase Date where the Multicurrency Revolving Credit Tranche is the increasing Tranche and the applicable Advances are denominated in Swiss Francs, (e) 4:00 P.M. (London time) on the Increase Date where the Multicurrency Revolving Credit Tranche is the increasing Tranche and the applicable Advances are denominated in Dollars, (f) 2:00 P.M. (London time) on the Increase Date where the Multicurrency Revolving Credit Tranche is the increasing Tranche and the applicable Advances are denominated in Euros, (g) 3:00 P.M. (London time) on the Business Day immediately prior to the Increase Date where the Multicurrency Revolving Credit Tranche is the increasing Tranche and the applicable Advances are denominated in Yen, (h) 12:00 P.M. (Sydney time) on the Increase Date where the Australian Dollar Revolving Credit Tranche is the increasing Tranche, (i) 12:00 P.M. (Singapore time) on the Increase Date where the Singapore Dollar Revolving Credit Tranche is the increasing Tranche, (j) 12:00 P.M. (Mexico City time) on the Increase Date where the Mexican Peso Revolving Credit Tranche is the increasing Tranche, (k) 11:00 A.M. (Tokyo time) on the Increase Date where the Yen Revolving Credit Tranche is the increasing Tranche and (l) the time or times set forth in the applicable Supplemental Addendum where any Supplemental Tranche is the increasing Tranche.

“Increase Minimum” means (a) $5,000,000 in the case of the U.S. Dollar Revolving Credit Tranche, (b) $5,000,000 in the case of the Multicurrency Revolving Credit Tranche, (c) A$5,000,000 in the case of the Australian Dollar Revolving Credit Tranche, (d) S$5,000,000 in the case of the Singapore Dollar Revolving Credit Tranche, (e) ¥500,000,000 in the case of the Yen Revolving Credit Tranche, (f) Ps$50,000,000 in the case of the Mexican Peso Revolving Credit Tranche and (g) and the Equivalent of $5,000,000 in the case of any Supplemental Tranche.

“Increase Purchasing Lender” has the meaning specified in Section 2.18(e).

“Increase Selling Lender” has the meaning specified in Section 2.18(e).

“Increased Commitment Amount” has the meaning specified in Section 2.18(b).

“Increasing Tranche” has the meaning specified in Section 2.19(a).

“Increasing Lender” has the meaning specified in Section 2.18(b).

“Indemnified Costs” has the meaning specified in Section 8.05(a).

“Indemnified Party” has the meaning specified in Section 7.06(a).

“Indemnified Taxes” has the meaning specified in Section 2.12(a).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the information memorandum dated June 2013 used by the Arrangers in connection with the syndication of the Commitments.

“Initial Australia Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Australia Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Initial Australia Borrower 3” has the meaning specified in the recital of parties to this Agreement.

“Initial Australia Borrower 4” has the meaning specified in the recital of parties to this Agreement.

“Initial Australia Borrower 5” has the meaning specified in the recital of parties to this Agreement.

“Initial Dutch Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Dutch Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Initial Dutch Borrower 3” has the meaning specified in the recital of parties to this Agreement.

“Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Initial Irish Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Luxembourg Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Luxembourg Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Initial Multicurrency Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Multicurrency Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Initial Multicurrency Borrower 3” has the meaning specified in the recital of parties to this Agreement.

“Initial Process Agent” has the meaning specified in Section 9.12(d).

“Initial Singapore Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Initial Singapore Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Initial Yen Borrower 1” has the meaning specified in the recital of parties to this Agreement.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, but utilizing the actuarial assumptions used in such Plan’s most recent valuation report.

“Interest Period” means (a) for each Floating Rate Advance (other than a Swing Line Advance) comprising part of the same Borrowing, the period commencing on (and including) the date of such Floating Rate Advance or the date of the Conversion of any Base Rate Advance into a Floating Rate Advance, and ending on (but excluding) the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may, upon notice received by the Administrative Agent not later than the Interest Period Notice Deadline, select; provided, however, that:

(i) no Borrower may select any Interest Period with respect to any Floating Rate Advance that ends after the Termination Date;

(ii) Interest Periods commencing on the same date for Floating Rate Advances comprising part of the same Borrowing shall be of the same duration;

(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

(v) the applicable Borrower shall not have the right to elect any Interest Period if an Event of Default has occurred and is continuing and, subject to Section 2.09(b)(iii), for the period that such Event of Default is continuing, successive Interest Periods shall be one month in duration; and

(vi) with respect to the Mexican Peso Revolving Credit Facility, the available Interest Period durations shall be one and three months only; and

(b) for each Swing Line Advance, the period commencing on the date of such Swing Line Advance and ending on the maturity date of such Swing Line Advance specified in the Notice of Swing Line Borrowing; provided, however, that (i) no Interest Period shall end after the Termination Date and (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Interest Period Notice Deadline” means (a) 12:00 P.M. (New York City time) on the third Business Day prior to the first day of the applicable Interest Period in the case of Revolving Credit Advances under the U.S. Dollar Revolving Credit Tranche, (b) 12:00 P.M. (London time) on the third Business Day prior to the first day of the applicable Interest Period in the case of Revolving Credit Advances under the Multicurrency Credit Tranche, (c) 12:00 P.M. (Singapore time) on the third Business Day prior to the first day of the applicable Interest Period in the case of Revolving Credit Advances under the Singapore Dollar Revolving Credit Tranche, (d) 12:00 P.M. (Sydney time) on the third Business Day prior to the first day of the applicable Interest Period in the case of Revolving Credit Advances under the Australian Dollar Revolving Credit Tranche, (e) 12:00 P.M. (Mexico City time) one Business Day prior to the first day of the applicable Interest Period in the case of Revolving Credit Advances under the Mexican Peso Revolving Credit Tranche, (f) 11:00 A.M. (Tokyo time) on the third Business Day prior to the first day of the applicable Interest Period in the case of Revolving Credit Advances under the Yen Revolving Credit Tranche, and (g) the deadline set forth in the Supplemental Addendum with respect to each Supplemental Tranche.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Interpolated Screen Rate” means, in relation to any Floating Rate Advance for any Interest Period for which the Floating Rate is to be based on an Applicable Screen Rate, the rate which results from interpolating on a linear basis between:

(a) the Applicable Screen Rate for the longest period (for which such Applicable Screen Rate is available) which is less than the Interest Period; and

(b) the Applicable Screen Rate for the shortest period (for which such Applicable Screen Rate is available) which exceeds the Interest Period,

each at (i) with respect to any Floating Rate Advance (other than an Advance denominated in Canadian Dollars), 11:00 A.M. (London time) either (x) two Business Days before the first day of such Interest Period in the case of Dollars or any such Committed Foreign Currency (other than Sterling) or (y) on the first day of such Interest Period in the case of Sterling or (ii) with respect to any Floating Rate Advance that is denominated in Canadian Dollars, 10:15 A.M. (Toronto time) on the first day of such Interest Period or if such date is not a Business Day, then on the immediately preceding Business Day.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“Issuing Bank” means an Australian Issuing Bank, a Singapore Issuing Bank, a Yen Issuing Bank, a U.S. Dollar Issuing Bank, a Mexican Issuing Bank or a Multicurrency Issuing Bank, as applicable.

“JPMorgan Securities” has the meaning specified in the recital of parties to this Agreement.

“JPY Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “JPY Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“JTC” means Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act of Singapore.

“JTC Property” means an Asset located in Singapore that is ground leased from the JTC.

“JV Pro Rata Share” means, with respect to any Unconsolidated Affiliate at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all Equity Interests in such Unconsolidated Affiliate held by the Parent Guarantor and any of its Subsidiaries by (b) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all outstanding Equity Interests in such Unconsolidated Affiliate at such time.

“L/C Account Collateral” has the meaning specified in Section 2.17(a).

“L/C Cash Collateral Account” means the account of the Borrowers to be maintained with the Administrative Agent, in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

“L/C Related Documents” has the meaning specified in Section 2.04(c)(ii)(A).

“L/C Purchasing Notice Deadline” means (a) 11:00 A.M. (New York City time) in the case of the U.S. Dollar Letter of Credit Facility, (b) 11:00 A.M. (Singapore time) three Business Days prior to the proposed funding date by Lenders in the case of the Singapore Swing Line Facility, (c) 11:00 A.M. (London time) three Business Days prior to the proposed funding date by Lenders in the case of the Multicurrency Letter of Credit Facility, (d) 11:00 A.M. (Sydney time) three Business Days prior to the proposed funding date by Lenders in the case of the Australian Letter of Credit Facility, (e) 11:00 A.M. (Mexico City time) three Business Days prior to the proposed funding date by Lenders in the case of the Mexican Letter of Credit Facility, and (f) 11:00 A.M. (Tokyo time) three Business Days prior to the proposed funding date by Lenders in the case of the Yen Letter of Credit Facility.

“Lender Accession Agreement” has the meaning specified in Section 2.18(d)(i).

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lender Party” means any Lender, any Swing Line Bank or any Issuing Bank.

“Lenders” means (a) the Initial Lenders, (b) each Acceding Lender that shall become a party hereto pursuant to Section 2.18 or 2.19, and (c) each Person that shall become a Lender hereunder pursuant to Section 9.07 in each case for so long as such Initial Lender, Acceding Lender or Person, as the case may be, shall be a party to this Agreement.

“Letter of Credit Advance” means an advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.1

“Letter of Credit Facility” means the Australian Letter of Credit Facility, the Singapore Letter of Credit Facility, U.S. Dollar Letter of Credit Facility, the Yen Letter of Credit Facility, the Multicurrency Letter of Credit Facility and the Mexican Letter of Credit Facility.

“Letters of Credit” means the Australian Letters of Credit, the Singapore Letters of Credit, the U.S. Dollar Letters of Credit, the Multicurrency Letters of Credit, the Yen Letters of Credit and the Mexican Letters of Credit.

“Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Consolidated Debt of the Parent Guarantor and its Subsidiaries to (b) Total Asset Value, in each

[1]	Letter of Credit Commitments to be allocated 33 1/3% to each Arranger.

case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be.

“LIBOR Screen Rate” means the display designated as the LIBOR01 Page or LIBOR02 Screen on the Reuters system, as applicable, or such other page as may replace such page on that system for the purpose of displaying offered rates for deposits in Dollars or the applicable Committed Foreign Currency.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) each Borrower Accession Agreement, (d) the Fee Letter, (e) each Letter of Credit Agreement, (f) each Guaranty Supplement, (g) each Supplemental Addendum, (h) each Guaranteed Hedge Agreement, (i) each Loan Modification Agreement and (h) each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement, in each case, as amended.

“Loan Modification Agreement” has the meaning specified in Section 9.01(c).

“Loan Modification Offer” has the meaning specified in Section 9.01(c).

“Loan Parties” means the Borrowers and the Guarantors.

“Management Determination” has the meaning specified in Section 7.09(f).

“Mandatory Cost” means the percentage rate per annum calculated in accordance with Schedule III. The Additional Cost Rate (as defined in Schedule III) shall be calculated by each applicable Lender and notified to the Administrative Agent by such Lender.

“Margin Stock” has the meaning specified in Regulation U.

“Market Disruption Event” means in connection with (a) Advances in Singapore Dollars, (i) at or about 11:00 A.M. (Singapore time) on the Quotation Day for the relevant Interest Period the average rate published on the Reuters page SOR is not available and the Administrative Agent is unable to determine SOR for the relevant currency and period or (ii) before close of business in Singapore on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of such Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of SOR, (b) Advances in Australian Dollars, (i) at or about 10:30 A.M. (Sydney time) on the Quotation Day for the relevant Interest Period the average rate published on the Reuters screen BBSY page is not available and the Administrative Agent is unable to determine BBR for the relevant currency and period or (ii) before close of business in Sydney on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of such Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of BBR, (c) Advances in Hong Kong Dollars, (i) at or about 11:00 A.M. (Hong Kong time) on the Quotation Day for the relevant Interest Period the Hong Kong Screen Rate is not available and the Administrative Agent is unable to determine HIBOR for the relevant currency and period or (ii) before close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of such Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of HIBOR, (d) Advances in Canadian Dollars, (i) at or about 11:00 A.M. (Toronto time) on the Quotation Day for the relevant Interest Period the average rate published on the Reuters screen CDOR page is not available and the Administrative Agent is unable to determine CDOR for the relevant currency and period or (ii) before close of business in Toronto on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of such Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of CDOR, and (e) Advances in a Supplemental Currency, (i) at or about 11:00 A.M. (local time) on the Quotation Day for the relevant Interest Period the applicable Screen Rate is not available and the Administrative Agent is unable to determine the interest rate upon which the applicable Floating Rate is based for the relevant currency and period or (ii) before close of business local time on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed fifty percent (50%) of such Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of the interest rate upon which the applicable Floating Rate is based.

“Material Adverse Change” means any material adverse change in the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its material Obligations under any Loan Document to which it is or is to be a party.

“Material Contract” means each contract to which the Parent Guarantor or any of its Subsidiaries is a party that is material to the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Debt” means Debt of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $75,000,000 (or the Equivalent thereof in any foreign currency) or more, either individually or in the aggregate; in each case (a) whether the primary obligation of one or more of the Loan Parties or their respective Subsidiaries, (b) whether the subject of one or more separate debt instruments or agreements, and (c) exclusive of Debt outstanding under this Agreement.

“Maximum Unsecured Debt Percentage” means, on any date of determination, the then applicable percentage set forth in Section 5.04(b)(i).

“Mexican Borrower” means the applicable Borrower or Borrowers designated as the Borrower or Borrowers with respect to the Mexican Revolving Credit Tranche in the Supplemental Addendum establishing the availability of such Mexican Revolving Credit Tranche delivered pursuant to Section 2.20(b) and each Additional Borrower that is designated as a Borrower with respect to the Mexican Peso Revolving Credit Tranche, the Mexican Swing Line Facility or the Mexican Letter of Credit Facility.

“Mexican Issuing Bank” means Banamex (or any Affiliate thereof), Bank of America, N.A. (or any Affiliate thereof), JPMorgan Chase Bank, N.A. (or any Affiliate thereof), and any other Lender approved as a Mexican Issuing Bank by the Administrative Agent and the Operating Partnership and any Eligible Assignee to which a Mexican Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Mexican Issuing Bank and notifies the

Administrative Agent of its Applicable Lending Office and the amount of its Mexican Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such initial Mexican Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Mexican Letter of Credit Commitment.

“Mexican Lender Party” means any Mexican Peso Revolving Lender, the Swing Line Bank under the Mexican Swing Line Facility or a Mexican Issuing Bank.

“Mexican Letter of Credit Commitment” means, with respect to any Mexican Issuing Bank at any time, the amount set forth opposite such Mexican Issuing Bank’s name on Schedule I hereto under the caption “Mexican Letter of Credit Commitment” or, if such Mexican Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Mexican Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Mexican Issuing Bank’s “Mexican Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.19.

“Mexican Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Mexican Issuing Banks’ Letter of Credit Commitments at such time and (b) the amount in Mexican Pesos specified as the aggregate amount of the Mexican Letter of Credit Facility in the Supplemental Addendum establishing the Mexican Revolving Credit Facility delivered pursuant to Section 2.20(b), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Mexican Letter of Credit Facility shall be a Subfacility of the Mexican Peso Revolving Credit Tranche and notwithstanding anything set forth herein to the contrary, such Mexican Letter of Credit Facility shall be drawn upon only in accordance with the terms set forth in Section 2.03(h) attached hereto.

“Mexican Letters of Credit” has the meaning specified in Section 2.01(b).

“Mexican Peso Revolving Credit Advance” has the meaning specified in Section 2.01(a)(vi).

“Mexican Peso Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Mexican Peso Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Mexican Dollar Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“Mexican Peso Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ Mexican Peso Revolving Credit Commitments at such time.

“Mexican Peso Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Mexican Peso Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the Mexican Peso Revolving Credit Tranche at such time) and the denominator of which is the Mexican Peso Revolving Credit Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to the Mexican Peso Revolving Credit Tranche at such time).

“Mexican Peso Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ Mexican Peso Revolving Credit Commitments at such time.

“Mexican Peso Revolving Lender” means any Person that is a Lender hereunder in respect of the Mexican Peso Revolving Credit Tranche in its capacity as a Lender in respect of such Tranche.

“Mexican Pesos” or “Pesos” or “Ps$” each means the lawful currency of Mexico.

“Mexican Swing Line Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Swing Line Commitments relating to the Mexican Peso denominated Swing Line Facility at such time and (b) the amount in Mexican Pesos specified as the aggregate amount of the Mexican Swing Line Facility in the Supplemental Addendum establishing the Mexican Revolving Credit Facility delivered pursuant to Section 2.20(b), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Mexican Swing Line Facility shall be a Subfacility of the Mexican Peso Revolving Credit Tranche.

“Minimum Letter of Credit Commitment” means (a) $10,000,000 in the case of the U.S. Dollar Letter of Credit Facility, (b) $10,000,000 in the case of the Multicurrency Letter of Credit Facility, (c) A$10,000,000 in the case of the Australian Letter of Credit Facility, (d) S$10,000,000 in the case of the Singapore Letter of Credit Facility, (e) ¥1,000,000,000 in the case of the Yen Letter of Credit Facility and (f) Ps$10,000,000 in the case of the Mexican Letter of Credit Facility.

“MLPFS” has the meaning specified in the recital of parties to this Agreement.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“MXN Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “MXN Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“Multicurrency Borrower” means the Operating Partnership, the Initial Luxembourg Borrower 1, the Initial Luxembourg Borrower 2, the Initial Dutch Borrower 1, the Initial Dutch Borrower 2, the Initial Irish Borrower 1, the Initial Multicurrency Borrower 1, the Initial Multicurrency Borrower 2, the Initial Dutch Borrower 3, the Initial Multicurrency Borrower 3 and each Additional Borrower that is designated as a Borrower with respect to the Multicurrency Revolving Credit Tranche or any Subfacility thereunder.

“Multicurrency Committed Foreign Currencies” means Dollars, Canadian Dollars, Euros, Sterling, Swiss Francs, and Yen.

“Multicurrency Issuing Bank” means Citibank, N.A., London Branch (or any Affiliate thereof), Bank of America, N.A. (or any Affiliate thereof), JPMorgan Chase Bank, N.A. (or any Affiliate thereof), and any other Lender approved as a Multicurrency Issuing Bank by the Administrative Agent and the Operating Partnership and any Eligible Assignee to which a Multicurrency Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Multicurrency Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Multicurrency Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as Citibank, N.A., such Lender or such Eligible Assignee, as the case may be, shall have a Multicurrency Letter of Credit Commitment.

“Multicurrency Lender Party” means any Multicurrency Revolving Lender, the Swing Line Bank under the Multicurrency Swing Line Facility or a Multicurrency Issuing Bank.

“Multicurrency Letter of Credit Commitment” means, with respect to any Multicurrency Issuing Bank at any time, the amount set forth opposite such Multicurrency Issuing Bank’s name on Schedule I hereto under the caption “Multicurrency Letter of Credit Commitment” or, if such Multicurrency Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Multicurrency Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Multicurrency Issuing Bank’s “Multicurrency Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.19.

“Multicurrency Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Multicurrency Issuing Banks’ Letter of Credit Commitments at such time, and (b) $100,000,000 (or the Equivalent thereof in any Multicurrency Committed Foreign Currency), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Multicurrency Letter of Credit Facility shall be a Subfacility of the Multicurrency Revolving Credit Tranche.

“Multicurrency Letters of Credit” has the meaning specified in Section 2.01(b).

“Multicurrency Revolving Credit Advance” has the meaning specified in Section 2.01(a)(ii).

“Multicurrency Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Multicurrency Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Multicurrency Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“Multicurrency Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ Multicurrency Revolving Credit Commitments at such time.

“Multicurrency Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Multicurrency Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the Multicurrency Revolving Credit Tranche at such time) and the denominator of which is the Multicurrency Revolving Credit Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to the Multicurrency Revolving Credit Tranche at such time).

“Multicurrency Revolving Lender” means any Person that is a Lender hereunder in respect of the Multicurrency Revolving Credit Tranche in its capacity as a Lender in respect of such Tranche.

“Multicurrency Swing Line Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Swing Line Commitments relating to the Euro and Sterling denominated Swing Line Facility at such time, and (b) €100,000,000 (or the Equivalent thereof in Sterling), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Multicurrency Swing Line Facility shall be a Subfacility of the Multicurrency Revolving Credit Tranche.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates are contributing sponsors or (b) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates were previously contributing sponsors if such Loan Party or ERISA Affiliate would reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Obligations under or in respect of the Loan Documents; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, (b) any provision of the Other Senior Debt Documents restricting the ability of any Loan Party to encumber its assets (exclusive of any outright prohibition on the ability of any Loan Party to encumber particular assets) shall be deemed to not constitute a Negative Pledge so long as such provision is generally consistent with a comparable provision of the Loan Documents, and (c) any change of control or similar restriction set forth in an Unconsolidated Affiliate agreement or in a loan document governing mortgage secured Debt shall not constitute a Negative Pledge.

“Net Assets” has the meaning specified in Section 7.09(f).

“Net Operating Income” means (a) with respect to any Asset other than an Unconsolidated Affiliate Asset, the difference (if positive) between (i) the total rental revenue and other income from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, and (ii) all expenses and other proper charges incurred by the applicable Loan Party or Subsidiary in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, and (b) with respect to any Unconsolidated Affiliate Asset, the difference (if positive) between (i) the JV Pro Rata Share of the total rental revenue and other income from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, and (ii) the JV Pro Rata Share of all expenses and other proper charges incurred by the applicable Unconsolidated Affiliate in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, provided that in no event shall Net Operating Income for any Asset be less than zero.

“Non-Consenting Lender” has the meaning specified in Section 9.01(b).

“Non-Defaulting Lender” means, at any time, a Lender Party that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Renewal Notice Date” has the meaning specified in Section 2.01(b).

“Note” means a promissory note of any Borrower payable to any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender, provided that in respect of Advances made to a Mexican Borrower, such promissory note shall qualify as a pagaré and be substantially in the form of Exhibit A-2 hereto.

“Note Agreement” means that certain Amended and Restated Note Purchase and Private Shelf Agreement dated as of November 3, 2011, by and among the Operating Partnership, the Parent Guarantor, each of the entities party thereto from time to time as Subsidiary Guarantors (as defined therein), PIM, and the note purchasers party thereto or bound thereby from time to time, as amended to date and as further amended from time to time.

“Note Documents” means the Note Agreement, together with all Bonds, instruments and other agreements entered into and delivered in connection therewith from time to time.

“Notice” has the meaning specified in Section 9.02(c).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Borrowing Deadline” means (a) 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Floating Rate Advances under the U.S. Dollar Revolving Credit Tranche, (b) 12:00 P.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances under the U.S. Dollar Revolving Credit Tranche, (c) 1:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Advances under the Multicurrency Revolving Credit Tranche, (d) 10:00 A.M. (Singapore time) on the third Business Day prior to the date of the proposed Borrowing in the case of any Borrowing under the Singapore Dollar Revolving Credit Tranche, (e) 10:00 A.M. (Sydney time) on the third Business Day prior to the date of the proposed Borrowing in the case of any Borrowing under the Australian Dollar Revolving Credit Tranche, (f) 12:00 P.M. (Mexico City time) on the third Business Day prior to the date of the proposed Borrowing in the case of any Borrowing under the Mexican Peso Revolving Credit Tranche, (g) 11:00 A.M. (Tokyo time) on the third Business Day prior to the date of the proposed Borrowing in the case of any Borrowing under the Yen Revolving Credit Tranche and (h) the deadline set forth in the Supplemental Addendum with respect to Borrowings in any Supplemental Currency.

“Notice of Competitive Bid Borrowing” has the meaning specified in Section 2.02(c).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, provided that in no event shall the Obligations of the Loan Parties under the Loan Documents include the Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 4.01(w).

“Operating Partnership” has the meaning specified in the recital of parties to this Agreement.

“Other Asset” means a Real Property (other than any Unconsolidated Affiliate Asset) that operates or is intended to operate as a technology manufacturing building or a technology office/corporate headquarter building.

“Other Senior Debt Documents” means, collectively, (i) the Note Documents and (ii) the Term Loan Agreement Documents, in each case under clauses (i) and (ii), as from time to time amended, modified, amended and restated, extended, increased, refinanced or replaced.

“Other Taxes” has the meaning specified in Section 2.12(b).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Participant Register” has the meaning specified in Section 9.07(g).

“Participating Member State” means each state so described in any of the legislative measures of the European Council for the introduction of, or changeover to, an operation of a single or unified European currency.

“Patriot Act” has the meaning specified in Section 9.11.

“Payment Demand” has the meaning specified in Section 7.09(f).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Amendments” has the meaning specified in Section 9.01(c).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent or which are the subject of a Good Faith Contest; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such liens are the subject of a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) covenants, conditions and restrictions, easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (e) Tenancy Leases and other interests of lessees and lessors under leases of real or personal property made in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose or the value thereof; (f) any attachment or judgment Liens not resulting in an Event of Default under Section 6.01(g); (g) customary Liens pursuant to general banking terms and conditions; and (h) Liens in favor of any Secured Party pursuant to any Loan Document.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PIM” means Prudential Investment Management, Inc., and its successors and assigns under the Note Documents.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(b).

“Polish Guarantor” has the meaning specified in Section 7.09(o)(i).

“Post Petition Interest” has the meaning specified in Section 7.07(c).

“Post-Closing Letter Agreement” means the letter agreement dated as of the date hereof among the initial Borrowers and the Administrative Agent.

“Potential Defaulting Lender” means, at any time, (a) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of such Lender, its Parent Company or any Subsidiary or financial institution affiliate thereof, (b) any Lender that has notified, or whose Parent Company or a Subsidiary or financial institution affiliate thereof has notified, the Administrative Agent, any Issuing Bank, any Swing Line Bank or any Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other financing agreement, or (c) any Lender that has, or whose Parent Company has, a long-term non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (a) through (c) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 2.21(b)) upon notification of such determination by the Administrative Agent to the Borrowers, the Lenders, each Issuing Bank and each Swing Line Bank.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Primary Currency” means in respect of (a) the U.S. Dollar Revolving Credit Tranche, Dollars, (b) the Multicurrency Revolving Credit Tranche, Dollars, (c) the Singapore Dollar Revolving Credit Tranche, Singapore Dollars, (d) the Australian Dollar Revolving Credit Tranche, Australian Dollars, (e) the Yen Revolving Credit Tranche, Yen, (f) the Mexican Peso Revolving Credit Tranche, Mexican Pesos, and (g) each Supplemental Tranche, the Supplemental Currency related thereto.

“Process Agent” has the meaning specified in Section 9.12(d).

“Processing Fee” means (a) $3,500 in the case of the U.S. Dollar Revolving Credit Tranche (or any Subfacility thereunder), the Australian Dollar Revolving Credit Tranche (or any Subfacility thereunder) and the Singapore Dollar Revolving Credit Tranche (or any Subfacility thereunder), (b) $3,500 in the case of the Multicurrency Revolving Credit Tranche (or any Subfacility thereunder), (c) ¥350,000 in the case of the Yen Revolving Credit Tranche (or any Subfacility thereunder), (d) Ps$35,000 in the case of the Mexico Peso Revolving Credit Tranche (or any Subfacility thereunder), and (e) the Equivalent of $3,500 in the case of any Supplemental Tranche.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure at such time) and the denominator of which is the aggregate amount of the Lenders’ Revolving Credit Commitments at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate Facility Exposure at such time).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified French Intercompany Loan” has the meaning specified in Section 7.09(e)(ii).

“Qualifying Ground Lease” means, subject to the last sentence of this definition, a lease of Real Property containing the following terms and conditions: (a) a remaining term (including any unexercised extension options as to which there are no conditions precedent to exercise thereof other than the giving of a notice of exercise) (or in the case of a JTC Property, such conditions precedent as are customarily imposed by the JTC on properties of a similar nature that are leased by the JTC) of (x) 30 years or more (or in the case of a JTC Property, 20 years or more) from the Closing Date or (y) such lesser term as may be acceptable to the Administrative Agent and which is customarily considered “financeable” by institutional lenders making loans secured by leasehold mortgages (or equivalent) in the jurisdiction of the applicable Real Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor (or in the case of a JTC Property, with such prior approval or notification as the JTC customarily requires from time to time under its standard regulations governing the creation of security interests over properties of a similar nature that are leased by the JTC); (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so (or in the case of a JTC Property, such obligations imposed on the JTC as lessor as are customary in its standard terms of lease for properties of a similar nature that are leased by the JTC); (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees in the applicable jurisdiction making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease (or in the case of a JTC Property, such other rights as are customarily required by mortgagees in relation to properties of a similar nature that are leased by the JTC). Notwithstanding the foregoing, the leases set forth on Schedule V hereto as in effect as of the Closing Date shall be deemed to be Qualifying Ground Leases.

“Qualified Institutional Investor” means a Qualified Institutional Investor (tekikaku kikan toshika) as defined in Article 2, Paragraph 3, item 1 of the Financial Instruments and Exchange Law (kinyu shohin torihiki ho) of Japan (Law No. 25 of 1948), Article 10, Paragraph 1 of the regulations relating to the definitions contained in such Article 2.

“Qualified Yen Lender” means a Lender (or a branch or Affiliate thereof designated to make Advances in respect of the Yen Revolving Credit Tranche pursuant to Section 2.02(j)) that is a Qualified Institutional Investor from which a Borrower that is a TMK may borrow money without violating the applicable law of Japan.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined (a) if the currency is Australian Dollars or Hong Kong Dollars, the first day of that period, (b) if the currency is Singapore Dollars, two Singapore Business Days before the first day of that period, (c) if the currency is in Mexican Pesos, the first day of that period, (d) if the currency is in Canadian Dollars, the first day of that period, (e) if the currency is in Yen, two Business Days before the first day of that period, and (f) if the currency is a Supplemental Currency, the day set forth in the applicable Supplemental Addendum as the Quotation Day.

“Reallocation” has the meaning specified in Section 2.19(a).

“Reallocation Agent Notice Deadline” means (a) 12:00 P.M. (New York City time) on the Reallocation Date where the U.S. Dollar Revolving Credit Tranche is the Increasing Tranche or Decreasing Tranche, (b) 12:00 P.M. (London time) on the Reallocation Date with the Multicurrency Revolving Credit Tranche is the Increasing Tranche or Decreasing Tranche, (c) 12:00 P.M.(Sydney time) on the Reallocation Date where the Australian Dollar Revolving Credit Tranche is the Increasing Tranche or Decreasing Tranche, (d) 12:00 P.M. (Singapore time) on the Reallocation Date where the Singapore Dollar Revolving Credit Tranche is the Increasing Tranche or Decreasing Tranche, (e) 12:00 P.M. (Mexico City time) on the Reallocation Date where the Mexican Peso Revolving Credit Tranche is the Increasing Tranche or Decreasing Tranche, (f) 12:00 P.M. (Tokyo time) on the Reallocation Date where the Yen Revolving Credit Tranche is the Increasing Tranche or Decreasing Tranche and (g) the time set forth in the applicable Supplemental Addendum on the Reallocation Date where any Supplemental Tranche is the Increasing Tranche or Decreasing Tranche; provided, however, that if, in any case, two different deadlines are implicated, the Reallocation Agent Notice Deadline shall be the later of the two deadlines.

“Reallocation Commitment Date” has the meaning specified in Section 2.19(b).

“Reallocation Funding Deadline” means (a) 3:00 P.M. (New York City time) on the Reallocation Date where the U.S. Dollar Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche, (b) 3:00 P.M. (London time) on the Reallocation Date where the Multicurrency Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and the applicable Advances are denominated in Sterling, (c) 3:00 P.M. (London time) on the Reallocation Date where the Multicurrency Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and the applicable Advances are denominated in Canadian Dollars, (d) 9:00 A.M. (London time) on the Reallocation Date where the Multicurrency Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and the applicable Advances are denominated in Swiss Francs, (e) 4:00 P.M. (London time) on the Reallocation Date where the Multicurrency Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and the applicable Advances are denominated in Dollars, (f) 2:00 P.M. (London time) on the Reallocation Date where the Multicurrency Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and the applicable Advances are denominated in Euros, (g) 3:00 P.M. (London time) on the Business Day immediately prior to the Reallocation Date where the Multicurrency Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and the applicable Advances are denominated in Yen, (h) 12:00 P.M. (Sydney time) on the Reallocation Date where the Australian Dollar Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche, (i) 12:00 P.M. (Singapore time) on the Reallocation Date where the Singapore Dollar Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche, (j) 12:00 P.M. (Mexico City time) on the Reallocation Date where the Mexican Peso Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche, (i) 11:00 A.M.

(Tokyo time) on the Reallocation Date where the Yen Revolving Credit Tranche is the Increasing Tranche or the Decreasing Tranche and (j) the time or times set forth in the applicable Supplemental Addendum where any Supplemental Tranche is the Increasing Tranche or the Decreasing Tranche; provided, however, that if, in any case, two different deadlines are implicated, the Reallocation Funding Deadline shall be the earlier of the two deadlines.

“Reallocation Date” has the meaning specified in Section 2.19(a).

“Reallocation Minimum” means (a) $5,000,000 in the case of the U.S. Dollar Revolving Credit Tranche, (b) $5,000,000 in the case of the Multicurrency Revolving Credit Tranche, (c) A$5,000,000 in the case of the Australian Dollar Revolving Credit Tranche, (d) S$5,000,000 in the case of the Singapore Dollar Revolving Credit Tranche, (e) ¥500,000,000 in the case of the Yen Revolving Credit Tranche, (f) Ps$50,000,000 in the case of the Mexican Peso Revolving Credit Tranche and (g) the Equivalent of $5,000,000 in the case of any Supplemental Tranche.

“Reallocation Notice” has the meaning specified in Section 2.19(a).

“Reallocation Purchasing Lenders” has the meaning specified in Section 2.19(d).

“Reallocation Selling Lenders” has the meaning specified in Section 2.19(d).

“Real Property” means all right, title and interest of any Borrower and each of its Subsidiaries in and to any land and any improvements located thereon, together with all equipment, furniture, materials, supplies and personal property in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person, in each case to the extent of such Person’s interest therein.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Redevelopment Asset” means any Technology Asset (a) which either (i) has been acquired by any Borrower or any of its Subsidiaries with a view toward renovating or rehabilitating 25.0% or more of the total square footage of such Asset, or (ii) any Borrower or a Subsidiary thereof intends to renovate or rehabilitate 25.0% or more of the total square footage of such Asset, and (b) that does not qualify as a “Development Asset” by reason of, among other things, the redevelopment plan for such Asset not including a total demolition of the existing building(s) and improvements. The Operating Partnership shall be entitled to reclassify any Redevelopment Asset as a Technology Asset at any time.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Relevant Currency” has the meaning specified in Section 9.14(c).

“Relevant Interbank Market” means, in relation to (a) Australian Dollars, the Australian bank bill market, (b) Singapore Dollars, the Singapore interbank market, (c) Hong Kong Dollars, the Hong Kong interbank market, (d) Yen, the London interbank market, (e) Mexican Pesos, the Mexican interbank market, (f) Canadian Dollars, the Canadian interbank market or (g) any other currency of any other jurisdiction, the applicable interbank market of such jurisdiction.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Lender” has the meaning specified in Section 9.01(b).

“Required Lenders” means, at any time, Lenders owed or holding greater than 50% of the sum of (a) the aggregate principal amount (expressed in Dollars and including the Equivalent in Dollars at such time of any amounts denominated in a Committed Foreign Currency) of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit (expressed in Dollars and including the Equivalent in Dollars at such time of any amounts denominated in a Committed Foreign Currency) outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time (expressed in Dollars and including the Equivalent in Dollars at such time of any amounts denominated in a Committed Foreign Currency). For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders participating in the applicable Tranche to which such Swing Line Advances or Letters of Credit, as applicable, relate, ratably in accordance with their respective Revolving Credit Commitments.

“Responsible Officer” means the chief executive officer, chief financial officer, senior vice president, controller or the treasurer of any Loan Party or any of its Subsidiaries. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Loan Party or Subsidiary thereof, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or such Subsidiary as applicable.

“Revolving Credit Advance” means an Australian Dollar Revolving Credit Advance, a Singapore Dollar Revolving Credit Advance, a U.S. Dollar Revolving Credit Advance, a Yen Revolving Credit Advance, a Multicurrency Revolving Credit Advance, a Mexican Peso Revolving Credit Advance or a Supplemental Tranche Advance.

“Revolving Credit Borrowing Minimum” means, in respect of Revolving Credit Advances, (a) $1,000,000 in the case of the U.S. Dollar Revolving Credit Tranche, (b) $1,000,000 in the case of the Multicurrency Revolving Credit Tranche, (c) A$1,000,000 in the case of the Australian Dollar Revolving Credit Tranche, (d) S$1,000,000 in the case of the Singapore Dollar Revolving Credit Tranche, (e) ¥100,000,000 in the case of the Yen Revolving Credit Tranche, (f) Ps$10,000,000 in the case of the Mexican Peso Revolving Credit Tranche and (g) the Equivalent of $1,000,000 in the case of any Supplemental Tranche (or, in each case, the Equivalent thereof in any applicable Committed Foreign Currency).

“Revolving Credit Borrowing Multiple” means, in respect of Revolving Credit Advances, (a) $100,000 in the case of the U.S. Dollar Revolving Credit Tranche, (b) $100,000 in the case of the Multicurrency Revolving Credit Tranche, (c) A$100,000 in the case of the Australian Dollar Revolving Credit Tranche, (d) S$100,000 in the case of the Singapore Dollar Revolving Credit Tranche, (e) ¥10,000,000 in the case of the Yen Revolving Credit Tranche, (f) Ps$1,000,000 in the case of the Mexican Peso Revolving Credit Tranche and (g) the Equivalent of $100,000 in the case of any Supplemental Tranche (or, in each case, the Equivalent thereof in any applicable Committed Foreign Currency).

“Revolving Credit Commitment” means, with respect to any Lender, the sum of such Lender’s (a) Australian Dollar Revolving Credit Commitment, (b) Singapore Dollar Revolving Credit Commitment, (c) Multicurrency Revolving Credit Commitment, (d) U.S. Dollar Revolving Credit Commitment, (e) Yen Revolving Credit Commitment, (f) Mexican Peso Revolving Credit Commitment and (g) Supplemental Tranche Commitment, and “Revolving Credit Commitments” means the aggregate principal amount of the Revolving Credit Commitments of all of the Lenders, the maximum amount of which shall be $2,000,000,000, as increased from time to time pursuant to Section 2.18 or Section 2.20 or as reduced from time to time pursuant to Section 2.05.

“Revolving Credit Reduction Minimum” means (a) in respect of any Facility (other than a Swing Line Facility), $1,000,000 in the case of the U.S. Dollar Revolving Credit Tranche, $1,000,000 in the case of the Multicurrency Revolving Credit Tranche, A$1,000,000 in the case of the Australian Dollar Revolving Credit Tranche, S$1,000,000 in the case of the Singapore Dollar Revolving Credit Tranche, ¥100,000,000 in the case of the Yen Revolving Credit Tranche, Ps$10,000,000 in the case of the Mexican Revolving Credit Tranche, and the Equivalent of $1,000,000 in the case of any Supplemental Tranche (or, in each case, the Equivalent thereof in any applicable Committed Foreign Currency), and (b) in respect of any Swing Line Facility, $250,000 in the case of the U.S. Dollar Swing Line Facility, €250,000 in the case of the Multicurrency Swing Line Facility (or the Equivalent thereof in Sterling), A$250,000 in the case of the Australian Swing Line Facility, S$250,000 in the case of the Singapore Swing Line Facility, ¥25,000,000 in the case of the Yen Swing Line Facility and Ps$2,500,000 in the case of the Mexican Swing Line Facility.

“Revolving Credit Reduction Multiple” means (a) in respect of any Facility (other than a Swing Line Facility), $100,000 in the case of the U.S. Dollar Revolving Credit Tranche, $100,000 in the case of the Multicurrency Revolving Credit Tranche, A$100,000 in the case of the Australian Dollar Revolving Credit Tranche, S$100,000 in the case of the Singapore Dollar Revolving Credit Tranche, ¥10,000,000 in the case of the Yen Revolving Credit Tranche, Ps$1,000,000 in the case of the Mexican Revolving Credit Tranche, and the Equivalent of $1,000,000 in the case of any Supplemental Tranche (or, in each case, the Equivalent thereof in any applicable Committed Foreign Currency), and (b) in respect of any Swing Line Facility, $50,000 in the case of the U.S. Dollar Swing Line Facility, €50,000 in the case of the Multicurrency Swing Line Facility (or the Equivalent thereof in Sterling), A$50,000 in the case of the Australian Swing Line Facility, S$50,000 in the case of the Singapore Swing Line Facility, ¥5,000,000 in the case of the Yen Swing Line Facility (or the Equivalent thereof in Sterling) and Ps$500,000 in the case of the Mexican Swing Line Facility.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial Inc., and any successor thereto.

“Screen Rate” means, with respect to each Supplemental Currency, the page or service displaying the applicable Floating Rate relating to such Supplemental Currency as set forth in the applicable Supplemental Addendum.

“Secured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the Parent Guarantor and its Subsidiaries that is secured by a Lien on the assets of the Parent Guarantor or any Subsidiary thereof.

“Secured Debt Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Secured Debt to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Secured Parties” means the Administrative Agent, the Lender Parties and the Hedge Banks.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“SGD Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “SGD Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrowers and the Administrative Agent.

“Singapore Borrower” means the Initial Singapore Borrower 1, the Initial Singapore Borrower 2 and each Additional Borrower that is designated as a Borrower with respect to the Singapore Dollar Revolving Credit Tranche, the Singapore Swing Line Facility or the Singapore Letter of Credit Facility.

“Singapore Business Day” means a day of the year (other than a Saturday or Sunday) on which banks are open for general business in Singapore.

“Singapore Committed Currencies” means Singapore Dollars and Hong Kong Dollars.

“Singapore Dollar Revolving Credit Advance” has the meaning specified in Section 2.01(a)(iv).

“Singapore Dollar Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Singapore Dollar Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Singapore Dollar Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“Singapore Dollar Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ Singapore Dollar Revolving Credit Commitments at such time.

“Singapore Dollar Revolving Lender” means any Person that is a Lender hereunder in respect of the Singapore Dollar Revolving Credit Tranche in its capacity as a Lender in respect of such Tranche.

“Singapore Dollar Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Singapore Dollar Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the Singapore Dollar Revolving Credit Tranche at such time) and the denominator of which is the Singapore Dollar Revolving Credit Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to the Singapore Dollar Revolving Credit Tranche at such time).

“Singapore Dollars” and the “S$” sign each means lawful currency of Singapore.

“Singapore Issuing Bank” means Citibank N.A., Singapore Branch (or any Affiliate thereof), Bank of America, N.A. (or any Affiliate thereof), JPMorgan Chase Bank, N.A. (or any Affiliate thereof), and any other Lender approved as a Singapore Issuing Bank by the Administrative Agent and the Operating Partnership and any Eligible Assignee to which a Singapore Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Singapore Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Singapore Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such initial Singapore Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Singapore Letter of Credit Commitment.

“Singapore Lender Party” means any Singapore Dollar Revolving Lender, the Swing Line Bank under the Singapore Swing Line Facility or a Singapore Issuing Bank.

“Singapore Letter of Credit Commitment” means, with respect to any Singapore Issuing Bank at any time, the amount set forth opposite such Singapore Issuing Bank’s name on Schedule I hereto under the caption “Singapore Letter of Credit Commitment” or, if such Singapore Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Singapore Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Singapore Issuing Bank’s “Singapore Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.19.

“Singapore Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Singapore Issuing Banks’ Letter of Credit Commitments at such time, and (b) S$25,000,000 (or the Equivalent thereof in any other Singapore Committed Currency), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Singapore Letter of Credit Facility shall be a Subfacility of the Singapore Dollar Revolving Credit Tranche.

“Singapore Letters of Credit” has the meaning specified in Section 2.01(b).

“Singapore Swing Line Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Swing Line Commitments relating to the Singapore Dollar denominated Swing Line Facility at such time, and (b) S$25,000,000 (or the Equivalent thereof in Singapore Dollars), as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Singapore Swing Line Facility shall be a Subfacility of the Singapore Dollar Revolving Credit Tranche.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates is a contributing sponsor or (b) any Loan Party or any ERISA Affiliate, and no Person other than the Loan Parties and the ERISA Affiliates, is a contributing sponsor if such Loan Party or ERISA Affiliate would reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“SOR” means in relation to (a) any Singapore Dollar Revolving Credit Advance in Singapore Dollars, (i) the rate appearing under the caption “ASSOCIATION OF BANKS IN SINGAPORE SIBOR AND SWAP OFFER RATES AT 11 A.M. SINGAPORE TIME” and the column headed “SGD SWAP OFFER” on the page ABSIRFIX01 of the Reuters Monitor Money Rates Services at 11:00 A.M. on the applicable Quotation Day or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Singapore interbank market as of 11:00 A.M. (Singapore time) on the Quotation Day for the offering of deposits in Singapore Dollars for a period comparable to the applicable Interest Period, and (b) any Swing Line Advance in Singapore Dollars, (i) the rate quoted to the Administrative Agent by Citibank N.A., Singapore Branch, as the rate in the Singapore interbank market as of 12:00 P.M. (Singapore time) on the day of such Swing Line Advance or (ii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Singapore interbank market as of 12:00 P.M. Singapore time on the day of such Swing Line Advance.

“Specified Jurisdictions” means the United States, Canada, United Kingdom of Great Britain and Northern Ireland, Singapore, Australia, Japan, France, the Federal Republic of Germany, Netherlands, Belgium, Switzerland, Ireland, Luxembourg, Hong Kong, Hungary, the Czech Republic, the Republic of Poland, the Kingdom of Sweden, the Republic of Finland and the Kingdom of Norway.

“Standby Letter of Credit” means any Letter of Credit issued under any Letter of Credit Facility, other than a Trade Letter of Credit or a Bank Guarantee.

“Standing Payment Instruction” means, in relation to each Lender Party, the payment instruction set out in Schedule I or in any relevant Assignment and Acceptance or Lender Accession Agreement, as amended from time to time by written instructions of a duly authorized officer of the relevant Lender Party (delivered in a letter bearing the original signature of such duly authorized officer) to the Administrative Agent.

“Sterling” and “£” each means lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subfacility” means any Swing Line Facility or any Letter of Credit Facility, as the context may require.

“Subordinated Obligations” has the meaning specified in Section 7.07(a).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate (a) of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) the accounts of which would appear on the Consolidated financial statements of such Person in accordance with GAAP.

“Supplemental Addendum” has the meaning set forth in Section 2.20(a).

“Supplemental Borrower” means the applicable Borrower or Borrowers that is or are designated as the Borrower or Borrowers with respect to a particular Supplemental Tranche in accordance with Section 2.20(a).

“Supplemental Currency” has the meaning set forth in Section 2.20(a).

“Supplemental Tranche” has the meaning set forth in Section 2.20(a).

“Supplemental Tranche Advance” has the meaning specified in Section 2.01(a)(vii).

“Supplemental Tranche Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Supplemental Tranche Commitments” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Supplemental Tranche Commitments”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“Supplemental Tranche Effective Date” has the meaning set forth in Section 2.20(a).

“Supplemental Tranche Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Supplemental Tranche Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the applicable Supplemental Tranche at such time) and the denominator of which is the applicable Supplemental Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to such Supplemental Tranche at such time).

“Supplemental Tranche Request” has the meaning set forth in Section 2.20(a).

“Surviving Debt” means Debt for Borrowed Money of each Loan Party and its Subsidiaries outstanding immediately after the Effective Date.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Advance” means an advance made by (a) any Swing Line Bank pursuant to Section 2.01(c) or (b) any Lender pursuant to Section 2.02(b).

“Swing Line Availability Time” means (a) 2:00 P.M. (New York City time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the U.S. Dollar Swing Line Facility, (b) 3:00 P.M. (London time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Multicurrency Swing Line Facility, (c) 1:00 P.M. (Singapore time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Singapore Swing Line Facility, (d) 1:00 P.M. (Sydney time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Australian Swing Line Facility, (e) 1:00 P.M. (Mexico City time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Mexican Swing Line Facility and (f) 1:00 P.M. (Tokyo time) on the date of such Swing Line Borrowing in the case of Swing Line Borrowings under the Yen Swing Line Facility.

“Swing Line Bank” means, individually or collectively, as the context may require, (a) Citibank, N.A., in its capacity as the Lender of Swing Line Advances under the U.S. Dollar Swing Line Facility, (b) Citibank, N.A., London Branch, in its capacity as the Lender of Swing Line Advances under the Multicurrency Swing Line Facility, (c) Citibank N.A., Singapore Branch, in its capacity as the Lender of Swing Line Advances under the Singapore Swing Line Facility, (d) Citibank, N.A., Sydney Branch, in its capacity as the Lender of Swing Line Advances under the Australian Swing Line Facility, (e) Banamex, in its capacity as the Lender of Swing Line Advances under the Mexican Swing Line Facility, and (f) Citibank Japan Ltd., in its capacity as the Lender of the Swing Line Advances under the Yen Swing Line Facility, which Person is a Qualified Yen Lender, and in each case their respective successors and permitted assigns in such capacity.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by any Swing Line Bank pursuant to Section 2.01(c) or the Lenders pursuant to Section 2.02(b).

“Swing Line Borrowing Minimum” means, in respect of Swing Line Advances, $250,000 in the case of the U.S. Dollar Swing Line Facility, €250,000 in the case of the Multicurrency Swing Line Facility (or the Equivalent thereof in Sterling), A$250,000 in the case of the Australian Swing Line Facility, S$250,000 in the case of the Singapore Swing Line Facility, ¥25,000,000 in the case of the Yen Swing Line Facility and Ps$2,500,000 in the case of the Mexican Swing Line Facility.

“Swing Line Borrowing Multiple” means, in respect of Swing Line Advances, $100,000 in the case of the U.S. Dollar Swing Line Facility, €100,000 in the case of the Multicurrency Swing Line Facility (or the Equivalent thereof in Sterling), A$100,000 in the case of the Australian Swing Line Facility, S$100,000 in the case of the Singapore Swing Line Facility, ¥10,000,000 in the case of the Yen Swing Line Facility and Ps$1,000,000 in the case of the Mexican Swing Line Facility.

“Swing Line Commitment” means, with respect to each Swing Line Facility, the amount set forth opposite the applicable Swing Line Bank’s name on Schedule I hereto under the caption “Swing Line Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Deadline” means (a) 1:00 P.M. (New York City time) in the case of Swing Line Advances in Dollars, (b) 10:00 A.M. (Singapore time) in the case of Swing Line Advances in Singapore Dollars, (c) 9:30 A.M. (London time) in the case of Swing Line Advances in Euros or Sterling, (d) 10:00 A.M. (Sydney time) in the case of Swing Line Advances in Australian Dollars, (e) 12:00 P.M. (Mexico City time) in the case of Swing Line Advances in Mexico Pesos and (f) 10:00 A.M. (Tokyo time) in the case of Swing Line Advances in Yen.

“Swing Line Facility” means the Australian Swing Line Facility, the Singapore Swing Line Facility, the Multicurrency Swing Line Facility, the U.S. Dollar Swing Line Facility, the Mexican Swing Line Facility or the Yen Swing Line Facility.

“Swing Line Purchasing Notice Deadline” means (a) 2:00 P.M. (New York City time) in the case of Swing Line Advances in Dollars, (b) 11:30 A.M. (Singapore time) three Business Days prior to the proposed funding date by Lenders in the case of Swing Line Advances in Singapore Dollars, (c) 11:30 A.M. (London time) three Business Days prior to the proposed funding date by Lenders in the case of Swing Line Advances in Euros or Sterling, (d) 11:30 A.M. (Sydney time) three Business Days prior to the proposed funding date by Lenders in the case of Swing Line Advances in Australian Dollars, (e) 11:30 A.M. (Mexico City time) three Business Days prior to the proposed funding date by Lenders in the case of Swing Line Advances in Mexican Pesos and (f) 11:30 A.M. (Tokyo time) three Business Days prior to the proposed funding date by Lenders in the case of Swing Line Advances in Yen.

“Swiss Francs” and “CHF” each means lawful currency of the Swiss Federation.

“Swiss Guarantor” means any Guarantor incorporated or organized under the laws of Switzerland.

“Taxes” has the meaning specified in Section 2.12(a).

“TIIE Rate” means in relation to any Mexican Peso Revolving Credit Advance or Swing Line Advance in Mexican Pesos, the Equilibrium Interbank Interest Rate (Tasa de Interés Interbancaria de Equilibrio) for a term of 28 days (in the case of a one month Interest Period) or 91 days (in the case of a three month Interest Period), as published on the first day of the corresponding Interest Period by Banco de México in the Diario Oficial de la Federación, provided that if the TIIE Rate is not quoted on such date or such day is not a Business Day, on the next preceding Business Day on which there was such a quote, provided further that, in each case, in the event that the TIIE Rate shall cease to be published, “TIIE Rate” shall mean any rate specified by Banco de México as the substitute rate therefor.

“Technology Asset” means each Data Center Asset and Other Asset.

“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrowers or any of their respective Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose.

“Termination Date” means the earlier of (a) November 3, 2017, subject to any extension thereof pursuant to Section 2.16, and (b) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments and the Swing Line Commitments pursuant to Section 2.05 or 6.01.

“Term Loan Agreement” means that certain Term Loan Agreement, dated as of April 16, 2012, by and among the Operating Partnership, the other borrowers and guarantors named therein, Citibank, N.A., as administrative agent, the financial institutions party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as the syndication agents, and JPMorgan Securities, CGMI and MLPFS, as the arrangers, as amended.

“Term Loan Agreement Documents” means the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement).

“TMK” means a Tokutei Mokuteki Kaisha incorporated in Japan.

“TMK Law” means the Law Relating to Securitization of Assets of Japan (Law No. 105 of 1998, as amended).

“Total Asset Value” means, on any date of determination, the sum of the following without duplication: (a) the sum of the Asset Values for all Assets at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and Cash Equivalents on hand of the Parent Guarantor and its Subsidiaries minus (when calculating Consolidated Debt to Total Asset Value) Debt scheduled to mature within 24 months after the calculation of Consolidated Debt, plus (c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value in accordance with GAAP (but determined without giving effect to any depreciation) of all other investments held by the Parent Guarantor and its Subsidiaries at such date (exclusive of goodwill and other intangible assets).

“Total Reallocation Amount” has the meaning specified in Section 2.19(a).

“Total Unencumbered Asset Value” means, on any date of determination, an amount equal to the sum of the Asset Values of all Unencumbered Assets plus unrestricted cash and Cash Equivalents; provided, however, that the portion of the Total Unencumbered Asset Value attributable to (a) Redevelopment Assets, Development Assets and Assets owned by Controlled Joint Ventures shall not exceed 33% and (b) Unencumbered Assets located in jurisdictions outside of the Specified Jurisdictions shall not exceed 20%.

“Trade Letter of Credit” means any Letter of Credit that is issued under any Letter of Credit Facility for the benefit of a supplier of inventory or equipment to any Borrower or any of its Subsidiaries to effect payment for such inventory or equipment.

“Tranche” means each of the U.S. Dollar Revolving Credit Tranche, the Multicurrency Revolving Credit Tranche, the Yen Revolving Credit Tranche, the Australian Dollar Revolving Credit Tranche, the Singapore Dollar Revolving Credit Tranche, the Mexico Peso Revolving Credit Tranche and each Supplemental Tranche.

“Tranche Required Lenders” means, at any time, with respect to a Tranche, Lenders under such Tranche owed or holding greater than 50% of the sum of (a) the aggregate principal amount (expressed in the applicable Primary Currency and including the Equivalent in such Primary Currency at such time of any amounts denominated in any other currency) of the Advances outstanding at such time under such Tranche, (b) the aggregate Available Amount (expressed in the applicable Primary Currency and including the Equivalent in such Primary Currency at such time of any amounts denominated in any other currency) of all Letters of Credit under such Tranche outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments relating to such Tranche at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders participating in the applicable Tranche to which such Swing Line Advances or Letters of Credit, as applicable, relate, ratably in accordance with their Applicable Pro Rata Shares.

“Transfer” means sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire.

“Transfer Date” means, in relation to an assignment by a Lender pursuant to Section 9.07(a), the later of: (a) the proposed Transfer Date specified in the Assignment and Acceptance and (b) the date which is the fifth Business Day after the date of delivery of the relevant Assignment and Acceptance to the Administrative Agent, or such earlier Business Day endorsed by the Administrative Agent on such Assignment and Acceptance.

“Treasury Regulations” means the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code.

“Type” refers to the distinction between Advances bearing interest by reference to the Base Rate and Advances bearing interest by reference to the Floating Rate.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest under any Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York or any other applicable law, “UCC” means the Uniform Commercial Code or such other applicable law as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unconsolidated Affiliate” means any Person (a) in which the Parent Guarantor or any of its Subsidiaries holds any direct or indirect Equity Interest, (b) that is not a Subsidiary of the Parent Guarantor or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the Parent Guarantor.

“Unconsolidated Affiliate Assets” means, with respect to any Unconsolidated Affiliate at any time, the assets owned by such Unconsolidated Affiliate at such time.

“Unencumbered Adjusted Net Operating Income” means, for any period, without duplication, (i) the aggregate Adjusted Net Operating Income for all Unencumbered Assets plus (ii) Allowed Unconsolidated Affiliate Earnings that are not subject to any Lien; provided, however, that the portion of the Unencumbered Adjusted Net Operating Income attributable to Allowed Unconsolidated Affiliate Earnings shall not exceed 15%.

“Unencumbered Asset Conditions” means, with respect to any Asset, that such Asset is (a) a Technology Asset, Development Asset or Redevelopment Asset, (b) wholly owned in fee simple absolute (or the equivalent thereof in the jurisdiction in which the applicable Asset is located) or subject to a Qualifying Ground Lease, (c) not subject to any Lien (other than Permitted Liens) or any Negative Pledge, and (d) owned directly by the Operating Partnership, a Wholly-Owned Subsidiary or a Controlled Joint Venture, the direct and indirect Equity interests in which are not subject to any Lien (other than Permitted Liens) or any Negative Pledge.

“Unencumbered Assets” means only those Assets that satisfy the Unencumbered Asset Conditions, including those Assets listed on the schedule of Unencumbered Assets delivered to the Administrative Agent as of the Closing Date (as updated from time to time pursuant to Section 5.03(d)).

“Unencumbered Assets Certificate” means a certificate in substantially the form of Exhibit E hereto, duly certified by the Chief Financial Officer or other Responsible Officer of the Parent Guarantor.

“Unencumbered Assets Debt Service Coverage Ratio” means, at any date of determination, the ratio of (a) the aggregate Unencumbered Adjusted Net Operating Income to (b) interest (including capitalized interest) paid or payable in cash on all Debt for Borrowed Money that is Unsecured Debt of the Parent Guarantor and its Subsidiaries for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, determined on a Consolidated basis for such period.

“Unsecured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the Parent Guarantor and its Subsidiaries, including, without limitation, the Facility Exposure, but exclusive of (a) Consolidated Secured Debt and (b) guarantee obligations in respect of Consolidated Secured Debt.

“Unused Australian Revolving Credit Commitment” means, with respect to any Lender with an Australian Dollar Revolving Credit Commitment at any time, (a) such Lender’s Australian Dollar Revolving Credit Commitment at such time minus (b) the sum, without duplication, of (i) the aggregate principal amount of all Australian Dollar Revolving Credit Advances, Swing Line Advances under the Australian Swing Line Facility and Letter of Credit Advances under the Australian Letter of Credit Facility made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Australian Dollar Revolving Credit Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit under the Australian Letter of Credit Facility outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances under the Australian Letter of Credit Facility made by the applicable Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances under the Australian Swing Line Facility made by the applicable Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Unused Mexican Revolving Credit Commitment” means, with respect to any Lender with a Mexican Peso Revolving Credit Commitment at any time, (a) such Lender’s Mexican Peso Revolving Credit Commitment at such time minus (b) the sum, without duplication, of (i) the aggregate principal amount of all Mexican Peso Revolving Credit Advances, Swing Line Advances under the Mexican Swing Line Facility and Letter of Credit Advances under the Mexican Letter of Credit Facility made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Mexican Peso Revolving Credit Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit under the Mexican Letter of Credit Facility outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances under the Mexican Letter of Credit Facility made by the applicable Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances under the Mexican Swing Line Facility made by the applicable Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Unused Multicurrency Revolving Credit Commitment” means, with respect to any Lender with a Multicurrency Revolving Credit Commitment at any time, (a) such Lender’s Multicurrency Revolving Credit Commitment at such time minus (b) the sum, without duplication, of (i) the aggregate principal amount (denominated in Dollars (including, if applicable, the Equivalent in Dollars of any amounts that are not Dollar denominated)) of all Multicurrency Revolving Credit Advances, Swing Line Advances under the Multicurrency Swing Line Facility and Letter of Credit Advances under the Multicurrency Letter of Credit Facility made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Multicurrency Dollar Revolving Credit Pro Rata Share of (A) the aggregate Available Amount (denominated in Dollars (including, if applicable, the Equivalent in Dollars of any amounts that are not Dollar denominated)) of all Letters of Credit under the Multicurrency Letter of Credit Facility outstanding at such time, (B) the aggregate principal amount (denominated in Dollars (including, if applicable, the Equivalent in Dollars of any amounts that are not Dollar denominated)) of all Letter of Credit Advances under the Multicurrency Letter of Credit Facility made by the applicable Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount (denominated in Dollars (including, if applicable, the Equivalent in Dollars of any amounts that are not Dollar denominated)) of all Swing Line Advances under the Multicurrency Swing Line Facility made by the applicable Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Unused Revolving Credit Commitment” means, with respect to any Lender at any time, the sum of such Lender’s (a) Unused U.S. Dollar Revolving Credit Commitment at such time, (b) Unused Multicurrency Revolving Credit Commitment at such time, (c) Unused Yen Revolving Credit Commitment at such time, (d) Unused Australian Revolving Credit Commitment at such time, (e) Unused Singapore Revolving Credit Commitment at such time, (f) Unused Mexican Revolving Credit Commitment at such time and (g) Unused Supplemental Tranche Commitments, if any, at such time.

“Unused Singapore Revolving Credit Commitment” means, with respect to any Lender with a Singapore Dollar Revolving Credit Commitment at any time, (a) such Lender’s Singapore Dollar Revolving Credit Commitment at such time minus (b) the sum, without duplication, of (i) the aggregate principal amount of all Singapore Dollar Revolving Credit Advances, Swing Line Advances under the Singapore Swing Line Facility and Letter of Credit Advances under the Singapore Letter of Credit Facility made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Singapore Dollar Revolving Credit Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit under the Singapore Letter of Credit Facility outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances under the Singapore Letter of

Credit Facility made by the applicable Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances under the Singapore Swing Line Facility made by the applicable Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Unused Supplemental Tranche Commitment” means, with respect to any Lender with one or more Supplemental Tranche Commitments at any time, (a) such Lender’s Supplemental Tranche Commitment at such time with respect to the applicable Supplemental Tranche minus (b) the aggregate principal amount of all Supplemental Tranche Advances under such Supplemental Tranche made by such Lender (in its capacity as a Lender) and outstanding at such time.

“Unused U.S. Dollar Revolving Credit Commitment” means, with respect to any Lender with a U.S. Dollar Revolving Credit Commitment at any time, (a) such Lender’s U.S. Dollar Revolving Credit Commitment at such time minus (b) the sum, without duplication, of (i) the aggregate principal amount of all U.S. Dollar Revolving Credit Advances, Swing Line Advances under the U.S. Dollar Swing Line Facility and Letter of Credit Advances under the U.S. Dollar Letter of Credit Facility made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s U.S. Dollar Revolving Credit Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit under the U.S. Dollar Letter of Credit Facility outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances under the U.S. Dollar Letter of Credit Facility made by the applicable Issuing Bank pursuant to Section 2.03(c) and outstanding at such time, (C) the aggregate principal amount of all Competitive Bid Advances made by the U.S. Dollar Lender Parties pursuant to Section 2.02(c) and outstanding at such time and (D) the aggregate principal amount of all Swing Line Advances under the U.S. Dollar Swing Line Facility made by the applicable Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Unused Yen Revolving Credit Commitment” means, with respect to any Lender with a Yen Revolving Credit Commitment at any time, (a) such Lender’s Yen Revolving Credit Commitment at such time minus (b) the sum, without duplication, of (i) the aggregate principal amount of all Yen Revolving Credit Advances, Swing Line Advances under the Yen Swing Line Facility and Letter of Credit Advances under the Yen Letter of Credit Facility made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Yen Revolving Credit Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit under the Yen Letter of Credit Facility outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances under the Yen Letter of Credit Facility made by the applicable Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances under the Yen Swing Line Facility made by the applicable Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“Up-stream Guaranty” has the meaning specified in Section 7.09(f).

“U.S. Borrower” means the Operating Partnership and each Additional Borrower that is designated as a Borrower with respect to Competitive Bid Advances, the U.S. Dollar Revolving Credit Tranche or any Subfacility of the U.S. Dollar Revolving Credit Tranche.

“U.S. Dollar Issuing Bank” means Citibank, N.A., Bank of America, N.A. (or any Affiliate thereof), JPMorgan Chase Bank, N.A. (or any Affiliate thereof) and any other Lender approved as a U.S. Dollar Issuing Bank by the Administrative Agent and the Borrower and any Eligible Assignee to which a U.S. Dollar Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a U.S. Dollar Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its U.S. Dollar Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as Citibank, N.A., such Lender or such Eligible Assignee, as the case may be, shall have a U.S. Dollar Letter of Credit Commitment.

“U.S. Dollar Lender Party” means any U.S. Dollar Revolving Lender, the Swing Line Bank under the U.S. Dollar Swing Line Facility or a U.S. Dollar Issuing Bank.

“U.S. Dollar Letter of Credit Commitment” means, with respect to any U.S. Dollar Issuing Bank at any time, the amount set forth opposite such U.S. Dollar Issuing Bank’s name on Schedule I hereto under the caption “U.S. Dollar Letter of Credit Commitment” or, if such U.S. Dollar Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such U.S. Dollar Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such U.S. Dollar Issuing Bank’s “U.S. Dollar Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.19.

“U.S. Dollar Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the U.S. Dollar Issuing Banks’ Letter of Credit Commitments at such time, and (b) $100,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The U.S. Dollar Letter of Credit Facility shall be a Subfacility of the U.S. Dollar Revolving Credit Tranche.

“U.S. Dollar Letters of Credit” has the meaning specified in Section 2.01(b).

“U.S. Dollar Revolving Credit Advance” has the meaning specified in Section 2.01(a)(i).

“U.S. Dollar Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “U.S. Dollar Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “U.S. Dollar Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“U.S. Dollar Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ U.S. Dollar Revolving Credit Commitments at such time.

“U.S. Dollar Revolving Lender” means any Person that is a Lender hereunder in respect of the U.S. Dollar Revolving Credit Tranche in its capacity as a Lender in respect of such Tranche.

“U.S. Dollar Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s U.S. Dollar Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the U.S. Dollar Revolving Credit Tranche at such time) and the denominator of which is the U.S. Dollar Revolving Credit Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to the U.S. Dollar Revolving Credit Tranche at such time).

“U.S. Dollar Swing Line Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Swing Line Commitments relating to the Dollar denominated Swing Line Facility at such time, and (b) $100,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The U.S. Dollar Swing Line Facility shall be a Subfacility of the U.S. Dollar Revolving Credit Tranche.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Foreign Subsidiary” means a Foreign Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” means a Subsidiary of the Operating Partnership where one-hundred percent (100%) of all of the Equity Interests (other than directors’ qualifying shares) and voting interests of such Subsidiary are owned directly or indirectly by the Operating Partnership.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Yen” and “¥” each means the lawful currency of Japan.

“Yen Borrower” means the Initial Yen Borrower 1 and each Additional Borrower that is designated as a Borrower with respect to the Yen Revolving Credit Tranche, the Yen Swing Line Facility or the Yen Letter of Credit Facility.

“Yen Issuing Bank” means Citibank Japan Ltd. (or any Affiliate thereof) and any other Lender that is a Qualified Yen Lender and is approved as a Yen Issuing Bank by the Administrative Agent and the Operating Partnership and any Eligible Assignee to which a Yen Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Yen Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Yen Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such initial Yen Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Yen Letter of Credit Commitment.

“Yen Lender Party” means any Yen Revolving Lender, the Swing Line Bank under the Yen Swing Line Facility or a Yen Issuing Bank.

“Yen Letter of Credit Commitment” means, with respect to any Yen Issuing Bank at any time, the amount set forth opposite such Yen Issuing Bank’s name on Schedule I hereto under the caption “Yen Letter of Credit Commitment” or, if such Yen Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Yen Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Yen Issuing Bank’s “Yen Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.19.

“Yen Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Yen Issuing Banks’ Letter of Credit Commitments at such time, and (b) ¥1,500,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Yen Letter of Credit Facility shall be a Subfacility of the Yen Revolving Credit Tranche.

“Yen Letters of Credit” has the meaning specified in Section 2.01(b).

“Yen Revolving Credit Advance” has the meaning specified in Section 2.01(a)(v).

“Yen Revolving Credit Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Yen Revolving Credit Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Yen Revolving Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05 or 2.19 or increased pursuant to Section 2.18 or 2.19.

“Yen Revolving Credit Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Yen Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure with respect to the Yen Revolving Credit Tranche at such time) and the denominator of which is the Yen Revolving Credit Tranche at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the total Facility Exposure with respect to the Yen Revolving Credit Tranche at such time).

“Yen Revolving Credit Tranche” means, at any time, the aggregate amount of the Lenders’ Yen Revolving Credit Commitments at such time.

“Yen Revolving Lender” means any Person that is a Lender hereunder in respect of the Yen Revolving Credit Tranche in its capacity as a Lender in respect of such Tranche, provided that each Yen Revolving Lender shall be a Qualified Yen Lender.

“Yen Swing Line Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Swing Line Commitments relating to the Yen Swing Line Facility at such time, and (b) ¥1,500,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05. The Yen Swing Line Facility shall be a Subfacility of the Yen Revolving Credit Tranche.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. Unless otherwise specified, all references herein to times of day shall be references to (a) New York time in connection with matters relating to the U.S. Dollar Revolving Credit Tranche, (b) London time in connection with matters relating to the Multicurrency Revolving Credit Tranche, (c) Singapore time in connection with matters relating to the Singapore Dollar Revolving Credit Tranche, (d) Sydney time in connection with matters relating to the Australian Dollar Revolving Credit Tranche, (e) Mexico City time in connection with matters relating to the Mexican Peso Revolving Credit Tranche, (f) Tokyo time in connection with matters relating to the Yen Revolving Credit Tranche, (g) the local time of the principal banking center of the jurisdiction that issues the Supplemental Currency under each Supplemental Tranche in connection with matters relating to such Supplemental Tranche, and (h) in all other cases, New York time.

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the Parent Guarantor referred to in Section 4.01(g) (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit. (a) (i) U.S. Revolving Credit Advances. Each Lender with a U.S. Dollar Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “U.S. Dollar Revolving Credit Advance”) in Dollars to the U.S. Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such U.S. Dollar Revolving Credit Advance not to exceed such Lender’s Unused U.S. Dollar Revolving Credit Commitment at such time, provided that the aggregate amount of the U.S. Dollar Revolving Credit Commitments of the U.S. Dollar Revolving Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the U.S. Dollar Revolving Credit Commitments shall be allocated among the U.S. Dollar Revolving Lenders ratably according to their respective U.S. Dollar Revolving Credit Commitments (such deemed use of the aggregate amount of the U.S. Dollar Revolving Credit Commitments being a “Competitive Bid Reduction”). Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of U.S. Dollar Revolving Credit Advances in Dollars of the same Type made simultaneously by the Lenders with U.S. Dollar Revolving Credit Commitments ratably according to their U.S. Dollar Revolving Credit Commitments. Within the limits of each Lender’s Unused U.S. Dollar Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the U.S. Borrowers may borrow under this Section 2.01(a)(i), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(i).

(ii) Multicurrency Revolving Credit Advances. Each Lender with a Multicurrency Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Multicurrency Revolving Credit Advance”) in Dollars or in a Multicurrency Committed Foreign Currency to the Multicurrency Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Multicurrency Revolving Credit Advance not to exceed such Lender’s Unused Multicurrency Revolving Credit Commitment at such time. The Equivalent in Dollars of the portion of the Facility Exposure with respect to the Multicurrency Revolving Credit Tranche denominated in Multicurrency Committed Foreign Currencies plus the portion of the Facility Exposure with respect to the Multicurrency Revolving Credit Tranche denominated in Dollars shall not at any time exceed the aggregate Multicurrency Revolving Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Multicurrency Revolving Credit Advances of the same Type and in the same currency made simultaneously by the Lenders with Multicurrency Revolving Credit Commitments ratably according to their Multicurrency Revolving Credit Commitments. Within the limits of each Lender’s Unused Multicurrency Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Multicurrency Borrowers may borrow under this Section 2.01(a)(ii), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(ii). All Multicurrency Revolving Credit Advances shall be Floating Rate Advances.

(iii) Australian Dollar Revolving Credit Advances. Each Lender with an Australian Dollar Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each an “Australian Dollar Revolving Credit Advance”) in an Australian Committed Currency to an Australia Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Australian Dollar Revolving Credit Advance not to exceed such Lender’s Unused Australian Dollar Revolving Credit Commitment at such time. The Equivalent in Australian Dollars of the portion of the Facility Exposure with respect to the Australian Dollar Revolving Credit Tranche denominated in Australian Committed Currencies (other than Australian Dollars) plus the portion of the Facility Exposure with respect to the Australian Dollar Revolving Credit Tranche denominated in Australian Dollars shall not at any time exceed the aggregate Australian Dollar Revolving

Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Australian Dollar Revolving Credit Advances and in the same currency made simultaneously by the Lenders with Australian Dollar Revolving Credit Commitments ratably according to their Australian Dollar Revolving Credit Commitments. Within the limits of each Lender’s Unused Australian Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Australia Borrowers may borrow under this Section 2.01(a)(iii), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(iii). All Australian Dollar Revolving Credit Advances shall be Floating Rate Advances.

(iv) Singapore Dollar Revolving Credit Advances. Each Lender with a Singapore Dollar Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Singapore Dollar Revolving Credit Advance”) in a Singapore Committed Currency to a Singapore Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Singapore Dollar Revolving Credit Advance not to exceed such Lender’s Unused Singapore Dollar Revolving Credit Commitment at such time. The Equivalent in Singapore Dollars of the portion of the Facility Exposure with respect to the Singapore Dollar Revolving Credit Tranche denominated in Singapore Committed Currencies (other than Singapore Dollars) plus the portion of the Facility Exposure with respect to the Singapore Dollar Revolving Credit Tranche denominated in Singapore Dollars shall not at any time exceed the aggregate Singapore Dollar Revolving Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Singapore Dollar Revolving Credit Advances and in the same currency made simultaneously by the Lenders with Singapore Dollar Revolving Credit Commitments ratably according to their Singapore Dollar Revolving Credit Commitments. Within the limits of each Lender’s Unused Singapore Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Singapore Borrowers may borrow under this Section 2.01(a)(iv), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(iv). All Singapore Dollar Revolving Credit Advances shall be Floating Rate Advances.

(v) Yen Revolving Credit Advances. Each Lender with a Yen Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Yen Revolving Credit Advance”) in Yen to a Yen Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Yen Revolving Credit Advance not to exceed such Lender’s Unused Yen Revolving Credit Commitment at such time. The portion of the Facility Exposure with respect to the Yen Revolving Credit Tranche shall not at any time exceed the aggregate Yen Revolving Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Yen Revolving Credit Advances in Yen made simultaneously by the Lenders with Yen Revolving Credit Commitments ratably according to their Yen Revolving Credit Commitments. Within the limits of each Lender’s Unused Yen Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Yen Borrowers may borrow under this Section 2.01(a)(v), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(v). All Yen Revolving Credit Advances shall be Floating Rate Advances.

(vi) Mexican Peso Revolving Credit Advances. Each Lender with a Mexican Peso Revolving Credit Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each an “Mexican Peso Revolving Credit Advance”) in Mexican Pesos to a Mexican Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Mexican Peso Revolving Credit Advance not to exceed such Lender’s Unused Mexican Peso Revolving Credit Commitment at such time. The portion of the Facility Exposure with respect to the Mexican Peso Revolving Credit Tranche shall not at any time exceed the aggregate Mexican Peso Revolving Credit Commitments. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Mexican Peso Revolving Credit Advances made in Mexican Pesos simultaneously by the Lenders with Mexican Peso

Revolving Credit Commitments ratably according to their Mexican Peso Revolving Credit Commitments. Within the limits of each Lender’s Unused Mexican Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Mexican Borrowers may borrow under this Section 2.01(a)(vi), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(vi). All Mexican Peso Revolving Credit Advances shall be Floating Rate Advances. Notwithstanding anything to the contrary, no Mexican Peso Revolving Credit Advance shall be available to a Mexican Borrower until the Borrowers have complied with the provisions of Section 2.20(b).

(vii) Supplemental Tranche Advances. Each Lender with a Supplemental Tranche Commitment severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Supplemental Tranche Advance”) in the applicable Supplemental Currency to an applicable Supplemental Borrower from time to time on any Business Day during the period from the Supplemental Tranche Effective Date with respect to such Supplemental Tranche until the Termination Date in an amount for each such Supplemental Tranche Advance not to exceed such Lender’s Unused Supplemental Tranche Commitment at such time. The Equivalent in the Primary Currency of the portion of the Facility Exposure with respect to such Supplemental Tranche denominated in currencies other than the applicable Primary Currency plus the portion of the Facility Exposure with respect to such Supplemental Tranche denominated in such Primary Currency shall not at any time exceed the aggregate Supplemental Tranche Commitments with respect to the applicable Supplemental Tranche. Each Borrowing shall be in an aggregate amount not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and shall consist of Supplemental Tranche Advances and in the same currency made simultaneously by the Lenders with Supplemental Tranche Commitments with respect to such Supplemental Tranche ratably according to their applicable Supplemental Tranche Commitments with respect to such Supplemental Tranche. Within the limits of each Lender’s Unused Supplemental Tranche Commitment in effect from time to time and prior to the Termination Date, the applicable Supplemental Borrowers may borrow under this Section 2.01(a)(vii), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a)(vii).

(b) (i) U.S. Dollar Letters of Credit. Each U.S. Dollar Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit denominated in Dollars in respect of the U.S. Dollar Revolving Credit Tranche and to continue any Existing Letters of Credit denominated in Dollars in respect of the U.S. Dollar Revolving Credit Tranche (set forth on Schedule IV hereto) (the “U.S. Dollar Letters of Credit”), for the account of any U.S. Borrower from time to time on any Business Day during the period from the date hereof until 10 Business Days before the Termination Date in an aggregate Available Amount (A) for all U.S. Dollar Letters of Credit not to exceed at any time the U.S. Dollar Letter of Credit Facility at such time, (B) for all U.S. Dollar Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s U.S. Dollar Letter of Credit Commitment at such time, and (C) for each such U.S. Dollar Letter of Credit not to exceed the Unused U.S. Dollar Revolving Credit Commitments of the Lenders at such time.

(ii) Multicurrency Letters of Credit. Each Multicurrency Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit denominated in Dollars or letters of credit or Bank Guarantees denominated in a Multicurrency Committed Foreign Currency in each case in respect of the Multicurrency Revolving Credit Tranche and to continue any Existing Letters of Credit and Bank Guarantees denominated in such currencies in respect of the Multicurrency Revolving Credit Tranche (set forth on Schedule IV hereto) (such letters of credit and Bank Guarantees, collectively, the “Multicurrency Letters of Credit”), for the account of any Multicurrency Borrower from time to time on any Business Day during the period from the date hereof until 10 Business Days before the Termination Date in an aggregate Available Amount (A) for all Multicurrency Letters of Credit not to exceed at any time the Multicurrency Letter of Credit Facility at such time, (B) for all Multicurrency Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Multicurrency Letter of Credit Commitment at such time, and (C) for each such Multicurrency Letter of Credit not to exceed the Unused Multicurrency Revolving Credit Commitments of the Lenders at such time.

(iii) Yen Letters of Credit. Each Yen Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit or Bank Guarantees denominated in Yen in each case in respect of the Yen Revolving Credit Tranche (such letters of credit and Bank Guarantees, collectively, the “Yen Letters of Credit”), for the account of any Yen Borrower from time to time on any Business Day during the period from the date hereof until 10 Business Days before the Termination Date in an aggregate Available Amount (A) for all Yen Letters of Credit not to exceed at any time the Yen Letter of Credit Facility at such time, (B) for all Yen Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Yen Letter of Credit Commitment at such time, and (C) for each such Yen Letter of Credit not to exceed the Unused Yen Revolving Credit Commitments of the Lenders at such time.

(iv) Australian Letters of Credit. Each Australian Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit denominated in Dollars or letters of credit or Bank Guarantees denominated in any other Australia Committed Currency in respect of the Australian Dollar Revolving Credit Tranche (such letters of credit and Bank Guarantees, collectively, the “Australian Letters of Credit”), for the account of any Australia Borrower from time to time on any Business Day during the period from the date hereof until 10 Business Days before the Termination Date in an aggregate Available Amount (A) for all Australian Letters of Credit not to exceed at any time the Australian Letter of Credit Facility at such time, (B) for all Australian Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Australian Letter of Credit Commitment at such time, and (C) for each such Australian Letter of Credit not to exceed the Unused Australian Dollar Revolving Credit Commitments of the Lenders at such time.

(v) Singapore Letters of Credit. Each Singapore Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit or Bank Guarantees denominated in any Singapore Committed Currency in respect of the Singapore Dollar Revolving Credit Tranche (such letters of credit and Bank Guarantees, collectively, the “Singapore Letters of Credit”), for the account of any Singapore Borrower from time to time on any Business Day during the period from the date hereof until 10 Business Days before the Termination Date in an aggregate Available Amount (A) for all Singapore Letters of Credit not to exceed at any time the Singapore Letter of Credit Facility at such time, (B) for all Singapore Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Singapore Letter of Credit Commitment at such time, and (C) for each such Singapore Letter of Credit not to exceed the Unused Singapore Dollar Revolving Credit Commitments of the Lenders at such time.

(vi) Mexican Letters of Credit. Each Mexican Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit or Bank Guarantees denominated in Mexican Pesos in respect of the Mexican Peso Revolving Credit Tranche (such letters of credit and Bank Guarantees, collectively, the “Mexican Letters of Credit”), for the account of any Mexican Borrower from time to time on any Business Day during the period from the date hereof until 10 Business Days before the Termination Date in an aggregate Available Amount (A) for all Mexican Letters of Credit not to exceed at any time the Mexican Letter of Credit Facility at such time, (B) for all Mexican Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Mexican Letter of Credit Commitment at such time, and (C) for each such Mexican Letter of Credit not to exceed the Unused Mexican Peso Revolving Credit Commitments of the Lenders at such time. Notwithstanding anything to the contrary, no Mexican Letter of Credit shall be available to a Mexican Borrower until the Borrowers have complied with the provisions of Section 2.20(b).

(vii) Letter of Credit Requirements. No Letter of Credit shall have an expiration date (including all rights of any Borrower or the beneficiary to require renewal) later than (A) in the case of a Standby Letter of Credit, the earlier of (1) 10 Business Days before the Termination Date and (2) one year after the date of issuance thereof, but may by its terms be automatically renewable for additional twelve month periods, (B) in the case of a Trade Letter of Credit, the earlier of (1) 10 Business Days before the Termination

Date, and (2) 180 days after the date of issuance thereof, and (C) in the case of a Bank Guarantee, 10 Business Days before the Termination Date; provided, however, that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) permit the applicable Issuing Bank to prevent any such automatic renewal at least once in each twelve-month period by providing prior notice to the beneficiary not later than a day (a “Non-Renewal Notice Date”) in each twelve month period to be agreed upon at the time such Standby Letter of Credit is issued, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 10 Business Days before the Termination Date. Unless otherwise directed by the applicable Issuing Bank, no Borrower shall be required to make a specific request to the applicable Issuing Bank for any such automatic renewal. Once a Standby Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Standby Letter of Credit, provided that the applicable Issuing Bank shall not permit any such renewal if such Issuing Bank (A) has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof, or (B) has received notice (which may be by telephone or in writing) at least two (2) Business Days prior to the Non-Renewal Notice Date from the Administrative Agent or any Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such renewal. Within the limits of each Letter of Credit Facility, and subject to the limits referred to above, the applicable Borrowers may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Notwithstanding the foregoing, from and after the date on which the Borrowers give notice of their election to extend the Termination Date pursuant to Section 2.16, all references in this Section 2.01(b) to “10 Business Days before the Termination Date” shall be deemed to refer to 10 Business Days before the Termination Date that will apply following the effectiveness of such extension. Without limiting the generality of the foregoing, no Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any applicable law to such Issuing Bank or any directive from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or (ii) the issuance of such Letter of Credit would violate any applicable laws.

(c) The Swing Line Advances. An applicable Borrower may request the applicable Swing Line Bank to make, and such Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in (A) Dollars with respect to the U.S. Dollar Swing Line Facility, (B) Euros or Sterling with respect to the Multicurrency Swing Line Facility, (C) Australian Dollars with respect to the Australian Swing Line Facility, (D) Singapore Dollars with respect to the Singapore Swing Line Facility, (E) Mexican Pesos with respect to the Mexican Swing Line Facility or (F) Yen with respect to the Yen Swing Line Facility, (ii) in an aggregate amount not to exceed at any time outstanding for Swing Line Advances under each Swing Line Facility, the Swing Line Commitment relating to such Swing Line Facility and (iii) in an amount for each Swing Line Borrowing not to exceed the aggregate of (A) the Unused U.S. Dollar Revolving Credit Commitments of the Lenders with U.S. Dollar Revolving Credit Commitments at such time with respect to Swing Line Advances under the U.S. Dollar Swing Line Facility, (B) the Unused Multicurrency Revolving Credit Commitments of the Lenders with Multicurrency Revolving Credit Commitments at such time with respect to Swing Line Advances under the Multicurrency Swing Line Facility, (C) the Unused Yen Revolving Credit Commitments of the Lenders with Yen Revolving Credit Commitments at such time with respect to Swing Line Advances under the Yen Swing Line Facility, (D) the Unused Australian Dollar Revolving Credit Commitments of the Lenders with Australian Dollar Revolving Credit Commitments at such time with respect to Swing Line Advances under the Australian Swing Line Facility, (E) the Unused Singapore Dollar Revolving Credit Commitments of the Lenders with Singapore Dollar Revolving Credit Commitments at such time with respect to Swing Line Advances under the Singapore Swing Line Facility and (F) the Unused

Mexican Peso Revolving Credit Commitments of the Lenders with Mexican Peso Revolving Credit Commitments at such time with respect to Swing Line Advances under the Mexican Swing Line Facility. Swing Line Advances under (x) the U.S. Dollar Swing Line Facility shall be made as Base Rate Advances and (y) any other Swing Line Facility shall be made as Floating Rate Advances. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of the Swing Line Borrowing Minimum or an integral multiple equal to the Swing Line Borrowing Multiple in excess thereof. Within the limits of each Swing Line Facility and within the limits referred to in clauses (ii) and (iii) above, the Borrowers may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(c). If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Swing Line Advance is at the time outstanding, any applicable Swing Line Bank may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.21), by notice to the Borrowers and such Defaulting Lender through the Administrative Agent, require the Borrowers to Cash Collateralize the obligations of the Borrowers to such Swing Line Bank in respect of such Swing Line Advance in amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements reasonably satisfactory to the Administrative Agent and to such Swing Line Bank in its reasonable discretion to protect such Swing Line Bank against the risk of non-payment by such Defaulting Lender. In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender, each Swing Line Bank is hereby authorized by the Borrowers (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.02(a) in such amounts and in such times as may be required to (i) repay an outstanding Swing Line Advance, and/or (ii) Cash Collateralize the obligations of the applicable Borrowers in respect of outstanding Swing Line Advances in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Swing Line Advance.

(d) Competitive Bid Advances. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each U.S. Dollar Revolving Lender severally agrees that a U.S. Borrower may, to the extent the Parent Guarantor’s Debt Rating is BBB- or Baa3 or better at such time, make Competitive Bid Borrowings under Section 2.02(c) from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below, provided that, following the making of each Competitive Bid Borrowing, (i) the aggregate amount of the Competitive Bid Advances of all U.S. Dollar Revolving Lenders then outstanding shall not exceed an amount equal to 50% of the U.S. Dollar Revolving Credit Commitments and (ii) with regard to the U.S. Dollar Revolving Lenders collectively, the principal amount of the applicable Competitive Bid Advance shall not exceed the aggregate Unused U.S. Dollar Revolving Credit Commitments. Each Competitive Bid Advance shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Competitive Bid Advances shall be made available in Dollars only.

SECTION 2.02. Making the Advances; Applicable Borrowers. (a) Except as otherwise provided in Section 2.03, each Borrowing (other than Swing Line Borrowings) shall be made on notice, given not later than the applicable Notice of Borrowing Deadline by the applicable Borrower to the Administrative Agent, and with respect to the initial Borrowing, such notice may be provided to the Administrative Agent prior to the date hereof. The Administrative Agent shall provide each relevant Lender with prompt notice thereof by e-mail, telex or facsimile. Each such notice of a Borrowing (other than Swing Line Borrowings) (a “Notice of Borrowing”) shall be in writing and sent by e-mail, telex or facsimile, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Tranche under which such Borrowing is requested, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) except in the case of a Borrowing consisting of Base Rate Advances, the initial Interest Period for each such Advance, (vi) in the case of a Borrowing consisting of Multicurrency Revolving Credit Advances, Yen Revolving Credit Advances, Australian Dollar Revolving Credit Advances, Singapore Dollar Revolving Credit Advances or Supplemental Tranche Advances, the

currency of such Advances, (vii) the applicable Borrower or Borrowers proposing such Borrowing, and (viii) the portion of funds from such Borrowing to be applied to the repayment of Swing Line Advances (including the currency thereof) and the interest accrued and unpaid thereon in accordance with the last sentence of this Section 2.02(a). Each Lender with a Commitment in respect of the applicable Tranche shall, before the applicable Funding Deadline make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders in respect of the applicable Tranche. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting the Borrower’s Account; provided, however, that for each Borrowing, if requested by the applicable Borrower in its Notice of Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the applicable Swing Line Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the applicable Swing Line Bank and such other Lenders for repayment of such Swing Line Advances.

(b) Each Swing Line Borrowing shall be made on notice, given not later than the Swing Line Deadline on the date of the proposed Swing Line Borrowing, by the applicable Borrower to (x) the Administrative Agent in the case of the Multicurrency Swing Line Facility and (y) the applicable Swing Line Bank and the Administrative Agent in the case of the other Swing Line Facilities. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by e-mail (in the case of the Singapore Swing Line Facility and Australian Swing Line Facility), e-mail or facsimile (in the case of the Multicurrency Swing Line Facility and the Yen Swing Line Facility) and e-mail, telex or facsimile (in the case of the U.S. Dollar Swing Line Facility and the Mexican Swing Line Facility), in each case specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing, (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the fourteenth Business Day after the requested date of such Borrowing and (B) the Termination Date), (iv) the currency of such Borrowing, and (v) the Borrower proposing such Borrowing. The applicable Swing Line Bank or, in the case of the Multicurrency Swing Line Facility, the applicable Swing Line Bank or the Administrative Agent (after the Swing Line Bank has funded the amount to the Administrative Agent) shall, before the Swing Line Availability Time, make the amount thereof available to the applicable Borrower by crediting a Borrower’s Account maintained by the applicable Borrower in same day funds except to the extent that the Administrative Agent or such Swing Line Bank, as applicable, has actual knowledge of a Default or Event of Default that has occurred and is then continuing. Upon written demand by the applicable Swing Line Bank, with a copy of such demand to the Administrative Agent, each (A) U.S. Dollar Revolving Lender with respect to the U.S. Dollar Swing Line Facility, (B) Multicurrency Revolving Lender with respect to the Multicurrency Swing Line Facility, (C) Yen Revolving Lender with respect to the Yen Swing Line Facility, (D) Australian Dollar Revolving Lender with respect to the Australian Swing Line Facility, (E) Singapore Dollar Revolving Lender with respect to the Singapore Swing Line Facility and (G) Mexican Peso Revolving Lender with respect to the Mexican Swing Line Facility, shall purchase from such Swing Line Bank, and such Swing Line Bank shall sell and assign to each such Lender, such Lender’s Applicable Pro Rata Share of an outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrowers hereby agree to each such sale and assignment. Each such Lender agrees to purchase its Applicable Pro Rata Share of an outstanding Swing Line Advance (i) on the Business Day on which demand therefor is made by such Swing Line Bank in the case of the U.S. Dollar Swing Line Facility, provided that notice of such demand is given not later than the applicable Swing Line Purchasing Notice Deadline on such Business Day, (ii) no later than three Business Days after the Business Day on which demand therefor is made by such Swing Line Bank in the case of the Multicurrency Swing Line Facility, the Yen Swing Line Facility, the Singapore Swing Line Facility, the Australian Swing Line Facility or the Mexican Swing Line Facility, provided that, in each case, notice of such demand is given not later than the applicable Swing Line Purchasing Notice Deadline, or (iii) the first Business Day next succeeding the funding date set forth in the applicable notice of demand if such notice of such demand is given after any applicable Swing Line Purchasing Notice Deadline. Upon any such assignment by any Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the applicable Swing Line Bank represents and warrants to such other Lender that such Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Swing Line Bank until the date such amount is paid to the Administrative Agent, at the cost of funds incurred by the applicable Swing Line Bank in respect of such amount. If such Lender shall pay to the Administrative Agent such amount for the account of the applicable Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the applicable Swing Line Bank shall be reduced by such amount on such Business Day.

(c) (i) A U.S. Borrower may request a Competitive Bid Borrowing under this Section 2.02(c) by delivering to the Administrative Agent, by telex, facsimile or e-mail, a notice of a Competitive Bid Borrowing (a “Notice of Competitive Bid Borrowing”), in substantially the form of Exhibit F hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing, (C) in the case of a Competitive Bid Borrowing consisting of Floating Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 14 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (D) interest payment date or dates relating thereto, (E) the proposed U.S. Borrower, and (F) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 1:00 P.M. (New York City time) (x) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the applicable U.S. Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as “Fixed Rate Advances”) and (y) at least four (4) Business Days prior to the date of the proposed Competitive Bid Borrowing, if the applicable U.S. Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be Floating Rate Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrowers. The Administrative Agent shall in turn promptly notify each U.S. Dollar Revolving Lender of each request for a Competitive Bid Borrowing received by it from such U.S. Borrower by sending such U.S. Dollar Revolving Lender a copy of the related Notice of Competitive Bid Borrowing.

(ii) Each U.S. Dollar Revolving Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the applicable U.S. Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such U.S. Dollar Revolving Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to such Borrower), (A) before 12:30 P.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Floating Rate Advances of the minimum amount and maximum amount of each Competitive Bid Advance which such U.S. Dollar Revolving Lender would be willing to make as part of such proposed Competitive Bid Borrowing (subject to Section 2.01(d)), the rate or rates of interest therefor and such U.S. Dollar Revolving Lender’s Applicable Lending Office with respect to such Competitive Bid Advance, provided that if the Administrative Agent in its capacity as a U.S. Dollar Revolving Lender shall, in its sole discretion, elect to make any such offer, it shall notify such U.S. Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent, by the other U.S. Dollar Revolving Lenders. If any U.S. Dollar Revolving Lender shall elect not to make such an offer, such U.S. Dollar Revolving Lender shall so notify the Administrative Agent before 1:00 P.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other U.S. Dollar Revolving Lenders, and such U.S. Dollar Revolving Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing, provided that the failure by any U.S. Dollar Revolving Lender to give such notice shall not cause such U.S. Dollar Revolving Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

(iii) The applicable U.S. Borrower shall, in turn, (A) before 2:00 P.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 1:30 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Floating Rate Advances, either: (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or (y) accept one or more of the offers made by any U.S. Dollar Revolving Lender or U.S. Dollar Revolving Lenders pursuant to Section 2.02(c)(ii), in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such U.S. Borrower by the Administrative Agent on behalf of such U.S. Dollar Revolving Lender for such Competitive Bid Advance pursuant to Section 2.02(c)(ii)) to be made by each U.S. Dollar Revolving Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by U.S. Dollar Revolving Lenders pursuant to Section 2.02(c)(ii) by giving the Administrative Agent notice to that effect. Such U.S. Borrower shall accept the offers made by any U.S. Dollar Revolving Lender or U.S. Dollar Revolving Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such U.S. Dollar Revolving Lenders. If two or more U.S. Dollar Revolving Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such U.S. Dollar Revolving Lenders in proportion to the amount that each such U.S. Dollar Revolving Lender offered at such interest rate.

(iv) If the applicable U.S. Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to clause (x) of Section 2.02(c)(iii), the Administrative Agent shall give prompt notice thereof to the U.S. Dollar Revolving Lenders and such Competitive Bid Borrowing shall not be made.

(v) If the applicable U.S. Borrower accepts one or more of the offers made by any U.S. Dollar Revolving Lender or U.S. Dollar Revolving Lenders pursuant to clause (y) of Section 2.02(c)(iii) above, the Administrative Agent shall in turn promptly notify (A) each U.S. Dollar Revolving Lender that has made an offer as described in Section 2.02(c)(ii), of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such U.S. Dollar Revolving Lender pursuant to Section 2.02(c)(ii) have been accepted by such U.S. Borrower, (B) each U.S. Dollar Revolving Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such U.S. Dollar Revolving Lender as part of such Competitive Bid Borrowing, and (C) each U.S. Dollar Revolving Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Section 3.03. Each U.S. Dollar Revolving Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 P.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such U.S. Dollar Revolving Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable

Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such U.S. Dollar Revolving Lender’s portion of such Competitive Bid Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.03, the Administrative Agent will make such funds available to the applicable U.S. Borrower by crediting the Borrower’s Account of such U.S. Borrower. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each U.S. Dollar Revolving Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

(vi) If the applicable U.S. Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any U.S. Dollar Revolving Lender or U.S. Dollar Revolving Lenders pursuant to clause (y) of Section 2.02(c)(iii), such notice of acceptance shall be irrevocable and binding on the Borrowers. The Borrowers shall indemnify each U.S. Dollar Revolving Lender against any loss, cost or expense incurred by such U.S. Dollar Revolving Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Section 3.03, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such U.S. Dollar Revolving Lender to fund the Competitive Bid Advance to be made by such U.S. Dollar Revolving Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

(vii) Following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitations set forth in Section 2.01(d).

(viii) Within the limits and on the conditions set forth in this Section 2.02(c), the U.S. Borrowers may from time to time borrow under this Section 2.02(c), repay or prepay pursuant to clause (ix) below, and reborrow under this Section 2.02(c), provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

(ix) The U.S. Borrowers shall repay to the Administrative Agent for the account of each U.S. Dollar Revolving Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the applicable Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.02(c)(i)), the then unpaid principal amount of such Competitive Bid Advance. No U.S. Borrower shall have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the applicable U.S. Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.02(c)(i) or as otherwise agreed by the U.S. Dollar Revolving Lender who made such Competitive Bid Advance.

(x) The applicable U.S. Borrowers shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the U.S. Dollar Revolving Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to Section 2.02(c)(ii), payable on the interest payment date or dates specified by the applicable U.S. Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.02(c)(i). Upon the occurrence and during the continuance of an Event of Default of the type described in Section 6.01(a) or (f) or if the Administrative Agent and the Required Lenders have elected pursuant to Section 2.07(b) to charge default interest with respect to any other Event of Default, each applicable U.S. Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a U.S. Dollar Revolving Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance hereunder.

(d) Anything in subsection (a) or (c) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than the Revolving Credit Borrowing Minimum or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10, (ii) there may not be more than fifty (50) separate Interest Periods outstanding at any time, and (iii) there may not be more than five Competitive Bid Advances outstanding at any time. If the Interest Periods of two or more Floating Rate Advances within a single Tranche end on the same date, those Floating Rate Advances will be consolidated into, and treated as, a single Floating Rate Advance on the last day of the Interest Period.

(e) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing other than the Borrowing of a Base Rate Advance, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(f) Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Advances (other than Base Rate Advances or Advances under the Multicurrency Revolving Credit Tranche, the Australian Dollar Revolving Credit Tranche, the Singapore Dollar Revolving Credit Tranche, the Yen Revolving Credit Tranche or the Mexican Peso Revolving Credit Tranche), (y) 12:00 P.M. (London time) on the Business Day immediately prior to the date of any Borrowing consisting of Advances under the Multicurrency Revolving Credit Tranche, the Australian Dollar Revolving Credit Tranche, the Singapore Dollar Revolving Credit Tranche, the Yen Revolving Credit Tranche or the Mexican Peso Revolving Credit Tranche or (z) 2:00 P.M.(New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and, the Administrative Agent may, in reliance upon such assumption, notwithstanding the last sentence of Section 2.02(a), make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to any Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the higher of (A) the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Committed Foreign Currencies and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances under the U.S. Dollar Revolving Credit Tranche or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of all other Advances. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(g) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(h) The Borrowers irrevocably and for value authorize each Australian Dollar Revolving Credit Lender (at the option of such Lender) from time to time (i) to prepare reliquefication bills of exchange in relation to any Revolving Credit Advance under the Australian Dollar Revolving Credit Tranche and (ii) to sign them as drawer or endorser in the name of and on behalf of any Borrower. The total face amount of reliquefication bills prepared by any such Lender and outstanding in relation to any such Advance must not at any time exceed (A) such Lender’s share of the principal amount of such Advance plus (B) the total interest on that share over the relevant Interest Period. Reliquefication bills must mature on or before the last day of the relevant Interest Period. Each such Lender may realize or deal with any reliquefication bill prepared by it as it thinks fit. Each such Lender shall indemnify the Borrowers on demand against all liabilities, costs and expenses incurred by any Borrower by reason of it being a party to a reliquefication bill prepared by such Lender. The immediately preceding sentence shall not affect any obligation of the Borrowers under any Loan Document. In particular, the obligations of the Borrowers to make payments under the Loan Documents are not in any way affected by any liability of any Lender, contingent or otherwise, under the indemnity in this Section 2.02(h). If a reliquefication bill prepared by any such Lender is presented to a Borrower and such Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys payable to such Lender hereunder. Only an Australian Dollar Revolving Credit Lender will have recourse to any Borrower under any reliquefication bill.

(i) All Competitive Bid Advances and all Advances under the U.S. Dollar Revolving Credit Tranche or any Subfacility thereunder shall be advanced to one or more U.S. Borrowers. All Advances under the Singapore Dollar Revolving Credit Tranche or any Subfacility thereunder shall be advanced to one or more Singapore Borrowers. All Advances under the Australian Dollar Revolving Credit Tranche or any Subfacility thereunder shall be advanced to one or more Australia Borrowers. All Advances under the Yen Revolving Credit Tranche or any Subfacility thereunder shall be advanced to one or more Yen Borrowers. All Advances under the Multicurrency Revolving Credit Tranche or any Subfacility thereunder shall be advanced to one or more Multicurrency Borrowers. All Advances under the Mexican Peso Revolving Credit Tranche or any Subfacility thereunder shall be advanced to one or more Mexican Borrowers. All Supplemental Tranche Advances shall be advanced to one or more Supplemental Borrowers that are Borrowers under the applicable Supplemental Tranche. Each Borrower shall be liable for the Advances made to such Borrower only, provided that (x) if an Advance is made to more than one Borrower, all such Borrowers shall be jointly and severally liable with respect to such Advance and (y) nothing in this sentence shall impair or limit the liability or obligations of the Operating Partnership in its capacity as a Guarantor hereunder.

(j) Each Lender may, at its option, make any Advance available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of such Borrower in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(j) shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

SECTION 2.03. Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than (w) 12:00 P.M. (New York City time) on the third Business Day (in respect of any proposed Letter of Credit to be denominated in Dollars or Canadian Dollars under the U.S. Dollar Letter of Credit Facility), (x) 12:00 P.M. (London time) on the fifth Business Day (in respect of any proposed Letter of Credit under the Multicurrency Letter of Credit Facility), (y) 10:00 A.M. (Mexico City time) on the second Business Day (in respect of any proposed Letter of Credit under the Mexican Letter of Credit Facility) or (z) the fifth Business Day (in respect of any other Letter of Credit not described in clauses (w), (x) or (y) above), as applicable, prior to the date of the proposed issuance of such Letter of Credit, by the applicable Borrower to (1) the Administrative Agent in the case of the Multicurrency Letter of Credit Facility and (2) the applicable Issuing Bank in the case of any other Letter of Credit Facility (exclusive of the Mexican Letter of Credit Facility). In the case of (1) above, the

Administrative Agent shall give to the applicable Issuing Bank and each Lender prompt notice thereof by telex, facsimile or e-mail or by means of the Platform. In the case of (2) above, the applicable Issuing Bank shall give to the Administrative Agent and each Lender prompt notice thereof by telex, facsimile or e-mail or by means of the Platform. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be in writing by telex, facsimile or e-mail, in each case specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) currency of such Letter of Credit and the Letter of Credit Facility pursuant to which such Letter of Credit shall be issued, (iii) Available Amount of such Letter of Credit, (iv) expiration date of such Letter of Credit, (v) the proposed Borrower, (vi) name and address of the beneficiary of such Letter of Credit and (vii) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the applicable Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”). Any application for a Letter of Credit may be made by any Borrower or any Subsidiary of the Parent Guarantor. If (y) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (z) it has not received notice of objection to such issuance from the Required Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with the applicable Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. All Existing Letters of Credit shall be deemed to have been issued pursuant to this Section 2.03(a).

(b) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to each relevant Lender and the Operating Partnership on the last Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (ii) to the Administrative Agent, each relevant Lender and the Operating Partnership on the last Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

(c) Drawing; Letter of Credit Participations. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall, in the case of (x) each such payment under the U.S. Dollar Letter of Credit Facility be a Base Rate Advance, in the amount of such draft and (y) each such payment under any other Letter of Credit Facility be a Floating Rate Advance, in the amount of such draft. Upon written demand by (x) the Administrative Agent, with a copy of such demand to the applicable Issuing Bank or (y) any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Multicurrency Revolving Lender (in the case of an Advance pursuant to a Multicurrency Letter of Credit only), each Yen Revolving Lender (in the case of an Advance pursuant to a Yen Letter of Credit only), each U.S. Dollar Revolving Lender (in the case of an Advance pursuant to a U.S. Dollar Letter of Credit only), each Australian Dollar Revolving Lender (in the case of an Advance pursuant to an Australian Letter of Credit only), each Singapore Dollar Revolving Lender (in the case of an Advance pursuant to a Singapore Letter of Credit only) and each Mexican Peso Revolving Lender (in the case of an Advance pursuant to a Mexican Letter of Credit only) (in each case, an “Applicable Lender”) shall, as applicable, purchase from the applicable Issuing Bank, and such Issuing Bank shall sell and assign to each such Applicable Lender, such Lender’s Applicable Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Applicable Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrowers hereby agree to each such sale and assignment. Each Applicable Lender agrees to purchase its Applicable Pro Rata Share of an outstanding Letter of Credit Advance (i) on the Business Day on which demand therefor is made by the applicable Issuing Bank which made such Advance with respect to the U.S. Dollar Letter of Credit Facility, provided that notice of such demand is given not later than the applicable L/C Purchasing Notice Deadline on such Business Day, (ii) no later than three Business Days after the Business Day on which demand therefor is made by the applicable Issuing Bank in the case of the Multicurrency Letter of Credit Facility, the Yen Letter of Credit Facility, the Singapore Letter of Credit Facility, the Australian Letter of Credit Facility or the Mexican Letter of Credit Facility, provided that, in each case, notice of such demand is given not later than the applicable L/C Purchasing Notice Deadline, or (iii) the first Business Day next succeeding the funding date set forth in the applicable notice of demand if such notice of such demand is given after any applicable L/C Purchasing Notice Deadline. Upon any such assignment by an Issuing Bank to any Applicable Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such Applicable Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Applicable Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Applicable Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, equal to (x) the Federal Funds Rate with respect to the U.S. Dollar Letter of Credit Facility and (y) the cost of funds incurred by the Administrative Agent and such Issuing Bank in the case of all other Letter of Credit Facilities, in each case for its account or the account of such Issuing Bank, as applicable. If such Applicable Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Applicable Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

(e) Defaulting Lenders. If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit is at the time outstanding that such Defaulting Lender may be required to fund on hereunder, the applicable Issuing Bank may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.21), by notice to the Borrowers and such Defaulting Lender through the Administrative Agent, require the Borrowers to Cash Collateralize the obligations of the Borrowers to such Issuing Bank in respect of such Letter of Credit in amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements reasonably satisfactory to the Administrative Agent and such Issuing Bank in its reasonable discretion to protect such Issuing Bank against the risk of non-payment by such Defaulting Lender. In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender, each Issuing Bank that has issued a Letter of Credit upon which such Defaulting Lender may be required to fund on hereunder is hereby authorized by the Borrowers (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.02(a) in such amounts and in such times as may be required to (i) reimburse an outstanding Letter of Credit Advance, and/or (ii) Cash Collateralize the obligations of the Borrowers in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit.

(f) Calculation Date; Revaluation. Without limiting the effect of the last sentence of Section 2.06(b)(i), for the purposes of monitoring Facility Exposure under the Multicurrency Letter of Credit Facility, on each Calculation Date the Administrative Agent shall determine the aggregate amount of the Primary Currency Equivalent of the face value of outstanding Letters of Credit and Bank Guarantees issued under the Multicurrency Letter of Credit Facility, the stated amounts of which are denominated in a currency other than Dollars in connection with Letters of Credit or Bank Guarantees issued under the Multicurrency Letter of Credit Facility.

(g) ISP or UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the International Standby Practices shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(h) Mexican Letters of Credit. The procedures for the issuance of Mexican Letters of Credit are set forth in Schedule 2.03(h). In the event of any inconsistency between Schedule 2.03(h) and the provisions of this Section 2.03 with respect to the treatment of Mexican Letters of Credit, the provisions of Schedule 2.03(h) shall apply.

SECTION 2.04. Repayment of Advances; Reimbursements. (a) Revolving Credit Advances. The Borrowers shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

(b) Swing Line Advances. The Borrowers shall repay to the Administrative Agent for the account of (i) each Swing Line Bank and (ii) each other Lender that has made a Swing Line Advance by purchase from the Swing Line Bank pursuant to Section 2.02(b), the outstanding principal amount of each Swing Line Advance made by each of them on or before the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the fourteenth Business Day after the requested date of such Swing Line Borrowing) and the Termination Date. Any Swing Line Advance may be repaid in whole or in part on same-day notice to the Administrative Agent received by 1:00 P.M. (local time) on the date of such payment and, if such notice is given the Borrowers shall pay the applicable principal amount of such Swing Line Borrowing on such date, together with accrued interest to the date of such payment on the principal amount so paid.

(c) Letter of Credit Advances. (i) The Borrowers shall repay to the Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance on the Business Day immediately succeeding the day on which such Letter of Credit Advance was made the outstanding principal amount of each Letter of Credit Advance made by each of them. For the avoidance of doubt, the Borrowers may, at their election, repay Letter of Credit Advances with the proceeds of Revolving Credit Advances that are advanced in accordance with the terms of this Agreement.

(ii) The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to reimburse the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

(A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit, guaranty or any other agreement or instrument relating thereto, including any amendments, supplements and waivers (all of the foregoing being, collectively, the “L/C Related Documents”);

(B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any Person that guarantees any of the Obligations or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D) any draft, certificate, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E) without limiting Borrowers’ rights under clause (iv) below, payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of any Borrower in respect of the L/C Related Documents; or

(G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or Guarantor.

(iii) The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will promptly notify the applicable Issuing Bank.

(iv) The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(d) Competitive Bid Advances. Each Competitive Bid Advance shall mature and be due and payable in full on the earlier of (i) (A) the last day of the Interest Period applicable thereto in the case of Competitive Bid Advances that are Floating Rate Advances and (B) the maturity date set forth in the Notice of Competitive Bid Borrowing with respect to Competitive Bid Advances that are Fixed Rate Advances and (ii) the Termination Date.

SECTION 2.05. Termination or Reduction of the Commitments. (a) The Borrowers may, upon at least three Business Days’ notice to the Administrative Agent received no later than 11:00 A.M. (local time) on the third Business Day prior to the proposed termination date, terminate in whole or reduce in part the unused portions of any Swing Line Facility, any Letter of Credit Facility and any Unused Revolving Credit Commitments; provided, however, that (i) each partial reduction of a Tranche or Subfacility (A) shall be in an aggregate amount of the Revolving Credit Reduction Minimum or a Revolving Credit Reduction Multiple in excess thereof and (B) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Tranche or Subfacility and (ii) the aggregate amount of the Commitments of the U.S. Dollar Revolving Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding. Once terminated, a Commitment may not be reinstated.

(b) The Borrowers may, if no Notice of Borrowing is then outstanding, terminate the unused amount of the Commitment of a Defaulting Lender upon notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Sections 2.11(g) and Section 2.13(b) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent or any Lender may have against such Defaulting Lender.

(c) Each Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Tranche of which such Letter of Credit Facility is a Subfacility by the amount, if any, by which the amount of such Letter of Credit Facility exceeds the sum of all Revolving Credit Commitments related to such Tranche after giving effect to such reduction of such Tranche, provided that a Letter of Credit Facility shall not be reduced below an amount equal to the aggregate unused amount of all outstanding Letters of Credit under such Letter of Credit Facility at any time.

(d) Each Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Tranche of which such Swing Line Facility is a Subfacility by the amount, if any, by which the amount of such Swing Line Facility exceeds the sum of all Revolving Credit Commitments related to such Tranche.

SECTION 2.06. Prepayments. (a) Optional. The Borrowers may, upon (x) same day notice in the case of Base Rate Advances and (y) two Business Days’ notice in the case of Floating Rate Advances received no later than 1:00 P.M. (local time) (or, in the case of the Multicurrency Revolving Currency Tranche and the European Tranche, 2:00 P.M. (London time)) on the second Business Day prior to the proposed prepayment date, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than the Revolving Credit Reduction Minimum or a Revolving Credit Reduction Multiple in excess thereof or, if less, the amount of the Advances outstanding, (ii) if any prepayment of an Advance (other than a Base Rate Advance) is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c) and (iii) the foregoing provisions shall not apply to the repayment of (A) Swing Line Advances, which payments shall be made pursuant to the terms of Section 2.04(b) or (B) Competitive Bid Advances, which payments shall be made pursuant to Section 2.02(c)(ix).

(b) Mandatory. (i) If the Facility Exposure attributable to any Tranche or Subfacility (which, in the case of each Tranche and each Subfacility, shall be expressed in the Primary Currency of such Tranche or Subfacility, or the Equivalent thereof with respect to any Advances thereunder denominated in any other currency) shall at any time equal or exceed 105% of the aggregate Commitments then allocable to such Tranche or Subfacility, as applicable, then the applicable Borrower shall, within five Business Days after the earlier of the date on which (A) a Responsible Officer becomes aware of such event or (B) written notice thereof shall have been given to the Borrowers by the Administrative Agent, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which the Facility Exposure attributable to the applicable Tranche or Subfacility (which, in the case of each Tranche and each Subfacility, shall be expressed in the Primary Currency of such Tranche or Subfacility, or the Equivalent thereof with respect to any Advances thereunder denominated in any other currency) exceeds the aggregate Commitments then allocable to such Tranche or Subfacility, as applicable, provided that any deposit in the L/C Cash Collateral Account made pursuant to this Section 2.06(b)(i) shall only be required to be maintained so long as the applicable circumstances giving rise to the requirement to make such deposit shall continue to exist or would again exist in the absence of such deposit. The Administrative Agent may determine the Facility Exposure attributable to any Tranche or Subfacility from time to time.

(ii) After taking into account any payments made pursuant to Section 2.06(b)(i), the Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances and/or deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which Unsecured Debt exceeds the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value, provided that any deposit in the L/C Cash Collateral Account made pursuant to this Section 2.06(b)(ii) shall only be required to be maintained so long as the applicable circumstances giving rise to the requirement to make such deposit shall continue to exist or would again exist in the absence of such deposit.

(iii) Prepayments of any Tranche or Subfacility made pursuant to clauses (i) and (ii) above shall be applied first to prepay Letter of Credit Advances relating to such Tranche or Subfacility then outstanding until such Advances are paid in full, second to prepay Swing Line Advances relating to such Tranche or Subfacility then outstanding until such Advances are paid in full, third to prepay Revolving Credit Advances relating to such Tranche then outstanding (on a pro rata basis in respect of all applicable Lenders) until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit relating to such Tranche or Subfacility then outstanding to the extent required under the foregoing clauses. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable. On the earlier to occur of the (A) Termination Date, (B) the date on which funds are no longer required to be maintained in the L/C Cash Collateral Account pursuant to Section 2.06(b)(i) or (b)(ii), as applicable, and (C) the expiration or other termination of any Letters of Credit for which funds are on deposit in the L/C Cash Collateral Account without any drawings thereon, then, in each case, so long as no Default shall have occurred and be continuing, any remaining funds on deposit in the L/C Cash Collateral Account (together with any interest earned thereon) shall be returned to the Borrowers.

(iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

SECTION 2.07. Interest. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each December, March, June and September during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Floating Rate Advances. During such periods as such Advance is a Floating Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the applicable Floating Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period plus (C) if any Floating Rate Advance is made by a Lender from its Applicable Lending Office located in the United Kingdom or a Participating Member State, the Mandatory Cost, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Floating Rate Advance shall be Converted or paid in full. Advances under the Australia Dollar Revolving Credit Tranche, the Singapore Dollar Revolving Credit Tranche, the Multicurrency Revolving Credit Tranche, the Yen Revolving Credit Tranche, the Mexican Peso Revolving Credit Tranche and, unless otherwise provided in the applicable Supplemental Addendum, each Supplemental Tranche shall be Floating Rate Advances.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default of the type described in Section 6.01(a) or (f) or, at the election of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, the Borrowers shall pay interest (which interest shall be payable both before and after the Administrative Agent has obtained a judgment with respect to the Facility) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

(d) Interest Rate Determination. (i) [Reserved].

(ii) If Reuters Screen LIBOR01 Page or LIBOR02 Page (or, with respect to Eurocurrency Rate Advances denominated in Euros, Reuters Screen EURIBOR01 Page) is unavailable and the Administrative Agent is unable to determine the Eurocurrency Rate for any Eurocurrency Rate Advances, as provided in the definition of Eurocurrency Rate herein,

(A) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

(B) each such Eurocurrency Rate Advance under the U.S. Dollar Revolving Credit Tranche will automatically, on the last day of the then existing Interest Period therefor, Convert into a

Base Rate Advance and, with respect to any Eurocurrency Rate Advances under any other Tranche, after the last day of the then existing Interest Period, the interest rate on each Lender’s share of such Eurocurrency Rate Advance shall be the rate per annum which is the sum of (i) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event before interest is due to be paid in respect of the applicable Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Advance from whatever source it may reasonably select plus (ii) the Applicable Margin, and

(C) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist with respect to such Eurocurrency Rate Advances.

(e) Market Disruption Events. If a Market Disruption Event occurs in relation to an Advance for any Interest Period for which the Floating Rate was to have been based on SOR, BBR, HIBOR, CDOR or the Screen Rate, then the interest rate on each Lender’s share of such Advance for such Interest Period shall be the rate per annum which is the sum of (i) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event no later than five (5) Business Days before interest is due to be paid in respect of such Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Advance from whatever source it may reasonably select plus (ii) the Applicable Margin. If a Market Disruption Event occurs and the Administrative Agent or any Borrower so requires, the Administrative Agent and such Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all of the Lenders in the applicable Tranche and the Borrowers, be binding on all parties.

(f) Additional Reserve Requirements. Each applicable Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Floating Rate Advance equal to the actual costs of such reserves allocated to such Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent fraud or manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the funding of the Floating Rate Advances, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent fraud or manifest error), which in each case shall be due and payable on each date on which interest is payable on such Advance, provided that each applicable Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest or costs shall be due and payable 15 days after receipt of such notice. Amounts payable pursuant to this Section 2.07(f) shall be without duplication of any other component of interest payable by the Borrowers hereunder.

SECTION 2.08. Fees. (a) Facility Fees. With respect to each Tranche, the Borrowers shall pay to the Administrative Agent for the account of the Lenders in the applicable Tranche a facility fee (each, a “Facility Fee”) in the Primary Currency of the applicable Tranche equal to the Applicable Margin for Facility Fees times the actual daily amount of the Commitments for such Tranche regardless of usage (or, if the Commitments for such Tranche have terminated, on the Facility Exposure for such Tranche). Each Facility Fee shall accrue at all times from the date hereof in the case of each Initial Lender, from the Supplemental Tranche Effective Date with respect to the initial Lenders holding a Supplemental Tranche Commitment with respect to any Supplemental Tranche and from the Transfer Date applicable to the Assignment and Acceptance or the effective date specified in the Lender Accession Agreement, as the case may be, pursuant to which it became a Lender under the applicable Tranche in the case of each other Lender until the Termination Date. Each Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Termination Date (and, if applicable, thereafter on demand). Each Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b) Letter of Credit Fees, Etc. (i) The Borrowers shall pay to the Administrative Agent for the account of each Lender in a Letter of Credit Facility a commission in the Primary Currency of the applicable Tranche, payable in arrears, (A) quarterly on the last day of each December, March, June and September, commencing September 30, 2013, (B) on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit issued pursuant to such Letter of Credit Facility, and (C) on the Termination Date, on such Lender’s Applicable Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding under such Letter of Credit Facility from time to time at the rate per annum equal to the Applicable Margin for Floating Rate Advances in effect from time to time.

(ii) The Borrowers shall pay to each Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other customary commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrowers and such Issuing Bank shall agree.

(c) Administrative Agent’s Fees. The Borrowers shall pay to the Administrative Agent for its own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrowers and the Administrative Agent.

(d) Extension Fee. The Borrowers shall pay to the Administrative Agent on each Extension Date, for the account of each Lender, a Facility extension fee, in an amount equal to 0.075% of each Lender’s Revolving Credit Commitment then outstanding (whether funded or unfunded).

(e) Defaulting Lenders and Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.08(a), (b) or (d) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that to the extent that all or a portion of the Facility Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.21(a), such fees (other than the fee payable pursuant to Section 2.08(d)) that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders in the applicable Tranche, pro rata from the date of such reallocation in accordance with their respective Commitments.

(f) Japan Usury Savings. With respect to a Borrower that is doing business in Japan (excluding a TMK or an entity prescribed in Article 1, Paragraph 2 of the Act on Specified Commitment Line Contract of Japan (Law No.4 of 1999, as amended)), such Borrower shall not be obligated to pay the fees set forth in this Section 2.08 to the extent (but only to the extent) such payment would violate any applicable usury laws of Japan.

SECTION 2.09. Conversion of Advances. (a) Optional. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances under the U.S. Dollar Revolving Credit Tranche denominated in Dollars of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(d), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(d) and each Conversion of Advances comprising part of the same Borrowing under the U.S. Dollar Revolving Credit Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments under such Tranche. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

(b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing under the U.S. Dollar Revolving Credit Tranche shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically as of the last day of the then applicable Interest Period Convert into Base Rate Advances.

(ii) If the Borrowers shall fail to select the duration of any Interest Period for any (A) Eurocurrency Rate Advances under the U.S. Dollar Revolving Credit Tranche in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrowers and the affected Lenders, whereupon each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, or (B) Floating Rate Advance not described in clause (A) above, an Interest Period of one month shall apply.

(iii) Upon the occurrence and during the continuance of any Event of Default, if the applicable Tranche Required Lenders so request in writing to the Administrative Agent and the Borrowers, (A) each Floating Rate Advance in respect of such Tranche will automatically, on the last day of the then existing Interest Period therefor, be Converted into a Base Rate Advance and (B) the obligation of the applicable Lenders to make, or to Convert Advances into, Floating Rate Advances shall be suspended.

SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation, administration or application of any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement there shall be (i) a reduction in the rate of return from a Tranche or on a Lender Party’s (or its Affiliate’s) overall capital, (ii) any additional or increased cost or (iii) a reduction of any amount due and payable under any Loan Document, which is incurred or suffered by any Lender Party or any of its Affiliates to the extent that it is attributable to that Lender Party agreeing to make or of making, funding or maintaining Floating Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances or funding or performing its obligations under any Loan Document or Letter of Credit (excluding, for purposes of this Section 2.10, any such increased costs compensated for by the payment of the Mandatory Cost or resulting from (A) Indemnified Taxes or Other Taxes (as to which Section 2.12 shall govern), (B) changes in the rate or basis of taxation of overall net income or overall gross income by the United States, by any jurisdiction in which a Borrower is located or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof, (C) any Tax attributable to any Lender Party’s failure or inability (other than any inability as a result of a change in law) to comply with Section 2.12(e), (D) any U.S. federal withholding tax imposed pursuant to FATCA or (E) the willful breach by the relevant Lender

Party or any of its Affiliates of any law or regulation or the terms of any Loan Document), then the Borrowers shall from time to time, within 10 Business Days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost shall be submitted to the Borrowers by such Lender Party and shall be conclusive and binding for all purposes, absent fraud or manifest error.

(b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, within 10 Business Days after demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. For purposes of this Section 2.10, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, and directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect and been adopted after the date of this Agreement.

(c) If, with respect to any Eurocurrency Rate Advances under the U.S. Dollar Revolving Credit Tranche, the Tranche Required Lenders for the U.S. Dollar Revolving Credit Tranche notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders under the U.S. Dollar Revolving Credit Tranche to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist. If, with respect to any Floating Rate Advances not described in the first sentence of this Section 2.10(c), the Tranche Required Lenders for any Tranche other than the U.S. Dollar Revolving Credit Tranche notify the Administrative Agent that the Floating Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Floating Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (x) the obligation of the Lenders to make such Floating Rate Advances shall be suspended and (y) with respect to any Floating Rate Advances that are then outstanding under any Tranche (other than the U.S. Dollar Revolving Credit Tranche), such Floating Rate Advances shall thereafter bear interest at an interest rate on each Lender’s share of such Floating Rate Advance at the rate per annum which is the sum of (1) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event before interest is due to be paid in respect of the applicable Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Floating Rate Advance from whatever source it may reasonably select plus (2) the Applicable Margin, in each case until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Floating Rate Advances or to fund or continue to fund or maintain Floating Rate Advances in any currency hereunder or if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful for any Lender to purchase or sell or to take deposits of, any applicable currency in the Relevant Interbank Market, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurocurrency Rate Advance by such Lender made pursuant to the U.S. Dollar Revolving Credit Tranche will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lenders to make, continue or Convert Advances into, Floating Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would allow such Lender or its Applicable Lending Office to continue to perform its obligations to make Floating Rate Advances or to continue to fund or maintain Floating Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. The conversion of any Eurocurrency Rate Advance of any Lender to a Base Rate Advance or the suspension of any obligation of any Lender to make any Floating Rate Advance pursuant to the provisions of this Section 2.10(d) shall not affect the obligation of any other Lender to continue to make Eurocurrency Rate Advances in accordance with the terms of this Agreement.

(e) Failure or delay on the part of any Lender Party to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender Party’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender Party pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender Party, notifies the Operating Partnership of the event or circumstance giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor (except that, if the event or circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(f) If (i) any Lender is a Defaulting Lender, (ii) any Lender requests compensation pursuant to Section 2.10(a) or Section 2.10(b), (iii) any Lender gives notice pursuant to Section 2.10(c) or Section 2.10(d) or (iv) any Borrower is required to make payment to any Lender pursuant to Section 2.12 (any such Lender, an “Affected Lender”), then the Operating Partnership shall have the right, upon written demand to such Affected Lender and the Administrative Agent at any time thereafter to cause such Affected Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to a Replacement Lender, provided that the proposed assignment does not conflict with applicable laws. The Replacement Lender shall purchase such interests of the Affected Lender at par and shall assume the rights and obligations of the Affected Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07; provided, however, the Affected Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes a Affected Lender agrees that, upon receipt of notice from the Borrowers given in accordance with this Section 2.10(f) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section 2.10(f). The execution and delivery of any such Assignment and Acceptance shall not be deemed to comprise a waiver of claims against any Affected Lender by the Borrowers or the Administrative Agent or a waiver of any claims against the Borrowers or the Administrative Agent by the Affected Lender. Notwithstanding the foregoing, a Lender shall not be required to make any assignment pursuant to this Section 2.10(f) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Operating Partnership to require such assignment cease to apply.

SECTION 2.11. Payments and Computations. (a) The Borrowers shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances under the (w) U.S. Dollar Revolving Credit Tranche not later than 2:00 P.M. (New York City time), (x) Multicurrency Revolving Credit Tranche not later than 2:00 P.M. (London time), (y) Yen Revolving Credit Tranche not later than 11:00 A.M. (Tokyo time) or (z) any other Tranche not later than 2:00 P.M. (local time), in each case, on the day when due, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), to the Administrative Agent at the applicable Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. Each payment shall be made by the Borrowers in the currency of the applicable Advance to which the applicable payment relates, except to the extent required otherwise hereunder, and the Administrative Agent shall not be obligated to accept a payment that is not in the correct currency. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by any Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties in accordance with the applicable Standing Payment Instructions and (ii) if such payment by any Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Acceding Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18, a Reallocation pursuant to Section 2.19 or making a Supplemental Tranche Commitment pursuant to Section 2.20(b) and upon the Administrative Agent’s receipt of such Lender’s Lender Accession Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby in accordance with the applicable Standing Payment Instructions. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the applicable Transfer Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assigned thereby to the Lender Party assignee thereunder in accordance with such Lender assignee’s Standing Payment Instructions, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. If the Administrative Agent has notified the parties to any Assignment and Acceptance that the Administrative Agent is able to distribute interest payments on a “pro rata basis” to the assignor and assignee Lenders, then in respect of any assignment pursuant to Section 9.07, the effective date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period (A) any interest or fees in respect of the relevant assigned interest in the Facility that are expressed to accrue by reference to the lapse of time shall continue to accrue in favor of the assignor Lender up to but excluding the Transfer Date (the “Accrued Amounts”) and shall become due and payable to the assignor Lender without further interest accruing on them on the last day of the current Interest Period (or, if the Interest Period is longer than six calendar months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period) and (B) the rights assigned or transferred by the assignor Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt: (1) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the assignor Lender and (2) the amount payable to the assignee Lender on that date will be the amount which would, but for the application of this Section 2.11(a), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b) [Reserved].

(c) All computations of interest (i) based on the Base Rate and (ii) on Advances denominated in Sterling, Australian Dollars, Hong Kong Dollars, Singapore Dollars, Canadian Dollars and any other Committed Foreign Currency (subject to clause (A) below) where the practice in the Relevant Interbank Market is to compute interest on the basis of a year of 365 or 366 days, as the case may be, shall, in each case, be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of interest (A) on Advances under the Multicurrency Revolving Credit Tranche, other than Advances denominated in Sterling and (B) based on the Eurocurrency Rate (subject to clauses (ii) and (A) above) or the Federal Funds Rate, on Advances denominated in Dollars, Yen, Mexican Pesos or any other Committed Foreign Currency where the practice in the Relevant Interbank Market is to compute interest on the basis of a year of 360 days and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. For the purpose of complying with the Interest Act (Canada), it is expressly agreed that with respect to Advances denominated in Canadian Dollars only (i) where interest is calculated pursuant hereto at a rate based on a 360 or 365 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 360 or 365 as relevant and (ii) the annual rates of interest to which the rates determined in accordance with the provisions hereof on the basis of a period of calculation less than a year are equivalent, are the rates so determined (x) multiplied by the actual number of days in the one (1) year period beginning on the first day of the period of calculation, and (y) divided by the number of days in the period of calculation. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Floating Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at (i) the Federal Funds Rate in the case of Advances under the U.S. Dollar Revolving Credit Tranche or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of all other Advances.

(f) To the extent that the Administrative Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.11, the Administrative Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Foreign Currency or from Dollars to a Committed Foreign Currency or from a Committed Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this

Section 2.11, provided that the Borrowers and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrowers or such Lender as a result of any conversion or exchange of currencies effected pursuant to this Section 2.11(f) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.11(f) save to the extent that it is found in a final non-appealable judgment of a court of competent jurisdiction that such loss, cost or expense resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lender Parties in the order of priority set forth below in this Section 2.11(g). Payments to the Lenders shall be in accordance with the applicable Standing Payment Instructions. Upon the occurrence and during the continuance of any Event of Default, Advances denominated in Committed Foreign Currencies will, at any time during the continuance of such Event of Default that the Administrative Agent determines it necessary or desirable to calculate the pro rata share of the Lenders on a Facility-wide basis, be converted on a notional basis into the Equivalent amount of Dollars solely for the purposes of making any allocations required under this Section 2.11(g) and Section 2.13(b). The order of priority shall be as follows:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

(ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks on such date;

(iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

(iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

(v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a), (b)(i) and (d) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facility on such date;

(vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrowers under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(viii) eighth, to the payment of the principal amount of all of the outstanding Advances and any reimbursement obligations that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lender Parties on such date, and to deposit into the L/C Cash Collateral Account any contingent reimbursement obligations in respect of outstanding Letters of Credit to the extent required by Section 6.02;

(ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

(x) tenth, the remainder, if any, to the Borrowers for their own account.

SECTION 2.12. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, “Taxes”), excluding (i) in the case of each Lender Party and the Administrative Agent, Taxes that are imposed on its net income by the United States (including branch profits Taxes or alternative minimum Tax) and Taxes that are imposed on its net income (and franchise or other similar Taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized or any political subdivision thereof or, other than solely as a result of making Advances hereunder, the jurisdiction (or jurisdictions) in which it is otherwise conducting business or in which it is treated as resident for tax purposes and, in the case of each Lender Party, Taxes that are imposed on its net income (and franchise or other similar Taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof, (ii) any withholding Tax imposed on amounts payable to or for the account of the Administrative Agent or any Lender Party at the time the Administrative Agent or such Lender Party, as applicable, becomes a party hereto or, with respect to any Tranche, initially acquires an interest in a Loan in such Tranche (other than pursuant to a transfer of rights and obligations under Section 2.10(f)) or such Lender Party designates a new Applicable Lending Office, except in each case to the extent that, pursuant to this Section 2.12(a) or Section 2.12(c), amounts with respect to such Tax was payable to such Lender Party’s or the Administrative Agent’s assignor immediately before such Lender Party or the Administrative Agent became a party hereto or, with respect to any Tranche, initially acquired an interest in a Loan in such Tranche or to such Lender Party immediately before it changed its Applicable Lending Office, (iii) any Tax attributable to any Lender Party’s or the Administrative Agent’s failure or inability (other than any inability as a result of a change in law) to comply with Section 2.12(e), and (iv) any U.S. federal withholding tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version that is substantively comparable), including any current or future implementing Treasury Regulations and administrative pronouncements thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code (collectively, “FATCA”) (all such excluded Taxes in respect of payments hereunder or under the Notes being referred to as “Excluded Taxes”, and all Taxes other than Other Taxes and Excluded Taxes being referred to as “Indemnified Taxes”). If any Borrower or the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, as the case may be, (i) to the extent such Taxes are Indemnified Taxes, the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Administrative Agent, as the case may be, shall make all such deductions and (iii) such Borrower or the Administrative Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or any other Loan Document (“Other Taxes”). All payments to be made by the Loan Parties under or in connection with the Loan Documents have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax and if the Administrative Agent or any Lender Party is liable to pay such Indirect Tax to the relevant tax authorities then, when the applicable Loan Party makes the payment (i) it must pay to the Administrative Agent or the applicable Lender Party, as the case may be, an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax and (ii) the Administrative Agent or such Lender Party, as applicable, shall promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to such Indirect Tax; provided, however, that with respect to the Multicurrency Revolving Credit Tranche and the Subfacilities thereunder and the Yen Revolving Credit Tranche and the Subfacilities thereunder, the applicable Lender Party and not the Administrative Agent shall provide any such tax invoices to the applicable Loan Party. Where a Loan Document requires a Loan Party to reimburse the Administrative Agent or any Lender Party, as applicable, for any costs or expenses, such Loan Party shall also at the same time pay and indemnify the Administrative Agent or such Lender Party, as applicable, an amount equal to any Indirect Tax incurred by the Administrative Agent or such Lender Party, as applicable, in respect of the costs or expenses, save to the extent that that the Administrative Agent or such Lender Party, as applicable, is entitled to repayment or credit in respect of the Indirect Tax. The Administrative Agent or such Lender Party, as applicable, will promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to that Indirect Tax; provided, however, that with respect to the Multicurrency Revolving Credit Tranche and the Subfacilities thereunder and the Yen Revolving Credit Tranche and the Subfacilities thereunder, the applicable Lender Party and not the Administrative Agent shall provide any such tax invoices to the applicable Loan Party.

(c) Without duplication of Sections 2.12(a) or 2.12(b), the Borrowers shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor; provided, however, that the Borrowers shall not be obligated to make payment to any Lender Party or the Administrative Agent, as the case may be, pursuant to this Section 2.12 in respect of any penalties, interest and other liabilities attributable to Indemnified Taxes or Other Taxes to the extent such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such Lender Party or the Administrative Agent, as the case may be, as found in a final, non-appealable judgment of a court of competent jurisdiction.

(d) As soon as practicable after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipts are not obtainable, other evidence of such payments by the Borrowers reasonably satisfactory to the Administrative Agent.

(e) (i) Any Lender Party (which, for purposes of this Section 2.12(e) shall include the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, upon becoming a party to this Agreement and at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, upon becoming a party to this Agreement and if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such entity is subject to withholding or information reporting requirements with respect to such Lender Party.

(ii) Without limiting the generality of the foregoing: (A) any Lender Party that is a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender Party becomes a Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender Party is exempt from U.S. federal backup withholding tax; (B) each Lender Party that is not a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) (each, a “Foreign Lender”) shall, to the extent that it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the Transfer Date with respect to the Assignment and Acceptance or the date of the Lender Accession Agreement pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrowers or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers (1) in the case of a Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (x) a statement in a form agreed to between the Administrative Agent and the Borrowers to the effect that such Lender is eligible for a complete exemption from withholding of United States Taxes under Section 871(h) or 881(c) of the Internal Revenue Code, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8BEN or successor and related applicable form; or (2) in the case of a Foreign Lender that cannot comply with the requirements of clause (1) hereof, two duly completed and signed copies of Internal Revenue Service Form W-8BEN (claiming an exemption from or a reduction in United States withholding tax under an applicable treaty) or its successor form, Form W-8ECI (claiming an exemption from United States withholding tax as effectively connected income) or its successor form, or Form W-8IMY (together with any supporting documentation) or its successor form, and related applicable forms, as the case may be. If any form or document referred to in this subsection (e) (other than any form or document referred to in subsection (e)(ii)(A), (B) or (D) of this Section 2.12) requires the disclosure of information that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender Party shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender Party has complied with such Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender Party shall promptly notify the Borrowers and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes.

(f) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, (x) be otherwise disadvantageous to such Lender Party or (y) subject such Lender Party to any material unreimbursed cost or expense.

(g) If any Lender Party or the Administrative Agent receives a refund of Taxes or Other Taxes paid by any Borrower or for which the Borrowers have indemnified any Lender Party or the Administrative Agent, as the case may be, pursuant to this Section 2.12, then such Lender Party or the Administrative Agent, as applicable, shall pay such amount, net of any reasonable expenses incurred by such Lender Party or the Administrative Agent, to the Borrowers as soon as practicable. Notwithstanding the foregoing, (i) the Borrowers shall not be entitled to review the tax records or financial information of any Lender Party or the Administrative Agent and (ii) neither the Administrative Agent nor any Lender Party shall have any obligation to pursue (and no Loan Party shall have any right to assert) any refund of Taxes or Other Taxes that may be paid by the Borrowers.

(h) To the extent permitted under the Internal Revenue Code and the applicable Treasury Regulations, the Administrative Agent shall (i) act as the withholding agent solely with respect to the U.S. Dollar Revolving Credit Tranche contemplated by the Loan Documents, taking into account that each of the Borrowers (other than the Operating Partnership and the Initial Singapore Borrower 2) as of the date hereof is intended to be treated as an entity disregarded as separate from the Operating Partnership for U.S. federal income tax purposes and (ii) prepare and file (on behalf of the Borrowers), and furnish to the applicable Lender Parties, any required Internal Revenue Service Form 1042-S with respect to the U.S. Dollar Revolving Credit Tranche. Except as provided in the preceding sentence, the Administrative Agent (including, for this purpose, the Persons included in Section 2.12(i)) shall not act as withholding agent (within the meaning of the Internal Revenue Code and the applicable Treasury Regulations) with respect to any Tranche, provided, however, that if in the future, the Administrative Agent or an affiliate of the Administrative Agent that is a U.S. Person for U.S. federal income tax purposes administers another Tranche, the Administrative Agent or such affiliate shall (i) act as withholding agent (within the meaning of the Internal Revenue Code and the applicable Treasury Regulations) with respect to such Tranche as required by law and (ii) prepare and file (on behalf of the Borrowers) and furnish to the applicable Lender Parties any required Internal Revenue Service Form 1042-S with respect to such Tranche. The Administrative Agent and the Borrowers further agree to mutually cooperate and furnish or cause to be furnished upon request, as promptly as practicable, such information and assistance reasonably necessary for the filing of all Tax returns and complying with all Tax withholding and information reporting requirements. The Administrative Agent agrees to provide the Borrowers information regarding the interest, principal, fees or other amounts payable to each Person pursuant to the Loan Documents by January 31 of each year following the year during which such payment was made.

(i) For purposes of this Section 2.12 (except for purposes of the first sentence of paragraph (h)), references to the Administrative Agent shall include any Affiliate or sub-agent of the Administrative Agent, in each case performing any duties or obligations of the Administrative Agent.

SECTION 2.13. Sharing of Payments, Etc. (a) Sharing Within Each Tranche. Subject to the provisions of Section 2.11(g), if, in connection with any particular Tranche, any Applicable Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Applicable Lender Party with respect to such Tranche under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Applicable Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Applicable Lender Parties with respect to such Tranche under the Loan Documents at such time) of payments on account of the Obligations due and payable to all such Applicable Lender Parties under the Loan Documents at such time obtained by all such Applicable Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Applicable Lender Party under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Applicable Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all such Applicable Lender Parties hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all such Applicable Lender Parties under the Loan Documents at such time obtained by all of such Applicable Lender Parties at such time, such Applicable Lender Party shall forthwith purchase from such other Applicable Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Applicable Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Applicable Lender Party, such purchase from each other Applicable Lender Party shall be rescinded and such other Applicable Lender Party shall repay to the purchasing Applicable Lender Party the purchase price to the extent of such Applicable Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Applicable Lender Party to (ii) the aggregate purchase price paid to all Applicable Lender Parties) of such recovery together with an amount equal to such Applicable Lender Party’s ratable share (according to the proportion of (i) the amount of such other Applicable Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Applicable Lender Party) of any interest or other amount paid or payable by the purchasing Applicable Lender Party in respect of the total amount so recovered. The Borrowers agree that any Applicable Lender Party so purchasing an interest or participating interest from another Applicable Lender Party pursuant to this Section 2.13(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Applicable Lender Party were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

(b) Pro Rata Sharing Following Event of Default. Notwithstanding Section 2.13(a), following the occurrence and during the continuance of any Event of Default and the notional conversion of all Advances denominated in a Committed Foreign Currency into Dollars pursuant to Section 2.11(g), subject to the provisions of Section 2.11(g), if any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties under the Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties under the Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrowers agree that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrowers agree that they shall use such proceeds and Letters of Credit) solely for the acquisition, development and redevelopment of Assets, for repayment of Debt, for working capital and for other general corporate purposes of the Parent Guarantor, the Borrowers and their respective Subsidiaries.

SECTION 2.15. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrowers agree that upon notice by any Lender Party to any Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the applicable Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to such Lender Party in a principal amount equal to the Revolving Credit Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. In the event and to the extent that the provisions of any Note shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) may include a control account and a subsidiary account for each Lender Party. In each account with respect to each Lender Party (including the control account and subsidiary account, if applicable) there shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance and Lender Accession Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender Party’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement. It is the intention of the parties hereto that the Advances will be treated as in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code (and any other relevant or successor provisions of the Internal Revenue Code).

SECTION 2.16. Extension of Termination Date. The Borrowers may request, by written notice to the Administrative Agent, (i) at least 30 days but not more than 180 days prior to the Termination Date, a six-month extension of the Termination Date with respect to the Commitments then outstanding and (ii) thereafter, an additional six-month extension provided at least 30 days but not more than 180 days prior to the Termination Date (as extended pursuant to clause (i) of this sentence) (each, an “Extension Request”). The Administrative Agent shall promptly notify each Lender of such Extension Request and the Termination Date in effect at such time shall, effective as of the applicable Extension Date (as defined below), be extended for an additional six-month period, provided that, on such Extension Date (a) the Administrative Agent shall have received payment in full of the extension fee set forth in Section 2.08(d) and (b) the following statements shall be true and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a duly authorized officer of the Operating Partnership, dated the applicable Extension Date, stating that: (i) the representations and warranties contained in Section 4.01 are true and correct in all material respects on and as of such Extension Date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date)), and (ii) no Default has occurred and is continuing or would result from such extension. “Extension Date” means, in the case of each extension option, the first date after the delivery by the Borrowers of the related Extension Request that the conditions set forth in clauses (a) and (b) above are satisfied. In the event that an extension is effected pursuant to this Section 2.16, the aggregate principal amount of all Advances shall be repaid in full ratably to the Lenders on the Termination Date as so extended. As of the Extension Date, any and all references in this Agreement or any of the other Loan Documents to the “Termination Date” shall refer to the Termination Date as so extended.

SECTION 2.17. Cash Collateral Account. (a) Grant of Security. The Borrowers hereby pledge to the Administrative Agent, as collateral agent for the ratable benefit of the Secured Parties, and hereby grant to the Administrative Agent, as collateral agent for the ratable benefit of the Secured Parties, a security interest in, the Borrowers’ right, title and interest in and to the L/C Cash Collateral Account and all (i) funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account, (ii) and all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent, as collateral agent for or on behalf of the Borrowers, in substitution for or in addition to any or all of the then existing L/C Account Collateral and (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Account Collateral, in each of the cases set forth in clauses (i), (ii) and (iii) above, whether now owned or hereafter acquired by the Borrowers, wherever located, and whether now or hereafter existing or arising other than assets located or deemed to be located in Luxembourg (all of the foregoing, collectively, the “L/C Account Collateral”); provided, however, that for so long as a TMK is prohibited under the TMK Law from pledging its assets for the benefit of another Person, any pledge from a Borrower that is a TMK shall solely secure its own obligations hereunder and not the obligation of any other Borrower.

(b) Maintaining the L/C Account Collateral. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Guaranteed Hedge Agreement shall be in effect or any Lender Party shall have any Commitment:

(i) the Borrowers will maintain all L/C Account Collateral only with the Administrative Agent, as collateral agent; and

(ii) the Administrative Agent shall have the sole right to direct the disposition of funds with respect to the L/C Cash Collateral Account subject to the provisions of this Agreement, and it shall be a term and condition of such L/C Cash Collateral Account that, except as otherwise provided herein, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account, as the case may be, that no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrowers or any other Person from the L/C Cash Collateral Account; and

(iii) the Administrative Agent may (with the consent of the Required Lenders and shall at the request of the Required Lenders), at any time and without notice to, or consent from, the Borrowers, transfer, or direct the transfer of, funds from the L/C Account Collateral to satisfy the Borrowers’ Obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

(c) Investing of Amounts in the L/C Cash Collateral Account. The Administrative Agent will, from time to time invest (i)(A) amounts received with respect to the L/C Cash Collateral Account in such Cash Equivalents credited to the L/C Cash Collateral Account as the Borrowers may select and the Administrative Agent, as collateral agent, may approve in its reasonable discretion, and (B) interest paid on the Cash Equivalents referred to in clause (i)(A) above, and (ii) reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the L/C Cash Collateral Account. In addition, the Administrative Agent shall have the right at any time to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the L/C Cash Collateral Account.

(d) Release of Amounts. So long as no Event of Default shall have occurred and be continuing, the Administrative Agent will pay and release to any Borrower or at its order or, at the request of any Borrower, to the Administrative Agent to be applied to the Obligations of such Borrower under the Loan Documents such amount, if any, as is then on deposit in the L/C Cash Collateral Account.

(e) Remedies. Upon the occurrence and during the continuance of any Event of Default, in addition to the rights and remedies available pursuant to Article VI hereof and under the other Loan Documents, (i) the Administrative Agent may exercise in respect of the L/C Account Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected L/C Account Collateral), and (ii) the Administrative Agent may, without notice to the Borrowers, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations of the Borrowers under the Loan Documents against any funds held with respect to the L/C Account Collateral or in any other deposit account.

SECTION 2.18. Increase in the Aggregate Commitments. (a) The Borrowers may, at any time by written notice to the Administrative Agent, request an increase in the aggregate amount of the Revolving Credit Commitments by not less than the Increase Minimum in the aggregate (each such proposed increase, a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments (including the Equivalent thereof in Dollars with respect to any Commitments denominated in currencies other than Dollars) on any Increase Date exceed $2,550,000,000, (ii) on the date of any request by the Borrowers for a Commitment Increase and on the related Increase Date, the conditions set forth in Sections 3.01(a)(i) and 3.02 shall be satisfied and (iii) the Borrowers’ notice to the Administrative Agent shall indicate the proposed allocation of each such Commitment Increase among the affected Revolving Credit Commitments (each, an “Apportioned Commitment Increase”).

(b) The Administrative Agent shall promptly notify the Lenders of each request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amounts of the Commitment Increase and each Apportioned Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each, an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase each applicable Revolving Credit Commitment of such Lender (each, an “Increased Commitment Amount”). If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective applicable Revolving Credit Commitments by an aggregate amount that exceeds the amount of the requested Apportioned Commitment Increase relating to such Revolving Credit Commitments, the requested Apportioned Commitment Increase shall be allocated to each Lender willing to participate therein in an amount equal to the Apportioned Commitment Increase multiplied by the ratio of each Lender’s Increased Commitment Amount to the aggregate amount of all Increased Commitment Amounts. For avoidance of doubt, each Lender’s sole right to approve or consent to any Commitment Increase shall be its right to determine whether to participate, or not to participate, in any Commitment Increase in its sole discretion as provided in this Section 2.18(b).

(c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Apportioned Commitment Increase on any such Commitment Date is less than the requested Apportioned Commitment Increase, then the Borrowers may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of the Commitment Minimum or an integral multiple in excess thereof of $1,000,000 (or the Equivalent thereof in a Committed Foreign Currency), or, if less than the Commitment Minimum, the amount of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date.

(d) On each Increase Date, (x) each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(c) (an “Acceding Lender”) shall become a Lender party to this Agreement as of such Increase Date and such Acceding Lender’s Revolving Credit Commitment shall be governed by the terms and provisions of this Agreement and (y) the applicable Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

(i) an accession agreement from each Acceding Lender, if any, in form and substance satisfactory to the Operating Partnership and the Administrative Agent (each, a “Lender Accession Agreement”), duly executed by such Acceding Lender, the Administrative Agent and the applicable Borrower; and

(ii) confirmation from each Increasing Lender (acknowledged by the Operating Partnership on behalf of the Loan Parties) of the increase in the amount of its applicable Revolving Credit Commitment (and the allocation thereof among the applicable Revolving Credit Commitments that are increasing) in a writing satisfactory to the Operating Partnership and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Acceding Lender) and the Borrowers, on or before the Increase Agent Notice Deadline, by telex, e-mail or facsimile, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Acceding Lender on such date.

(e) On the Increase Date, to the extent the Advances then outstanding and owed to any Lender under the Tranche subject to the Apportioned Commitment Increase immediately prior to the effectiveness of such Apportioned Commitment Increase shall be less than such Lender’s Applicable Pro Rata Share (calculated immediately following the effectiveness of such Apportioned Commitment Increase) of all Advances then outstanding that are owed to all Lenders under such Tranche (each such Lender, including any Acceding Lender, an “Increase Purchasing Lender”), then such Increase Purchasing Lender, without executing an Assignment and Acceptance, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding and owed to each Lender under the applicable Tranche that is not an Increase Purchasing Lender (an “Increase Selling Lender”) in an amount sufficient such that following the effectiveness of all such assignments the Advances outstanding and owed to each Lender under the applicable Tranche shall equal such Lender’s Applicable Pro Rata Share (calculated immediately following the effectiveness of such Apportioned Commitment Increase on the Increase Date) of all Advances then outstanding and owed to all Lenders under such Tranche. The Administrative Agent shall calculate the net amount to be paid by each Increase Purchasing Lender and received by each Increase Selling Lender in connection with the assignments effected hereunder on the Increase Date. Each Increase Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than the applicable Increase Funding Deadline on the Increase Date or the Business Day immediately prior to the Increase Date, as applicable. The Administrative Agent shall distribute on the Increase Date the proceeds of such amount to each of the Increase Selling Lenders entitled to receive such payments at its Applicable Lending Office.

(f) If in connection with the transactions described in this Section 2.18 any Lender shall incur any losses, costs or expenses of the type described in Section 9.04(c), then the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, costs or expenses reasonably incurred.

SECTION 2.19. Reallocation of Commitments. (a) Without limitation of the Borrowers’ rights under Section 2.18 or Section 2.20, the Borrowers may, at any time (but not more often than once in any 30 day period), upon not less than seven calendar days’ prior written notice to the Administrative Agent (the “Reallocation Notice”), reallocate the aggregate amount of Unused Revolving Credit Commitments among the Tranches (including, without limitation, a Supplemental Tranche that is being created contemporaneously with the applicable Reallocation in accordance with Section 2.20) (each a “Reallocation”) by not less than the Reallocation Minimum to be effective as of a date (each a “Reallocation Date”) that is at least 90 days prior to the scheduled Termination Date then in effect; provided, however, that (i) in no event shall any Reallocation cause the Revolving Credit Commitments of any Tranche to be less than the lesser of (1) the Revolving Credit Borrowing Minimum or (2) the portion of the Facility Exposure then allocable to such Tranche, (ii) on the Reallocation Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a duly authorized officer of the Operating Partnership, dated the Reallocation Date, stating that (x) the representations and warranties contained in Section 4.01 are true and correct in all material respects as though made on and as of the Reallocation Date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date)) and (y) no Default or Event of Default has occurred and is continuing or would result from such Reallocation, (iii) immediately after giving effect to such Reallocation, in no event shall the aggregate principal amount (expressed in the Primary Currency of the applicable Tranche and including the Equivalent in such Primary Currency at such time of any amounts denominated in a Committed Foreign Currency other than such Primary Currency) of the Advances under any Tranche outstanding at such time plus the Available Amount (expressed in the Primary Currency of the applicable Tranche and including the Equivalent in such Primary Currency at such time of any amounts denominated in a Committed Foreign Currency other than such Primary Currency) of all outstanding Letters of Credit with respect to such Tranche at such time exceed the Revolving Credit Commitments with respect to such Tranche at such time. The Reallocation Notice shall (x) specify (1) the proposed aggregate amount of such Reallocation (the “Total Reallocation Amount”), (2) the Tranche or Tranches being increased (each, an “Increasing Tranche”), (3) the Tranche or Tranches being decreased (each, a “Decreasing Tranche”), and (4) the proposed Reallocation Date and (y) contain a certification signed by a Responsible Officer of the Operating Partnership stating that all of the requirements set forth in this Section 2.19(a) have been satisfied or, as of the Reallocation Date, will be satisfied.

(b) Upon receipt of any Reallocation Notice, the Administrative Agent shall promptly deliver a copy of such Reallocation Notice to each Issuing Bank and each affected Lender and notify each affected Lender of its proposed proportionate share of (i) the Decreasing Tranche, (ii) the Increasing Tranche, and (iii) the Total Reallocation Amount. Such determinations shall be made by the Administrative Agent for each Lender within each Tranche based on the ratio of the Commitment of such Lender in respect of such Tranche to the total Commitments of all Lenders in respect of such Tranche, and (iv) the date by which Lenders (other than Approved Reallocation Lenders) with increasing Commitments, if any, resulting from such Reallocation must commit in writing to the increase in their respective Commitments (the “Reallocation Commitment Date”). Each Lender (other than an Approved Reallocation Lender) that is willing to participate in such Commitment increase resulting from the Reallocation shall, in its sole discretion, give written notice to the Administrative Agent at least one Business Day prior to the Reallocation Commitment Date of the amount by which it is willing to increase its applicable Commitment (an “Increased Commitment Amount”). If any Lender (other than an Approved Reallocation Lender) in the Increasing Tranche shall fail to provide such notice within one Business Day prior to the Reallocation Commitment Date or shall decline, in whole or in part, to commit to its allocable share of the Commitment increase, then the Administrative Agent shall promptly offer such share to the Approved Reallocation Lenders in the Increasing Tranche and the other Lenders in the Increasing Tranche that are willing to participate in such Commitment increase on a pro rata basis. Each Issuing Bank shall confirm in writing its approval of the Reallocation. For avoidance of doubt, each Lender’s sole right to approve or consent to any Reallocation shall be its right to determine whether to participate, or not to participate, in any Commitment increase in its sole discretion as provided in this Section 2.19(b).

(c) Promptly following the Reallocation Commitment Date, the Administrative Agent shall notify the Borrowers of any shortfall in the Commitments allocable to the Increasing Tranche. In the event of any such shortfall, the provisions of Sections 2.18(c) and 2.18(d) shall apply, mutatis mutandis.

(d) On the applicable Reallocation Date, (i) the Reallocation shall be effected by reallocating Unused Revolving Credit Commitments from the Decreasing Tranche(s) to the Increasing Tranche(s) on a dollar-for-dollar basis, and (ii) to the extent Advances then outstanding and owed to any applicable Lender immediately prior to the effectiveness of the Reallocation shall be less than such Lender’s Applicable Pro Rata Share (calculated immediately following the effectiveness of such Reallocation) of all Advances then outstanding that are owed to all Lenders in any affected Tranche (collectively, including any applicable Acceding Lender, the “Reallocation Purchasing Lenders”), in each case as applicable, then such

Reallocation Purchasing Lenders, without executing an Assignment and Acceptance, shall be deemed to have purchased an assignment of a pro rata portion of the Advances then outstanding and owed to each Lender that is not a Reallocation Purchasing Lender (collectively, the “Reallocation Selling Lenders”), in an amount sufficient such that following the effectiveness of all such assignments the Advances outstanding and owed to each Lender shall equal such Lender’s Applicable Pro Rata Share (calculated immediately following the effectiveness of the Reallocation) of all Advances then outstanding in respect of the applicable Tranche. The Administrative Agent shall calculate the net amount to be paid by each Reallocation Purchasing Lender and received by each Reallocation Selling Lender in connection with the assignments effected hereunder on the Reallocation Date. Each Reallocation Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than the Reallocation Funding Deadline on the Reallocation Date or the Business Day immediately prior to the Reallocation Funding Deadline, as applicable. The Administrative Agent shall distribute on the Reallocation Date the proceeds of such amount to each of the Reallocation Selling Lenders entitled to receive such payments at its Applicable Lending Office.

(e) On the Reallocation Date, with respect to any Reallocation relating to a Tranche that has a Letter of Credit Facility Subfacility, the applicable Letter of Credit Commitments shall, to the extent possible and subject to the provisions of this Section 2.19(e), be reallocated among the applicable Letter of Credit Facilities in a manner consistent with the Reallocation of the Unused Revolving Credit Commitments; provided, however, that such reallocation of the Letter of Credit Commitments shall be made only to the extent that following the effectiveness thereof the sum of all Letter of Credit Advances then outstanding in respect of Letters of Credit under such Letter of Credit Facility plus the Available Amount of all such Letters of Credit shall not exceed the applicable Letter of Credit Commitment relating to such Letter of Credit Facility.

(f) On the Reallocation Date, the applicable Borrower shall execute and deliver a replacement Note payable to each Lender requesting the same in a principal amount equal to such Lender’s respective Revolving Credit Commitment immediately following the effectiveness of the Reallocation. Each Lender receiving a replacement Note shall promptly return to the applicable Borrower any previously issued Note for which such replacement Note was delivered in exchange.

(g) On the Reallocation Date, the Administrative Agent shall notify the Lenders and the Borrowers, on or before the Reallocation Agent Notice Deadline, by facsimile, telex or e-mail, of the occurrence of the Reallocation to be effected on such Reallocation Date and shall promptly distribute to the Lenders and the Borrowers a copy of Schedule I hereto revised to reflect such Reallocation. The Administrative Agent shall record in the Register the relevant information with respect to each Lender on such Reallocation Date in accordance with Section 9.07.

(h) Notwithstanding the foregoing, subject to Section 2.19(c), no Reallocation of any Unused Revolving Credit Commitment of a Lender shall cause an increase in the aggregate Revolving Credit Commitments of such Lender and its Affiliates under all Tranches.

SECTION 2.20. Supplemental Tranches. (a) The Borrowers may from time to time request (each such request, a “Supplemental Tranche Request”) certain Lenders and Eligible Assignees to provide one or more supplemental tranches for Advances in an amount of at least $25,000,000 (or the Equivalent thereof in a foreign currency) (or such lesser amount as the Administrative Agent may agree) per tranche in a currency (a “Supplemental Currency”) that is not included as a Committed Foreign Currency at the time of such Supplemental Tranche Request (each such new tranche, a “Supplemental Tranche”). For the avoidance of doubt, the Primary Currency of any Supplemental Tranche may or may not be in Dollars. Each Supplemental Tranche Request shall be made in the form of an addendum substantially in the form of Exhibit G (a “Supplemental Addendum”) and sent to the Administrative Agent and shall set forth (i) the proposed currency of such Supplemental Tranche, (ii) the proposed existing Borrower or Borrowers and/or the proposed Additional Borrower or Additional Borrowers that will be the proposed Supplemental Borrower with respect to the Supplemental Tranche, (iii) the proposed interest types and rates for such Supplemental Tranche, (iv) the other matters set forth on the form of Supplemental Addendum, and (v) any other specific terms of such Supplemental Tranche that the Borrowers deem necessary, provided that the maturity date of any Advance under any Supplemental Tranche shall not be later than the Termination Date. As a condition precedent to the addition of a Supplemental Tranche to this Agreement: (i) each Lender providing a Supplemental Tranche Commitment with respect to the applicable Supplemental Tranche must be able to make Advances in the Supplemental Currency in accordance with applicable laws and regulations; (ii) each Lender providing a Supplemental Tranche Commitment with respect to such Supplemental Tranche and the Administrative Agent must execute the requested Supplemental Addendum; (iii) each of the proposed Supplemental Borrowers under such Supplemental Tranche shall be an existing Borrower or an Additional Borrower with regard to such Supplemental Tranche and each such Supplemental Borrower and each other Loan Party shall execute the Supplemental Addendum, and (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent in connection with the addition of the Supplemental Tranche shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Subject to the provisions of Sections 2.18 and 2.19 and this Section 2.20(a), each Supplemental Tranche shall be committed to by Lenders pursuant to (x) an increase in Commitments pursuant to Section 2.18 or (y) Reallocations of Unused Revolving Credit Commitments to the applicable Supplemental Tranche pursuant to Section 2.19. No Lender shall be obligated to make a Supplemental Tranche Commitment and a Lender may agree to do so in its sole discretion. For avoidance of doubt, each Lender’s sole right to approve or consent to any Supplemental Tranche Commitment shall be its right to determine whether to participate, or not to participate, in any Supplemental Tranche Commitment in its sole discretion as provided in this Section 2.20(a). If a Supplemental Tranche Request is accepted in accordance with this Section 2.20(a), the Administrative Agent and the applicable Borrower shall determine the effective date of such Supplemental Tranche (the “Supplemental Tranche Effective Date”), the final allocation of such Supplemental Tranche and any other terms of such Supplemental Tranche. The Administrative Agent shall promptly distribute a revised Schedule I to each Lender reflecting such new Supplemental Tranche and notify each Lender of the Supplemental Tranche Effective Date. Promptly after a Supplemental Tranche Request, if the Administrative Agent cannot act as the funding agent therefor, the Operating Partnership shall, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) appoint the proposed funding agent for the requested Supplemental Tranche. Each such funding agent shall (A) execute the applicable Supplemental Addendum and (B) administer the applicable Supplemental Tranche and, in connection therewith, shall have authority consistent with the authority of the Administrative Agent hereunder in respect of the Administrative Agent’s administration of the Facility; provided, however, that no such funding agent shall be authorized to take any enforcement action unless and except to the extent expressly authorized in writing by the Administrative Agent. Each such funding agent shall entitled to the benefits of Section 9.04 to the same extent as the Administrative Agent.

(b) Notwithstanding any provision of this Agreement to the contrary, the Borrowers shall not utilize any portion of the Mexican Peso Revolving Credit Tranche, the Mexican Swing Line Facility or the Mexican Letter of Credit Facility until such time as (i) the Borrowers shall have complied with the provisions of Section 2.20(a) above, mutatis mutandis, with respect to the Mexican Peso Revolving Credit Tranche to the Administrative Agent’s reasonable satisfaction, (ii) the applicable Mexican Borrower or Mexican Borrowers shall have complied in all respects with Section 5.01(p) to qualify hereunder as Borrowers in respect of the Mexican Peso Revolving Credit Tranche, and (iii) the Mexican Lender Parties shall have issued commitments in respect of the Mexican Peso Revolving Credit Tranche.

SECTION 2.21. Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Facility Exposure of such Defaulting Lender with respect to any Letter of Credit Facility:

(i) the Facility Exposure of such Defaulting Lender with respect to any Letter of Credit Facility will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in the Tranche under which such Letter of Credit of Facility is a Subfacility pro rata in accordance with their respective Commitments in such Tranche, provided that (A) the sum of each Non-Defaulting Lender’s total Facility Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender with respect to the applicable Tranche as in effect at the time of such reallocation, (b) no Event of Default has occurred and is continuing, and (c) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrowers, the Administrative Agent or any other Lender Party may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Facility Exposure with respect to any Letter of Credit Facility cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrowers will, not later than three Business Days after demand by the Administrative Agent make arrangements satisfactory to the Administrative Agent in its sole discretion to protect the Administrative Agent and the other Lender Parties against the risk of non-payment by such Defaulting Lender; and

(iii) any amount paid by a Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.17(b)) the termination of the Commitments and payment in full of all Obligations and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second to the payment of any amounts owing by such Defaulting Lender to the Non-Defaulting Lenders under this Agreement, ratably among them in accordance with the amounts of such amounts then due and payable to them; third, if so determined by the Administrative Agent or requested by any Issuing Bank, to be held in the L/C Cash Collateral Account for future funding obligations of such Defaulting Lender of any participation in any applicable Letter of Credit; fourth, as the Operating Partnership may request to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, provided that no Default or Event of Default then exists; fifth, if so determined by the Administrative Agent and the Operating Partnership, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; sixth, so long as no Default or Event of Default then exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, after the termination of the Commitments and payment in full of all Obligations, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may apply any such amount in accordance with Section 2.11(g).

(b) If the Borrowers and the Administrative Agent agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lender Parties in the same Tranche and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Applicable Pro Rata Share of the Lenders in the applicable Tranche to be on a pro rata basis in accordance with their respective Revolving Credit Commitments whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Applicable Pro Rata Share of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing), provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

(a) Except as otherwise set forth in the Post-Closing Letter Agreement, the Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the items specified in clauses (i) and (ii) below) in sufficient copies for each Lender Party:

(i) A Note payable to each Lender requesting the same.

(ii) Completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements (or equivalent filings) filed in the jurisdictions that the Administrative Agent may deem necessary or desirable that name any Loan Party as debtor, together with copies of such other financing statements, and evidence that all other actions that the Administrative Agent may deem reasonably necessary or desirable have been taken (including, without limitation, receipt of duly executed payoff letters and UCC termination statements (or equivalent filings)).

(iii) Certified copies of the resolutions of the Board of Directors (or equivalent body), general partner or managing member, as applicable, of each Loan Party and of each general partner or managing member (if any) of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.

(iv) A copy of a certificate of the Secretary of State (or equivalent authority (if any)) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and complete copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office and (2) to the extent available, such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

(v) A copy of a certificate of the Secretary of State (or equivalent authority (if any)) of each jurisdiction in which any Loan Party or any general partner or managing member of a Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, general partner or managing member, that such Loan Party, general partner or managing member, as the case may be, is duly qualified and in good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

(vi) A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President, a Vice President and its Secretary or any Assistant Secretary or, with respect to Loan Parties that are Foreign Subsidiaries, any authorized signatory (or those of its general partner or managing member, if applicable), or in the case of a Loan Party organized in Japan, corporate seal, dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(iv), (B) a true and complete copy of the bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation, organization or formation and good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the accuracy in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit (except to the extent such representations and warranties relate to an earlier date, in which such representations and warranties shall be true and correct in all material respects on or as of such earlier date) and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

(vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party or, with respect to Loan Parties that are Foreign Subsidiaries, any authorized signatory (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures (or in the case of a Loan Party organized in Japan executing by corporate seal, (i) a certificate of seal and a certificate of full registry records both of which have been issued by the competent legal affairs bureau within three months before the date of the applicable officer’s certificate and (ii) a seal registration form (in the form prescribed by the Administrative Agent)) of the officers or other authorized signatories of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii) The audited Consolidated annual financial statements for the year ending December 31, 2012 of the Parent Guarantor and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit).

(ix) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have reasonably requested.

(x) Evidence of insurance (which may consist of binders or certificates of insurance with respect to the blanket policies of insurance maintained by the Loan Parties that satisfies the requirements of Section 5.01(d).

(xi) An opinion of Latham & Watkins LLP, counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xii) An opinion of White & Case LLP, Japanese counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xiii) An opinion of Venable LLP, Maryland counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xiv) An opinion of TSMP Law Corporation, Singapore counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xv) An opinion of William Fry, Solicitors, Ireland counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xvi) An opinion of Loyens & Loeff, Avocats à la Cour, Luxembourg counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xvii) An opinion of Loyens & Loef N.V., Dutch counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xviii) An opinion of Walkers, British Virgin Islands counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xix) An opinion of Watson Mangioni Lawyers Pty Limited, Australian counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xx) An opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(xxi) A breakage indemnity letter agreement, dated not later than the earliest applicable Notice of Borrowing Deadline, executed by the Borrowers in form and substance satisfactory to the Administrative Agent.

(xxii) One or more Notices of Borrowing, each dated not later than the applicable Notice of Borrowing Deadline, or Notices of Issuance, as applicable, and specifying the Initial Borrowing Date as the date of the proposed Borrowing.

(xxiii) An Unencumbered Assets Certificate prepared on a pro forma basis to account for any acquisitions, dispositions or reclassifications of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since June 30, 2013.

(xxiv) The Post-Closing Letter Agreement executed by the initial Borrowers, in form and substance satisfactory to the Administrative Agent.

(xxv) A letter from the Initial Process Agent addressed to the Administrative Agent confirming its agreement to act as the Initial Process Agent for the purposes of Section 9.12(d).

(xxvi) With respect to each Borrower that is a TMK, (x) a certified copy of such Borrower’s business commencement notification (gyoumu kaishi todoke) (including the asset liquidation plan and other attachments) affixed with a receipt stamp of the director of the competent local finance bureau, (y) copies of any modification (if any) to the asset liquidation plan since the date of filing of such business commencement notification affixed with a receipt stamp of the director of the competent local finance bureau, and (z) a valid and current asset liquidation plan (affixed with a receipt stamp of the director of the competent local finance bureau if it has been submitted to the competent local finance bureau).

(b) The Lender Parties shall be satisfied with any change to the corporate and legal structure of any Loan Party or any Subsidiary thereof occurring after December 31, 2012, including any changes to the terms and conditions of the charter and bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of any Loan Party occurring after December 31, 2012.

(c) The Lender Parties shall be satisfied that (1) all Existing Debt (including, without limitation, all Debt under the Existing Revolving Credit Agreement other than the Existing Letters of Credit), other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and (2) all commitments under the Existing Revolving Credit Agreement have been terminated.

(d) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no material adverse change in the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole since December 31, 2012.

(e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.

(f) All material governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

(g) There exists no default or event of default under any of the Other Senior Debt Documents on the part of the Operating Partnership or any Affiliate thereof.

(h) The Borrowers shall have paid all accrued fees of the Administrative Agent and the Lender Parties and all reasonable, out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent, subject to the terms of the Fee Letter).

SECTION 3.02. Conditions Precedent to Each Borrowing, Issuance, Renewal, Commitment Increase, Extension and Creation. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit (other than renewals that do not increase the size of the Letter of Credit), the extension of Commitments pursuant to Section 2.16, a Commitment Increase pursuant to Section 2.18, the creation of a Supplemental Tranche in accordance with Section 2.20(a) and the right of the Borrowers to request a Swing Line Borrowing shall be subject to the further conditions precedent:

(a) On the date of such Borrowing, issuance, renewal (other than renewals that do not increase the size of the Letter of Credit), extension, increase or creation the following statements shall be true and the Administrative Agent shall have received for the account of such Lender, the Swing Line Bank or such Issuing Bank a certificate signed by a duly authorized officer of the applicable Borrower, dated the date of such Borrowing, issuance, renewal (other than renewals that do not increase the size of the Letter of Credit), extension, increase or creation, stating that:

(i) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to (A) such Borrowing, issuance, renewal, extension, increase or creation and (B) in the case of any Borrowing, issuance or renewal, the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date));

(ii) no Default or Event of Default has occurred and is continuing, or would result from (A) such Borrowing, issuance, renewal, extension, increase or creation or (B) in the case of any Borrowing or issuance or renewal, from the application of the proceeds therefrom; and

(iii) for each Revolving Credit Advance, Competitive Bid Advance or Swing Line Advance made by the applicable Swing Line Bank or issuance or renewal of any Letter of Credit, (A) the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value equals or exceeds the Unsecured Debt that will be outstanding after giving effect to such Advance, issuance or renewal, respectively, and (B) before and after giving effect to such Advance, issuance or renewal, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04;

(b) In the case of initial Borrowing or the initial issuance of a Letter of Credit in respect of the Mexican Peso Revolving Credit Tranche, the Borrowers shall have complied with Section 2.20(b);

(c) In the case of any Borrowing, issuance, renewal, extension, increase or creation in respect of the Yen Revolving Credit Tranche by any Borrower that is a TMK, the Administrative Agent shall have received a valid and current asset liquidation plan with respect to such TMK, including any modification thereof (affixed with a receipt stamp of the director of the competent local finance bureau if it has been submitted to the competent local finance bureau) reflecting such Borrowing, issuance, renewal, extension, increase or creation; and

(d) The Administrative Agent shall have received such other approvals or documents as any Lender Party through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Loan Parties’ representations and warranties contained in the Loan Documents, (ii) the Loan Parties’ timely compliance with the terms, covenants and agreements set forth in the Loan Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Secured Parties or the ability of the Loan Parties to perform their Obligations.

SECTION 3.03. Conditions Precedent to Each Competitive Bid Advance. The obligation of each U.S. Dollar Revolving Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, and (ii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the applicable U.S. Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such U.S. Borrower that on the date of such Competitive Bid Borrowing such statements are true): (A) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date)) and (B) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

SECTION 3.04. Additional Conditions Precedent. In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, each Issuing Bank will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, and each Swing Line Bank will not be required to make any Swing Line Advance, unless the applicable Issuing Bank or Swing Line Bank, as the case may be, is satisfied that any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization in accordance with the terms of Section 2.03(e) or 2.21(a), as applicable.

SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a) Each Loan Party and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Parent Guarantor is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. All of the outstanding Equity Interests in the Parent Guarantor have been validly issued, are fully paid and non-assessable, all of the general partner Equity Interests in the Operating Partnership are owned by the Parent Guarantor, and all such general partner Equity Interests are owned by the Parent Guarantor free and clear of all Liens.

(b) All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and, to the extent owned by such Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens (other than Liens on Equity Interests in Subsidiaries securing Debt that is not prohibited hereunder).

(c) The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such Material Contract, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents and the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

(e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, examinership or similar laws affecting creditors’ rights generally and by general principles of equity.

(f) Except as set forth in the reports delivered to the Administrative Agent pursuant to Section 5.03(h), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action to any Loan Party’s knowledge, pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents.

(g) The Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2012 and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Parent Guarantor as at June 30, 2013, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of such balance sheet as at June 30, 2013, and such statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2012, there has been no Material Adverse Change.

(h) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries most recently delivered to the Lender Parties pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts.

(i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances under which they were made.

(j) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used, directly or indirectly, whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose.

(k) Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l) Each of the Assets listed on the schedule of Unencumbered Assets delivered to the Administrative Agent in connection with the Closing Date (as updated from time to time in accordance with Section 5.03(d)) satisfies all Unencumbered Asset Conditions, except to the extent as otherwise set forth herein or waived in writing by the Required Lenders. The Loan Parties are the legal and beneficial owners of the Unencumbered Assets free and clear of any Lien, except for the Liens permitted under the Loan Documents.

(m) [Reserved].

(n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Surviving Debt of each Loan Party and its Subsidiaries (other than intercompany Debt) as of the date set forth on Schedule 4.01(n) having a principal amount of at least $10,000,000 and showing as of such date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor, and from such date to the Closing Date except as set forth on Schedule 4.01(n) there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Surviving Debt (other than payments of principal and interest in accordance with the documents governing such Debt).

(o) Each Loan Party and its Subsidiaries has good, marketable and insurable fee simple title to, or valid trust beneficiary interests or leasehold interests in, all material Real Property owned or leased by such Loan Party or any such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(p) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, there is no past non-compliance with such Environmental Laws and Environmental Permits that has resulted in any ongoing material costs or obligations or that is reasonably expected to result in any future material costs or obligations, and no circumstances exist that (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that is reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(q) Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

(r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect.

(s) Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business and financial condition of such other Loan Party.

(t) The Parent Guarantor is, individually and together with its Subsidiaries, Solvent and each Borrower is Solvent.

(u) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(ii) Schedule SB (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and, following a request by the Administrative Agent, furnished to the Administrative Agent, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status that has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, except as would not reasonably be expected to result in a Material Adverse Effect.

(iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in Reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

(v) No Borrower organized or doing business under the laws of Japan is (i) a gang (boryokudan); (ii) a gang member; (iii) a person for whom five (5) years have not passed since ceasing to be a gang member; (iv) an associate gang member; (v) a gang-related company; (vi) a corporate extortionist (sokaiya); (vii) a rogue adopting social movements as its slogan; (viii) a violent force with special knowledge, in each case as defined in the “Manual of Measures against Organized Crime” (soshikihanzai taisaku youkou) by the National Police Agency of Japan); or (ix) another person or entity similar to any of the above (collectively, “Gang Members”); nor does any Loan Party have any (i) relationships by which its management is considered to be controlled by Gang Members; (ii) relationships by which Gang Members are considered to be involved substantially in its management; (iii) relationships by which it is considered to unlawfully utilize Gang Members for the purpose of securing unjust advantage for itself or any third party or of causing damage to any third party; (iv) relationships by which it is considered to offer funds or provide benefits to Gang Members; or (v) officers or persons involved substantially in its management having socially condemnable relationships with Gang Members.

(w) None of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of each Loan Party, any Affiliate of any Loan Party or any of its respective Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and no Borrower will directly or indirectly use the proceeds of any Advances or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970; provided, however, that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such non-compliance is the subject of a Good Faith Contest.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and to take commercially reasonable steps to ensure that all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, except where such non-compliance would not reasonably expected to result in a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except where failure to do the same would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.

(e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, in the case of Subsidiaries of the Borrowers only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(b) or (c) below). Each Borrower (other than the Operating Partnership) shall at all times be a Subsidiary of the Operating Partnership. If at any time an event shall occur that would result in a Borrower (other than the Operating Partnership) no longer being a Subsidiary of the Operating Partnership, then prior to the occurrence of such event the Operating Partnership shall cause such Borrower to be removed as a Borrower pursuant to Section 9.17.

(f) Visitation Rights. At any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent (who may be accompanied by any Lender or any Affiliate of any Lender) or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and, subject to the right of the parties to the Tenancy Leases affecting the applicable property to limit or prohibit access, visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors. So long as no Event of Default has occurred and is continuing, the Loan Parties shall be responsible only for the costs and expenses of the Administrative Agent that are incurred in connection with up to two visitations to any property during any calendar year.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance in all material respects with generally accepted accounting principles.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.

(i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain at the time in a comparable arm’s-length transaction with a Person not an Affiliate, provided that the foregoing restrictions shall not restrict any (i) transactions exclusively among or between the Loan Parties and/or any Subsidiaries of the Loan Parties so long as such transactions are generally consistent with the past practices of the Loan Parties and their Subsidiaries and (ii) transactions otherwise permitted hereunder.

(j) Additional Guarantors. In the event of any Bond Issuance occurring after the Closing Date or the issuance after the Closing Date of any guaranty or other credit support for any Bonds (other than any guaranty issued after the Closing Date that is required to be issued pursuant to the terms of the Note Documents in effect as of the Closing Date), in each case by any Wholly-Owned Subsidiary or any wholly-owned Subsidiary of the Parent Guarantor other than an existing Guarantor, such Subsidiary issuer or any such guarantor or provider of credit support shall, at the cost of the Loan Parties, become a Guarantor hereunder (each, an “Additional Guarantor”) within 15 days after such Bond Issuance or issuance of such guaranty or provision of such credit support, as applicable, by executing and delivering to the Administrative Agent a Guaranty Supplement guaranteeing the Obligations of the other Loan Parties under the Loan Documents; provided, however, that Wholly-Owned Foreign Subsidiaries shall be permitted to incur (i) Debt in connection with such Bonds in a principal amount not to exceed 7.5% of Total Asset Value, (ii) Debt under the Facility, and (iii) Secured Debt, in each case without being required to become a Guarantor pursuant to this Section 5.01(j). Each Additional Guarantor shall, within such 15 day period, deliver to the Administrative Agent (A) all of the documents set forth in Sections 3.01(a)(iii), (iv), (v), (vi) and (vii) with respect to such Additional Guarantor, (B) all of the “know your client” information relating to such Additional Guarantor that is reasonably requested by the Administrative Agent or any Lender Party and (C) a corporate formalities legal opinion relating to such Additional Guarantor from counsel reasonably acceptable to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. If any Additional Guarantor is no longer a guarantor or credit support provider with respect to any Bonds, then the Administrative Agent shall, upon the request of the Operating Partnership, release such Additional Guarantor from the Guaranty, provided that no Event of Default shall have occurred and be continuing.

(k) Further Assurances. Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(l) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrowers or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, if in the reasonable business judgment of such Borrower or Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease for an Unencumbered Asset and is not otherwise reasonably likely to result in a Material Adverse Effect.

(m) Maintenance of REIT Status. In the case of the Parent Guarantor, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT for U.S. federal income tax purposes.

(n) NYSE Listing. In the case of the Parent Guarantor, at all times cause its common shares to be duly listed on the New York Stock Exchange or other national stock exchange.

(o) [Reserved].

(p) Additional Borrowers. If after the Closing Date, a Subsidiary of the Operating Partnership desires to become a Borrower hereunder, such Subsidiary shall: (i) provide at least five Business Days’ prior notice to the Administrative Agent, and such notice shall designate under what Tranche such Subsidiary proposes to borrow; (ii) duly execute and deliver to the Administrative Agent a Borrower Accession Agreement; (iii) satisfy all of the conditions with respect thereto set forth in this Section 5.01(p) in form and substance reasonably satisfactory to the Administrative Agent; (iv) satisfy the “know your customer” requirements of the Administrative Agent and each relevant Lender and (v) obtain the consent of each Lender in the applicable Tranche under which such Additional Borrower proposes to become a Borrower that such Additional Borrower is acceptable as a Borrower under the Loan Documents. Each such Subsidiary’s addition as a Borrower shall also be conditioned upon the Administrative Agent having received (x) a certificate signed by a duly authorized officer of such Subsidiary, dated the date of such Borrower Accession Agreement certifying that: (1) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Subsidiary becoming an Additional Borrower and as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (2) no Default or Event of Default has occurred and is continuing as of such date or would occur as a result of such Subsidiary becoming an Additional Borrower, (y) all of the documents set forth in Sections 3.01(a)(iii), (iv), (v), (vi), (vii), (ix) with respect to such Subsidiary and (z) a corporate formalities legal opinion relating to such Subsidiary from counsel reasonably acceptable to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. Upon such Subsidiary’s addition as an Additional Borrower, such Subsidiary shall be deemed to be a Borrower hereunder. The Administrative Agent shall promptly notify each applicable Lender upon each Additional Borrower’s addition as a Borrower hereunder and shall, upon request by any Lender, provide such Lender with a copy of the executed Borrower Accession Agreement. With respect to the accession of any Additional Borrower to a Tranche, each Lender under the applicable Tranche shall be responsible for making a determination as to whether it is capable of making advances to such Additional Borrower without the incurrence of withholding taxes, provided that the Borrowers and their tax advisors shall cooperate in all reasonable respects with the Administrative Agent and such Lender in connection with any analysis necessary for such Lender to make such determination.

SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:

(i) Permitted Liens;

(ii) Liens securing Debt; provided, however, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (ii) shall not cause the Loan Parties to not be in compliance with the financial covenants set forth in Section 5.04; and

(iii) other Liens incurred in the ordinary course of business with respect to obligations other than Debt.

(b) Change in Nature of Business. Engage in, or permit any of its Subsidiaries to engage in, any material new line of business different from those lines of business conducted by the Borrower or any of their Subsidiaries on the Effective Date and activities substantially related, necessary or incidental thereto and reasonable extensions thereof.

(c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of a Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, a Loan Party shall be the surviving entity) or any other Loan Party (provided that such Loan Party or, in the case of any Loan Party other than any Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party or another Loan Party is the surviving entity, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, any Subsidiary of a Loan Party may liquidate or dissolve if the Operating Partnership determines in good faith that such liquidation or dissolution is in the best interests of the Operating Partnership and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to any Borrower or any Subsidiary thereof, which Subsidiary shall be a Loan Party if the Subsidiary being liquidated or dissolved is a Loan Party, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

(d) Investments in any Person. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

(i) Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in Subsidiaries and, in the case of the Loan Parties (other than the Parent Guarantor) and their Subsidiaries, Investments in Assets (including by asset or Equity Interest acquisitions), in each case subject, where applicable, to the limitations set forth in Section 5.02(d)(iv);

(ii) Investments in Cash Equivalents;

(iii) Investments consisting of intercompany Debt;

(iv) Investments consisting of the following items so long as the aggregate amount outstanding, without duplication, of all Investments described in this subsection does not exceed, at any time, 35% of Total Asset Value at such time:

(A) Investments in Redevelopment Assets and Development Assets (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement),

(B) Investments in undeveloped land (including undeveloped land that such Person has contracted to purchase with or without options to terminate the purchase agreement), and

(C) Investments in Unconsolidated Affiliates of any Loan Party or its Subsidiaries;

(v) Investments by the Borrowers in Hedge Agreements;

(vi) To the extent permitted by applicable law, advances to officers, directors and employees of any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business, for travel, entertainment, relocation and analogous ordinary business purposes;

(vii) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit extended in the ordinary course of business; and

(viii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

(e) Restricted Payments. In the case of the Parent Guarantor after the occurrence and during the continuance of an Event of Default, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, or make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, except for (i) any purchase, redemption or other acquisition of Equity Interests with the proceeds of issuances of new common Equity Interests occurring not more than one year prior to such purchase, redemption or other acquisition, (ii) cash or stock dividends and distributions in the minimum amount necessary to maintain REIT status and avoid imposition of income and excise taxes under the Internal Revenue Code and (iii) non-cash payments in connection with employee, trustee and director stock option plans or similar incentive arrangements.

(f) Amendments of Constitutive Documents. Amend, in each case in any material respect, its limited liability company agreement, certificate of incorporation, bylaws, memorandum and articles of association or other constitutive documents, provided that (i) any amendment to any such constitutive document that, taken as a whole, would be adverse to the Lender Parties shall be deemed “material” for purposes of this Section, (ii) any amendment to any such constitutive document that would designate such Loan Party as a “special purpose entity” or otherwise confirm such Loan Party’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section, (iii) any amendment to any such constitutive document effected solely for the purpose of designating (or otherwise establishing the terms of), issuing, or authorizing for issuance Preferred Interests in the Parent Guarantor that do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement shall be deemed “not material” for purposes of this Section, and (iv) any amendment to any such constitutive document effected solely for the purpose of issuing or otherwise establishing the terms of Preferred Interests of the Operating Partnership in connection with a contemporaneous issuance of Preferred Interests of the Parent Guarantor of the type described in the foregoing clause (iii) and in accordance with Section 4.3 of the Eleventh Amended and Restated

Agreement of Limited Partnership of the Operating Partnership dated as of April 9, 2013 (or any substantially similar provisions in any subsequent amendment thereof), which Preferred Interests of the Operating Partnership do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement, shall be deemed “not material” for purposes of this Section.

(g) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or required by any applicable law, or (ii) Fiscal Year.

(h) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

(i) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, with respect to any Unencumbered Assets), except (i) pursuant to the Other Senior Debt Documents, (ii) as set forth in Article 11 of the Eleventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as in effect on the date hereof (or any substantially similar provisions in any subsequent amendment thereof, to the extent such amendment is permitted under the Loan Documents), or (iii) in connection with any other Debt (whether secured or unsecured), provided that the incurrence or assumption of such Debt would not result in a failure by any Loan Party to comply with any of the financial covenants contained in Section 5.04.

(j) Parent Guarantor as Holding Company. In the case of the Parent Guarantor, enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrowers and their Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Operating Partnership; (ii) the performance of its duties as general partner of the Operating Partnership; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Operating Partnership and its Subsidiaries; (v) maintenance of any deposit accounts required in connection with the conduct by the Parent Guarantor of business activities otherwise permitted under the Loan Documents; (vi) activities permitted under the Loan Documents, including without limitation the incurrence of Debt (and guarantees thereof), provided that such Debt would not result in a failure by the Parent Guarantor to comply with any of the financial covenants applicable to it contained in Section 5.04; (vii) engaging in any activity necessary or desirable to continue to qualify as a REIT; and (viii) activities incidental to each of the foregoing.

(k) Repayment of Qualified French Intercompany Loans. Pay, prepay, terminate or otherwise retire any Qualified French Intercompany Loan without the prior written approval of the Administrative Agent.

(l) Anti-Social Forces. No Borrower organized or doing business under the laws of Japan shall fall under any of the categories described in Section 4.01(v), nor shall itself engage in, nor cause any third party to engage in, any of the following: (i) making violent demands; (ii) making unjustified demands exceeding legal responsibility; (iii) using violence or threatening speech or behavior in connection with any transaction; (iv) damaging the trust of any Lender by spreading rumor, using fraud or force, or obstructing the business of any Lender; or (v) engaging in any act similar to the foregoing.

SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Operating Partnership will furnish to the Administrative Agent for transmission to the Lender Parties in accordance with Section 9.02(b):

(a) Default Notice. As soon as possible and in any event within five Business Days after a Responsible Officer obtains knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, in each case, if continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by an opinion of KPMG LLP or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent without any qualification as to going concern or scope of audit, together with (i) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor as having been prepared in accordance with generally accepted accounting principles (it being acknowledged that a copy of the quarterly financials filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto, and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, provided further, that items that would otherwise be required to be furnished pursuant to this Section 5.03(c) prior to the 45th day after the Closing Date shall be furnished on or before the 45th day after the Closing Date.

(d) Unencumbered Assets Certificate. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 90 days after the end of the fourth quarter of each Fiscal Year, an Unencumbered Assets Certificate, as at the end of such quarter, certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor, together with an updated schedule of Unencumbered Assets listing all of the Unencumbered Assets as of such date.

(e) Unencumbered Assets Financials. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 90 days after the end of the fourth quarter of each Fiscal Year, financial information in respect of all Unencumbered Assets, in form and detail reasonably satisfactory to the Administrative Agent.

(f) Annual Budgets. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form reasonably satisfactory to the Administrative Agent, of balance sheets and income statements on a quarterly basis for the then current Fiscal Year.

(g) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries that (i) would reasonably be expected to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents, and promptly after the occurrence thereof, notice of any material adverse change in the status or financial effect on any Loan Party or any of its Subsidiaries of any such action, suit, investigation, litigation or proceeding.

(h) Securities Reports. Promptly after the sending or filing thereof, copies of each Form 10-K and Form 10-Q (or any successor forms thereto) filed by or on behalf of any Loan Party with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, and, to the extent not publicly available electronically at www.sec.gov or www.digitalrealty.com (or successor web sites thereto), copies of all other financial statements, reports, notices and other materials, if any, sent or made available generally by any Loan Party to the “public” holders of its Equity Interests or filed with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, all press releases made available generally by any Loan Party or any of its Subsidiaries to the public concerning material developments in the business of any Loan Party or any such Subsidiary and all notifications received by any Loan Party or any Subsidiary thereof from the Securities and Exchange Commission or any other governmental authority pursuant to the Securities Exchange Act and the rules promulgated thereunder. Copies of each such Form 10-K and Form 10-Q may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) a Loan Party posts such documents, or provides a link thereto, on www.digitalrealty.com (or successor web site thereto) or (ii) such documents are posted on its behalf on the Platform, provided that a Loan Party shall notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and, if requested, provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this Section 5.03(h) (other than copies of each Form 10-K and Form 10-Q), and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender Party shall be solely responsible for obtaining and maintaining its own copies of such documents.

(i) Environmental Conditions. Give notice in writing to the Administrative Agent (i) promptly upon a Responsible Officer of a Loan Party obtaining knowledge of any material violation of any Environmental Law affecting any Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which would reasonably be expected to materially adversely affect the value of such Asset, (iii) promptly upon a Loan Party’s receipt of any notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that may result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Asset, (B) contamination on, from or into any Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon a Responsible Officer of such Loan Party obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Unconsolidated Affiliate may be liable or for which a Lien may be imposed on any Asset, provided that any of the events described in clauses (i) through (iv) above would have a Material Adverse Effect or would reasonably be expected to result in a material Environmental Action with respect to any Unencumbered Asset.

(j) Unencumbered Asset Conditions. Promptly after discovery by a Responsible Officer of a Loan Party of any condition or event which causes any Unencumbered Asset to no longer comply with the requirements set forth in the definition of Unencumbered Asset Conditions, provide the Administrative Agent with notice thereof.

(k) Debt Rating. As soon as possible and in any event within three Business Days after a Responsible Officer obtains knowledge of any change in the Debt Rating, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth the new Debt Rating.

(l) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the Parent Guarantor will:

(a) Parent Guarantor Financial Covenants.

(i) Maximum Total Leverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor, a Leverage Ratio not greater than 60.0%, provided that the Parent

Guarantor shall have the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters of the Parent Guarantor during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5.0% of Total Asset Value.

(ii) Minimum Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Parent Guarantor, a Fixed Charge Coverage Ratio of not less than 1.50:1.00.

(iii) Maximum Secured Debt Leverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor, a Secured Debt Leverage Ratio not greater than 40.0%, provided that the Parent Guarantor shall have the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive quarters of the Parent Guarantor during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5.0% of Total Asset Value.

(b) Unencumbered Assets Financial Covenants.

(i) Maximum Unsecured Debt to Total Unencumbered Asset Value: Subject to any payments made pursuant to Section 2.06(b), not permit at any time Unsecured Debt to be greater than 60.0% of the Total Unencumbered Asset Value at such time, provided that the Parent Guarantor shall have the right to maintain Unsecured Debt of greater than 60.0% but less than or equal to 65.0% of the Total Unencumbered Asset Value for up to four consecutive fiscal quarters of the Parent Guarantor during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5.0% of Total Asset Value.

(ii) Minimum Unencumbered Assets Debt Service Coverage Ratio: Subject to any payments made pursuant to Section 2.06(b), maintain at the end of each fiscal quarter of the Parent Guarantor, an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00.

To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on any date of determination other than the last day of a fiscal quarter of the Parent Guarantor, such calculations shall be made on a pro forma basis to account for any acquisitions, dispositions or reclassifications of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the Parent Guarantor most recently ended. All such calculations shall be reasonably acceptable to the Administrative Agent.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document when due and payable, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e) (either as the terms, covenants and agreements in Section 5.01(e) relate to the Parent Guarantor and the Operating Partnership or, as to any Loan Party, the last sentence thereof), (f), (i), (m) or (n), 5.02, 5.03(a) or 5.04; or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days (or, in the case of Section 5.03 (other than Section 5.03(a)), 10 Business Days) after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

(e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 60 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $75,000,000 (or the Equivalent thereof in any foreign currency) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount (subject to customary deductibles) and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable in any material respect against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j) a Change of Control shall occur; or

(k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) would reasonably be expected to result in a Material Adverse Effect; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination would reasonably be expected to result in a Material Adverse Effect, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrowers, declare the Notes, the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under any Bankruptcy Law, (y) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Loan Parties.

SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or 2.17(e) or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers shall, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or any Issuing Bank determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties with respect to the Obligations of the Loan Parties under the Loan Documents, or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

ARTICLE VII

GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations, excluding all Excluded Swap Obligations, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.

(b) Each Guarantor, the Administrative Agent and each other Lender Party and, by its acceptance of the benefits of this Guaranty, each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lender Parties and, by their acceptance of the benefits of this Guaranty, the other Secured Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

(d) The liability of each Guarantor hereunder shall be joint and several.

SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower, any other Loan Party or any of their Subsidiaries or otherwise;

(c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any assets of any Loan Party or any of its Subsidiaries, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any assets of any Loan Party or any of its Subsidiaries for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Secured Party to disclose such information);

(g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice (except as expressly provided under the Loan Documents) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Secured Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated, all Guaranteed Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Guaranteed Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Guaranteed Hedge Agreements shall have expired or been terminated, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Additional Guarantor of a Guaranty Supplement, (i) such Additional Guarantor and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.

SECTION 7.06. Indemnification by Guarantors. Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Secured Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, the Arrangers, each other Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms, except to the extent such claim, damage, loss, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct by such Indemnified Party’s officer, director, employee, or agent.

SECTION 7.07. Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

(b) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive payments in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(d) Turn-Over. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(e) Administrative Agent Authorization. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Guaranteed Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns.

SECTION 7.09. Guaranty Limitations. Any guaranty provided by a Foreign Subsidiary domiciled in each Specified Jurisdiction indicated below shall be subject to the following limitations:

(a) Australia: The liability of any Guarantor incorporated under the Corporations Act 2001 (Commonwealth of Australia) under this Article VII and under any indemnities contained elsewhere in this Agreement will not include any liability or obligation which would, if included, result in a contravention of s260A of the Corporations Act 2001 (Cth). Any such Guarantor shall promptly take, and procure that its relevant holding companies take, all steps necessary under s260B of the Corporations Act 2001 (Cth) so as to permit the inclusion of any liability or obligation excluded under the previous sentence.

(b) Belgium: The obligations under this Article VII of each Guarantor incorporated and existing under Belgian law (i) shall not include any liability which would constitute unlawful financial assistance (as determined in article 329/430/629 of the Belgian Companies Code); and (ii) shall be limited to a maximum aggregate amount equal to the greater of (A) 90% of such Guarantor’s net assets (as defined in article 320/429/617 of the Belgian Companies Code) as shown in its most recent audited annual financial statements as approved at its meeting of shareholders, and (B) the aggregate of the amounts made available to such Guarantor and its Subsidiaries (if any) indirectly through one or more other Loan Parties through intercompany loans (increased by all interests, commissions, costs, fees, expenses and other sums accruing or payable in connection with such amount), with, for the avoidance of doubt, the exclusion of any obligations of such Guarantor and its Subsidiaries under the Facility in its capacity as a Borrower.

(c) Canada: The liability of any Guarantor incorporated under the laws of Canada, other than Alberta or Ontario, thereof under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability of any Loan Party which is a shareholder of the Guarantor or of an affiliated corporation or an associate of any such Person where there are reasonable grounds for believing:

(i) that such Guarantor is or, after giving the financial assistance, would be unable to pay its liabilities as they become due; or

(ii) that the realizable value of such Guarantor’s assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure the Guaranty, after giving the financial assistance, would be less than the aggregate of such Guarantor’s liabilities and stated capital of all classes.

(d) England and Wales: The liability of each Guarantor, which is a public limited company, (and each Guarantor that is a subsidiary of a public limited company) incorporated under the laws of England and Wales under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of sections 677 to 683 of the Companies Act 2006 of England and Wales; provided, however, that the foregoing limitation shall not be applicable to any Guarantor incorporated under the laws of England and Wales that is not a public limited company or the subsidiary of a company that is a public limited company.

(e) France: (i) The liability of any Guarantor incorporated under the laws of France (a “French Guarantor”) under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of Article L.225-216 of the French Code de

Commerce or/and would constitute a misuse of corporate assets within the meaning of Article L.241-3 or L.242-6 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by the French courts.

(ii) The Guaranteed Obligations of each French Guarantor under this Article VII shall be limited at any time to an amount equal to the aggregate of all Advances to the extent directly or indirectly on-lent to such French Guarantor under an intercompany loan agreement (each a “Qualified French Intercompany Loan”) and outstanding at the date a payment is made by such French Guarantor under this Article VII, it being specified that any payment made by such French Guarantor under this Article VII in respect of the Guaranteed Obligations shall reduce pro tanto the outstanding amount of the applicable Intercompany Loan due by such French Guarantor.

(iii) It is acknowledged that such French Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as “co-débiteur solidaire” as to its obligations pursuant to the guarantee given pursuant to this Article VII.

(f) Germany. (i) The obligations and liabilities of any Guarantor incorporated or established and existing as a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) (each, a “German GmbH Guarantor”), shall be subject to the following limitations. To the extent that the Guaranteed Obligations include liabilities of such German GmbH Guarantor’s direct or indirect shareholder(s) (each, an “Up-stream Guaranty”) or its affiliated companies (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than Subsidiaries of that German GmbH Guarantor) (each, a “Cross-stream Guaranty”) (save for any guarantee of funds to the extent they (x) are on-lent and/or (y) replace or refinance funds which were on-lent in each case to that German GmbH Guarantor or its Subsidiaries and such amount on-lent is not returned), the guaranty created under this Article VII shall not be enforced against such German GmbH Guarantor at the time of the respective Payment Demand (as defined below) if and only to the extent that the German GmbH Guarantor demonstrates to the reasonable satisfaction of the Administrative Agent that the enforcement would have the effect of: (1) causing such German GmbH Guarantor’s Net Assets (as defined below) to be reduced below zero, or (2) if its Net Assets are already below zero, causing such amount to be further reduced, and thereby, in each case, affecting its assets required for the maintenance of its stated share capital (gezeichnetes Kapital) pursuant to Sections 30 and 31 of the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”), as applicable at the time of enforcement. No reduction of the amount enforceable under this Article VII will prejudice the rights of the Administrative Agent to again enforce the guaranty created under this Article VII at a later time under this Agreement (subject always to the operation of the limitations set forth above at the time of such further enforcement). “Net Assets” means the applicable German GmbH Guarantor’s assets (section 266 sub-section (2) of the German Commercial Code (Handelsgesetzbuch) (“HGB”)) minus the aggregate of its liabilities (section 266 sub-section (3) B, C HGB (but disregarding, for the avoidance of doubt, any provisions in respect of the guaranty created under this Article VII), accruals and deferred tax (section 266 subsection (3) D, E HGB), its stated share capital (gezeichnetes Kapital) (section 266 subsection (3)A(I) HGB) and any amounts not available for distribution according to Section 268 subsection (8) HGB. The Net Assets shall be determined in accordance with the generally accepted accounting principles in Germany consistently applied by the applicable German GmbH Guarantor in preparing its unconsolidated balance sheet (Jahresabschluss according to section 42 GmbHG and sections 242, 264 HGB) in the previous financial years, but for the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows: (x) the amount of any increase of the stated share capital (Erhöhungen des gezeichneten Kapitals) after the date of this Agreement shall be deducted from the stated share capital unless permitted under the Loan Documents or approved by the Administrative Agent); (y) loans received by, and other contractual liabilities of, the applicable German GmbH Guarantor which are subordinated within the meaning of section 39 subsection 1 no. 5 or section 39 subsection 2 of the German Insolvency Code (Insolvenzordnung) (contractually or by law) shall be disregarded; and (z) loans and other contractual liabilities incurred by the applicable German GmbH Guarantor in violation of the provisions of this Agreement or any other Loan Document shall be disregarded.

(ii) The limitations set forth in Section 7.09(f)(i) only apply if within 15 Business Days after receipt from the Administrative Agent of a notice stating that the Administrative Agent intends to demand payment under this Article VII against the applicable German GmbH Guarantor (each, a “Payment Demand”), the managing director(s) of such German GmbH Guarantor has (have) confirmed in writing to the Administrative Agent (A) why and to what extent the guarantee is an Up-stream Guaranty or a Cross-stream Guaranty and (B) which amount of such Up-stream Guaranty or Cross-stream Guaranty, as applicable, may not be enforced given that the applicable German GmbH Guarantor’s Net Assets are below zero or such enforcement would cause such German GmbH Guarantor’s Net Assets to be reduced below zero, as a result of which such enforcement would lead to a violation of the capital maintenance rules as set out in sections 30 and 31 GmbHG, and such confirmation is supported by evidence reasonably satisfactory to the Administrative Agent, including without limitation an up-to-date balance sheet of such German GmbH Guarantor, together with a detailed calculation of the amount of such German GmbH Guarantor’s Net Assets taking into account the adjustments and obligations set forth in Section 7.09(f)(i) (the “Management Determination”). Each German GmbH Guarantor shall comply with its obligations under this Article VII within the period set forth above, and the Administrative Agent may enforce the guaranty created under this Article VII in an amount which would, in accordance with the Management Determination, not cause such German GmbH Guarantor’s Net Assets to be reduced (or to fall further) below zero. Following receipt by the Administrative Agent of the Management Determination, the applicable German GmbH Guarantor shall deliver to the Administrative Agent upon request within 30 Business Days an up-to-date balance sheet of such German GmbH Guarantor, prepared by an auditor of international reputation appointed by such German GmbH Guarantor, together with a detailed calculation (satisfactory to the Administrative Agent in its reasonable discretion) of the amount of the Net Assets of such German GmbH Guarantor taking into account the adjustments and obligations set forth in Section 7.09(f)(i) (the “Auditor’s Determination”). Such balance sheet and Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles in Germany consistently applied by the applicable German GmbH Guarantor in preparing its unconsolidated balance sheet (Jahresabschluss according to section 42 GmbHG and sections 242, 264 HGB) in the previous financial years. Each Auditor’s Determination shall be prepared as of the date of the enforcement of this Article VII. Each German GmbH Guarantor shall comply with its obligations under this Article VII within the period set forth above and the Administrative Agent shall be entitled to enforce the guaranty created under this Article VII in an amount which would, in accordance with the Auditor’s Determination, not cause the Net Assets of the German GmbH Guarantor to be reduced (or to fall further) below zero.

(iii) Each German GmbH Guarantor shall, within 60 Business Days after receipt of a Payment Demand, realize, unless not legally permitted to do so, any and all of its assets (other than assets that are necessary for the business (betriebsnotwendig) of such German GmbH Guarantor) that are shown in the balance sheet with a book value (Buchwert) that is substantially (i.e., at least 20%) lower than the market value of the assets if, as a result of the enforcement of the guaranty created under this Article VII against such German GmbH Guarantor, its Net Assets would be reduced below zero. After the expiry of such 60 Business Day period, such German GmbH Guarantor shall, within five Business Days, notify the Administrative Agent of the amount of the proceeds obtained from the realization and submit a statement setting forth a new calculation of the amount of the Net Assets of such German

GmbH Guarantor taking into account such proceeds. Such calculation shall, upon the Administrative Agent’s reasonable request, be confirmed by the auditors referred to in Section 7.09(f)(ii) within a period of 20 Business Days following the applicable request. If the Administrative Agent disagrees with any Auditor’s Determination or the new calculation referred to in this Section 7.09(f)(iii), the Administrative Agent shall be entitled to pursue in court a claim under this Article VII in excess of the amounts paid or payable pursuant to the provisions above, for the avoidance of doubt, it being understood that the relevant German GmbH Guarantor shall not be obligated to pay any such excessive amounts on demand.

(iv) The restrictions set forth in Section 7.09(f)(i) shall only apply if, to the extent and for so long as (A) the applicable German GmbH Guarantor has complied with its obligations pursuant to Sections 7.09(f)(ii) and (iii), (B) the applicable German GmbH Guarantor is not a party to a profit and loss sharing agreement (Gewinnabführungsvertrag) and/or a domination agreement (Beherrschungsvertrag) (within the meaning of Section 291 of the German Stock Corporation Act (Aktiengesetz)) where such German GmbH Guarantor is the dominated entity (beherrschtes Unternehmen) and/or the entity being obliged to share its profits with the other party of such profit and loss sharing agreement other than to the extent that the existence of such a profit and loss sharing agreement and/or domination agreement does not result in the inapplicability of the relevant restrictions set forth in sections 30 and 31 GmbHG, and (C) the applicable German GmbH Guarantor does, at the time when a payment is made under this Article VII, not hold a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) (within the meaning of section 30 (1) sentence 2 GmbHG) against the relevant shareholder covering at least the relevant amount payable under this Article VII.

(v) Sections 7.09(f)(i) through (iv) shall apply mutatis mutandis to a Guarantor organized and existing as a limited liability partnership (Kommanditgesellschaft – KG) with a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) as its sole general partner, provided that in such case and for the purpose of this Article VII, any reference to such Guarantor’s net assets (Reinvermögen) shall be deemed to be a reference to the net assets (Reinvermögen) of such Guarantor and its general partner (Komplementär) on a pro forma consolidated basis.

(g) Hong Kong. The liability of each Guarantor incorporated under the laws of Hong Kong under this Article VII and any indemnities, obligations or other liabilities contained elsewhere in this Agreement shall not include any liability or obligation which if incurred would constitute unlawful financial assistance pursuant to Section 47A of the Hong Kong Companies Ordinances (Cap. 32), except as may be exempted under Section 47C of the Hong Kong Companies Ordinances (Cap. 32), or if such Guarantor, being an unlisted company as defined in Section 2 of the Hong Kong Companies Ordinances (Cap. 32), provides such financial assistance in compliance with the requirements under Section 47E and all other applicable provisions of the Hong Kong Companies Ordinances (Cap. 32).

(h) Ireland: The liability of each Guarantor incorporated under the laws of Ireland under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of section 60 of the Companies Act 1963 of Ireland (as amended).

(i) Luxembourg: Notwithstanding any provision of this Agreement, the obligations and liabilities of any Guarantor having its registered office and/or central administration in Luxembourg for the Obligations and for the Obligations of any entity which is not a direct or indirect subsidiary of such Luxembourg Guarantor (where “direct or indirect subsidiary” shall mean any company the majority of share capital of which is owned by such Guarantor, whether directly or indirectly, through other entities) shall be limited to the aggregate of 90% of the net assets of such Guarantor, where the net assets means the shareholders’ equity (capitaux propres, as referred to in Article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts, as amended) of such Guarantor as shown in (A) the latest interim financial statements available, as approved by the shareholders of such Luxembourg Guarantor and existing at the date of the relevant payment under this Article VII, or, if not available, (B) the latest annual financial statements (comptes annuels) available at the date of such relevant payment, as approved by the shareholders of such Guarantor, as audited by its statutory auditor or its external auditor (réviseur d’entreprises), if required by applicable law; provided, however, that this limitation shall not take into account any amounts such Guarantor has directly or indirectly benefited from and made available as a result of the Loan Documents. The obligations and liabilities of any Guarantor having its registered office and/or central administration in Luxembourg shall not include any obligation which, if incurred, would constitute (i) a misuse of corporate assets or (ii) financial assistance.

(j) The Netherlands: No Guarantor incorporated under the laws of The Netherlands or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Netherlands shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:98(c) of the Dutch Civil Code.

(k) Singapore: The liability of each Guarantor incorporated under the laws of Singapore under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability which would if incurred constitute unlawful financial assistance pursuant to Section 76 of the Singapore Companies Act (Cap. 50).

(l) Spain: The liability of each Guarantor incorporated under the laws of Spain under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligations which would give rise to a breach of the provisions of Spanish law relating to restrictions on the provision of financial assistance (or refinancing of any debt incurred) in connection with the acquisition of shares in the relevant Spanish Loan Party and/or its controlling corporation (or, in the case of a Spanish Loan Party which is a “sociedad de responsabilidad limitada”, of a company in the same group as such Spanish obligor) as provided in article 150 of Spanish Capital Companies Act (Ley de Sociedades de Capital) and article 143.2 of the Spanish Capital Companies Act (Ley de Sociedades de Capital), as applicable. The obligations of each Guarantor incorporated under the laws of Spain under this Article VII shall be capable of enforcement in accordance with applicable law against all present and future assets of such Guarantor save to the extent that applicable Spanish law specifies otherwise. For the purposes of this Article VII, a reference to the “group” of a Guarantor incorporated under the laws of Spain shall mean such Guarantor and any other companies constituting a unity of decision. It shall be presumed that there is unity of decision when any of the scenarios set out in section 1 and/or section 2 of article 42 of the Spanish Commercial Code (Código de Comercio) are met.

(m) Switzerland: (i) The aggregate liability of any Swiss Guarantor under this Agreement (in particular, without limitation, under this Article VII) and any and all other Loan Documents for, or with respect to, obligations of any other Loan Party (other than the wholly owned direct or indirect Subsidiaries of such Swiss Guarantor) shall not exceed the amount of such Swiss Guarantor’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (A) the aggregate share capital and (B) statutory reserves (including reserves for own shares and revaluations as well as capital surplus (agio)) to the extent such reserves cannot be transferred into unrestricted, distributable reserves). The amount of freely disposable equity shall be determined by the statutory auditors of the relevant Swiss Guarantor on the basis of an audited annual or interim balance sheet of such Swiss Guarantor, to be provided to the Administrative Agent by the Swiss Guarantor promptly after having been requested to perform obligations limited pursuant to this Section 7.09(m) (together with a confirmation of the statutory auditors of such Swiss Guarantor that the determined amount of freely disposable equity complies with this Section 7.09(m) and the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves).

(ii) The limitation in clause (i) above shall only apply to the extent it is a requirement under applicable law at the time the Swiss Guarantor is required to perform under the Loan Documents. Such limitation shall not free the Swiss Guarantor from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when the Swiss Guarantor has again freely disposable equity if and to the extent such freely disposable equity is available.

(iii) Each Swiss Guarantor shall, and any holding company of a Swiss Guarantor which is a party to any Loan Document shall procure that each Swiss Guarantor will, take and cause to be taken all and any action, including, without limitation, (A) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Documents and (B) the obtaining of any confirmations which may be required as a matter of Swiss mandatory law in force at the time the respective Swiss Guarantor is required to make a payment or perform other obligations under this Agreement or any other Loan Document, in order to allow a prompt payment of amounts owing by the Swiss Guarantor under the Loan Documents as well as the performance by the Swiss Guarantor of other obligations under the Loan Documents with a minimum of limitations.

(iv) If the enforcement of the obligations of a Swiss Guarantor under the Loan Documents would be limited due to the effects referred to in this Section 7.09(m), the Swiss Guarantor affected shall further, to the extent permitted by applicable law and Swiss accounting standards and write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale; however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig).

(n) The Czech Republic. No Guarantor incorporated under the laws of The Czech Republic or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of The Czech Republic shall have any liability pursuant to this Article VII to the extent that the same would result in the violation of financial assistance provisions set out in Section 161e and 161f of the Czech Commercial Code.

(o) The Republic of Poland. (i) A Guaranty by a Guarantor incorporated under the laws of the Republic of Poland or by any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Republic of Poland (each, a “Polish Guarantor”) will be limited in an amount equivalent to (i) the value of all assets (aktywa) of the Polish Guarantor as such value is recorded in (A) its latest annual unconsolidated financial statements or, if they are more up-to date (B) its latest interim unconsolidated financial statements, less (ii) the value of all liabilities (zobowiązania) of the Polish Guarantor (whether due or pending maturity), as existing on the date that such Polish Guarantor becomes a Guarantor under this Facility and as such value is recorded in the financial statements referred to in item (A) above and used for the purpose of determination of the value of assets (aktywa) of the Polish Guarantor. The term “liabilities” shall at all times exclude the Polish Guarantor’s liabilities under this Article VII, but shall include any other obligations (secured and unsecured) of the Polish Guarantor, including any other off-balance sheet obligations of the Polish Guarantor.

(i) The limitation stipulated in Section 7(o)(i) above shall not apply if:

(A) Polish law is amended in such a manner that (1) a debtor whose liabilities exceed the value of its assets is no longer deemed insolvent (niewypłacalny) as provided for in Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement and/or as amended or substituted for time to time) or that (2) the insolvency (niewypłacalność) of a debtor within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement and/or as amended or substituted from time to time) no longer gives grounds for an immediate declaration of its bankruptcy (ogłoszenie upadłości) or no longer obliges the representatives of the Polish Guarantor to immediately file for the declaration of its bankruptcy; or

(B) the aggregate value of the liabilities of the Polish Guarantor (other than those under this Article VII) exceeds the aggregate value of the assets of such Polish Guarantor, thus resulting in the Polish Guarantor’s insolvency within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law.

(ii) The obligations under this Article VII of any Polish Guarantor that is a limited liability company (“sp. z.o.o.”) shall be limited if (and only if) and to the extent required by the application of the provisions of the Polish Commercial Companies Code aimed at preservation of share capital. In addition, the obligations under this Article VII of any Polish Guarantor that is a joint stock company (S.A.) shall be limited if (and only if) and to the extent required by the application of the provisions of Article 345 of the Polish Commercial Companies Code which prohibits unlawful financial assistance.

(p) The Kingdom of Sweden. No Guarantor incorporated under the laws of the Kingdom of Sweden or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Kingdom of Sweden shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance pursuant to Chapter 12, Section 7 (or its equivalent from time to time) of the Swedish Companies Act or unlawful distribution of assets pursuant to Chapter 12, Section 2 (or its equivalent from time to time) of the Swedish Companies Act.

(q) The Republic of Finland. No Guarantor incorporated under the laws of the Republic of Finland or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Republic of Finland shall have any liability pursuant to this Article VII to the extent that the same would be prohibited by the Finnish Companies Act (osakeyhtiölaki, 624/2006), as amended.

(r) The Kingdom of Norway. No Guarantor incorporated under the laws of the Kingdom of Norway or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Kingdom of Norway shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Section § 8-7 or Section § 8-10 of the Norwegian Limited Companies Act (as from time to time in force or replaced) or lead to a financial exposure resulting in such Guarantor’s breach of the general obligations of Chapter 3 of the Norwegian Limited Companies Act (as from time to time in force or replaced).

(s) Mexico. To the fullest extent permitted by law, each Guarantor incorporated under the laws of Mexico, hereby unconditionally and irrevocable waives, any right to which it may be entitled, to the extent applicable, under (i) Articles 2813, 2814,2815,2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2846, 2847,

2848 and 2849 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District and (ii) subject to the terms of Section 7.04 above, Article 2830 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District.

(t) Additional Guarantors. With respect to any Additional Guarantor acceding to this Agreement after the Closing Date pursuant to a Guaranty Supplement, to the extent the other provisions of this Section 7.09 do not apply to such Additional Guarantor, the obligations of such Additional Guarantor in respect of this Article VII shall be subject to any limitations set forth in such Guaranty Supplement that are reasonably required by the Administrative Agent following consultation with local counsel in the applicable jurisdiction.

SECTION 7.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Guaranteed Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.10, or otherwise in respect of the Guaranteed Obligations, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.10 constitute, and this Section 7.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, a Swing Line Bank (if applicable), and as an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. In furtherance of the foregoing, each Lender Party hereby appoints and authorizes the Administrative Agent as an agent (comisionista) pursuant to Articles 273 and 274 of the Mexican Commerce Code (Código de Comercio) to execute, deliver and perform this Agreement and each other Loan Document to which the Administrative Agent is a party to, as well as any other document, agreement or instrument necessary or convenient for the delivery, perfection, execution and foreclosure of each Loan Document to which the Administrative Agent is a party and any other collateral or security granted in connection with this Agreement. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, the Advances and the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties; provided, however, that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law or regulations. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior managing agent, joint lead arranger or joint book running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the

Administrative Agent or any other Secured Party under any of such Loan Documents. Each initial Lender hereby authorizes the Administrative Agent to execute and deliver the Post-Closing Letter Agreement on behalf of such Lender.

SECTION 8.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except that nothing in this sentence shall absolve the Administrative Agent for any liability found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat each Lender Party and its applicable interest in each Advance set forth in the Register as conclusive until the Administrative Agent receives and accepts a Lender Accession Agreement entered into by an Acceding Lender as provided in Section 2.18 or 2.19 or an Assignment and Acceptance entered into by a Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telex, telegram, facsimile, e-mail or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties, (g) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law or regulations, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law, (h) may act in relation to the Loan Documents through its Affiliates, officers, agents and employees, and (i) shall not be subject to any fiduciary or other implied duties in favor of any Lender Party or Loan Party, regardless of whether a Default has occurred and is continuing. Without limiting the foregoing, nothing in this Agreement shall constitute the Administrative Agent nor any Arranger as a trustee or fiduciary of any Person, and neither the Administrative Agent nor any Arranger shall be bound to account to the Lenders for any sum or the profit element of any sum received by it for its own account. The Administrative Agent shall not be responsible for the acts or omissions of its delegates or agents or for supervising them; provided, however, that nothing in this sentence shall absolve the Administrative Agent for any liability found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The Borrowers shall not commence any proceeding against any of the Administrative Agent’s directors, officers or employees with respect to the Administrative Agent’s acts or omissions relating to the Facility or the Loan Documents.

SECTION 8.03. Waiver of Conflicts of Interest; Etc.. In the event that the Administrative Agent is also a Lender, with respect to its Commitments, the Advances made by it and the Notes issued to it, such Lender shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not also the Administrative Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include such Lender in its individual capacity. Each of the Lenders acknowledges that the Administrative Agent and its Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Lender may regard as conflicting with its interests and may possess information (whether or not material to the Lenders) other than as a result of the Administrative Agent acting as administrative agent hereunder, that the Administrative Agent may not be entitled to share with any Lender. The Administrative Agent will not disclose confidential information obtained from any Lender (without its consent) to any of the Administrative Agent’s other customers nor will it use on the Lender’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Lenders agrees that the Administrative Agent and its Affiliates may (x) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (y) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, in each case, as if the Administrative Agent were not the Administrative Agent, and without any duty to account therefor to the Lender Parties. Each of the Lenders hereby irrevocably waives, in favor of the Administrative Agent and the Arrangers, any conflict of interest which may arise by virtue of the Administrative Agent and/or the Arrangers acting in various capacities under the Loan Documents or for other customers of the Administrative Agent as described in this Section 8.03.

SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 8.05. Indemnification by Lender Parties. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Loan Parties) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person. To the extent that the Administrative Agent shall perform any of its duties or obligations hereunder through an Affiliate or sub-agent, then all references to the “Administrative Agent” in this Section 8.05 shall be deemed to include any such Affiliate or sub-agent, as applicable.

(b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

(c) For purposes of this Section 8.05, the Lender Parties’ respective ratable shares of any amount shall be determined, at any time, according to their respective Revolving Credit Commitments with respect to the applicable Tranche at such time. The failure of any Lender Party to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender Party’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents. Advances outstanding under a Tranche will be converted by the Administrative Agent on a notional basis into the Equivalent amount of the Primary Currency of such Tranche for the purposes of making any allocations required under this Section 8.05.

SECTION 8.06. Successor Administrative Agents. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it (or its Affiliate) has been replaced as an Issuing Bank and Swing Line Bank and released from all obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall, provided that no Event of Default has occurred and is continuing, be subject to the consent of the Operating Partnership, such consent not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000 and which appointment shall be subject to the consent of the Operating Partnership, such consent not to be unreasonably withheld or delayed, provided that no Event of Default has occurred and is continuing. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as an Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders or, where indicated below, all affected Lenders in addition to the Required Lenders, do any of the following at any time: (i) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) release any Borrower with respect to the Obligations (except to the extent contemplated in Section 9.17), (iii) reduce or limit the obligations of the Parent Guarantor under Article VII or release the Parent Guarantor or otherwise limit the Parent Guarantor’s liability with respect to the Guaranteed Obligations (except as otherwise permitted under the Loan Documents), (iv) except as otherwise contemplated in Section 5.01(j), release any Guaranty that constitutes a material portion of the value of the Guaranteed Obligations (excluding any release of the Guaranty provided by that Parent Guarantor which shall be governed by clause (iii) above), (v) amend Section 2.13, Section 2.05(a) (only with respect to the requirement in such Section that any election to terminate or reduce outstanding Commitments must be done ratably among the Lenders in accordance with their Commitments to the relevant Tranche or Subfacility) or this Section 9.01, (vi) increase the Commitment of any Lender or subject any Lender to any additional obligations (except, in each case, to the extent contemplated in Section 2.18, Section 2.19 or Section 2.20) without the consent of such Lender, (vii) reduce the principal of, or interest on, the Advances of any Lender (except to the extent of any reduction resulting from a Reallocation effected pursuant to Section 2.19 or Section 2.21(a)), or any fees or other amounts payable hereunder to any Lender in each case without the consent of such Lender, (viii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder to any Lender in each case without the consent of such Lender, (ix) extend the Termination Date, other than as provided by Section 2.16 or 9.01(c), (x) amend the definition of Committed Foreign Currencies, Multicurrency Committed Foreign Currencies, Australian Committed Currencies or Singapore Committed Currencies without the consent of any affected Lender, or (xi) amend clause (iv) or clause (v) of Section 5.01(p) without the consent of each affected Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Bank or the applicable Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of such Swing Line Bank or of such Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents. In addition, if either (i) the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in any of the Loan Documents or (ii) the Operating Partnership shall request one or more amendments of a technical nature to this Agreement in connection with the addition of a new Supplemental Tranche or a new Committed Foreign Currency that the Administrative Agent agrees is appropriate, then the Administrative Agent and the Borrowers shall be permitted to amend such this Agreement and/or the applicable Loan Document without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders (or, if such amendment relates solely to a specific Tranche, the Tranche Required Lenders in respect of such Tranche) to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

(b) In the event that any Lender (a “Non-Consenting Lender”) shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders or all affected Lenders and that has been consented to by the Required Lenders, then the Operating Partnership shall have the right, upon written demand to such Non-Consenting Lender and the Administrative Agent given at any time after the date on which such consent was first solicited in writing from the Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to an Eligible Assignee designated by the Borrowers and approved by the Administrative Agent (such approval not to be unreasonably withheld) or to another Lender (a “Replacement Lender”). The Replacement Lender shall purchase such interests of the Non-Consenting Lender at par and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07, however the Non-Consenting Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes a Non-Consenting Lender agrees that, upon receipt of notice from the Borrowers given in accordance with this Section 9.01(b) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section 9.01(b). The execution and delivery of any such Assignment and Acceptance shall not be deemed to comprise a waiver of claims against any Non-Consenting Lender by the Borrowers or the Administrative Agent or a waiver of any claims against the Borrowers or the Administrative Agent by the Non-Consenting Lender.

(c) Notwithstanding any other provision of this Agreement, any Borrower may, by written notice to the Administrative Agent (which shall forward such notice to all Lenders) make an offer (a “Loan Modification Offer”) to all Lenders of one or more Tranches to make one or more amendments or modifications to allow the maturity of such Tranches and/or Commitments of the Accepting Lenders (as defined below) to be extended and, in connection with such extension, to (i) increase the Applicable Margin and/or fees payable with respect to the applicable Tranches and/or the Commitments of the Accepting Lenders and/or the payment of additional fees or other consideration to the Accepting Lenders, and/or (ii) change such additional terms and conditions of this Agreement solely as applicable to the Accepting Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the Required Lenders under Section 9.01(a)) to be effective only during the period following the original maturity date in effect immediately prior to its extension by such Accepting Lenders) (collectively, “Permitted Amendments”). Such notice shall set forth (A) the terms and conditions of the requested Permitted Amendments, and (B) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10 days nor more than 120 days after the date of such notice). Permitted Amendments shall become effective only with respect to the Tranches and/or Commitments of the Lenders that accept the Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Tranches and/or Commitments as to which such Lender’s acceptance has been made. The Loan Parties, each Accepting Lender and the Administrative Agent shall enter into a loan modification agreement (the “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence (x) the acceptance of the Permitted Amendments and the terms and conditions thereof and (y) the authorization of the applicable Borrower or Borrowers to enter into and perform its obligations under the Loan Modification Agreement. The Administrative Agent shall promptly notify each Lender as to the effectiveness of any Loan Modification Agreement. Each party hereto agrees that, upon the effectiveness of a Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Tranches and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.

(d) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the

Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period), provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

SECTION 9.02. Notices, Etc. (a) Except as otherwise provided herein, all notices and other communications provided for hereunder shall be either (x) in writing (including facsimile or telegraphic communication) and mailed, faxed, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall, in all cases, include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice (it being agreed, for the avoidance of doubt, that any Notice of Borrowing, Notice of Competitive Bid Borrowing, Notice of Swing Line Borrowing, Notice of Issuance, notice of repayment or prepayment, notice cancelling a Letter of Credit, notice terminating or reducing Commitments, Reallocation Notice, notice requesting a Commitment Increase, Supplemental Tranche Request or notice requesting an extension of the Termination Date or Loan Modification Offer that is transmitted by e-mail shall contain the actual notice or request, as applicable, attached to the e-mail in PDF format or similar format and shall contain a legible signature of the person who executed such notice or request, as applicable), if to:

(i) the Borrowers (other than the Initial Luxembourg Borrower 1, the Initial Luxembourg Borrower 2, the Initial Dutch Borrower 1 and the Initial Dutch Borrower 2), in care of the Operating Partnership at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, Attention: A. William Stein, Michael Brown and Joshua Mills (and in the case of transmission by e mail, with a copy by e-mail to wstein@digitalrealty.com, mpbrown@digitalrealty.com and jmills@digitalrealty.com) and a courtesy copy by regular mail to the attention of Glen B. Collyer at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071-1560 (and in the case of transmission by e-mail, with a copy by e-mail to glen.collyer@lw.com);

(ii) the Initial Luxembourg Borrower 1, Digital Luxembourg II S.À R.L., 11, boulevard du Prince Henri, L-1724 Luxembourg, Attention: the Board of Managers, with a copy to the Operating Partnership and Latham & Watkins LLP in accordance with the notice details set forth in clause (i) above;

(iii) the Initial Luxembourg Borrower 2, Digital Luxembourg III S.À R.L., 11, 11, boulevard du Prince Henri, L-1724 Luxembourg, Attention: the Board of Managers, with a copy to the Operating Partnership and Latham & Watkins LLP in accordance with the notice details set forth in clause (i) above;

(iv) the Initial Dutch Borrower 1, Digital Netherlands VIII B.V., ATC Corporate Services (Netherlands) B.V., Olympic Plaza, Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, with a copy to the Operating Partnership and Latham & Watkins LLP in accordance with the notice details set forth in clause (i) above;

(v) the Initial Dutch Borrower 2, Digital Netherlands IV B.V., ATC Corporate Services (Netherlands) B.V., Olympic Plaza, Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands, with a copy to the Operating Partnership and Latham & Watkins LLP in accordance with the notice details set forth in clause (i) above;

(vi) any Initial Lender, at its Applicable Lending Office or, if applicable, at the e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by regular mail to its Applicable Lending Office);

(vii) any other Lender, at its Applicable Lending Office or, if applicable, at the e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender (and in the case of a transmission by e-mail, with a copy by regular mail to its Applicable Lending Office);

(viii) the (x) Administrative Agent or (y) Swing Line Bank with respect to the U.S. Dollar Swing Line Facility, at its address at 1615 Brett Road, Ops III, New Castle, Delaware 19720, Attention: Annemarie Pavco, Citigroup Global Loans, or, if applicable, by e-mail to agentnotice@citi.com, annemarie.pavco@citigroup.com, eros.lai@citi.com and michelle.chong@citi.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to the aforementioned address) (and, in the case of each Notice of Borrowing relating to an Advance (1) under the Australian Dollar Revolving Credit Tranche, to au.loanoperations@citi.com, oliver.brown@citi.com, phil.bygrave@citi.com, eros.lai@citi.com and michelle.chong@citi.com or (2) under the Singapore Dollar Revolving Credit Tranche, to eros.lai@citi.com, michelle.chong@citi.com, sg.gsg.rateam@citi.com, arvind.agarwal@citi.com, cheeyuen.lye@citi.com, davis.mok@citi.com, azraff.rosezulkifly@citi.com and rimpal.pravin@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(ix) the Administrative Agent with respect to matters relating to the Multicurrency Revolving Credit Tranche or the Swing Line Bank with respect to the Multicurrency Swing Line Facility, at its address at Citicorp Centre, 25 Canada Square, London, E14 5LB, Attention: Loans Agency, Facsimile: +44 208 636 3824, or, if applicable, by e-mail to the e-mail addressees notified to the Borrowers and the Lenders from time to time (in each case with a copy to the Administrative Agent pursuant to clause (viii) above);

(x) the Issuing Banks with respect to the Multicurrency Letter of Credit Facility or the U.S. Dollar Letter of Credit Facility, for (1) Citibank, N.A., at its address at 1615 Brett Road, Ops III, New Castle, Delaware 19720, Attention: Annemarie Pavco, Citigroup Global Loans, or, if applicable, by e-mail to agentnotice@citi.com, annemarie.pavco@citigroup.com (and (x) in the case of a transmission by e-mail, with a copy by U.S. mail to each of the aforementioned addresses and (y) in the case of correspondence relating to the Multicurrency Letter of Credit Facility, with a copy to the Administrative Agent pursuant to clause (viii) above), (2) Bank of America, N.A., at its address at Loan Service, 26 Elmfield Road, Bromley, BR1 1WA, United Kingdom, Attention: Adi Khambata and Gary Durrell, or, if applicable, by e-mail to emea.6647loanservice@bankofamerica.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address) and (3) JPMorgan Chase Bank, N.A., at its address at Sarjapur Outer Ring Rd, Vathur Hobli, Floor 4, Bangalore, 560 087, India, Attention: Roy Rajeev, or, if applicable, by email to rajeev.roy@jpmorgan.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xi) the Issuing Banks for the Singapore Letter of Credit Facility, for (1) Citibank, N.A., at its address at 8 Marina View, Asia Square Tower 1 #21-00, Singapore 018960, Attention: Arvind Agarwal, or, if applicable, by e-mail to arvind.agarwal@citi.com (and, in the case of each Notice of Issuance relating to the Singapore Letter of Credit Facility, to sg.gsg.rateam@citi.com, arvind.agarwal@citi.com, cheeyuen.lye@citi.com, davis.mok@citi.com, azraff.rosezulkifly@citi.com and rimpal.pravin@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address), (2) Bank of America, N.A., at its address at 50 Collyer Quay #15-01, OUE Bayfront, Singapore 049321, Attention: Lee Meng Choo and Smita Deshmukh, or, if applicable, by e-mail to meng-choo.lee@baml.com and smita.deshmukh@baml.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address) and (3) JPMorgan Chase Bank, N.A. at its address at Sarjapur Outer Ring Rd, Vathur Hobli, Floor 4, Bangalore, 560 087, India, Attention: Roy Rajeev, or, if applicable, by email to rajeev.roy@jpmorgan.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xii) the Issuing Banks with respect to the Australian Letter of Credit Facility, for (1) Citibank, N.A., at its address at Level 23, 2 Park Street, Sydney N.S.W. 2000, Attention: Oliver Brown and Phil Bygrave, or, if applicable, by e-mail to oliver.brown@citi.com, phil.bygrave@citi.com, eros.lai@citi.com and michelle.chong@citi.com (and, in the case of each Notice of Issuance relating to the Australian Letter of Credit Facility, to au.loanoperations@citi.com, oliver.brown@citi.com, phil.bygrave@citi.com, craig.guyan@citi.com, eros.lai@citi.com and michelle.chong@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address), (2) Bank of America, N.A., Australian Branch at its address at Level 38, Governor Philip Tower, 1 Farrer Place, Sydney, NSW 2000, Attention: Trade Finance Officer and Calvin Zhang, or, if applicable, by e-mail to asia.syd.tradefinancing@baml.com and calvin.zhang@baml.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address) and (3) JPMorgan Chase Bank, N.A. at its address at Sarjapur Outer Ring Rd, Vathur Hobli, Floor 4, Bangalore, 560 087, India, Attention: Roy Rajeev, or, if applicable, by email to rajeev.roy@jpmorgan.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xiii) the Issuing Banks with respect to the Mexican Letter of Credit Facility, for (1) Banamex, at its address at Actuario Roberto Medellin #800, Ciudad De Mexico, DF - Distrito Federal Mexico, 01219, Attention: Antonio Munoz and Margarita Valiente, or, if applicable, by e-mail to antonio.munoz@banamex.com and margarita.valientemelo@banamex.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address), (2) Bank of America, N.A., at its address at Paso de la Reforma 115 Piso 24, Lomas de Chapultepec, Mexico, DR 11000, Attention: Juana Carapia, AVP, Trade Fianncing Service Center Mexico Operations, or, if applicable, by email to Juana.carapia@baml.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address) and (3) JPMorgan Chase Bank, N.A., at its address at Sarjapur Outer Ring Rd, Vathur Hobli, Floor 4, Bangalore, 560 087, India, Attention: Roy Rajeev, or, if applicable, by email to rajeev.roy@jpmorgan.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xiv) the Issuing Bank with respect to the Yen Letter of Credit Facility, for Citibank Japan Ltd., at its address at 1-5-1 Marunouchi, Chiyoda-ku, Tokyo, 100-6516, Japan, Attention: Middle Office Corporate Finance, or, if applicable, by e-mail to atsuko.inukai@citi.com; yoshiko.kinoshita@citi.com; shinei.sai@citi.com; mayuko.hirano@citi.com; kimiaki1.osame@citi.com; madoka.kobayashi@citi.com (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xv) the Swing Line Bank for the Singapore Swing Line Facility, at its address at 8 Marina View, Asia Square Tower 1 #21-00, Singapore 018960, Attention: Arvind Agarwal, or, if applicable, by e-mail to arvind.agarwal@citi.com (and, in the case of each Notice of Swing Line Borrowing relating to the Singapore Swing Line Facility, to sg.gsg.rateam@citi.com, arvind.agarwal@citi.com, cheeyuen.lye@citi.com, davis.mok@citi.com, azraff.rosezulkifly@citi.com and rimpal.pravin@citi.com) (and, in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xvi) the Swing Line Bank for the Australian Swing Line Facility, at its address at Level 23, 2 Park Street, Sydney N.S.W. 2000, Attention: Oliver Brown and Phil Bygrave, or, if applicable, by e-mail to oliver.brown@citi.com, phil.bygrave@citi.com, eros.lai@citi.com and michelle.chong@citi.com (and, in the case of each Notice of Swing Line Borrowing relating to the

Australian Swing Line Facility, to au.loanoperations@citi.com, oliver.brown@citi.com, phil.bygrave@citi.com, craig.guyan@citi.com, eros.lai@citi.com and michelle.chong@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

(xvii) the Swing Line Bank for the Mexican Swing Line Facility, at its address at Actuario Roberto Medellin #800, Ciudad De Mexico, DF - Distrito Federal Mexico, 01219, Attention: Antonio Munoz and Margarita Valiente, or, if applicable, by e-mail to antonio.munoz@banamex.com and margarita.valientemelo@banamex.com (and, in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address); and

(xviii) the Swing Line Bank for the Yen Swing Line Facility, at its address at 1-5-1 Marunouchi, Chiyoda-ku, Tokyo, 100-6516, Japan, Attention: Middle Office Corporate Finance, or, if applicable, by e-mail to atsuko.inukai@citi.com; yoshiko.kinoshita@citi.com; shinei.sai@citi.com; mayuko.hirano@citi.com; kimiaki1.osame@citi.com; madoka.kobayashi@citi.com (and, in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address);

or, as any of the abovementioned parties, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, be effective on the third (3rd) Business Day after being deposited in the mails, when telegraphed, to be effective on the date delivered to the telegraph company, and, when faxed or e-mailed, be effective on the date of being confirmed by faxed or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by e-mail or facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement, any Note, any other Loan Document or of any Exhibit hereto or thereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof, provided that any such e-mail shall, in all cases, include an attachment (in PDF format or similar format) containing a copy of such document including the legible signature of the person who executed the same.

(b) Materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (g) shall, if required by the Administrative Agent, be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lender Parties by e-mail at oploanswebadmin@citigroup.com or such other e-mail addressed provided to the Borrowers by the Administrative Agent from time to time for this purpose. The Administrative Agent named herein hereby requires that such materials be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lender Parties by e-mail at oploanswebadmin@citigroup.com or such other e-mail addressed provided to the Borrowers by the Administrative Agent from time to time for this purpose. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes, any other Loan Document or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lender Parties by posting such notices on Intralinks or a substantially similar electronic transmission system (the “Platform”). Subject to Section 5.03(h), the Administrative Agent shall make available to the Lender Parties on the Platform the materials delivered to the Administrative Agent pursuant to Section 5.03. The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c) Each Lender Party agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender Party for purposes of this Agreement, provided that if requested by any Lender Party, the Administrative Agent shall deliver a copy of the Communications to such Lender Party by e-mail or facsimile. Each Lender Party agrees (i) to notify the Administrative Agent in writing of such Lender Party’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender Party becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender Party) and (ii) that any Notice may be sent to such e-mail address.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto (subject to the terms of the Fee Letter with respect to counsel fees incurred by the Administrative Agent through the Closing Date) with respect to advising the Administrative Agent as to its rights and responsibilities (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for the Administrative Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Section 5.01(j)) and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender Party in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto), provided that the Loan Parties shall not be required to pay the costs and expenses of more than one counsel for the Administrative Agent and the Lender Parties, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Lender Parties), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Lender Parties).

(b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of one counsel for the Indemnified Parties, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Indemnified Parties), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Indemnified Parties)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct of such Indemnified Party’s officers, directors, employees or agents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 9.04(b) shall not apply with respect to Taxes.

(c) If any payment of principal of, or Conversion of, any Floating Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i), 2.10(d), 2.18(e) or 2.19(d), acceleration of the maturity of the Advances or the Notes pursuant to Section 6.01 or for any other reason, or if any Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrowers shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance. A certificate as to any amount payable pursuant to this Section 9.04(c) shall be submitted to the Borrowers by the applicable Lender Party and shall be conclusive and binding for all purposes, absent fraud or manifest error.

(d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents

(f) Notwithstanding the foregoing in this Section 9.04, for so long as a TMK is prohibited under the TMK Law from guaranteeing or being liable for the obligations of any other Person, a TMK that is a Borrower shall be liable only for obligations under this Section 9.04 with respect to itself and not any other Loan Party.

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances or the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the Obligations of such Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The Administrative Agent and each Lender Party agrees promptly to notify the Borrowers or such Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender Party and their respective Affiliates may have. Notwithstanding the foregoing, if any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21(a) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, the Swing Line Banks and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower named on the signature pages hereto, each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender and each initial Issuing Bank that such Initial Lender or such initial Issuing Bank, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers named on the signature pages hereto, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender Party and their respective successors and assigns, except that neither any Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lender Parties.

SECTION 9.07. Assignments and Participations; Replacement Notes. (a) Each Lender may (and, if demanded by the Borrowers in accordance with Section 2.10(f) or 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Tranches (other than any right to make Competitive Bid Advances and Competitive Bid Advances owing to it) (and any assignment of a Commitment or an Advance must be made to an Eligible Assignee that is capable of lending in the Committed Foreign Currencies related to such Commitment and Advance), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this

Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the Transfer Date) shall in no event be less than the Commitment Minimum under each Tranche or an integral multiple in excess thereof of $1,000,000 in the case of the U.S. Dollar Revolving Credit Tranche, $1,000,000 in the case of the Multicurrency Revolving Credit Tranche, A$1,000,000 in the case of the Australian Dollar Revolving Credit Tranche, S$1,000,000 in the case of the Singapore Dollar Revolving Credit Tranche, ¥100,000,000 in the case of the Yen Revolving Credit Tranche, Ps$10,000,000 in the case of the Mexican Peso Revolving Credit Tranche and the Equivalent of $1,000,000 in the case of any Supplemental Tranche (or, in each case, such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Operating Partnership), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, without the consent of the Administrative Agent, (v) each such assignment made as a result of a demand by the Borrowers pursuant to Section 2.10(f) or 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, the Processing Fee; provided, however, that for each such assignment made as a result of a demand by the Borrowers pursuant to Section 2.10(f) or 9.01(b), the Borrowers shall pay or cause to be paid to the Administrative Agent the Processing Fee. Notwithstanding the foregoing, no such assignment will be made by any Lender to any Defaulting Lender or Potential Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sentence.

(b) Upon such execution, delivery, acceptance and recording, from and after the Transfer Date, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(d) The Administrative Agent on behalf of the Borrowers shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and, with respect to Lender Parties, the Commitment under each Tranche of, and principal amount of the Advances owing under each Tranche to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note payable to such Eligible Assignee in an amount equal to the Commitment assumed by it under each Tranche pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Tranche, a new Note payable to such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank’s rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the Minimum Letter of Credit Commitment and shall be in an integral multiple in excess thereof of $1,000,000 in the case of the U.S. Dollar Letter of Credit Facility, $1,000,000 in the case of the Multicurrency Letter of Credit Facility, A$1,000,000 in the case of the Australian Letter of Credit Facility, S$1,000,000 in the case of the Singapore Letter of Credit Facility, ¥100,000,000 in the case of the Yen Letter of Credit Facility and Ps$10,000,000 in the case of the Mexican Peso Letter of Credit Facility, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Processing Fee, provided that such fee shall not be payable if the assigning Issuing Bank is making such assignment simultaneously with the assignment in its capacity as a Lender of all or a portion of its Revolving Credit Commitment to the same Eligible Assignee.

(g) Each Lender Party may sell participations to one or more Persons (other than any natural person or Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except that any agreement with respect to such participation may provide that such participant shall have a right to approve such amendment, waiver or consent to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) if, at the time of such sale, such Lender Party was entitled to payments under Section 2.12(a) or (c) in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.12(e) as if it were a Lender, such participant agrees to be subject to the provisions of Section 2.10(f) as if it were an assignee under this Section 9.07, and such participant shall not be entitled to receive any greater payment under Section 2.12 (a) or (c) than such Lender Party would have been entitled to receive. Each Lender Party that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender Party shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender Party by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party in accordance with the provisions of Section 9.10.

(i) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swing Line Banks and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances relating to the applicable Tranche and participations in Letters of Credit and Swing Line Advances in accordance with its Applicable Pro Rata Share.

Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(j) (i) If a Lender changes its name it shall, at its own costs and within seven (7) Business Days from the date of the name change, provide and deliver to the Administrative Agent an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated, addressed to the Administrative Agent (in form and substance satisfactory to the Administrative Agent): (A) identifying the Lender which has changed its name, its new name, the date from which the change has taken effect; and (B) confirming that the Lender’s obligations under the Loan Documents remain legal, valid, binding and enforceable obligations even after the change of name.

(ii) If a Lender is involved in a corporate reorganization or reconstruction, it shall at its own costs and within seven (7) Business Days from the effective date of such corporate reorganization or reconstruction, provide and deliver to the Administrative Agent: (A) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of the jurisdictions where such Lender is incorporated and where the Lender’s Applicable Lending Office is located; (B) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of those jurisdictions governing the Loan Documents; and (C) confirming that such Lender’s obligations under the Loan Documents remain legal, valid and binding obligations enforceable as against the surviving entity after the corporate reorganization or reconstruction.

(iii) If a Lender fails to provide and deliver to the Administrative Agent any of the legal opinions referred to in clauses (i) and (ii) above, it shall upon the request of the Administrative Agent, sign and deliver to the Administrative Agent an Assignment and Acceptance, transferring all its rights and obligations under the Loan Documents to the new entity.

(k) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it, if any), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central bank in accordance with applicable local laws or regulations.

(l) Upon notice to the applicable Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Note, such Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to such Borrower of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.

(m) In order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), any Commitments, Advances or any Notes related thereto assigned to any assignee or any participations to any participant under this Section 9.07, as to which a Person domiciled in The Netherlands is a Borrower, shall be in each case in a principal amount of at least €100,000 (or its equivalent in any other currencies) per Lender or participant, as the case may be, or such other amount as may be required from time to time by the Dutch Financial Supervision Act (or implementing legislation), or if less, such assignee or participant shall confirm in writing to the Borrowers that it is a professional market party within the meaning of the Dutch Financial Supervision Act.

SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e-mail (with the executed counterpart of the signature page attached to the e-mail in PDF format or similar format) shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09. WAIVER OF JURY TRIAL. EACH BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the prior written consent of the Operating Partnership to which such Confidential Information relates, other than (a) to such Administrative Agent’s or such Lender Party’s Affiliates, head office, branches and representative offices, and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating, or self-regulatory body having or claiming oversight over, such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) to any service provider of the Administrative Agent or such Lender, provided that the Persons to whom such disclosure is made pursuant to this clause (e) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential, (f) to any Person that holds a security interest in all or any portion of any Lender’s rights under this Agreement, provided that the Persons to whom such disclosure is made pursuant to this clause (f) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential, (g) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (h) subject to an agreement containing provisions substantially the same as those of this Section 9.10, to any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, and in each case the Borrowers hereby consent to the disclosure by the Administrative Agent and any Lender Party of Confidential Information that is made in strict accordance with clauses (a) to (g), and the disclosure of other information relating to the Borrowers and the transactions hereunder that does not constitute Confidential Information. Notwithstanding any other provision in this Agreement or any other document, the parties hereby agree that (x) each party (and each employee, representative, or other agent of each party) may each disclose to any and all Persons, without limitation of any kind, the United States tax treatment and United States tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party relating to such United States tax treatment and United States tax structure and (y) the Administrative Agent may disclose the identity of any Defaulting Lender to the other Lenders and the Borrowers if requested by any Lender or any Borrower. In acting as the Administrative Agent, Citibank shall be regarded as acting through its agency division which shall be treated as a separate division from any of its other divisions or departments and, notwithstanding any of the Administrative Agent’s disclosure obligations hereunder, any information received by any other division or department of Citibank may be treated as confidential and shall not be regarded as having been given to Citibank’s agency division.

SECTION 9.11. Patriot Act; Anti-Money Laundering Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and other anti-money laundering and anti-terrorism laws and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and such other anti-money laundering and anti-terrorism laws and regulations. The Parent Guarantor and the Borrowers shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and such other anti-money laundering and anti-terrorism laws and regulations.

SECTION 9.12. Jurisdiction, Etc. (a) Except to the extent set forth in clause (c) below, each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each such party further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Except to the extent set forth in clause (c) below, nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Notwithstanding anything provided to the contrary in this Section 9.12, with respect to any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents that is either brought by or against any Mexican Borrower or any Guarantor incorporated under the laws of Mexico, each party hereto hereby (i) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, and (ii) irrevocably waives the right to any other jurisdiction to which it may be entitled by reason of its present or future domicile. Each party further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Without prejudice to any other mode of service allowed under any applicable law, each Loan Party not formed or incorporated in the United States: (i) irrevocably appoints the Initial Process Agent (as defined below) as its agent for service of process in relation to any proceedings before the courts described in Section 9.12(a) in connection with the Loan Documents and (ii) agrees that failure by any Process Agent (as defined below) to notify any Loan Party of the process will not invalidate the proceedings concerned. If any Person appointed as a Process Agent is unable for any reason to act as agent for service of process, the Borrowers shall immediately (and in any event within ten (10) days of such event taking place) appoint another process agent on terms acceptable to the Administrative Agent (such replacement process agent and the Initial Process Agent, each a “Process Agent”). Failing this, the Administrative Agent may appoint another process agent for this purpose. “Initial Process Agent” means:

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

SECTION 9.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.14. Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency at Citibank N.A.’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b) The obligation of each Loan Party in respect of any sum due from it in any currency (the “Relevant Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (including by the Administrative Agent on behalf of such Lender, as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Relevant Currency with such other currency. If the amount of the Relevant Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the Relevant Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Relevant Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the Relevant Currency, such Lender or the Administrative Agent (as the case may be) agrees to promptly remit to the applicable Loan Party such excess.

SECTION 9.15. Substitution of Currency; Changes in Market Practices. (a) If a change in any foreign currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency (and any relevant market conventions or practices relating to such change in currency) and to put the Lender Parties and the Borrowers in the same position, so far as possible, that they would have been in if no change in such foreign currency had occurred.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Borrowers) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

SECTION 9.16. No Fiduciary Duties. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Lender Party or any Affiliate thereof, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. Each Loan Party agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Loan Parties acknowledges that the Administrative Agent, the Lender Parties and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Loan Party may regard as conflicting with its interests and may possess information (whether or not material to the Loan Parties) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder or (y) the Lender Parties acting as lenders hereunder, that the Administrative Agent or any such Lender Party may not be entitled to share with any Loan Party. Without prejudice to the foregoing, each of the Loan Parties agrees that the Administrative Agent, the Lender Parties and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Lender Parties were not Lender Parties, and without any duty to account therefor to the Loan Parties. Each of the Loan Parties hereby irrevocably waives, in favor of the Administrative Agent, the Lender Parties and the Arrangers, any conflict of interest which may arise by virtue of the Administrative Agent, the Arrangers and/or the Lender Parties acting in various capacities under the Loan Documents or for other customers of the Administrative Agent, any Arranger or any Lender Party as described in this Section 9.16.

SECTION 9.17. Removal of Borrowers. Notwithstanding anything to the contrary in Section 9.01(a), so long as no Default or Event of Default has occurred and is then continuing, the Operating Partnership shall have the right to remove any Subsidiary of the Operating Partnership as a Borrower under the Facility that has no Advances to it outstanding at the time of such removal by providing written notice of such removal to the Administrative Agent. Any such notice given in accordance with this Section 9.17 shall be effective upon receipt by the Administrative Agent, which shall promptly give the Lenders notice of such removal. After the receipt of such written notice by the Administrative Agent, such Subsidiary shall cease to be a Borrower hereunder. Once removed pursuant to this Section 9.17, such Subsidiary shall have no right to borrow under the Facility unless the Operating Partnership provides notice as required pursuant to Section 5.01(p) of the request again to add such Subsidiary as an Additional Borrower hereunder and such Subsidiary complies with the conditions set forth in Section 5.01(p) to become an Additional Borrower hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL LUXEMBOURG II S.À R.L.,
a Luxembourg Société à responsabilité limitée
Registered office: 11, Boulevard du Prince Henri,
L-1724, Luxembourg
Share capital: EUR 1,600,500
R.C.S. Luxembourg: B110.214

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Signatory

DIGITAL LUXEMBOURG III S.À R.L.,
a Luxembourg Société à responsabilité limitée
Registered office: 11, Boulevard du Prince Henri
L-1724, Luxembourg
Share capital: £ 25,823
R.C.S. Luxembourg: B141.552

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Signatory

DIGITAL SINGAPORE JURONG EAST PTE. LTD.,
a Singapore private company limited by shares

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

Signature Page

DIGITAL REALTY (BLANCHARDSTOWN) LIMITED,
an Ireland private company limited by shares

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL REALTY DATAFIRM, LLC,
a Delaware limited liability company

By: Digital Asia, LLC,
its Manager

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL REALTY DATAFIRM 2, LLC,
a Delaware limited liability company

By: Digital Asia, LLC,
its Manager

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

Signature Page

DIGITAL DEER PARK 2, LLC,
a Delaware limited liability company

By: Digital Asia, LLC,
its Manager

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL HK JV HOLDING LIMITED,
a British Virgin Islands limited company

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL NETHERLANDS VIII B.V.,
a Dutch private company with limited liability

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL NETHERLANDS IV B.V.,
a Dutch private company with limited liability

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

Signature Page

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL MACQUARIE PARK, LLC,
a Delaware limited liability company

By: Digital Asia, LLC,
its Manager

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL GOUGH, LLC,
a Delaware limited liability company

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

Signature Page

DIGITAL JAPAN, LLC,
a Delaware limited liability company

By: Digital Asia, LLC,
its sole member

By: Digital Realty Trust, L.P.,
its sole member

By: Digital Realty Trust, Inc.,
its sole general partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL NETHERLANDS I B.V.,
a Dutch private company with limited liability

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL OSAKA 1 TMK,
a Japan tokutei mokuteki kaisha
Tokyo Club Building 11F,
2-6, Kasumigaseki 3-chome,
Chiyoda-ku, Tokyo

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

DIGITAL AUSTRALIA FINCO PTY LTD,
an Australian proprietary limited company

By:	/s/ A. William Stein
Name:	A. William Stein, Authorized Person

Signature Page

PARENT GUARANTOR:

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

Signature Page

ADMINISTRATIVE AGENT, U.S. DOLLAR ISSUING BANK AND SWING LINE BANK:

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

Signature Page

AUSTRALIAN ISSUING BANK AND SWINGLINE BANK:

CITIBANK, N.A., SYDNEY BRANCH

By:	/s/ Stephen Daly
Name:	Stephen Daly
Title:	Director

By:	/s/ Martin Fox
Name:	Martin Fox
Title:	Vice President

Signature Page

SINGAPORE ISSUING BANK AND SWING LINE BANK:

CITIBANK, N.A., SINGAPORE BRANCH

By:	/s/ Collin Tan
Name:	Collin Tan
Title:	Managing Director

Signature Page

MULTICURRENCY ISSUING BANK AND SWING LINE BANK:

CITIBANK, N.A., LONDON BRANCH

By:	/s/ Mark Lightbown
Name:	Mark Lightbown
Title:	Vice President

Signature Page

YEN ISSUING BANK AND SWING LINE BANK:

CITIBANK JAPAN LTD.

By:	/s/ Kazuya Jono
Name:	Kazuya Jono
Title:	Representative Director, President & CEO

Signature Page

CITIBANK, N.A.,
as Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

Signature Page

CITIBANK JAPAN LTD.
as Lender

By:	/s/ Kazuya Jono
Name:	Kazuya Jono
Title:	Representative Director, President & CEO

Signature Page

U.S. DOLLAR ISSUING BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Title:	Executive Director

Signature Page

AUSTRALIAN ISSUING BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Title:	Executive Director

Signature Page

SINGAPORE ISSUING BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Title:	Executive Director

Signature Page

MULTICURRENCY ISSUING BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Title:	Executive Director

Signature Page

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Title:	Executive Director

Signature Page

U.S. DOLLAR ISSUING BANK:

BANK OF AMERICA, N.A.

By:	/s/ Alexander M. Hofstetter
Name:	Alexander M. Hofstetter
Title:	Senior Vice President

Signature Page

AUSTRALIAN ISSUING BANK:

BANK OF AMERICA, N.A.

By:	/s/ Alexander M. Hofstetter
Name:	Alexander M. Hofstetter
Title:	Senior Vice President

Signature Page

SINGAPORE ISSUING BANK:

BANK OF AMERICA, N.A.

By:	/s/ Alexander M. Hofstetter
Name:	Alexander M. Hofstetter
Title:	Senior Vice President

Signature Page

MULTICURRENCY ISSUING BANK:

BANK OF AMERICA, N.A.

By:	/s/ Alexander M. Hofstetter
Name:	Alexander M. Hofstetter
Title:	Senior Vice President

Signature Page

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Alexander M. Hofstetter
Name:	Alexander M. Hofstetter
Title:	Senior Vice President

Signature Page

BARCLAYS BANK PLC,

By:	/s/ Noam Azachi
Name:	Noam Azachi
Title:	Vice President

Signature Page

Credit Suisse AG, Cayman Islands Branch,
ss a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Authorized Signatory

Signature Page

DUETSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

By:	/s/ J.T. Johnston Coe
Name:	J.T. Johnston Coe
Title:	Managing Director

Signature Page

DUETSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ NEO, Hiang Kiat Charles
Name:	NEO, Hiang Kiat Charles
Title:	Managing Director

By:	/s/ LIMBACH, Steffen Alexander Johann Friedric
Name:	LIMBACH, Steffen Alexander
Johann Friedric
Title:	Director

Signature Page

Goldman Sachs Lending Partners, LLC
as a Lender

By:	/s/ Mark Watson
Name:	Mark Watson
Title:	Authorized Signatory

Signature Page

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page

ROYAL BANK OF CANADA
as a Lender

By:	/s/ G. David Cole
Name:	G. David Cole
Title:	Authorized Signatory

Signature Page

ROYAL BANK OF CANADA
as a Lender

By:	/s/ Michael Ellison
Name:	Michael Ellison
Title:	Authorized Signatory

Signature Page

Sumitomo Mitsui Banking Corporation
as a Lender

By:	/s/ William G. Karl
Name:	William G. Karl
Title:	Authorized Signatory

Signature Page

U.S. BANK NATIONAL ASSOCIATION, a national banking association as a Lender

By:	/s/ Christopher Osborn
Name:	Christopher Osborn
Title:	Senior Vice President

Signature Page

Wells Fargo Bank, National Association,
as a Lender

By:	/s/ Kevin A. Stacker
Name:	Kevin A. Stacker
Title:	Vice President

Signature Page

SunTrust Bank,
as a Lender

By:	/s/ Nancy B. Richards
Name:	Nancy B. Richards
Title:	Senior Vice President

Signature Page

COMPASS BANK,
as a Lender

By:	/s/ Brian Tuerff
Name:	Brian Tuerff
Title:	Senior Vice President

Signature Page

HSBC BANK USA, National Association,
as a Lender

By:	/s/ Adriana Collins
Name:	Adriana Collins
Title:	Vice President

Signature Page

LLOYDS TSB BANK PLC,
as a Lender

By:	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Assistant Vice President – M040

By:	/s/ Stephen Giacolone
Name:	Nancy B. Richards
Title:	Vice President– G011

Signature Page

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director

Signature Page

Scotiabank Europe plc,
as a Lender

By:	/s/ John O’Connor
Name:	John O’Connor
Title:	Head of Credit Administration

By:	/s/ Steve Caller
Name:	Steve Caller
Title:	Manager, Credit Administration

Signature Page

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Jeannine Pascal
Name:	Jeannine Pascal
Title:	Vice President

Signature Page

UNION BANK, N.A.,
as a Lender

By:	/s/ Thomas E. Little
Name:	Thomas E Little
Title:	Vice president

Signature Page

Australia and New Zealand Banking Group Limited,
as a Lender

By:	/s/ John Clark
Name:	John Clark
Title:	Director, Loan Structuring and Execution

Signature Page

Mizuho Bank, Ltd.,
as a Lender

By:	/s/ Noel Purcell
Name:	Noel Purcell
Title:	Authorized Signatory

Signature Page

TD Bank, N.A.,
as a Lender

By:	/s/ Michael J Pappas
Name:	Michael J Pappas
Title:	Vice President

Signature Page

Branch Banking and Trust Company,
as a Lender

By:	/s/ Mark Edwards
Name:	Mark Edwards
Title:	Senior Vice President

Signature Page

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ Alexander L. Rody
Name:	Alexander L. Rody
Title:	Senior Vice President

Signature Page

CITY NATIONAL BANK,
a national banking association,
as a Lender

By:	/s/ John Finnigan
Name:	John Finnigan
Title:	Senior Vice President

Signature Page

Mega International Commercial Bank Co., Ltd. Los Angeles Branch
as a Lender

By:	/s/ Huang Hsiao Ho
Name:	Hsiao-Ho Huang
Title:	SVP & GM

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

AUSTRALIAN DOLLAR REVOLVING CREDIT COMMITMENTS

Name of Lender	Australian Dollar Revolving Credit Commitment		Swing Line Commitment		Australian Letter of Credit Commitment		Standing Payment Instruction, if any	AUD Lending Office
[*]	[*	]	[*	]	[*	]	[*]	[*]

Total	[*	]	[*	]	[*	]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

Sch. I-1

MULTICURRENCY REVOLVING CREDIT COMMITMENTS

Name of Lender	Multicurrency Revolving Credit Commitment		Swing Line Commitment		Multicurrency Letter of Credit Commitment		Standing Payment Instruction, if any	Multicurrency Lending Office
[*]	[*	]	[*	]	[*	]	[*]	[*]

Total	[*	]	[*	]	[*	]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

Sch. I-2

SINGAPORE DOLLAR REVOLVING CREDIT COMMITMENTS

Name of Lender	Singapore Dollar Revolving Credit Commitment		Swing Line Commitment		Singapore Letter of Credit Commitment		Standing Payment Instruction, if any	SGD Lending Office
[*]	[*	]	[*	]	[*	]	[*]	[*]

Total	[*	]	[*	]	[*	]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

Sch. I-3

YEN REVOLVING CREDIT COMMITMENTS

Name of Lender	Yen Revolving Credit Commitment		Swing Line Commitment		Yen Letter of Credit Commitment		Standing Payment Instruction, if any	Japanese Lending Office
[*]	[*	]	[*	]	[*	]	[*]	[*]

Total	[*	]	[*	]	[*	]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatement has been requested with respect to the omitted portions.

Sch. I-4

Schedule II

Approved Reallocation Lenders

Each Lender, along with any of its Affiliates that are Lenders, indicated in the table below shall be an Approved Reallocation Lender with respect to the correlative Tranches indicated with check marks. Notwithstanding anything set forth in this Schedule II or the Credit Agreement, each Approved Reallocation Lender shall retain the right to approve any Reallocation of its Commitments to the extent that both (i) such Reallocation is to a Tranche in which neither the applicable Approved Reallocation Lender nor any of its Affiliates is then a Lender and (ii) such Tranche includes one or more Additional Borrower(s) that joined such Tranche as Borrower(s) after the Closing Date.

Lender	Australian Dollar Revolving Credit Tranche		Multicurrency Revolving Credit Tranche		Singapore Dollar Revolving Credit Tranche		U.S. Dollar Revolving Credit Tranche		Yen Revolving Credit Tranche
[*]	[*	]	[*	]	[*	]	[*	]	[*	]
[*]	[*	]	[*	]	[*	]	[*	]	[*	]
[*]	[*	]	[*	]	[*	]	[*	]	[*	]
[*]	[*	]	[*	]	[*	]	[*	]	[*	]
[*]	[*	]	[*	]	[*	]	[*	]	[*	]
[*]	[*	]	[*	]	[*	]	[*	]	[*	]

[*]	Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule II

SCHEDULE III

MANDATORY COST FORMULA

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) each Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for such Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Eurocurrency Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Advances made from such Eurocurrency Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Advances made from that Eurocurrency Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Eurocurrency Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Advance in Sterling:

AB+C(B–D)+E × 0.01	percent per annum
100 – (A+C)

(b)	in relation to any Advance in any currency other than Sterling:

E × 0.01	percent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Margin, the Mandatory Cost and any interest charged on overdue amounts pursuant to Section 2.07(b)) payable for the relevant Interest Period of such Advance.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

Sch. III-1

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	“Reference Bank” as used in this Schedule means the Reference Banks for the European Revolving Credit Tranche and the Multicurrency Revolving Credit Tranche; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, each Reference Bank with a Eurocurrency Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by such Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Reference Bank as being the average of the Fee Tariffs applicable to such Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Reference Bank.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Eurocurrency Lending Office out of which it is making available its participation in the relevant Advance; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

Sch. III-2

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Eurocurrency Lending Office in the same jurisdiction as its Eurocurrency Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Sch. III-3

Schedule IV

Existing Letters of Credit

Letter of Credit No.	Currency	Amount	Bene Name	Tranche	Borrower
61652528	USD	1,000,000.00	[*]	U.S. DOLLAR REVOLVING CREDIT TRANCHE	[*]
61670840	USD	2,703,546.49	[*]	U.S. DOLLAR REVOLVING CREDIT TRANCHE	[*]
63651337	USD	200,000.00	[*]	U.S. DOLLAR REVOLVING CREDIT TRANCHE	[*]
5139287801	GBP	7,815,000.00	[*]	MULTICURRENCY REVOLVING CREDIT TRANCHE	[*]
5031315203	AUD	100,000.00	[*]	AUSTRALIAN DOLLAR REVOLVING CREDIT TRANCHE	[*]
5031315204	AUD	100,000.00	[*]	AUSTRALIAN DOLLAR REVOLVING CREDIT TRANCHE	[*]
5032090201	AUD	106,410.70	[*]	AUSTRALIAN DOLLAR REVOLVING CREDIT TRANCHE	[*]
63666600	USD	11,100,000.00	[*]	U.S. DOLLAR REVOLVING CREDIT TRANCHE	[*]
63668570	USD	2,464,921.00	[*]	U.S. DOLLAR REVOLVING CREDIT TRANCHE	[*]
5947601224	SGD	1,360,000.00	[*]	SINGAPORE DOLLAR REVOLVING CREDIT TRANCHE	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule V

Deemed Qualifying Ground Leases

1.	[*]

2.	[*]

3.	[*]

4.	[*]

5.	[*]

6.	[*]

7.	[*]

8.	[*]

9.	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SCHEDULE 2.03(h)

MEXICAN LETTER OF CREDIT ISSUANCE PROCEDURES

EXHIBIT A	EXHIBIT A

The issuing of any Mexican Letters of Credit under the Agreement shall be subject to the following conditions:	La emisión de cualesquier Cartas de Crédito al amparo del Contrato se encontrará sujeto a las siguientes condiciones:

ONE. DEFINITION OF TERMS	PRIMERA. DEFINICIÓN DE TÉRMINOS

Section 1.01. Definition of Terms. The terms that are listed below shall have the following meanings (which shall also be applied in the singular and plural forms of such terms); provided that, capitalized terms used and not otherwise defined herein, shall have the meaning ascribed to them (in English) in the Agreement:	Inciso 1.01. Definición de Términos. Los términos que se relacionan más adelante tendrán los significados siguientes (que serán aplicados igualmente en el singular o plural de dichos términos); en el entendido que, los términos con mayúscula inicial utilizados y no definidos en el presente tendrán el significado que se les atribuye (en el idioma inglés) en el Contrato:

“Correspondent Banks” has the meaning specified in Section 2.03(e) of this Schedule.	“Bancos Corresponsales” tiene el significado atribuido a dicho término en el Inciso 2.03(e) de este Apéndice.

“Mexican Letter of Credit” means every letter of credit (including guarantee letters of credit commonly called “standbys”) (i) that corresponds to a Letter of Credit Request sent by the applicable Mexican Borrower to Banamex in accordance with this Schedule, that Banamex establishes on behalf of such Mexican Borrower in accordance with the terms and conditions stipulated in this Schedule, and (ii) that is denominated in Pesos or in any other currency but whose amount is payable by Banamex to the respective beneficiary in Mexico, by paying the equivalent in Pesos at the Banxico Exchange Rate current on the date on which the corresponding payment must be made.	“Carta de Crédito Mexicana” significa cada carta de crédito (incluyendo cartas de crédito de garantía comúnmente denominadas “stand-by’s”) que (i) conforme a una Solicitud de Carta de Crédito enviada por el Acreditado Mexicano correspondiente a Banamex en términos de este Apéndice, que Banamex establezca por cuenta de dicho Acreditado Mexicano conforme a los términos y condiciones previstos en este Apéndice, y (ii) esté denominada en Pesos o en cualquier otra moneda pero cuyo monto sea pagadero por Banamex al beneficiario respectivo en México, pagando el equivalente en Pesos al Tipo de Cambio Banxico vigente en la fecha en que deba hacerse el pago correspondiente.

“International Letter of Credit” means every letter of credit (including guarantee letters of credit commonly called “standbys”) (i) corresponding to a Letter of Credit Request sent by the applicable Mexican Borrower to Banamex in accordance with Section 9.02 of the Agreement, that Banamex establishes on behalf of such Mexican Borrower in accordance with the terms and conditions stipulated in the Agreement, and (ii) that is denominated in Dollars or in any currency other than the Peso, whose amount is payable by Banamex to the respective beneficiary outside Mexico.	“Carta de Crédito Internacional” significa cada carta de crédito (incluyendo cartas de crédito de garantía comúnmente denominadas “stand-by’s”) que (i) conforme a una Solicitud de Carta de Crédito que sea enviada por el Acreditado Mexicano correspondiente a Banamex conforme a la Cláusula 9.02 del Contrato, que Banamex establezca por cuenta de dicho Acreditado Mexicano conforme a los términos y condiciones previstos en el Contrato, y (ii) esté denominada en Dólares o en cualquier otra moneda distinta al Peso, cuyo monto sea pagadero por Banamex al beneficiario respectivo fuera de México.

“Letter of Credit” means, jointly, Mexican Letters of Credit and International Letters of Credit, and the term “Letter of Credit” shall mean any of the foregoing.	“Carta de Crédito” significa, conjuntamente, las Cartas de Crédito Mexicanas y las Cartas de Crédito Internacionales, y el término “Carta de Crédito” significará indistintamente cualquiera de ellas.

Schedule 2.03(h) - 1

“Business Day in Mexico” means any day on which the offices of the banking institutions must be open to the public for performing banking operations in Mexico City, Federal District, Mexico, in terms of the calendar published annually by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) in the Federal Official Gazette (Diario Oficial de la Federación), without considering for such purposes the self-service branches and branches located in corporate enterprises (SEC).	“Día Hábil en México” significa cualquier día en que las oficinas de las instituciones de crédito deban estar abiertas al público para la realización de operaciones bancarias en la Ciudad de México, Distrito Federal, México, en términos del calendario que anualmente publica la Comisión Nacional Bancaria y de Valores en el Diario Oficial de la Federación, sin considerar para dichos efectos a las sucursales de autoservicio y las sucursales ubicadas en empresas corporativas (SEC).

“Business Day in New York” means any day of the year, except Saturdays and Sundays, that is a Business Day in Mexico and on which the banks of New York City, New York, United States of America, are not authorized or obligated to close.	“Día Hábil en Nueva York” significa un día del año, excepto sábados y domingos, que sea un Día Hábil en México y en el que los bancos en la Ciudad de Nueva York, Nueva York, Estados Unidos de América no estén autorizados u obligados a cerrar.

“International Business Day” means any day of the year, except Saturdays and Sundays, that is a Business Day in Mexico and in New York and on which operations are performed for Dollar deposits in the London interbank market and the banks in the City of London, England, are open for performing banking operations.	“Día Hábil Internacional” significa un día del año, excepto sábados y domingos, que sea un Día Hábil en México y en Nueva York, y en el que se lleven a cabo operaciones de depósitos en Dólares en el mercado interbancario de Londres y los bancos en la Ciudad de Londres, Inglaterra estén abiertos para llevar a cabo operaciones bancarias.

“Dollars” means the lawful currency of the United States of America.	“Dólares” significa la moneda de curso legal de los Estados Unidos de América.

“Date of Payment” has the meaning specified in Section 2.02(d) of this Schedule.	“Fecha de Pago” tiene el significado atribuido a dicho término en el Inciso 2.02(d) de este Apéndice.

“Mexico” means the United States of Mexico.	“México” significa los Estados Unidos Mexicanos.

“Pesos” means the lawful currency of Mexico.	“Pesos” significa la moneda de curso legal de México.

“Regulations Applicable to Letters of Credit” has the meaning specified in Section 2.03(a) of this Schedule.	“Regulaciones Aplicables a Cartas de Crédito” tiene el significado atribuido a dicho término en el Inciso 2.03(a) de este Apéndice.

“Outstanding Business Balance” has the meaning specified in Section 3.01 of this Schedule.	“Saldo Pendiente de Negociar” tiene el significado atribuido a dicho término en el Inciso 3.01 de este Apéndice.

“Request for Letter of Credit” has the meaning specified in Section 2.02(a) of this Schedule.	“Solicitud de Carta de Crédito” tiene el significado atribuido a dicho término en el Inciso 2.02(a) de este Apéndice.

“CCP Rate” means, with regard to each calendar month, the final capture cost for the liabilities outstanding denominated in the national currency in charge of the commercial banking institutions in the	“Tasa CCP” significa, respecto de cada mes calendario, el último costo de captación de los pasivos a plazo denominados en moneda nacional a cargo de las instituciones de banca múltiple del País (CCP),

Schedule 2.03(h) - 2

Country (CCP), expressed in annual percentage terms, estimated and published by the Bank of Mexico in the Federal Official Gazette on or before the first day of such calendar month.	expresado en porcentaje anual, estimado y publicado por el Banco de México en el Diario Oficial de la Federación en o antes de la fecha de inicio de dicho mes calendario.

“CETES Rate” means, with regard to each calendar month, the final annual percentage yield of the primary placement of Treasury Certificates of the Federation (CETES) with a term of twenty-eight (28) days (or the term nearest to the term of twenty-eight (28) days) set by the Bank of Mexico on or before the first day of such calendar month.	“Tasa CETES” significa, respecto de cada mes calendario, la última tasa de rendimiento anual de la colocación primaria de Certificados de la Tesorería de la Federación (CETES) a plazo de veintiocho (28) días (o al plazo que más se aproxime al plazo de veintiocho (28) días), determinada por el Banco de México en o antes de la fecha de inicio de dicho mes calendario.

“Default Rate in Dollars” means, with regard to any calendar month, an annual interest rate equal to the result obtained by multiplying the Libor Rate current on the first day of such calendar month by five (5), with the understanding that the Default Rate in Dollars shall be adjusted on the first day of such calendar month in order to reflect any variation that the Libor Rate may have undergone.	“Tasa Moratoria en Dólares” significa, respecto de cualquier mes calendario, una tasa de interés anual igual al resultado de multiplicar por cinco (5) la Tasa Libor que esté vigente el primer día de dicho mes calendario, en la inteligencia de que, la Tasa Moratoria en Dólares se ajustará al inicio de cada mes calendario a efecto de reflejar la variación que, en su caso, haya sufrido la Tasa Libor.

“Applicable Default Rate in Dollars” means, with regard to any calendar month, the Default Rate in Dollars current in such calendar month, with the understanding that (i) if the Default Rate in Dollars current in such calendar month is greater than adding thirty (30) percentage points (the “Maximum Spread”) to the Libor Rate current in such calendar month, then, in such calendar month, the Applicable Default Rate in Dollars shall be equal to the result obtained from adding such Libor Rate and the Maximum Spread; and (ii) if the Default Rate in Dollars in such calendar month is less than adding fifteen (15) percentage points (the “Minimum Spread”) to the Libor Rate current in such calendar month, then, in such calendar month, the Applicable Default Rate shall be equal to the result obtained by adding such Libor Rate and the Minimum Spread.	“Tasa Moratoria Aplicable en Dólares” significa, con respecto a cualquier mes calendario, la Tasa Moratoria en Dólares vigente en dicho mes calendario; en el entendido que (i) si la Tasa Moratoria en Dólares vigente en dicho mes calendario, fuere superior a adicionar treinta (30) puntos porcentuales (el “Diferencial Máximo”) a la Tasa Libor vigente en dicho mes calendario, entonces, en dicho mes calendario, la Tasa Moratoria Aplicable en Dólares será igual al resultado de sumar dicha Tasa Libor más el Diferencial Máximo; y (ii) si la Tasa Moratoria en Dólares en dicho mes calendario, fuere inferior a adicionar quince (15) puntos porcentuales (el “Diferencial Mínimo”) a la Tasa Libor vigente en dicho mes calendario, entonces, en dicho mes calendario, la Tasa Moratoria Aplicable en Dólares será igual al resultado de sumar dicha Tasa Libor más el Diferencial Mínimo.

“Libor Rate” means the average annualized interest rate displayed in the LIBOR01 Page column (USD) (“LIBOR01 Page”) of the THOMSON REUTERS BBA LIBOR RATES U.S. Domestic Money Service, which is published on such page by the British Bankers Association through the THOMSON REUTERS monitoring system as the rates applicable in U.S. Dollars for the corresponding interest or calculation period and which is offered on the London interbank market by the various banks that offer such market rates at the close of operations (at 11:00 a.m. in London), two (2) business days in London before the start of the	“Tasa Libor” significa la tasa de interés promedio anualizada que aparezca en la denominada Página LIBOR01 columna (USD) (“LIBOR01 Page”) , del Servicio de Dinero Doméstico de Estados Unidos Thomson Reuters (THOMSON REUTERS BBA LIBOR RATES U.S. Domestic Money Service), que es publicada en dicha pagina por “British Bankers Association” a través del sistema de monitores THOMSON REUTERS , como las tasas aplicables en Dólares por el periodo de intereses o de cálculo que corresponda y que son ofrecidas en el mercado interbancario de Londres, por los distintos bancos que

Schedule 2.03(h) - 3

corresponding interest or calculation period. Should the LIBOR01 Page fail to be published by the Thomson Reuters information system, the arithmetical average of the rates of the banks displayed in the page called “Libo” average line shall be considered as a substitute rate (the terms not quoted on this page shall be calculated by linear interpolation) of the domestic money service of the United States that is transmitted via the Thomson Reuters monitoring system by the various banks that offer such rates at the close of operations (at 11:00 a.m. London time).	ofrecen dichas cotizaciones al cierre de operaciones (a las 11:00 A.M. hora de Londres), 2 (dos) días hábiles en Londres antes de la fecha de inicio del periodo de interés o de cálculo que corresponda. En el caso que la “LIBOR01 Page” deje de ser publicada por el sistema de información Thomson Reuters, se considerara como tasa sustituta al promedio aritmético de las cotizaciones de los bancos que ahí aparezcan en la denominada página “Libo” renglón average, (los plazos no cotizados en esta página serán calculados con interpolación lineal), del servicio de dinero domestico de Estados Unidos que se trasmite a través del sistema de monitores Thomson Reuters, por los distintos bancos que ofrecen dichas cotizaciones al cierre de operaciones (a las 11:00 A.M. hora de Londres).

“Default Rate for Pesos” means, with respect to each calendar month, an annual interest rate equal to the result obtained by multiplying the TIIE Rate that is current at the beginning of such calendar month by two (2), with the understanding that (i) if for any reason the Bank of Mexico should fail to set and publish the TIIE Rate in the Federal Official Gazette, then the “Default Rate for Pesos” shall be equal to the result obtained by adding twenty-five (25) percentage points to the CETES Rate that is current during the calendar month in question; and (ii) if for any reason the Bank of Mexico should fail to set and publish the TIIE Rate in the Federal Official Gazette and primary placings of Treasury Certificates of the Federation (CETES) should fail to be made, then the “Default Rate for Pesos” shall be equal to the result obtained by adding thirty (30) percentage points to the CCP Rate that is current during such calendar month, with the understanding that the Default Rate for Pesos shall be adjusted at the beginning of each calendar month to reflect the variation of the TIIE Rate, if this is the case, or otherwise, the CETES Rate or the CCP Rate, depending on whichever may be applicable.	“Tasa Moratoria en Pesos” significa, respecto de cada mes calendario, una tasa de interés anual igual al resultado de multiplicar por dos (2) la Tasa TIIE que esté vigente al inicio de dicho mes calendario; en la inteligencia que (i) si por cualquier razón el Banco de México dejare de determinar y publicar en el Diario Oficial de la Federación la Tasa TIIE, entonces, la “Tasa Moratoria en Pesos” será igual al resultado de adicionar veinticinco (25) puntos porcentuales a la Tasa CETES que esté vigente durante el mes calendario de que se trate; y (ii) si por cualquier razón el Banco de México dejare de determinar y publicar en el Diario Oficial de la Federación la Tasa TIIE y se dejaren de hacer colocaciones primarias de Certificados de la Tesorería de la Federación (CETES), entonces, la “Tasa Moratoria en Pesos” será igual al resultado de adicionar treinta (30) puntos porcentuales a la Tasa CCP que esté vigente durante dicho mes calendario; en la inteligencia de que, la Tasa Moratoria en Pesos se ajustará al inicio de cada mes calendario para reflejar la variación que, en su caso, haya sufrido la Tasa TIIE o, en su defecto, la Tasa CETES o la Tasa CCP, según sea aplicable.

“Default Rate Applicable for Pesos” means, with regard to each calendar month, the Default Rate for Pesos, with the understanding that, if in any calendar month the result obtained from multiplying the TIIE Rate that is current during such calendar month by two (2) (i) is more than the result obtained by adding one hundred (100) percentage points (the “Maximum Spread for Pesos”) to such TIIE Rate, then, for such calendar month, the Default Rate Applicable for Pesos shall be equal to the result obtained by adding the Maximum Spread for Pesos to the TIIE Rate that is current in such calendar month; and (ii) is less than adding twenty (20) percentage points (the “Minimum	“Tasa Moratoria Aplicable en Pesos” significa, con respecto a cada mes calendario, la Tasa Moratoria en Pesos; en el entendido que, si en cualquier mes calendario, el resultado de multiplicar por dos (2) la Tasa TIIE que esté vigente durante dicho mes calendario (i) es superior a adicionar cien (100) puntos porcentuales (el “Diferencial Máximo”) a dicha Tasa TIIE, entonces, para dicho mes calendario, la Tasa Moratoria Aplicable en Pesos será igual al resultado de adicionar el Diferencial Máximo a la Tasa TIIE vigente en dicho mes calendario; y (ii) es inferior a adicionar veinte (20) puntos porcentuales (el “Diferencial Mínimo”) a dicha Tasa TIIE, entonces, para dicho mes

Schedule 2.03(h) - 4

Spread for Pesos”) to such TIIE Rate, then, for such calendar month, the Default Rate Applicable for Pesos shall be equal to the result obtained from adding the Minimum Spread for Pesos to the TIIE Rate that is current in such calendar month.	calendario, la Tasa Moratoria Aplicable en Pesos será igual al resultado de adicionar el Diferencial Mínimo a la Tasa TIIE vigente en dicho mes calendario.

“TIIE Rate” means, with regard to each calendar month, the final balance interbank interest rate at twenty-eight (28) days (or if there is no rate displayed for twenty-eight (28) days, then for the closest term that is more than twenty-eight (28) days, and if there is no such greater term, then the term closest to twenty-eight (28) days that is less than twenty-eight (28) days shall be considered, set and published by the Bank of Mexico in the Federal Official Gazette, on or before the beginning of such calendar month based on the market rates shown by the country’s banking institutions.	“Tasa TIIE” significa, respecto de cada mes calendario, la última tasa de interés interbancaria de equilibrio a plazo de veintiocho (28) días (o si no hubiere a plazo de veintiocho (28) días, entonces al plazo superior más cercano a veintiocho (28) días, y si no hubiere dicho plazo superior, entonces se considerará el plazo inferior más cercano a veintiocho (28) días), determinada y publicada por el Banco de México en el Diario Oficial de la Federación, en o antes del inicio de dicho mes calendario en base a las cotizaciones presentadas por instituciones de crédito del país.

“Banxico Exchange Rate” means, with regard to any date, the exchange rate for foreign debt payable in Mexico published by the Bank of Mexico in the Federal Official Gazette on such date.	“Tipo de Cambio Banxico” significa, respecto de cualquier fecha, el tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana que publique Banco de México en el Diario Oficial de la Federación en dicha fecha.

TWO. LETTERS OF CREDIT	SEGUNDA - CARTAS DE CRÉDITO

Section 2.01. Letters of Credit. Subject to the terms and conditions of the Agreement, at the request of each Mexican Borrower in accordance with Section 2.02 of this Schedule, Banamex may, at its exclusive discretion, issue Letters of Credit for the benefit of such Mexican Borrower.	Inciso 2.01. Cartas de Crédito. Sujeto a los términos y condiciones del Contrato, a petición de cada Acreditado Mexicano conforme a lo señalado en el Inciso 2.02 de esté Apéndice, Banamex podrá, a su exclusiva discreción, emitir Cartas de Crédito para el beneficio de dicho Acreditado Mexicano.

Section 2.02. Manner of Requesting the Opening of Letters of Credit and Applicable Provisions. On each occasion when a Mexican Borrower wants Banamex to issue a Letter of Credit, the following procedure shall be followed:	Inciso 2.02. Forma de Solicitar la Apertura de Cartas de Crédito y Disposiciones Aplicables. En cada ocasión en que algún Acreditado Mexicano desee que Banamex emita una Carta de Crédito, se seguirá el siguiente procedimiento:

(a) The applicable Mexican Borrower shall send to Banamex a request in the format approved for such purpose by Banamex (a “Letter of Credit Request”), expressing their desire to obtain the opening of a Letter of Credit, with the understanding that (i) in such Letter of Credit Request such Mexican Borrower must indicate the amount requested in the Letter of Credit, if it is a Mexican Letter of Credit or an International Letter of Credit and if it is a “standby” Letter of Credit or a commercial Letter of Credit, and (ii) each Letter of Credit Request shall be irrevocable and binding for such Mexican Borrower, and shall not be modified except with the written consent of Banamex.	(a) El Acreditado Mexicano correspondiente enviará a Banamex una solicitud en el formato aprobado para dicho efectos por Banamex (una “Solicitud de Carta de Crédito”), expresando su deseo de obtener de Banamex la apertura de una Carta de Crédito, en el entendido que (i) en dicha Solicitud de Carta de Crédito dicho Acreditado Mexicano deberá indicar el monto solicitado en la Carta de Crédito, si se trata de una Carta de Crédito Mexicana o de una Carta de Crédito Internacional y si se trata de una Carta de Crédito “stand-by” o de una Carta de Crédito comercial, y (ii) cada Solicitud de Carta de Crédito será irrevocable y obligatoria para dicho Acreditado Mexicano, y no podrá ser modificada excepto con el consentimiento por escrito de Banamex.

Schedule 2.03(h) - 5

(b) Once Banamex receives the Letter of Credit Request, Banamex shall proceed to review it and, should Banamex approve it under the terms of Article 71 of the Credit Institutions Law (Ley de Instituciones de Crédito), it shall issue the requested Letter of Credit within three (3) Business Days in Mexico of the date on which Banamex receives such Letter of Credit Request, with the understanding that (i) Banamex shall be authorized to request from the applicable Mexican Borrower any documentation and/or additional information that it may deem appropriate or necessary in order to issue such Letter of Credit, (ii) within the three (3) Business Days in Mexico subsequent to the date on which Banamex issues such Letter of Credit, Banamex shall confirm with such Mexican Borrower the terms under which it has been issued, and (iii) should Banamex issue any requested Letter of Credit, such Mexican Borrower shall pay Banamex the fee and other applicable amounts related to such Letter of Credit, in accordance with the provisions in Section 2.04 of this Schedule.	(b) Una vez que Banamex reciba la Solicitud de Carta de Crédito, Banamex procederá a revisarla y, en caso de que apruebe la misma en los términos del artículo 71 de la Ley de Instituciones de Crédito, emitirá la Carta de Crédito solicitada dentro de los tres (3) Días Hábiles en México siguientes a la fecha en que Banamex reciba dicha Solicitud de Carta de Crédito, en el entendido que (i) Banamex estará facultado para solicitar al Acreditado Mexicano correspondiente cualquier documentación y/o información adicional que considere conveniente o necesaria para el establecimiento de dicha Carta de Crédito, (ii) dentro de los tres (3) Días Hábiles en México siguientes a la fecha en que Banamex emita dicha Carta de Crédito, Banamex confirmará con dicho Acreditado Mexicano los términos conforme a los cuales la misma ha sido emitida, y (iii) en el caso de que Banamex emita cualquier Carta de Crédito solicitada, dicho Acreditado Mexicano deberá pagar a Banamex las comisiones y demás cantidades aplicables relacionadas con dicha Carta de Crédito, de acuerdo con lo dispuesto en el Inciso 2.04 de este Apéndice.

(c) Banamex may, in its discretion, reject any Letter of Credit Request that is sent by a Mexican Borrower, without any obligation or responsibility for Banamex derived from such rejection, and may also request that such Mexican Borrower provides Banamex with the funds that must be paid in accordance with the requested Letter of Credit (in the corresponding currency) as a condition for its issuance by Banamex, in which case such provision of funds shall be subject to the provisions set forth in Section 3.01 of this Schedule.	(c) Banamex podrá rechazar, discrecionalmente, cualquier Solicitud de Carta de Crédito que sea enviada por cualquier Acreditado Mexicano, sin obligación o responsabilidad alguna para Banamex por virtud de dicho rechazo, y podrá asimismo solicitar a dicho Acreditado Mexicano que le provea a Banamex de los fondos que se deberán pagar conforme a la Carta de Crédito solicitada (en la moneda correspondiente), como condición para que Banamex emita la misma, en cuyo caso dicha provisión de fondos estará sujeta a las disposiciones previstas en el Inciso 3.01 de este Apéndice.

(d) Unless Banamex has requested the provision of funds in accordance with paragraph (c) above, Banamex agrees to notify the applicable Mexican Borrower at least two (2) Business Days in Mexico (in the case of Letters of Credit payable in Mexico, the United States of America and Canada) and three (3) Business Days in New York (in the case of Letters of Credit payable in countries other than those indicated) before each date on which any payment must be made under each Letter of Credit (a “Payment Date”), regarding the amounts that are going to be paid on such Payment Date, with the understanding that (i) such Mexican Borrower must deliver to Banamex at least one (1) Business Day in	(d) Salvo en el caso de que Banamex haya solicitado la provisión de fondos conforme al párrafo (c) anterior, Banamex conviene en notificar al Acreditado Mexicano correspondiente con por lo menos dos (2) Días Hábiles en México (tratándose de Cartas de Crédito pagaderas en México, Estados Unidos de América y Canadá) y tres (3) Días Hábiles en Nueva York (tratándose de Cartas de Crédito pagaderas en países distintos a lo antes señalados) antes de cada fecha en que se deba hacer cualquier pago al amparo de cada Carta de Crédito (la “Fecha de Pago”), respecto de las cantidades que se vayan a pagar en dicha Fecha de Pago, en la inteligencia que (i) dicho Acreditado

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Mexico before such Payment Date (in the case of Letters of Credit payable in Mexico, the United States of America and Canada) and two (2) Business Days in New York before such Payment Date (in the case of Letters of Credit payable in countries other than those indicated), the amount that is paid in accordance with such Letter of Credit on such Payment Date, with the understanding that such amount must be paid by such Mexican Borrower to Banamex in Dollars, if it is an International Letter of Credit, and such amount must be paid by the applicable Mexican Borrower to Banamex in Pesos, if it is a Mexican Letter of Credit, and (ii) the lack of such notification shall not affect such Mexican Borrower’s obligation to repay to Banamex on or before such Payment Date the amounts that are paid on such Payment Date in accordance with such Letter of Credit.	Mexicano deberá entregar a Banamex, por lo menos un (1) Día Hábil en México antes de dicha Fecha de Pago (tratándose de Cartas de Crédito pagaderas en México, Estados Unidos de América y Canadá) y dos (2) Días Hábiles en Nueva York antes de dicha Fecha de Pago (tratándose de Cartas de Crédito pagaderas en países distintos a lo antes señalados), la cantidad que se pague conforme a dicha Carta de Crédito en dicha Fecha de Pago; en el entendido que, dicha cantidad se deberá entregar por dicho Acreditado Mexicano a Banamex en Dólares, si se trata de una Carta de Crédito Internacional, y dicha cantidad se deberá entregar por el Acreditado Mexicano correspondiente a Banamex en Pesos, si se trata de una Carta de Crédito Mexicana, y (ii) la falta de dicha notificación no afectará la obligación del Acreditado Mexicano de reembolsar a Banamex en o antes de dicha Fecha de Pago, las cantidades que sean pagadas en dicha Fecha de Pago conforme a dicha Carta de Crédito.

(e) Once any Letter of Credit is established by Banamex in accordance with this Schedule, each Mexican Borrower can request modifications to its terms with the understanding that (i) such modifications shall only take effect insofar as they are approved, in writing, by Banamex, the bank confirming such Letter of Credit and the beneficiary of such Letter of Credit, and (ii) if such modifications are approved, such Mexican Borrower agrees to pay the applicable fee derived from the implementation of such modifications.	(e) Una vez que cualquier Carta de Crédito sea establecida por Banamex conforme a este Apéndice, cada Acreditado Mexicano podrá solicitar modificaciones a los términos de la misma, en la inteligencia que (i) dichas modificaciones solamente surtirán efectos en la medida en que sean aprobadas, por escrito, por Banamex, el banco confirmador de dicha Carta de Crédito y el beneficiario de la misma, y (ii) de ser aprobadas dichas modificaciones, dicho Acreditado Mexicano conviene en pagar las comisiones aplicables por la realización de dichas modificaciones.

Section 2.03. System Applicable to Letters of Credit. (a) Each Mexican Borrower expressly and irrevocably accepts that the opening and presenting of all Letters of Credit shall also be subject to the Uniform Customs and Practice for Documentary Credits adopted by the Executive Committee of the International Chamber of Commerce in 2007, contained in its publication number 600 (or those that the International Chamber of Commerce may adopt as a substitute for such Customs and Practice), with the understanding that guarantee Letters of Credit or those commonly called “standbys” shall be subject to the International Standby Practices (ISP98) adopted by the International Chamber of Commerce. Hereinafter, the aforementioned regulations shall be referred to as the “Regulations Applicable to Letters of Credit”.	Inciso 2.03. Régimen Aplicable a las Cartas de Crédito. (a) Cada Acreditado Mexicano acepta en forma expresa e irrevocable que la apertura y presentación de todas las Cartas de Crédito, estarán asimismo sujetas a las Reglas y Usos Uniformes para Créditos Documentarios (“Uniform Customs and Practice for Documentary Credits”), adoptadas por el Comité Ejecutivo de la Cámara Internacional de Comercio en 2007, contenidas en su publicación número 600 (o las que adopte la Cámara Internacional de Comercio en substitución de dichas Reglas), en la inteligencia de que, las Cartas de Crédito de garantía o comúnmente denominadas “stand-by’s” estarán sujetas a las Prácticas Internacionales para Stand-by’s (ISP98) (“International Standby Practices (ISP98)”) adoptadas por la Cámara Internacional de Comercio. En lo sucesivo a las regulaciones antes señalas se les denominará, conjuntamente, las “Regulaciones Aplicables a Cartas de Crédito”.

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Consequently, each Mexican Borrower accepts, among

other conditions, that neither Banamex nor the advising and/or confirming bank and other parties to each Letter of Credit assume any liability (i) for the form, adequacy, insufficiency, correctness, validity, authenticity or legal effect of any document submitted by the beneficiary of such Letter of Credit, (ii) for the existence, quantity, payment, quality, condition, packaging, delivery or value of the goods covered by the documents that are delivered in accordance with such Letter of Credit, (iii) for the bad faith of such beneficiary nor for acts performed by such beneficiary or for the solvency or performance of the transporters or insurers of the goods to which such Letter of Credit refers, (iv) for delay in the delivery of such goods or the total or partial loss thereof, (v) for delay or error in the transmission of cables or telegrams, (vi) for any impossibility of delivering such goods derived from any interruption due to any acts of God or force majeure, including strikes, riots, war, civil unrest or similar events, or (vii) in general, for any acts of God or force majeure, or any event that is beyond the control of Banamex, or of the advising and/or confirming bank of such Letter of Credit.

En consecuencia, cada Acreditado Mexicano acepta,

entre otras condiciones, que ni Banamex ni el banco notificador y/o confirmador y demás partes de cada Carta de Crédito asumen responsabilidad alguna (i) por la forma, suficiencia, insuficiencia, exactitud, validez, autenticidad o efecto legal de cualquier documento presentado por el beneficiario de dicha Carta de Crédito, (ii) por la existencia, cantidad, pago, calidad, estado, embalaje, entrega o valor de las mercancías amparadas por los documentos que se entreguen conforme a dicha Carta de Crédito, (iii) por la mala fe de dicho beneficiario ni por actos llevados a cabo por el mismo, ni por la solvencia o actuación de los transportadores o aseguradores de las mercancías a que se refiere dicha Carta de Crédito, (iv) por la demora en la entrega de dichas mercancías o la pérdida total o parcial de las mismas, (v) por la demora o error en la transmisión de cables o telegramas, (vi) por la imposibilidad de entregar dichas mercancías por cualquier interrupción debida a cualquier caso fortuito o causa de fuerza mayor, incluyendo huelgas, motines, guerra, conmociones civiles o eventos similares, o (vii) en general, por cualquier caso fortuito o de fuerza mayor, o cualquier evento que esté fuera del control de Banamex, o del banco notificador y/o del banco confirmador de dicha Carta de Crédito.

(b) Each Mexican Borrower expressly acknowledges that Letters of Credit are, because of their nature, transactions independent of the sales or any other business agreement or commercial relationship on which they may be based, and Banamex and the Correspondent Banks shall not be affected nor are they bound by such agreements, not even when the Letters of Credit include any reference to the aforementioned agreements. Therefore, the commitment of Banamex or of any Correspondent Bank to pay, accept, negotiate and/or fulfill any other obligation included in the Letters of Credit is not subject to claims or exceptions made by such Mexican Borrower resulting from its commercial relationships or relationships of any other kind with the beneficiaries of the Letters of Credit, and such Mexican Borrower’s payment obligations in accordance with this Schedule and the Letters of Credit shall not be affected, delayed, conditioned or amended in any way because of any claim that such Mexican Borrower may have against the beneficiaries of such Letters of Credit or vice versa.	(b) Cada Acreditado Mexicano reconoce expresamente que las Cartas de Crédito son, por su naturaleza, operaciones independientes de las ventas o de cualquier otro contrato o relación comercial en los que puedan estar basadas, y Banamex y los Bancos Corresponsales no se verán afectados ni están vinculados por tales contratos, aun cuando en las Cartas de Crédito se incluya alguna referencia a los mencionados contratos. Por lo tanto, el compromiso de Banamex o de cualquier Banco Corresponsal de pagar, aceptar, negociar y/o cumplir cualquier otra obligación incluida en las Cartas de Crédito, no está sujeto a las reclamaciones o excepciones de dicho Acreditado Mexicano resultantes de su relaciones comerciales o de cualquier otra naturaleza con los beneficiarios de las Cartas de Crédito, y las obligaciones de pago de dicho Acreditado Mexicano conforme a este Apéndice y a las Cartas de Crédito no podrán ser afectadas, demoradas, condicionadas o alteradas en forma alguna por motivo de cualquier reclamación que dicho Acreditado Mexicano tuviere contra los beneficiarios de dichas Cartas de Crédito o viceversa.

(c) Banamex shall not be liable for any payment that is made to the beneficiary of any Letter of Credit should such payment violate or is inconsistent with any agreement or understanding between such beneficiary	(c) Banamex no será responsable por cualquier pago hecho al beneficiario de cualquier Carta de Crédito en el caso de que dicho pago viole o sea inconsistente con cualquier contrato o acuerdo entre dicho beneficiario y

Schedule 2.03(h) - 8

and a Mexican Borrower, except for willful misconduct, bad faith or gross negligence of Banamex. Each Mexican Borrower agrees that any action or omission made by Banamex in regard to any Letter of Credit, if it is done in accordance with the stipulations of such Letter of Credit, shall be mandatory for such Mexican Borrower. Banamex shall have no liability whatsoever when it is based, in good faith, on documents, instruments or declarations that subsequently are discovered to be false, incorrect or made fraudulently.	un Acreditado Mexicano, salvo que exista dolo, mala fe o negligencia grave por parte de Banamex. Cada Acreditado Mexicano conviene que cualquier acción u omisión hecha por Banamex en relación con cualquier Carta de Crédito, si es realizada conforme a lo establecido en dicha Carta de Crédito, será obligatoria para dicho Acreditado Mexicano. Banamex no tendrá responsabilidad alguna cuando se base en la buena fe, documentos, instrumentos o declaraciones que posteriormente se descubra fueron falsas, impropias o fraudulentamente hechas.

(d) Each Mexican Borrower agrees to indemnify and hold Banamex harmless against (i) any loss, claim, liability and expense, of any kind, deriving from, or in relationship with, any Letter of Credit, including, without limitation, exchange-rate losses, (ii) losses and/or damage caused by the issuing of, or any other action taken in relationship with, the Letters of Credit, unless caused by the bad faith or gross negligence of Banamex, and (iii) any loss, claim, liability and expense, of any kind, caused by any claim and/or legal proceedings filed against Banamex in regard to any Letter of Credit, including any legal proceedings that seek to avoid payment on behalf of Banamex of any amount payable in accordance with any Letter of Credit, either in Mexico or abroad. A Mexican Borrower’s obligations under this paragraph shall remain in effect while the statute of limitation has not elapsed with respect to the rights or remedies against Banamex under the Letters of Credit.	(d) Cada Acreditado Mexicano conviene en indemnizar y sacar en paz y a salvo a Banamex en contra de (i) cualquier pérdida, reclamo, responsabilidad y gasto, de cualquier naturaleza, derivado de o en relación con cualquier Carta de Crédito, incluyendo, sin limitación, pérdidas cambiarias, (ii) pérdidas y/o daños derivados de la emisión de, o cualquier otra acción tomada en relación con, las Cartas de Crédito, salvo que éstas sean debidas a la mala fe o negligencia grave de Banamex, y (iii) cualquier pérdida, reclamo, responsabilidad y gasto, de cualquier naturaleza, derivados de cualquier reclamo y/o procedimiento legal entablado en contra de Banamex en relación con cualquier Carta de Crédito, incluyendo cualquier procedimiento legal que busque evitar el pago por parte de Banamex de cualquier cantidad pagadera conforme a cualquier Carta de Crédito, ya sea en México o en el extranjero. Las obligaciones de los Acreditados Mexicanos derivadas de este párrafo subsistirán durante todo el período de prescripción de las acciones o derechos que se pudieren ejercitar en contra de Banamex derivadas de las Cartas de Crédito.

(e) The Letters of Credit issued by Banamex in accordance with this Schedule shall in all cases have the following terms: (i) they shall be irrevocable; (ii) they shall not be effective for more than one hundred eighty (180) days, unless Banamex agrees to a longer term; (iii) they shall be opened in favor of the persons appointed by a Mexican Borrower in the corresponding Letter of Credit Requests; (iv) under their coverage one or several presentations may be made; (v) they shall be notified, presented and, should a Mexican Borrower so request, confirmed by banks designated by Banamex (hereinafter, such banks shall be denominated the “Correspondent Banks”); and (vi) they shall be denominated in Pesos.	(e) Las Cartas de Crédito que emita Banamex conforme a este Apéndice, en todo caso tendrán las siguientes características: (i) serán irrevocables; (ii) no pondrán tener una vigencia superior a ciento ochenta (180) días, excepto que Banamex convenga en un plazo mayor; (iii) serán abiertas en favor de las personas que indique cualquier Acreditado Mexicano en las Solicitudes de Cartas de Crédito correspondientes; (iv) al amparo de las mismas podrán efectuarse una o varias presentaciones; (v) serán notificadas, presentadas y, en caso de que así lo solicite cualquier Acreditado Mexicano confirmadas por los bancos designados por Banamex (en lo sucesivo los “Bancos Corresponsales”); y (vi) estarán denominadas en Pesos.

(f) In the event that (i) a Mexican Borrower authorizes in the applicable Letter of Credit Request that the face	(f) En caso de que (i) cualquier Acreditado Mexicano autorice en la Solicitud de Carta de Crédito respectiva a

Schedule 2.03(h) - 9

amount in the Letter of Credit be delivered and/or advanced (totally or partially) to its beneficiary without such beneficiary delivering the documents required in order to draw on such Letter of Credit, and (ii) where for any reason such beneficiary does not deliver, within the duration of such Letter of Credit, the documents required for its presentation, then such Mexican Borrower agrees that, at the latest, on the following Business Day in Mexico (in respect of Mexican Letters of Credit) and within two (2) Business Days in New York (in respect of International Letters of Credit) after the expiration of such Letter of Credit, it shall reimburse Banamex the amounts that have been paid and/or advanced to such beneficiary, plus an amount equal to the interests or any fee that such beneficiary shall pay in relation to such amounts paid and/or advanced.	que se entregue y/o adelante total o parcialmente la cantidad amparada por la Carta de Crédito correspondiente al beneficiario de la misma, sin que dicho beneficiario entregue los documentos respectivos para pagar dicha Carta de Crédito, y (ii) por cualquier causa dicho beneficiario no entregare durante la vigencia de dicha Carta de Crédito los documentos necesarios para su presentación; entonces, dicho Acreditado Mexicano conviene por este medio que, a más tardar, dentro del siguiente Día Hábil en México (tratándose de Cartas de Crédito Mexicanas) y dos (2) Días Hábiles en Nueva York (tratándose de Cartas de Crédito Internacionales) siguientes al vencimiento de dicha Carta de Crédito, reembolsará a Banamex las cantidades que hubieren sido entregadas y/o adelantadas a dicho beneficiario, más una cantidad igual a los intereses o cualquier cargo financiero que deba pagar dicho beneficiario en relación con dichas cantidades entregadas y/o adelantadas.

(g) Except in the case of those Letters of Credit which establish a period for paying the face amount after having presented the documents required for its presentation, Banamex shall not deliver to a Mexican Borrower the documents that may have been provided (whether to Banamex or any Correspondent Bank) by the beneficiary with respect to the presentation of any Letter of Credit, until the date on which such Mexican Borrower reimburses Banamex for those sums that were paid as specified under such Letter of Credit, as well as all the expenses and costs related to such Letter of Credit.	(g) Excepto en el caso de aquellas Cartas de Crédito en las que se establezca un plazo para el pago de la cantidad amparada por la misma después de haber presentado los documentos necesarios para su presentación, Banamex no entregará a ningún Acreditado Mexicano los documentos que se le hubieren entregado (ya sea a Banamex o a cualquier Banco Corresponsal) por el beneficiario respectivo para llevar a cabo la presentación de cualquier Carta de Crédito, sino hasta la fecha en que dicho Acreditado Mexicano reembolse a Banamex las cantidades que se hubieren pagado al amparo de dicha Carta de Crédito así como todos los gastos y costos relacionados a dicha Carta de Crédito.

(h) Each Mexican Borrower expressly recognizes: (i) that there is a risk that the documents presented by such Mexican Borrower with respect to the presentation of any Letter of Credit, may be lost, when these are sent by the respective Correspondent Bank to Banamex; and (ii) this being the case, in accordance with Applicable Regulations on Letters of Credit (Regulaciones Aplicables a Cartas de Crédito), Banamex shall be fully bound to pay and/or reimburse the sums specified in such Letter of Credit. Therefore, in this act a Mexican Borrower assumes and accepts such risk and agrees that Banamex shall be permitted to pay the sums negotiated in accordance with such Letter of Credit, notwithstanding the fact that the documents that such Mexican Borrower may have presented to obtain payment, may be lost, expect if such lost caused by willful misconduct, bad faith or gross negligence of Banamex.	(h) Cada Acreditado Mexicano reconoce expresamente (i) que existe el riesgo de que se extravíen los documentos que presente dicho Acreditado Mexicano con relación a la presentación de cualquier Carta de Crédito, al ser enviados por el Banco Corresponsal a Banamex, y (ii) que en ese caso, de acuerdo con las Regulaciones Aplicables a Cartas de Crédito, Banamex estará obligado de cualquier forma a pagar y/o reembolsar las cantidades amparadas por dicha Carta de Crédito. Por lo tanto, todo Acreditado Mexicano en este acto asume y acepta dicho riesgo y manifiesta su conformidad para que Banamex realice el pago de las cantidades que se negocien conforme a dicha Carta de Crédito no obstante se extravíen los documentos necesarios que hubiere presentado dicho Acreditado Mexicano para obtener su pago, salvo que dicho extravío se cause por dolo, mala fe o negligencia grave por parte de Banamex.

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Section 2.04. Letter of Credit Fees and Expenses. (a) Banamex shall regularly notify each Mexican Borrower with respect to the fees that will be charged in relation to the issuance and presentation of Letters of Credit, with the understanding that, when a Mexican Borrower makes any Letter of Credit Request to Banamex, and after receiving any notification from Banamex indicating the fees applicable to the issuance and presentation of the Letters of Credit in accordance with this Schedule, it is understood for all purposes that such Mexican Borrower agrees to pay Banamex such fees under the terms indicated by Banamex to such Mexican Borrower in accordance with the previously referred notification.	Inciso 2.04. Comisiones y Gastos de las Cartas de Crédito. (a) Banamex notificará periódicamente a cada Acreditado Mexicano respecto de las comisiones que cobrará en relación con la emisión y presentación de Cartas de Crédito, en el entendido que, en la medida en que cualquier Acreditado Mexicano envíe a Banamex cualquier Solicitud de Carta de Crédito, a partir de que reciba cualquier notificación de Banamex indicándole las comisiones aplicables a la emisión y presentación de Cartas de Crédito conforme a este Apéndice, se entenderá para todos los efectos a que haya lugar que dicho Acreditado Mexicano está de acuerdo en pagar a Banamex dichas comisiones en los términos indicados por Banamex a dicho Acreditado Mexicano conforme al aviso antes referido.

(b) Likewise, each Mexican Borrower shall pay any participating Correspondent Bank fees at the opening, notification, presentation and/or any other act related to each Letter of Credit, in accordance with the rates established by them (except if the beneficiary of such Letter of Credit has agreed to pay such fees). Notwithstanding the fact that such Letter of Credit is not presented by its beneficiary for any reason, it is understood that: (i) if the beneficiary has agreed to pay such fees, but does not fulfill such obligation, then such Mexican Borrower shall cover and be jointly and severally liable for them, and (ii) each Mexican Borrower shall be notified by Banamex of the amount of any Correspondent Bank fees at or before the time at which they are generated, so that such Mexican Borrower may pay these to Banamex.	(b) Asimismo, cada Acreditado Mexicano acepta pagar las comisiones de los Bancos Corresponsales que participen en la apertura, notificación, presentación y/o cualquier otro acto relacionado con cada Carta de Crédito, de acuerdo a las tarifas establecidas por los mismos (excepto que el beneficiario de dicha Carta de Crédito hubiere convenido en pagar las mismas). No obstante que dicha Carta de Crédito no sea presentada por cualquier causa por el beneficiario de la misma, se entiende que: (i) si el beneficiario hubiere convenido en pagar dichas comisiones, pero éste incumpliere con dicha obligación, entonces dicho Acreditado Mexicano cubrirá y será responsable solidario por las mismas, y (ii) el importe de las comisiones de los Bancos Corresponsales será notificado por Banamex a cada Acreditado Mexicano en o antes del momento en que se generen, con el objeto de que sean cubiertas por dicho Acreditado Mexicano a Banamex.

(c) At Banamex’s request, each Mexican Borrower agrees to reimburse Banamex and any Correspondent Banks for all documented expenses and costs that may be incurred in relation with the issuance, notification, presentation, confirmation and payment of each Letter of Credit (except if the beneficiary of such Letter of Credit has agreed to pay such fees), notwithstanding that such Letter of Credit is not presented for any reason by the beneficiary, with the understanding that (i) if the beneficiary agreed to pay such costs and expenses, but does not fulfill such obligation, then such Mexican Borrower shall cover and be jointly and severally liable for them, and (ii) such Mexican Borrower must reimburse Banamex and the Correspondent Banks for such expenses and costs in the same currency in which they were incurred.	(c) A solicitud de Banamex, cada Acreditado Mexicano conviene en reembolsar a Banamex y a los Bancos Corresponsales todos los gastos y costos documentados en que incurran en relación con la emisión, notificación, presentación, confirmación y pago de cada Carta de Crédito (excepto que el beneficiario de dicha Carta de Crédito hubiere convenido en pagar dichas comisiones), no obstante que dicha Carta de Crédito no sea presentada por cualquier causa por el beneficiario de la misma, en el entendido que (i) si el beneficiario hubiere convenido en pagar dichos costos y gastos, pero éste incumpliere con dicha obligación, entonces dicho Acreditado Mexicano cubrirá y será responsable solidario por los mismos, y (ii) dichos gastos y costos se deberán reembolsar por dicho Acreditado Mexicano a Banamex y a los Bancos Corresponsales en la misma moneda en que se hubieren erogado los mismos.

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Section 2.05. Default Interest. Each Mexican Borrower agrees to pay interest to Banamex, on demand, on sum of the debt due and not paid by such Mexican Borrower to Banamex in accordance with this Schedule and/or in accordance with any Letter of Credit, from the day following the due date of such debt amount and until its fully paid, at an annual interest rate that shall accrue daily and is equal to: (i) the Applicable Default Rate in Dollars that is current for each day that such quantity remains unpaid, where such debt amount relates to any International Letter of Credit and (ii) the Applicable Default Rate in Pesos that is current for each day that such quantity remains unpaid, where such debt amount relates to any Mexican Letter of Credit.	Inciso 2.05. Intereses Moratorios. Cada Acreditado Mexicano conviene en pagar intereses a Banamex, a la vista, sobre la suma vencida y no pagada adeudada por dicho Acreditado Mexicano a Banamex conforme a este Apéndice y/o conforme a cualquier Carta de Crédito, desde el día siguiente al del vencimiento de dicha cantidad adeudada hasta el de su pago total, a una tasa de interés anual que se devengará diariamente igual a: (i) la Tasa Moratoria Aplicable en Dólares vigente durante cada día que transcurra mientras dicha cantidad permanezca insoluta, en el caso de que dicha cantidad se adeude en relación con cualquier Carta de Crédito Internacional, y (ii) la Tasa Moratoria Aplicable en Pesos vigente durante cada día que transcurra mientras dicha cantidad permanezca insoluta, en el caso de que dicha cantidad se adeude en relación con cualquier Carta de Crédito Mexicana.

Section 2.06. Calculation of Default Interest. Default interest shall accrue in accordance with this Schedule and shall be calculated based on a year comprising three hundred sixty (360) days, and the number of days that have effectively passed, including the first, but excluding the last, of such days.	Inciso 2.06. Cálculo de Intereses Moratorios. Los intereses moratorios que se devenguen conforme a este Apéndice se calcularán sobre la base de un año de trescientos sesenta (360) días y el número de días que efectivamente transcurran, incluyendo el primero pero excluyendo el último de dichos días.

Section 2.07. Place and Method of Payment. (a) All payments and/or provisions that must be made by a Mexican Borrower to Banamex in accordance with this Schedule and in relation to Mexican Letters of Credit and/or with respect to any payment denominated in Pesos shall be made in Mexico, Federal District, no later than 11:00 a.m. (Mexico City time) on the date when such payments are due, in Pesos and to funds available on that same day, in the Banamex offices located in Emilio Castelar No. 75, Colonia Chapultepec Polanco, C.P. 11560 in Mexico, Federal District, or at any Banamex branch located in Mexico (the automated service branches located in corporate entities (SEC) are not included for such purposes). This is on the understanding that (i) if any payment in accordance with any Mexican Letter of Credit is denominated in Dollars but is to be paid in Mexico, the payments and/or provisions that must be made by such Mexican Borrower to Banamex in relation to such Mexican Letter of Credit shall be made in Pesos in accordance with the above provision, according to the current Banxico Rate of Exchange on the date of the respective provision and/or payment and (ii) if any payment to be made in accordance with any Mexican Letter of Credit is denominated in any currency other than Pesos, but is to be paid in Mexico, then the payments and/or provisions to be made by the Borrower to Banamex in	Inciso 2.07. Lugar y Forma de Pago. (a) Todos los pagos y/o provisiones que deba hacer algún Acreditado Mexicano a Banamex conforme a este Apéndice en relación con las Cartas de Crédito Mexicanas y/o con respecto a cualquier pago que esté denominado en Pesos, se harán en México, Distrito Federal, a más tardar a las 11:00 A.M. (hora de la Ciudad de México) en la fecha en que se deban hacer dichos pagos, en Pesos y en fondos disponibles el mismo día, en las oficinas de Banamex ubicadas en Emilio Castelar No. 75, Colonia Chapultepec Polanco, C.P. 11560 en México, Distrito Federal, o en cualquier sucursal de Banamex ubicada en México (sin considerar para dichos efectos a las sucursales de autoservicio y las sucursales ubicadas en empresas corporativas (SEC)). Lo anterior, en la inteligencia que (i) si cualquier pago que deba hacerse conforme alguna Carta de Crédito Mexicana estuviere denominado en Dólares, pero debiere pagarse en México, los pagos y/o provisiones que deba hacer dicho Acreditado Mexicano a Banamex en relación con dicha Carta de Crédito Mexicana se harán en Pesos conforme a lo antes dispuesto, considerando el Tipo de Cambio Banxico vigente en la fecha en que se realice la provisión y/o el pago respectivo, y (ii) si cualquier pago que deba hacerse conforme alguna Carta de Crédito Mexicana estuviere denominado en cualquier moneda distinta al Peso, pero

Schedule 2.03(h) - 12

relation to said Mexican Letter of Credit shall be in Pesos in accordance with the above provision, using first the exchange rate that Banamex quotes to the general public for the purchase of such currency in Dollars, and subsequently converting said Dollars to Pesos at the Banxico Exchange Rate current on the date when the respective provision and/or payment is made.	debiere solventarse en México, los pagos y/o provisiones que deba hacer el Acreditado Mexicano a Banamex en relación con dicha Carta de Crédito Mexicana se harán en Pesos conforme a lo antes dispuesto, considerando, en primer término, el tipo de cambio que Banamex cotice al público en general para la compra de esa moneda por Dólares y, posteriormente, se convertirán dichos Dólares a Pesos al Tipo de Cambio Banxico vigente en la fecha en que se realice la provisión y/o el pago respectivo.

(b) All payments and/or provisions that a Mexican Borrower must make to Banamex in accordance with this Schedule in relation to the International Letters of Credit in Dollars or in any other currency other than in Pesos, shall be made in New York, New York, United States of America, no later than 11:00 a.m. (New York City time) on the date on which such payments must be made, in Dollars, from funds available on the same day, in the account number 36156605 that Banamex maintains with Citibank N.A. in New York, New York, United States of America. This is on the understanding that the parties agree that notwithstanding the fact that any payment under any Letter of Credit is made in a currency other than in Pesos, such Mexican Borrower’s obligation to reimburse Banamex with said amount, will be settled by delivering the equivalent in Pesos using the exchange rate used by Banamex for the sale of Pesos into said other currency which is current on the date of said payment.	(b) Todos los pagos y/o provisiones que deba hacer cualquier Acreditado Mexicano a Banamex conforme a este Apéndice en relación con las Cartas de Crédito Internacionales que estén denominados en cualquier otra moneda distinta al Peso, se harán en Nueva York, Nueva York, Estados Unidos de América, a más tardar a las 11:00 A.M. (hora de la Ciudad de Nueva York) en la fecha en que se deban hacer dichos pagos, en Dólares y en fondos disponibles el mismo día, en la cuenta número 36156605 que mantiene Banamex con Citibank, N.A. en la Ciudad de Nueva York, Nueva York, Estados Unidos de América. Lo anterior en el entendido que, las partes convienen en que no obstante que cualquier pago al amparo de cualquier Carta de Crédito se realice en una moneda distinta al Peso, la obligación de dicho Acreditado Mexicano de reembolsar a Banamex dicha cantidad se solventará entregando el equivalente en Pesos, considerando el tipo de cambio que utilice Banamex para la venta de Pesos por dicha otra moneda, vigente en la fecha en que deba hacerse dicho pago.

This Schedule is an international transaction in which the specification of Dollars (or any other currency distinct from the Peso) and payment in New York, New York, United States of America, is essential. Each Mexican Borrower’s obligation to pay in accordance with this Schedule and in connection with the International Letters of Credit in Dollars or in any other currency other than in Pesos, shall only be considered fulfilled when the quantities paid in another currency or in another place, whether in accordance with a decree or in any other way, are converted into Dollars and transferred to New York, New York, United States of America. If, in order to obtain a decision from any court, whether for the payment of any sum or for executing any previously obtained decision, conversion into another currency (“Another Currency”) is necessary for any sum payable in Dollars in accordance with this Schedule, then the exchange rate used shall be the rate at which Banamex could purchase Dollars with Another Currency through means of normal banking	El presente Apéndice es una operación internacional en la que la especificación de Dólares (o de cualquier otra moneda distinta al Peso) y el pago en la Ciudad de Nueva York, Nueva York, Estados Unidos de América son esenciales. Las obligaciones de pago de cada Acreditado Mexicano conforme a este Apéndice con respecto a las Cartas de Crédito Internacionales que estén denominados en Dólares o en cualquier otra moneda distinta al Peso, sólo se tendrán por cumplidas en la medida en que las cantidades pagadas en otra moneda o en otro lugar, ya sea conforme a una sentencia o de cualquier otra manera, sean convertidas a Dólares y transferidas a la Ciudad de Nueva York, Nueva York, Estados Unidos de América. Si para obtener una sentencia de cualquier tribunal, ya sea para el pago de cualquier suma o en ejecución de cualquier sentencia previamente obtenida, resulta necesario convertir a otra moneda (la “Otra Moneda”) cualquier suma pagadera en Dólares conforme al presente Apéndice, el tipo de cambio que se utilizará será aquel

Schedule 2.03(h) - 13

procedures, on the Business Day immediately prior to that on which the payment must be made in accordance with the decree. The applicable Mexican Borrower’s obligations shall not be fulfilled in respect of any sum in Dollars, or in any other currency other than in Pesos, that is owed to Banamex in accordance with this Schedule and the Letters of Credit, notwithstanding any decree expressed in Another Currency, that is more than the amount in Dollars that Banamex may acquire through means of normal banking procedures on the working day immediately following receipt by Banamex of any sum payable in accordance with such decree in Another Currency. Each Mexican Borrower agrees, as an independent obligation and notwithstanding any sentence in Another Currency, that if the sum of Dollars bought in such manner is less than that originally owed in Dollars to Banamex, it will indemnify Banamex for such loss, and Banamex agrees that if the sum of Dollars bought in such manner exceeds that originally owed to Banamex, then Banamex shall return the excess to such Mexican Borrower.	al cual Banamex podría haber comprado Dólares con la Otra Moneda por medio de procedimientos bancarios habituales, el día hábil inmediato anterior a aquel en que se deba efectuar el pago conforme a la sentencia. Las obligaciones del Acreditado Mexicano correspondiente respecto a cualquier suma denominada en Dólares o en cualquier otra moneda distinta al Peso, que adeude a Banamex conforme al presente Apéndice y a las Cartas de Crédito, no se cumplirán, no obstante cualquier sentencia expresada en Otra Moneda, más que por el importe en Dólares que Banamex pueda adquirir por medio de procedimientos bancarios habituales el día hábil inmediato siguiente al recibo por Banamex de cualquier suma pagadera de acuerdo con dicha sentencia en dicha Otra Moneda. Cada Acreditado Mexicano conviene como obligación independiente y no obstante cualquier sentencia en Otra Moneda, que si la suma de Dólares comprada de dicha forma es inferior a la originalmente adeudada en Dólares a Banamex, indemnizará a Banamex por dicha pérdida, y Banamex conviene en que si la suma de Dólares comprada de dicha forma excede de la que originalmente se le debía a Banamex, entonces Banamex devolverá el exceso a dicho Acreditado Mexicano.

(c) Aside from the stated above, each Mexican Borrower expressly and irrevocably authorizes and instructs Banamex that on the date that it must make any payment to Banamex in accordance with this Schedule and/or any Letter of Credit, it may debit the deposit accounts maintained by such Mexican Borrower with Banamex and/or any of its affiliates and/or subsidiaries, on demand, to a quantity that is equal to that payable by such Mexican Borrower to Banamex on such date, to implement payment of the quantity owed. This is on the understanding that if the amount that a Mexican Borrower must pay Banamex is in a currency different from that of the account funds to be debited in accordance with the stated above, such Mexican Borrower irrevocably authorizes and instructs Banamex to convert the debited funds at the exchange rate which effectively enables such Mexican Borrower to make payment to Banamex in the currency in which the amount owed is denominated, in accordance with this Schedule and/or the corresponding Letter of Credit. This authorization is irrevocable and does not free such Mexican Borrower from its obligation to pay at the place and using the method indicated in this Section 2.07, until Banamex receives, in full, the quantities that are owed to Banamex (in the respective currency) and while there exists any outstanding quantity in accordance with this Schedule and/or any Letter of Credit.	(c) Independientemente de lo expuesto anteriormente, cada Acreditado Mexicano expresa e irrevocablemente autoriza e instruye a Banamex para que, en la fecha en que deba hacer cualquier pago a Banamex conforme a este Apéndice y/o a cualquier Carta de Crédito, cargue a las cuentas de depósito a la vista que mantenga dicho Acreditado Mexicano con Banamex y/o cualquiera de sus afiliadas y/o subsidiarias, una cantidad igual al monto pagadero por dicho Acreditado Mexicano a Banamex en dicha fecha y lo aplique al pago de la cantidad adeudada. Lo anterior en el entendido que, si el monto que dicho Acreditado Mexicano deba pagar a Banamex estuviere denominado en una moneda distinta a la moneda en que estén denominados los fondos de la cuenta que de cargo conforme a lo antes dispuesto, dicho Acreditado Mexicano autoriza e instruye irrevocablemente a Banamex para que los fondos cargados los convierta al tipo de cambio al que efectivamente pueda hacerlo para hacer el pago en la moneda en que esté denominado el monto que sea pagadero por dicho Acreditado Mexicano a Banamex conforme a este Apéndice y/o a la Carta de Crédito de que se trate. Esta autorización tiene el carácter de irrevocable y no libera al Acreditado Mexicano de su obligación de pago en el lugar y forma señalados en este Inciso 2.07, hasta que Banamex reciba íntegras las cantidades que se le adeuden (en la moneda respectiva) y mientras exista cualquier cantidad insoluta conforme a este Apéndice y/o a cualquier Carta de Crédito.

Schedule 2.03(h) - 14

(d) The parties agree that Banamex may modify the place or payment method referred to herein, provided that Banamex notifies each Mexican Borrower in writing at least ten (10) Business Days in Mexico, in advance of the payment date, such Mexican Borrower waiving in this act the right to receive any type of remuneration or indemnification from Banamex for such concept.	(d) Las partes acuerdan que Banamex podrá modificar el lugar o la forma de pago aquí referidos, siempre y cuando lo notifique por escrito a cada Acreditado Mexicano con una anticipación de, cuando menos diez (10) Días Hábiles en México a la fecha de pago de que se trate, renunciando en este acto dicho Acreditado Mexicano al derecho de percibir cualquier tipo de remuneración o indemnización por parte de Banamex por dicho concepto.

Section 2.08. Payments Due on Non-Business Days. If any payment that is owed in accordance with this Schedule and in relation to any Mexican Letter of Credit is due on any day that is not a Business Day in Mexico, such payment shall be made on the immediately following Business Day in Mexico. If any payment that is owed in accordance with this Schedule in relation to any International Letter of Credit is due on any day that is not a Business Day in New York, such payment shall be made on the immediately following Business Day in New York.	Inciso 2.08. Pagos Exigibles en Días no Hábiles. Si cualquier pago que deba hacerse conforme a este Apéndice en relación con cualquier Carta de Crédito Mexicana, venciere en cualquier día que no fuere un Día Hábil en México, dicho pago se hará el Día Hábil en México inmediato siguiente. Si cualquier pago que deba hacerse conforme a este Apéndice en relación con cualquier Carta de Crédito Internacional, venciere en cualquier día que no fuere un Día Hábil en Nueva York, dicho pago se hará el Día Hábil en Nueva York inmediato siguiente.

THREE. CAUSES OF TERMINATION	TERCERA. CAUSAS DE TERMINACIÓN

Section 3.01. Consequences of an Event of Default under the Agreement. Within five (5) Business Days in Mexico, following the date on which a Mexican Borrower receives a written notification from Banamex indicating that an Event of Default pursuant to the Agreement has occurred, such Mexican Borrower must provide Banamex with a face amount equal to the amount of all the Letters of Credit established before such notification and any amounts that may still be negotiated in accordance with such Letters of Credit (the “Outstanding Balance of Negotiations”). This is on the understanding that (i) such cash must be maintained on deposit by Banamex until all Letters of Credit have been drawn or cancelled; (ii) each Mexican Borrower in this act irrevocably instructs Banamex to apply the amount deposited in accordance with the stated above (up to the amount deposited) in order to pay any sum payable by such Mexican Borrower to Banamex in accordance with and/or in relation to this Schedule and Letters of Credit; (iii) the sums that such Mexican Borrower delivers to Banamex on deposit in accordance with the stated above shall not accrue interest or any profits to the benefit of such Mexican Borrower; and (iv) on the date on which the term of all Letters of Credit expire, Banamex shall release from the deposit under this Section the amount which at such moment has not been applied in accordance with the above provision.	Inciso 3.01. Consecuencias de un Evento de Incumplimiento bajo el Contrato. Dentro de los cinco (5) Días Hábiles en México siguientes a la fecha en que algún Acreditado Mexicano reciba una notificación por escrito de Banamex indicando que ha ocurrido un Evento de Incumplimiento en términos del Contrato, dicho Acreditado Mexicano deberá proveer a Banamex una cantidad igual al monto amparado por todas las Cartas de Crédito establecidas con anterioridad a dicha notificación y que todavía pueda ser negociado conforme a dichas Cartas de Crédito (el “Saldo Pendiente de Negociar”); en el entendido que (i) dicho efectivo deberá ser conservado en depósito por Banamex hasta que se hayan negociado o cancelado todas las Cartas de Crédito; (ii) cada Acreditado Mexicano en este acto instruye irrevocablemente a Banamex para que aplique el monto depositado conforme a lo antes dispuesto (hasta donde alcance) para pagar cualquier cantidad pagadera por dicho Acreditado Mexicano a Banamex conforme a, y/o en relación con, este Apéndice y las Cartas de Crédito; (iii) las cantidades que el Acreditado Mexicano entregue a Banamex en depósito conforme a lo antes dispuesto no devengarán interés o rendimiento alguno en beneficio de dicho Acreditado Mexicano, y (iv) en la fecha en que concluya el plazo de la vigencia de todas las Cartas de Crédito, Banamex liberará del depósito que se constituya conforme a este Inciso, el monto que mantenga en depósito en dicho momento y que no hubiere sido aplicado conforme a lo antes dispuesto.

Schedule 2.03(h) - 15

FOUR. JURISDICTION AND APPLICABLE LAW	CUARTA. COMPETENCIA Y LEY APLICABLE.

Section 4.01. (a) In the case of Mexican Letters of Credit: the parties expressly submit themselves to the jurisdiction of the competent courts of the Federal District, Mexico, or the courts of any place in which the Agreement is executed, with respect to any action or proceedings related to this Schedule and to the Letter of Credit. And the parties irrevocably waive through this means, and to the extent that it is effective to do so, the defense of inconvenient territorial jurisdiction, in order to pursue such action or proceeding, and all rights to any jurisdiction that may correspond to them now or in the future by virtue of their current registered business address or other future registered business address, or for any other reason. (b) In the case of International Letters of Credit, (i) the parties expressly submit to the jurisdiction of the competent courts of the State of New York, United States of America, to the federal courts based in New York County, to the competent courts of the Federal District, Mexico, or to the courts at the place where the Agreement is executed, with respect to any action or proceedings related to this Schedule and to the Letter of Credit. The Parties irrevocably waive through this means, to the extent that is effective to do so, the defense of inconvenient territorial jurisdiction in order to pursue such action or proceeding, and all rights to any jurisdiction that may correspond to them now or in the future by virtue of their current registered business address or other registered business address in the future, or for any other reason and (ii) regarding International Letters of Credit issued with an expiration date of more than one (1) year, through this means a Mexican Borrower irrevocably agrees to be subpoenaed in any action or proceeding filed in relation to this Schedule and the International Letter of Credit in the State of New York, through C T Corporation System (the “Agent for Service of Process”), with its offices located at the date of this Schedule at 111 Eighth Ave., New York, New York, 10011, United States of America, sending copies of citations and any other notifications through airmail to such Mexican Borrower at the registered business address. Each Mexican Borrower shall deliver to the Administrative Agent a proof of acceptance from the named Agent for Service of Process, no later than the day on which the International Letter of Credit is issued and a certified copy of the special power of attorney that such Mexican Borrower grants before a designated public notary,	Inciso 4.01. (a) En caso de Cartas de Crédito Mexicanas: Las partes se someten expresamente a la jurisdicción de los tribunales competentes de México, Distrito Federal, o a los tribunales del lugar en el que se firme el Contrato, respecto a cualquier acción o procedimiento relativo al presente Apéndice y a la Carta de Crédito, y las partes renuncian irrevocablemente por este medio, en la medida en que pueda efectivamente hacerlo, a oponer la defensa de jurisdicción territorial inconveniente, para seguir dicha acción o procedimiento, y a todo derecho de jurisdicción que le pudiere corresponder por virtud de su domicilio actual o cualquier otro domicilio futuro o por cualquier otra razón. (b) En caso de Cartas de Crédito Internacionales: (i) Las partes se someten expresamente a la jurisdicción de los tribunales competentes del Estado de Nueva York, Estados Unidos de América, a los tribunales federales con asiento en la Ciudad de Nueva York, a los tribunales competentes de México, Distrito Federal, o a los tribunales de la plaza en la que se firmó el Contrato, respecto a cualquier acción o procedimiento relativo al presente Apéndice y a la Carta de Crédito. Las Partes renuncian irrevocablemente por este medio, en la medida en que pueda efectivamente hacerlo, a oponer la defensa de jurisdicción territorial inconveniente, para seguir dicha acción o procedimiento, y a todo derecho de jurisdicción que le pudiere corresponder por virtud de su domicilio actual o cualquier otro domicilio futuro o por cualquier otra razón, (ii) tratándose de Cartas de Crédito Internacionales emitidas con una fecha de vencimiento superior a un (1) año, el Acreditado Mexicano por este medio conviene irrevocablemente ser emplazado de cualquier acción o procedimiento entablado en relación con el presente Apéndice y a la Carta de Crédito Internacional, en el Estado de Nueva York, a través de C T Corporation System (el “Agente para Emplazamientos”), cuyas oficinas se encuentran ubicadas en 111 Octava Avenida, Nueva York, Nueva York, 10011, Estados Unidos de América, con envío de copias del emplazamiento y cualquier otra notificación, por correo aéreo a dicho Acreditado Mexicano a su domicilio. Cada Acreditado Mexicano por este medio se compromete a entregar al Agente Administrativo a más tardar el día en que se emita la Carta de Crédito Internacional el comprobante de la aceptación del Agente para Emplazamientos a dicho nombramiento,

Schedule 2.03(h) - 16

naming and irrevocably empowering the Agent for Service of Process as its attorney-in-fact in order to receive notifications on its behalf in any proceeding initiated against him in relation to this Schedule. A Mexican Borrower states that while it has an obligation to the Administrative Agent in accordance with this Schedule and the International Letter of Credit, each Mexican Borrower shall maintain in New York, New York, United States of America, an attorney-in-fact that is duly designated and acceptable to the Administrative Agent for serving notifications and other legal procedures in such jurisdiction in relation to any lawsuit or other legal proceedings filed in such state by the Administrative Agent, and it shall keep the Administrative Agent notified in writing of the identity and location of such attorney-in-fact. (c) Each Mexican Borrower agrees that to the extent that it, or any of its properties has, or subsequently acquires, any jurisdictional immunity, such Mexican Borrower irrevocably waives such rights to immunity with respect to its duties and obligations, in accordance with this Schedule and the Letters of Credit and with respect to legal proceedings for its enforcement and execution of decrees ruled in such proceedings.	así como una copia certificada de un poder especial que dicho Acreditado Mexicano otorgue ante fedatario público designando, nombrando y facultando irrevocablemente al Agente para Emplazamientos como su mandatario para ser emplazado en su nombre y en su representación en cualquier procedimiento iniciado en su contra en relación con el presente Apéndice. El Acreditado Mexicano declara que mientras tenga alguna obligación con el Agente Administrativo conforme al presente Apéndice y la Carta de Crédito Internacional, mantendrá en la Ciudad de Nueva York, Nueva York, Estados Unidos de América, un mandatario debidamente designado y satisfactorio para el Agente Administrativo para emplazamiento y otros procedimientos legales en dicha jurisdicción en relación con cualquier demanda u otro procedimiento legal entablado en dicho estado por el Agente Administrativo, y mantendrá al Agente Administrativo informado por escrito de la identidad y ubicación de dicho mandatario. (c) Cada Acreditado Mexicano conviene que en la medida en que ellos o cualquiera de sus propiedades tenga o posteriormente adquiera cualquier inmunidad de jurisdicción, dicho Acreditado Mexicano renuncia irrevocablemente por este medio a dichos derechos de inmunidad respecto a sus deberes y obligaciones conforme a este Apéndice y a las Cartas de Crédito y respecto a procedimientos legales para su exigibilidad y para ejecución de sentencia dictada en dichos procedimientos.

Section 4.02. Applicable Law. The provisions relating to the issuance of the Letters of Credit in this Schedule and Letters of Credit shall be interpreted in accordance with the Regulations Applicable to Letters of Credit that correspond to the Letter of Credit issued under this Schedule and Mexican Commercial Law, and in its absence, by the Mexican Federal Civil Code (Código Civil Federal). This is on the understanding, however, that in relation to any action or legal proceedings (with the exception of any action or proceeding that demand the execution of a decree obtained in another jurisdiction) filed in respect of any Letter of Credit and/or any other document which is executed in accordance with this Schedule before the competent courts of the jurisdiction of the State of New York, United States of America, this Schedule shall be considered an instrument governed in accordance with the laws of the State of New York, United States of America and for such purpose shall be governed by and interpreted in accordance with the Regulations Applicable to Letters of Credit that correspond to the Letter of Credit that is issued under this Schedule and with the laws of the State of New York, United States of	Inciso 4.02. Ley Aplicable. Las disposiciones relativas a la emisión de las Cartas de Crédito de este Apéndice y las Cartas de Crédito se interpretarán de acuerdo con las Regulaciones Aplicables a Cartas de Crédito que correspondan a la Carta de Crédito que sea emitida al amparo del presente Apéndice y a la legislación mercantil de México y, en su defecto, por el Código Civil Federal. Lo anterior en el entendido, sin embargo, de que en relación con cualquier acción o procedimiento legal (con excepción de una acción o procedimiento para exigir la ejecución de una sentencia obtenida en otra jurisdicción) entablado respecto a cualquier Carta de Crédito y/o a cualquier otro documento que se suscriba conforme a este Apéndice, ante los tribunales de jurisdicción competente en el Estado de Nueva York, Estados Unidos de América, este Apéndice se considerará un instrumento hecho de conformidad con las leyes del Estado de Nueva York, Estados Unidos de América y para dichos fines se regirá por, e interpretará de conformidad con las Regulaciones Aplicables a Cartas de Crédito que correspondan a la Carta de Crédito que es emitida al amparo del presente Apéndice y con las leyes del

Schedule 2.03(h) - 17

America. The parties expressly recognize that in the event that the Regulations Applicable to Letters of Credit are in conflict with the applicable laws mentioned above, the Regulations Applicable to Letters of Credit shall prevail.	Estado de Nueva York, Estados Unidos de América. Las partes reconocen expresamente que en caso de que la Regulaciones Aplicables a Cartas de Crédito entren en conflicto con las leyes aplicables mencionadas anteriormente, las Regulaciones Aplicables a Cartas de Crédito prevalecerán sobre aquellas.

FIFTH. LANGUAGE	QUINTA. IDIOMA.

This Schedule is executed in both English and Spanish. In the case of any conflict or doubt as to the proper construction of this Schedule, the Spanish version shall govern.	El presente Apéndice se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Apéndice, la versión en español prevalecerá.

Schedule 2.03(h) - 18

Schedule 4.01(n)

Surviving Debt

Properties	Obligor	Maturity Date	Outstanding Principal Amount (in $)(1)	Amortization
Paul van Vlissingenstraat 16—Mortgage (2)	Digital Netherlands II BV	July 18, 2013	13,041,000	Quarterly Principal and Interest
1500 Space Park Drive—Mortgage (2)	Digital 1500 Space Park Borrower, LLC	October 5, 2013	34,528,000	Monthly Principal and Interest
360 Spear Street—Mortgage	Digital Spear Street, LLC	November 8, 2013	46,103,000	Monthly Principal and Interest
200 Paul Avenue 1-4—Mortgage	200 Paul, LLC	October 8, 2015	71,688,000	Monthly Principal and Interest
34551 Ardenwood Boulevard 1-4—Mortgage	34551 Ardenwood, LLC	November 11, 2016	52,535,000	Monthly Principal and Interest
2334 Lundy Place—Mortgage	2334 Lundy, LLC	November 11, 2016	38,209,000	Monthly Principal and Interest
600 West Seventh Street—Mortgage	GIP 7th Street, LLC	March 15, 2016	50,373,000	Monthly Principal and Interest
36 Northeast Second Street	Global Weehawken Acquisition Company, LLC	Nov. 11, 2014	134,490,000	Monthly Principal and Interest
3300 East Birch Street	Global Miami Acquisition Company, LLC
100 & 200 Quannapowitt Parkway	GIP Wakefield, LLC
300 Boulevard East	Global Brea, LLC
4849 Alpha Road	GIP Alpha, L.P.
11830 Webb Chapel Road	Global Webb, L.P.
2045 & 2055 LaFayette Street—Mortgage	2045-2055 Lafayette Street, LLC	February 6, 2017	64,124,000	Monthly Principal and Interest
150 South First Street—Mortgage	150 South First Street, LLC	February 6, 2017	50,465,000	Monthly Principal and Interest
1100 Space Park Drive—Mortgage	1100 Space Park, LLC	December 11, 2016	52,504,000	Monthly Principal and Interest
2001 Sixth Avenue—Mortgage (3)	2001 Sixth LLC	September 1, 2017	53,312,400	Monthly Principal and Interest
Mundells Roundabout, UK— Mortgage	Digital Realty (Welwyn)	November 30, 2013	65,150,000	Interest Only
Cressex 1, UK—Mortgage	Digital Realty (Cressex) Sarl	October 16, 2014	26,496,000	Quarterly Principal and Interest
Unsecured Senior Notes—Series B	Digital Realty Trust, L.P.	November 5, 2013	33,000,000	Interest Only

Schedule 4.01(n)

Unsecured Senior Notes—Series C	Digital Realty Trust, L.P.	January 6, 2016	25,000,000		Interest Only
Unsecured Senior Notes—Series D	Digital Realty Trust, L.P.	January 20, 2015	50,000,000		Interest Only
Unsecured Senior Notes—Series E	Digital Realty Trust, L.P.	January 20, 2017	50,000,000		Interest Only
Unsecured Senior Notes—Series F	Digital Realty Trust, L.P.	February 3, 2015	17,000,000		Interest Only
5.875% Senior Notes due 2020	Digital Realty Trust, L.P.	February 1, 2020	500,000,000		Interest Only
4.50% Senior Notes due 2015	Digital Realty Trust, L.P.	July 15, 2015	375,000,000		Interest Only
5.25% Senior Notes due 2021	Digital Realty Trust, L.P.	March 15, 2021	400,000,000		Interest Only
3.625% Senior Notes due 2022	Digital Realty Trust, L.P.	October 1, 2022	300,000,000		Interest Only
4.25% Senior Notes due 2025	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	January 17, 2025	608,520,000		Interest Only
5.50% Exchangeable Senior Debentures due 2029	Digital Realty Trust, L.P.	April 15, 2029	266,400,000		Interest Only
Unsecured Revolving Loan	Digital Realty Trust, L.P. Digital Realty Datafirm, LLC Digital Realty Datafirm 2, LLC Digital Gough, LLC Digital Japan, LLC Digital Stout Holding, LLC Digital Luxembourg II S.à r.l. Digital Luxembourg III S.à r.l. Digital Netherlands I B.V. Digital Netherlands IV B.V. Digital Netherlands VIII B.V. Digital Singapore Jurong East PTE. Ltd. Digital Realty (Blanchardstown) Limited Digital HK JV Holding Limited Digital Australia Finco Pty Ltd. Digital Osaka 1 TMK Digital Deer Park 2, LLC Digital Macquarie Park, LLC	November 3, 2017	618,119,660	(4)	Interest Only

(1)    As of June 30, 2013, except as otherwise indicated

(2)    Retired in July 2013

(3)    The outstanding principal amount represents JV Pro Rata Share of Debt for Borrowed Money

(4)    As of the Amendment Effective Date

Schedule 4.01(n)

EXHIBIT A-1 to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

[U.S. Dollar Revolving Credit Tranche: $            ]

[Multicurrency Revolving Credit Tranche: $            ]

[Yen Revolving Credit Tranche: ¥            ]

[Australian Dollar Revolving Credit Tranche: A$            ]

[Singapore Dollar Revolving Credit Tranche S$            ]

[Mexican Peso Revolving Credit Tranche Ps$            ]

[[Insert name of applicable Supplemental Tranche]:             ]

(collectively, the “Principal Amount”, and, with respect to

each Tranche, the “Tranche Principal Amount”)	Dated: ,

FOR VALUE RECEIVED, the undersigned, [insert name of applicable Borrower] (the “Borrower”), HEREBY PROMISES TO PAY                                          (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Global Senior Credit Agreement dated as of August 15, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, Digital Realty Trust, L.P., a Maryland limited partnership, the Lender and certain other lender parties party thereto, Digital Realty Trust, Inc., as Parent Guarantor, any Additional Guarantors and other Borrowers party thereto and Citibank, N.A., as Administrative Agent for the Lender and such other lender parties, on the Termination Date.

The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by such Borrower from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in the currency of the applicable Advance to the Applicable Administrative Agent’s Account. Each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of advances (variously, the “Revolving Credit Advances”, “Letter of Credit Advances” or the “Swing Line Advances”) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Principal Amount or, with respect to any Tranche, the applicable Tranche Principal

Exh. A-1 - 1

Amount, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Promissory Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the Termination Date upon the terms and conditions therein specified.

This Promissory Note shall not be construed or qualified as a promissory note (billet à ordre) within the meaning of the Luxembourg law dated December 15, 1962 on the implementation in the national legislation of the uniform law for bills of exchange and promissory notes.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[NAME OF BORROWER]

By:
Name:
Title:

Exh. A-1 - 2

ADVANCES AND

PAYMENTS OF PRINCIPAL

1.	U.S. Dollar Revolving Credit Tranche[1]

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2.	Multicurrency Revolving Credit Tranche

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

[1]	Each of the following tables is to be inserted to extent applicable

Exh. A-1 - 3

3.	Yen Revolving Credit Tranche

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

4.	Australian Dollar Revolving Credit Tranche

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exh. A-1 - 4

5.	Singapore Dollar Revolving Credit Tranche

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

6.	Mexican Peso Revolving Credit Tranche

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exh. A-1 - 5

[7].	[insert name of applicable Supplement Tranche][2]

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

[2]	To be inserted for each Supplemental Tranche

Exh. A-1 - 6

EXHIBIT A-2 to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF TIIE RATE PAGARÉ

PAGARÉ NON-NEGOTIABLE	PAGARÉ NO NEGOCIABLE

Ps$[—]	Ps$[—]

For value received, [—] (the “Borrower”), by this Promissory Note unconditionally promises to pay to the order of [—] (the “Lender”), the principal sum of Ps$[—] ([—] Mexican Pesos), payable on November 3, 2017 (the “Termination Date”).	Por valor recibido, [—] (el “Deudor”), por este Pagaré promete incondicionalmente pagar a la orden de [—] (el “Banco”) la suma principal de Ps$[—] ([—] Pesos), pagadera el 3 de noviembre de 2017 (la “Fecha de Vencimiento”).

Any payments due on a day other than a Business Day (as defined below), shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.	Cualquier pago que venza en un día que no sea un Día Hábil (como se define más adelante), deberá realizarse en el Día Hábil inmediato siguiente, y dicha extensión será considerada en el correspondiente cálculo de intereses.

The Borrower also unconditionally promises to pay, on the last day of each Interest Period (as defined below) and on the date the principal amount of this Promissory Note is paid in full, accrued interest on the outstanding and unpaid principal amount of this Promissory Note, from the date hereof until the date on which such principal amount shall be paid in full, calculated with respect to each day during such period, at a rate per annum equal at all times during each Interest Period, to the sum of the TIIE Rate (as defined below) for such Interest Period plus the Applicable Margin (as defined below).	Asimismo, el Deudor promete incondicionalmente pagar, el último día de cada Período de Intereses (como se define más adelante) y en la fecha en que el principal de este Pagaré sea pagado en su totalidad, intereses devengados sobre el saldo insoluto de principal de este Pagaré, desde la fecha del presente hasta la fecha en que dicha suma de principal sea pagada en su totalidad, calculados respecto de cada día durante dicho período, a una tasa anual igual en todo momento durante cada Período de Intereses, a la suma de la Tasa TIIE (como se define más adelante) para dicho Período de Intereses más el Margen Aplicable (como se define más adelante).

If all or a portion of the principal amount hereof, shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to 2% per annum above the applicable TIIE Rate plus the Applicable Margin, and if all or a portion of (i) any interest payable hereunder, or (ii) any other amount payable hereunder shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, to the fullest extent permitted by applicable law, at a rate per annum equal to 2% per	Si todo o una parte de la suma de principal del presente Pagaré, no fuere pagada a su vencimiento (ya sea en su vencimiento programado, por aceleración o de cualquier otra forma), la suma debida y no pagada devengará intereses a una tasa anual igual a 2% anual sobre la Tasa TIIE aplicable más el Margen Aplicable, y si todo o una parte de (i) los intereses pagaderos conforme al presente, o (ii) cualquier otra suma pagadera conforme al presente, no fuere pagada a su vencimiento (ya sea en su vencimiento

annum above the applicable TIIE Rate plus the Applicable Margin, in all cases from the date of such non-payment until such amount is paid in full, payable on demand.	programado, por aceleración o de cualquier otra forma), la suma debida y no pagada devengará intereses, en la mayor medida permitida por la legislación aplicable, a una tasa anual igual a 2% anual sobre la Tasa TIIE aplicable más el Margen Aplicable, en todos los casos calculados desde la fecha de falta de pago hasta la fecha en que dicha suma sea pagada en su totalidad, pagaderos a la vista.

Interest hereunder shall be calculated on the basis of a 360 day year, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest are payable.	Los intereses conforme al presente Pagaré serán calculados sobre la base de un año de 360 días, respecto del número de días efectivamente transcurridos (incluyendo el primer día pero excluyendo el último) durante el período durante el cual dichos intereses sean pagaderos.

For purposes of this Promissory Note, the following terms shall have the following meanings:	Para efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:

“Administrative Agent” means Citibank, N.A.	“Agente Administrativo” significa Citibank, N.A.

“Applicable Margin” means [1.70%][1].	“Margen Aplicable” significa [1.70%].

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York, New York and Mexico City, Mexico.	“Día Hábil” significa cualquier día del año en el que los bancos no estén autorizados o requeridos por ley a cerrar en Nueva York, Nueva York y en la Ciudad de México, México.

“Interest Period” means the period commencing on (and including) the date hereof and ending on (but excluding) the date that is [one][three] month[s] thereafter and each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the date that is [one][three] month[s][2] thereafter; provided, however, that (i) no Interest Period shall end after the Termination Date and (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.	“Período de Intereses” significa el período que comienza en (e incluye) la fecha del presente y termina (pero excluye) la fecha que sea [un][tres] mes[es] después y, cada período subsecuente que comience en (e incluye) el último día del Período de Intereses inmediato anterior y que termina (pero excluye) la fecha que sea [un][tres] mes[es] después; en el entendido, sin embargo que, (i) ningún Período de Intereses vencerá después de la Fecha de Vencimiento y (ii) cuando el último día de cualquier Período de Intereses sea una fecha que no sea un Día Hábil, el último día de dicho Período de Intereses será extendido al Día Hábil inmediato siguiente, en el entendido, sin embargo que, si dicha extensión ocasionara que dicho pago conforme al presente se realizara en el mes calendario siguiente, dicho pago deberá realizarse en el Día Hábil inmediato anterior

[1]	Insert the highest margin provided for in the Credit Agreement.
[2]	Insert the relevant interest period that is chosen by the Mexican Borrower for the Mexican Peso Revolving Credit Advance that relates to the issuance of this Pagaré.

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“Mexican Pesos” or “Pesos” or “Ps$” each means the lawful currency of the United Mexican States.	“Pesos” o “Ps$” significa la moneda de curso legal en los Estados Unidos Mexicanos.

“TIIE Rate” means the Equilibrium Interbank Interest Rate (Tasa de Interés Interbancaria de Equilibrio) for a term of [28][91][3] days, as published on the first day of the corresponding Interest Period by Banco de México in the Diario Oficial de la Federación, provided that if the TIIE Rate is not quoted on such date or such day is not a Business Day, on the next preceding Business Day on which there was such a quote; provided further that in each case, in the event that the TIIE Rate shall cease to be published, “TIIE Rate” shall mean any rate specified by Banco de México as the substitute rate therefor.	“Tasa TIIE” significa la Tasa de Interés Interbancaria de Equilibrio por un plazo de [28][91] días, según sea publicada el primer día del Período de Intereses correspondiente por Banco de México en el Diario Oficial de la Federación; en el entendido que, si la Tasa TIIE no es publicada en dicho día o dicho día no es un Día Hábil, en la fecha inmediata anterior en que se hubiere publicado; en el entendido, además que, en el caso de que la Tasa TIIE deje de ser publicada, la “Tasa TIIE” será la tasa sustituta especificada como tal por el Banco de México.

All payments required to be made pursuant to this Promissory Note shall be made without counterclaim or set-off, not later than 2:00 P.M. (Mexico City time), on the date when due, in Mexican Pesos and same day funds, at the account maintained by the Administrative Agent with Citibank, N.A. at its office at Citibank N.A., [ ], ABA No. [ ], Account No. [ ], Account Name: [ ], Reference: [ ], Attention: [Global Loans/Agency].	Todos los pagos que deban hacerse conforme a este Pagaré serán efectuados, sin compensación o deducción alguna, antes de las 12:00 P.M., hora de la Ciudad de Nueva York, en la fecha en que venzan, en Dólares y en fondos disponibles ese mismo día, en la cuenta que mantenga el Agente Administrativo con Citibank, N.A. en su oficina localizada en Citibank N.A., [ ], ABA No. [ ],No. de Cuenta [ ], Nombre de la Cuenta: [ ], Referencia: [ ], Atención: [Global Loans/Agency].

The Borrower agrees to pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) that may be incurred by or asserted or awarded against the holder hereof or the Administrative Agent, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) with respect to the enforcement of this Promissory Note.	El Deudor conviene en pagar a la vista, cualesquiera reclamaciones, daños, pérdidas, obligaciones y gastos (incluyendo, sin limitación, los honorarios y gastos legales razonables y documentados) que puedan ser incurridos por, cobrados a o requeridos del tenedor del presente o del Agente Administrativo, en cada caso derivados de o relacionados con (incluyendo, sin limitación, cualquier investigación, litigio o procedimiento o preparación de defensa contra los anteriores) el procedimiento de cobro del presente Pagaré.

All payments by the undersigned of principal and interest hereunder, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, the “Taxes”), excluding (i) in the case of the holder hereof, taxes imposed on its overall net	Todos los pagos de principal e intereses a efectuarse por las suscritas conforme al presente, deberán hacerse libres de y sin deducción alguna por cualesquier impuestos derechos, cargas, deducciones, contribuciones o retenciones, y cualesquiera obligaciones relacionados con los anteriores, presentes o futuros (de forma conjunta,

[3]	Insert the applicable reference based on what Interest Period is chosen in the “Interest Period” definition above.

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income by the United States of America (including branch profits taxes imposed in lieu thereof) and taxes that are imposed on its net income (or franchise or other similar taxes imposed on it in lieu thereof), by the jurisdiction under the laws of which the holder hereof is organized or by the jurisdiction of the holder hereof’s lending office or any political subdivisions thereof, (ii) any tax attributable to the holder’s failure or inability (other than any inability as a result of a change in law) to provide documentation reasonably requested by the undersigned that will permit payments to be made without any withholding tax or at a reduced rate of withholding tax, and (iii) any U.S. federal withholding tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of the United States (or any amended or successor version that is substantively comparable), including any current or future implementing regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code of the United States and administrative pronouncements thereunder (collectively, “FATCA”) (all such excluded Taxes in respect of payments hereunder being referred to as “Excluded Taxes”, and all Taxes other than Excluded Taxes and present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made under this Pagaré being referred to as “Indemnified Taxes”). If the undersigned shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) to the extent such Taxes are Indemnified Taxes, the sum payable shall be increased as may be necessary so that after the undersigned have made all required deductions, the holder hereof receives an amount equal to the sum it would have received had no such deductions been made, (ii) the undersigned shall make all such deductions and (iii) the undersigned shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.	los “Impuestos”), excluyendo (i) en el caso del tenedor del presente, impuestos cobrados sobre sus ingresos netos por los Estados Unidos de América (incluyendo impuestos sobre ganancias en sucursales cobrados en substitución de los mismos) e impuestos cobrados en sus ingresos brutos (o impuestos de franquicia cobrados en lugar de impuestos sobre ingresos netos), por cualquier jurisdicción conforme a las leyes bajo las cuales el tenedor del presente se encuentre constituido o por la jurisdicción de la oficina que realice el desembolso por parte del tenedor del presente o cualquier subdivisión política de dichas jurisdicciones, (ii) cualquier impuesto atribuible a la falta o incapacidad del tenedor del presente (distinta a la incapacidad que resulte de un cambio de ley) de proporcionar la documentación solicitada de manera razonable por la suscrita que permita la realización de los pagos conforme al presente sin retención o a una tasa de retención reducida, y (iii) cualquier retención de impuestos federales de los Estados Unidos de América aplicable conforme a las Secciones 1471 a 1474 del Código Fiscal de los Estados Unidos (Internal Revenue Code of the United States) (o cualquier modificación o disposición sucesora que sea substancialmente comparable), incluyendo cualquier regulación, vigente o futura, promulgada por el Departamento del Tesoro de los Estados Unidos de América conforme al Código Fiscal de los Estados Unidos (Internal Revenue Code of the United States) y disposiciones administrativas emitidas conforme al mismo (conjuntamente, “FATCA”) (dichos Impuestos excluidos respecto de los pagos conforme al presente, en lo sucesivo los “Impuestos Excluidos”, y todos los Impuestos, distintos a los Impuestos Excluidos, y los impuestos documentarios, de propiedad, intangibles, de registro o similares, cargas o gravámenes que deriven de los pagos realizados conforme al presente Pagaré, en lo sucesivo, los “Impuestos Indemnizables”). En caso que las suscritas estén legalmente obligadas por ley a llevar a cabo cualquier deducción de Impuestos respecto de cualquier pago conforme al presente, (i) en la medida en que dichos Impuestos sean Impuestos Indemnizables, la suma pagadera conforme al presente será aumentada según sea necesario, de manera tal que una vez que las

4/6

suscritas hayan aplicado las deducciones correspondientes, el tenedor del presente reciba una suma igual a la suma que hubiere recibido si tales deducciones no se hubieren llevado a cabo, (ii) las suscritas llevarán a cabo dichas deducciones y (iii) las suscritas pagarán la cantidad total deducida a la autoridad tributaria correspondiente u a otra autoridad de conformidad con la legislación aplicable.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America; provided, however, that if any action or proceeding in connection with this Pagaré is brought to any courts in the United Mexican States, this Pagaré shall be deemed to be governed by, and construed in accordance with, the laws of the United Mexican States.	Este Pagaré se regirá e interpretará de acuerdo con las leyes del Estado de Nueva York, Estados Unidos de América; en el entendido, sin embargo que si cualquier acción o procedimiento en relación con este Pagaré se iniciara en los tribunales de los Estados Unidos Mexicanos, este Pagaré se considerará regido e interpretado de acuerdo con las leyes de los Estados Unidos Mexicanos.

Any legal action or proceeding arising out of or relating to this Promissory Note may be brought in any New York State court or federal court of the United States sitting in the County and City of New York and any appellate court from any thereof, or any federal court sitting in the Federal District, United Mexican States. The undersigned irrevocably and unconditionally waive any right to the jurisdiction of any other court.	Cualquier acción o procedimiento legal que derive o se relacione con este Pagaré podrá ser instituido ante cualquier tribunal del Estado de Nueva York o cualquier tribunal federal ubicado en el Condado y en la Ciudad de Nueva York y cualquier tribunal de apelación de cualquiera de los mismos, o ante cualquier tribunal federal ubicado en el Distrito Federal, Estados Unidos Mexicanos. Las suscritas renuncian de manera irrevocable e incondicional, a la jurisdicción de cualesquiera otros tribunales.

The undersigned hereby waive diligence, demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever.	Las suscritas en este acto renuncian a diligencia, demanda, protesto, presentación, notificación de no aceptación y a cualquier notificación o demanda de cualquier naturaleza.

For purposes of Article 128 of the General Law of Negotiable Instruments and Credit Transactions, the date of presentation hereof is extended one year after the Termination Date.	Para efectos del Artículo 128 de la Ley General de Títulos y Operaciones de Crédito, la fecha de presentación del presente se extiende un año después de la Fecha de Vencimiento.

This Pagaré is executed in both English and Spanish. In the case of any conflict or doubt as to the proper construction of this Pagaré, the English version shall govern; provided, however, that in any action or proceeding brought in any court in the United Mexican States, the Spanish version shall be controlling.	El presente Pagaré se suscribe en versiones en inglés y español. En caso de conflicto o duda en relación con la debida interpretación de este Pagaré, la versión en inglés prevalecerá; en el entendido, sin embargo que en cualquier procedimiento iniciado ante cualquier tribunal de los Estados Unidos Mexicanos, prevalecerá la versión en español.

This Pagaré consists of 6 pages evidencing one instrument.	Este Pagaré consta en 6 páginas que constituyen un solo instrumento.

5/6

IN WITNESS WHEREOF, the undersigned have duly executed this Promissory Note as of the date mentioned below.	EN VIRTUD DE LO CUAL, las suscritas han firmado este Pagaré en la fecha abajo mencionada.

Mexico, Federal District, on [—], 20[—].	México, Distrito Federal, a [—] de 20[—].

BORROWER/DEUDOR

[—]

By/Por: [—]

Title/Cargo: Attorney-in-Fact/Apoderado

GUARANTORS/POR AVAL

[—]

By/Por: [—]

Title/Cargo: Attorney-in-Fact/Apoderado

6/6

EXHIBIT B TO THE

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

             ,

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

1615 Brett Road, Ops III

New Castle, Delaware 19720

United States of America

Attention: Annemarie Pavco, Citigroup Global Loans

Ladies and Gentlemen:

The undersigned, [insert name of applicable Borrower], refers to the Global Senior Credit Agreement dated as of August 15, 2013 (as amended from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Digital Realty Trust, L.P, as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lender Parties party thereto and Citibank, N.A., as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.02(a)][2.02(b)] of the Credit Agreement:

(i)	The Business Day of the Proposed Borrowing is , .

(ii)	The [Tranche][Swing Line Facility] under which the Proposed Borrowing is requested is the [U.S. Dollar Revolving Credit Tranche][Multicurrency Revolving Credit Tranche][Yen Revolving Credit Tranche][Australian Revolving Credit Tranche][Singapore Revolving Credit Tranche][Mexican Peso Revolving Credit Tranche][insert name of applicable Supplemental Tranche][U.S. Swing Line Facility][Multicurrency Swing Line Facility][Yen Swing Line Facility][Australian Swing Line Facility][Singapore Swing Line Facility][Mexican Swing Line Facility].

(iii)	The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Floating Rate Advances].

(iv)	The aggregate amount of the Proposed Borrowing is [ ].

(v)	[The initial Interest Period for each Floating Rate Advance made as part of the Proposed Borrowing is month[s].][3]

[3]	If not specified, such period shall be one month.

Exh. B - 1

(vi)	[The currency for such Borrowing is [U.S. Dollars][Sterling][Euros][Canadian Dollars][Swiss Francs][Australian Dollars][Singapore Dollars][Mexican Pesos][Hong Kong Dollars][Yen][insert applicable Supplemental Currency].]

(vii)	[The Maturity of such Borrowing is .]

(viii)	The account information for the Borrower’s Account to which such Borrowing should be credited is:

Bank:	[ ]
ABA No:	[ ]
SWIFT No:	[ ]
IBAN No.:	[ ]
Acct. Name:	[ ]
Acct. No.:	[ ]
Reference:	[ ]

(ix)	The portion of funds from such Borrowing to be applied to the repayment of Swing Line Advances (including the currency thereof), if any, is .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)	The representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to (x) the Proposed Borrowing and (y) the application of the proceeds therefrom, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date, in which case as of such specific date).

(B)	No Default or Event of Default has occurred and is continuing, or would result from (x) such Proposed Borrowing or (y) the application of the proceeds therefrom.

(C)	(i) the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value equals or exceeds the Unsecured Debt that will be outstanding after giving effect to the Proposed Borrowing, and (ii) before and after giving effect to the Proposed Borrowing, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 of the Credit Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

[NAME OF BORROWER]

By:
Name:
Title:

Exh. B - 2

EXHIBIT C to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF

GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT

             ,

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

1615 Brett Road, Ops III

New Castle, Delaware 19720

United States of America

Attention: Annemarie Pavco, Citigroup Global Loans

Global Senior Credit Agreement dated as of August 15, 2013 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Digital Realty Trust, L.P., as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lender Parties party thereto, and Citibank, N.A., as Administrative Agent for the Lender Parties.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Guaranty set forth in Article VII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket costs or expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty, the Credit Agreement or any other Loan Document in accordance with Section 9.04 of the Credit Agreement. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder

Exh. C - 1

not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties (by their acceptance of the benefits of this Guaranty Supplement) and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

(d) [Insert guaranty limitation language in accordance with Section 7.09(o) of the Credit Agreement, if applicable]

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Credit Agreement and the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Additional Guarantor”, a “Loan Party” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned represents and warrants as of the date hereof as follows:

(a) The undersigned and each general partner or managing member, if any, of the undersigned (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution and delivery by the undersigned and of each general partner or managing member (if any) of the undersigned of this Guaranty Supplement and each other Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated hereby and by the other Loan Documents, are within the corporate, limited liability company or partnership powers of the undersigned, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such undersigned, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the undersigned or any of its Subsidiaries.

Exh. C - 2

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the undersigned or any general partner or managing member of the undersigned in respect of this Guaranty Supplement or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated hereby or by the other Loan Documents and the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

(e) This Guaranty Supplement has been duly executed and delivered by each undersigned and general partner or managing member (if any) of each undersigned party thereto. This Guaranty Supplement is the legal, valid and binding obligation of the undersigned party, enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, examinership or similar laws affecting creditors’ rights generally and by general principles of equity.

(f) Each undersigned has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty Supplement, and each undersigned has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business and financial condition of such other Loan Party.

Section 4. Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty, the Credit Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or the Credit Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Credit Agreement, the Guaranty thereunder or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Credit Agreement, the

Exh. C - 3

Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE FACILITY, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Exh. C - 4

EXHIBIT D to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Global Senior Credit Agreement dated as of August 15, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Digital Realty Trust, L.P., a Maryland limited partnership, as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lender Parties party thereto and Citibank, N.A., as Administrative Agent for the Lender Parties.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Tranches and Subfacilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

2. Such Assignor (a) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (d) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3. Such Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(g) and (h) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action

Exh. D - 1

under the Credit Agreement; (d) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (e) confirms that it is an Eligible Assignee; (f) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (g) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; (h) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement; and (i) confirms that if the principal amount of the assignment set forth in Schedule I hereto (A) is less than the minimum amount set forth in Section 9.07(m) of the Credit Agreement and (B) has been made to a Borrower domiciled in The Netherlands, then it is a professional market party within the meaning of the Dutch Financial Supervision Act.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (a) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (b) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the person executing this Assignment and Acceptance) shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Exh. D - 2

SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
U.S. Dollar Revolving Credit Tranche
Percentage interest assigned		%		%		%		%		%
U.S. Dollar Revolving Credit Commitment assigned	$		$		$		$		$
Aggregate outstanding principal amount of U.S. Dollar Revolving Credit Advances assigned	$		$		$		$		$
U.S. Dollar Letter of Credit Facility
U.S. Dollar Letter of Credit Commitment assigned	$		$		$		$		$
U.S. Dollar Letter of Credit Commitment retained	$		$		$		$		$
Multicurrency Revolving Credit Tranche
Percentage interest assigned		%		%		%		%		%
Multicurrency Revolving Credit Commitment assigned	$		$		$		$		$
Aggregate outstanding principal amount of Multicurrency Revolving Credit Advances assigned	$		$		$		$		$
Multicurrency Letter of Credit Facility
Multicurrency Letter of Credit Commitment assigned	$		$		$		$		$
Multicurrency Letter of Credit Commitment retained	$		$		$		$		$
Yen Revolving Credit Tranche
Percentage interest assigned		%		%		%		%		%
Yen Revolving Credit Commitment assigned	¥		¥		¥		¥		¥
Aggregate outstanding principal amount of Yen Revolving Credit Advances assigned	¥		¥		¥		¥		¥
Yen Letter of Credit Facility
Yen Letter of Credit Commitment assigned	¥		¥		¥		¥		¥
Yen Letter of Credit Commitment retained	¥		¥		¥		¥		¥
Australian Dollar Revolving Credit Tranche
Percentage interest assigned		%		%		%		%		%
Australian Dollar Revolving Credit Commitment assigned	A$		A$		A$		A$		A$
Aggregate outstanding principal amount of Australian Dollar Revolving Credit Advances assigned	A$		A$		A$		A$		A$
Australian Letter of Credit Facility
Australian Letter of Credit Commitment assigned	A$		A$		A$		A$		A$
Australian Letter of Credit Commitment retained	A$		A$		A$		A$		A$

Exh. D - 3

Singapore Dollar Revolving Credit Tranche
Percentage interest assigned		%		%		%		%		%
Singapore Dollar Revolving Credit Commitment assigned	S$		S$		S$		S$		S$
Aggregate outstanding principal amount of Singapore Dollar Revolving Credit Advances assigned	S$		S$		S$		S$		S$
Singapore Letter of Credit Facility
Singapore Letter of Credit Commitment assigned	S$		S$		S$		S$		S$
Singapore Letter of Credit Commitment retained	S$		S$		S$		S$		S$
Mexican Peso Revolving Credit Tranche
Percentage interest assigned		%		%		%		%		%
Mexican Peso Revolving Credit Commitment assigned	Ps$		Ps$		Ps$		Ps$		Ps$
Aggregate outstanding principal amount of Mexican Peso Revolving Credit Advances assigned	Ps$		Ps$		Ps$		Ps$		Ps$
Mexican Letter of Credit Facility
Mexican Letter of Credit Commitment assigned	Ps$		Ps$		Ps$		Ps$		Ps$
Mexican Letter of Credit Commitment retained	Ps$		Ps$		Ps$		Ps$		Ps$
[Insert Name of Supplemental Tranche]
Percentage interest assigned		%		%		%		%		%
Supplemental Tranche Commitment relating to such Supplemental Tranche assigned
Aggregate outstanding principal amount of Supplemental Tranche Advances relating to such Supplemental Tranche assigned
Principal Amount of Note Payable to Assignor

ASSIGNEES:
U.S. Dollar Revolving Credit Tranche
Percentage interest assumed		%		%		%		%		%
U.S. Dollar Revolving Credit Commitment assumed	$		$		$		$		$
Aggregate outstanding principal amount of U.S. Dollar Revolving Credit Advances assumed	$		$		$		$		$
U.S. Dollar Letter of Credit Facility
U.S. Dollar Letter of Credit Commitment assumed	$		$		$		$		$
Multicurrency Revolving Credit Tranche
Percentage interest assumed		%		%		%		%		%
Multicurrency Revolving Credit Commitment assumed	$		$		$		$		$
Aggregate outstanding principal amount of Multicurrency Revolving Credit Advances assumed	$		$		$		$		$
Multicurrency Letter of Credit Facility
Multicurrency Letter of Credit Commitment assumed	$		$		$		$		$

Exh. D - 4

Yen Revolving Credit Tranche
Percentage interest assumed		%		%		%		%		%
Yen Revolving Credit Commitment assumed	¥		¥		¥		¥		¥
Aggregate outstanding principal amount of Yen Revolving Credit Advances assumed	¥		¥		¥		¥		¥
Yen Letter of Credit Facility
Yen Letter of Credit Commitment assumed	¥		¥		¥		¥		¥
Australian Dollar Revolving Credit Tranche
Percentage interest assumed		%		%		%		%		%
Australian Dollar Revolving Credit Commitment assumed	A$		A$		A$		A$		A$
Aggregate outstanding principal amount of Australian Dollar Revolving Credit Advances assumed	A$		A$		A$		A$		A$
Australian Letter of Credit Facility
Australian Letter of Credit Commitment assumed	A$		A$		A$		A$		A$
Singapore Dollar Revolving Credit Tranche
Percentage interest assumed		%		%		%		%		%
Singapore Dollar Revolving Credit Commitment assumed	S$		S$		S$		S$		S$
Aggregate outstanding principal amount of Singapore Dollar Revolving Credit Advances assumed	S$		S$		S$		S$		S$
Singapore Letter of Credit Facility
Singapore Letter of Credit Commitment assumed	S$		S$		S$		S$		S$
Mexican Peso Revolving Credit Tranche
Percentage interest assumed		%		%		%		%		%
Mexican Peso Revolving Credit Commitment assumed	Ps$		Ps$		Ps$		Ps$		Ps$
Aggregate outstanding principal amount of Mexican Peso Revolving Credit Advances assumed	Ps$		Ps$		Ps$		Ps$		Ps$
Mexican Letter of Credit Facility
Mexican Letter of Credit Commitment assumed	Ps$		Ps$		Ps$		Ps$		Ps$
[Insert Name of Supplemental Tranche]
Percentage interest assumed		%		%		%		%		%
Supplemental Tranche Commitment relating to such Supplemental Tranche assumed
Aggregate outstanding principal amount of Supplemental Tranche Advances relating to such Supplemental Tranche assumed
Principal Amount of Note Payable to Assignee

Exh. D - 5

ASSIGNEE’S STANDING PAYMENT INSTRUCTIONS:

Correspondant Bank Name:

Correspondant Bank SWIFT Address:

Beneficiary Bank Account Number:

Beneficiary Bank Account Name:

Beneficiary Bank SWIFT Address:

Final Beneficiary Account Number:

Final Beneficiary Account Name:

Attention:

Exh. D - 6

Effective Date (if other than date of acceptance by Administrative Agent):

4             ,

Assignors

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

[4]	This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Exh. D - 7

Assignees

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Applicable Lending Offices:

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Applicable Lending Offices:

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Applicable Lending Offices:

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Applicable Lending Offices:

Exh. D - 8

Accepted [and Approved] this
day of ,

CITIBANK, N.A.,
as Administrative Agent

By
Title:

[Approved this day of ,

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., its Sole General Partner

By
Title:]

Exh. D - 9

EXHIBIT E to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF

UNENCUMBERED ASSETS CERTIFICATE

UNENCUMBERED ASSETS CERTIFICATE

Digital Realty, L.P.

Unencumbered Assets Certificate

Quarter ended     /    /

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

1615 Brett Road, Ops III

New Castle, Delaware 19720

United States of America

Attention: Annemarie Pavco, Citigroup Global Loans

Pursuant to provisions of the Global Senior Credit Agreement, dated as of August 15, 2013, Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), as an initial Borrower, Digital Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), the other Borrowers party thereto, the Additional Guarantors party thereto, the Lender Parties party thereto and Citibank, N.A., as Administrative Agent for the Lender Parties (said Credit Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), the undersigned, the Chief Financial Officer or a Responsible Officer of the Parent Guarantor, hereby certifies and represents and warrants on behalf of the Borrowers as follows:

1. The information contained in this certificate and the attached information supporting the calculation of the Total Unencumbered Asset Value is true and correct as of the close of business on                 , 201     (the “Calculation Date”) and has been prepared in accordance with the provisions of the Credit Agreement.

2. The Total Unencumbered Asset Value is $             as of the Calculation Date as more fully described on Schedule I hereto.

3. As of the Calculation Date, Unsecured Debt does not exceed the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value, in accordance with Section 5.04(b)(i) of the Credit Agreement.

4. At the end of the fiscal quarter of the Parent Guarantor most recently completed and as of the Calculation Date, the Parent Guarantor maintained an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00, in accordance with Section 5.04(b)(ii) of the Credit Agreement.

Exh. E - 1

5. Attached hereto as Schedule II is an updated schedule of Unencumbered Assets listing all of the Unencumbered Assets as of the Calculation Date, in accordance with Section 5.03(d) of the Credit Agreement.

6. This certificate is furnished to the Administrative Agent pursuant to Section [3.01(a)(xxi) / 5.03(d)] of the Credit Agreement.

7. The Unencumbered Assets comply with all Unencumbered Asset Conditions (except to the extent waived in writing by the Required Lenders).

[Remainder of page intentionally left blank]

Exh. E - 2

DIGITAL REALTY TRUST, INC.

By
Name:
Title:

Exh. E - 3

SCHEDULE I

Calculation of Total Unencumbered Asset Value

(i)	Sum of Asset Values for all Unencumbered Assets (from charts below)		$
(ii)	Unrestricted cash and Cash Equivalents	$
(iii)	(a) 33% times dollar amount in (i) above	$
	(b) 20% times dollar amount in (i) above	$
	(c) Sum of Asset Values of all Redevelopment Assets, Development Assets and Assets owned by Controlled Joint Ventures	$
	(d) Sum of Asset Values of all Assets located outside of Specified Jurisdictions	$
(iv)	The difference, if positive, of (iii)(c) minus (iii)(a)		$
(v)	The difference, if positive, of (iii)(d) minus (iii)(b)		$
Total Unencumbered Asset Value equals the sum of (i) and (ii) minus the sum of (iv) and (v)				$

Sch. I - 1

Calculation of Asset Value

(Technology Asset)

Technology Asset: [Insert Name]
(A)

Net Operating Income attributable to such Unencumbered Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to the Credit Agreement

$
(B)

(1) 2% of all rental income (other than tenant reimbursements) from the operation of such Unencumbered Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to the Credit Agreement

$
	(2) all management fees payable in respect of such Unencumbered Asset for such fiscal quarterly period	$
(C)	$0.25 × total number of net rentable square feet within Unencumbered Asset	$
(D)	Amount of pro forma upward adjustment approved by the Administrative Agent for Tenancy Leases entered into during the quarter in the ordinary course of business	$
(E)	Insert Amount from (A)		$
minus
	Insert the sum of (B)(1) minus (B)(2) (Insert 0 if negative number)		$
plus
	Insert Amount from (D)		$
equals
$
(F)	Adjusted Net Operating Income of such Unencumbered Asset equals (i) (E) times 4 less (ii) (C)		$
(G)	Tentative Asset Value equals (F) ÷ either 8.0% (if a Data Center Asset) or 7.5% (if an Other Asset)		$
(H)	If Unencumbered Asset was acquired within last 12 months, the acquisition price	$
(I)	Asset Value:
	If Unencumbered Asset was acquired within last 12 months, insert greater of (G) and (H).				$
If Unencumbered Asset was acquired 12 or more months ago, insert (G).

Sch. I - 1

Calculation of Asset Value

(Redevelopment Asset / Development Asset)

Redevelopment Asset: [Insert Name]
Asset Value equals the book value of such Asset as determined in accordance with GAAP (but determined without giving effect to any depreciation):	$

Development Asset: [Insert Name]
Asset Value equals the book value of such Asset as determined in accordance with GAAP (but determined without giving effect to any depreciation):	$

Total Unencumbered Asset Value

Sum of Asset Values for all Unencumbered Assets	$

Sch. I - 1

SCHEDULE II

Schedule of Unencumbered Assets

Sch. II - 1

EXHIBIT F TO THE

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF

NOTICE OF COMPETITIVE BID BORROWING

NOTICE OF COMPETITIVE BID BORROWING

             ,

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

1615 Brett Road, Ops III

New Castle, Delaware 19720

United States of America

Attention: Annemarie Pavco, Citigroup Global Loans

Ladies and Gentlemen:

The undersigned, [insert name of applicable U.S. Borrower], refers to the Global Senior Credit Agreement dated as of August 15, 2013 (as amended from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Digital Realty Trust, L.P, as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lender Parties party thereto and Citibank, N.A., as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02(c) of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the “Proposed Competitive Bid Borrowing”) is requested to be made:

(1)	Date of Competitive Bid Borrowing:
(2)	Amount of Competitive Bid Borrowing:
(3)	[Maturity Date][1] [Interest Period]:
(4)	Interest Rate Basis:
(5)	Interest Payment Date(s):
(6)	Other terms of Proposed Competitive Bid Borrowing:

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

(a) the Parent Guarantor’s Debt Rating is BBB- or Baa3 or better;

(b) the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date of the Proposed Competitive Bid Borrowing, before and after giving effect to (i) the Proposed Competitive Bid Borrowing and (ii) the application of the proceeds therefrom, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date, in which case as of such specific date);

[1]	In the case of Fixed Rate Advances only.

Exh. F - 1

(c) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default or Event of Default;

(d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement in connection with the U.S. Dollar Revolving Credit Tranche is within the aggregate amount of the Unused Revolving Credit Commitments of the U.S Revolving Credit Lenders;

(e) the amount of the Proposed Competitive Bid Borrowing and all Competitive Bid Loan Advances of then outstanding does not exceed an amount equal to 50% of the U.S. Dollar Revolving Credit Commitments; and

(f) (i) the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value equals or exceeds the Unsecured Debt that will be outstanding after giving effect to the Proposed Competitive Bid Borrowing and (ii) before and after giving effect to the Proposed Competitive Bid Borrowing, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 of the Credit Agreement.

The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Sections 2.01(d) and 2.02(c) of the Credit Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

[NAME OF U.S. BORROWER]

By:
Name:
Title:

Exh. F - 2

EXHIBIT G to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF

SUPPLEMENTAL ADDENDUM

SUPPLEMENTAL ADDENDUM

To:	Lenders under the Supplemental Tranche (as defined below)

Ladies and Gentlemen:

Reference is made to the Global Senior Credit Agreement dated as of August 15, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Digital Realty Trust, L.P., a Maryland limited partnership, as Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lender Parties party thereto and Citibank, N.A., as Administrative Agent for the Lender Parties.

Pursuant to Section 2.20(a) of the Credit Agreement, the Borrowers hereby request a Supplemental Tranche (the “Supplemental Tranche”) on the terms and conditions set forth below:

1. A Supplemental Tranche with aggregate Supplemental Tranche Commitments in the amount of                      in the Supplemental Currency indicated below.

2. The Supplemental Currency shall be                     .

3. The existing Borrower or the Additional Borrower that will be the Supplemental Borrower with respect to the Supplemental Tranche:                     .

4. The Supplemental Tranche shall bear interest as follows (including, if applicable, the Screen Rate and Quotation Day for the Supplemental Tranche):

                                                                                                                                                                            .

5. The Applicable Lending Office of each Lender with a Supplemental Tranche Commitment in respect of the Supplemental Tranche and such Supplemental Tranche Commitments are set forth on an updated Schedule I to the Credit Agreement attached hereto.

6. Certain deadlines in the Credit Agreement as they relate to the Supplemental Tranche shall be as follows:

(a)	Notice of Borrowing Deadline:
(b)	Interest Period Notice Deadline:
(c)	Funding Deadline:
(d)	Increase Agent Notice Deadline:
(e)	Increase Funding Deadline:
(f)	Reallocation Agent Notice Deadline:
(g)	Reallocation Funding Deadline:

7. Other terms and provisions relating to the Supplemental Tranche:

Exh. G - 1

The Borrowers confirm that the conditions to the creation of the Supplemental Tranche set forth in Section 2.20(a) of the Credit Agreement have been satisfied.

This Supplemental Addendum supplements the Credit Agreement. To the extent of any inconsistency between the terms of this Supplemental Addendum and the terms of the Credit Agreement, the terms of this Supplemental Addendum shall prevail and govern to the extent of such inconsistency.

This Supplemental Addendum shall constitute a Loan Document under the Credit Agreement and shall be governed by the law of the State of New York.

Very truly yours,

[NAME OF SUPPLEMENTAL BORROWER]

By:
Name:
Title:

Approved and agreed as of the Supplemental

Tranche Effective Date (as defined below):

[INSERT SIGNATURE BLOCK FOR EACH OTHER LOAN PARTY]

Approved and agreed this      day

of         ,

(the “Supplemental Tranche Effective Date”)

CITIBANK, N.A.,

as Administrative Agent

By
Name:
Title:

[INSERT SIGNATURE BLOCK FOR EACH LENDER MAKING

A SUPPLEMENTAL TRANCHE COMMITMENT WITH RESPECT

TO THE APPLICABLE SUPPLEMENTAL TRANCHE AND, IF

APPLICABLE, THE FUNDING AGENT]

Exh. G - 2

EXHIBIT H to the

GLOBAL SENIOR CREDIT AGREEMENT

FORM OF

BORROWER ACCESSION AGREEMENT

BORROWER ACCESSION AGREEMENT

Citibank, N.A.,

as Administrative Agent

under the Credit Agreement

referred to below

1615 Brett Road, Ops III

New Castle, Delaware 19720

United States of America

Attention: Annemarie Pavco, Citigroup Global Loans

Global Senior Credit Agreement dated as of August 15, 2013 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Digital Realty Trust, L.P., as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lender Parties party thereto, and Citibank, N.A., as Administrative Agent for the Lender Parties.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Accession. By its execution of this Accession Agreement, the undersigned (“Additional Borrower”) absolutely, unconditionally and irrevocably undertakes to and agrees to observe and be bound by the terms and provisions of the Credit Agreement and other Loan Documents and all of the Obligations set forth therein (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations) as if it were an original party thereto as an initial Borrower.

Section 2. Obligations under the Loan Documents. The undersigned Additional Borrower hereby agrees, as of the date first above written, to be bound as a Borrower by all of the terms and conditions of the Credit Agreement and the other Loan Documents to the same extent as each of the other Borrowers thereunder. The undersigned Additional Borrower further agrees, as of the date first above written, that each reference in the Credit Agreement and the other Loan Documents to an “Additional Borrower”, a “Borrower Party”, a “Loan Party”, or a “Borrower” shall also mean and be a reference to the undersigned Additional Borrower.

Section 3. Consent of Loan Parties. The existing Loan Parties hereby consent to the accession of the undersigned Additional Borrower to the Loan Documents on the terms of Sections 1 and 2 of this Accession Agreement and agree that the Loan Documents shall hereinafter be read and construed as if the undersigned Additional Borrower had been an original party in the capacity of an initial Borrower.

Exh. H -1

Section 4. Representations and Warranties. As of the date hereof, the undersigned Additional Borrower hereby makes each representation and warranty set forth in Section 4.01 of the Credit Agreement to the same extent as each other Borrower.

Section 5. Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Accession Agreement by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Accession Agreement.

Section 6. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned Additional Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Accession Agreement, the Credit Agreement, or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. The undersigned Additional Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Accession Agreement, the Credit Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Accession Agreement, the Credit Agreement or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c) The undersigned Additional Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Accession Agreement, the Credit Agreement or any of the other Loan Documents to which it is or is to be a party in any New York State or Federal court. The undersigned Additional Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED ADDITIONAL BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE FACILITY OR THE ACTIONS OF ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL BORROWER]

By:
Name:
Title:

Exh. H -2

Approved this      day

of         ,

[INSERT SIGNATURE BLOCK FOR EACH LOAN PARTY]

Exh. H -3